Filed Pursuant to Rule 424(b)(3)
File no. 333-276707

Individual Single Premium Deferred Index-Linked Annuity Contract

Issued By:

FORETHOUGHT LIFE INSURANCE COMPANY

Prospectus Dated: August 12, 2024

This prospectus describes information you should know before you purchase the ForeStructured Growth II and the ForeStructured Growth II Advisory Contract (the "Contract" or "Contracts"). The prospectus describes the Contract between each Owner and joint Owner ("you") and Forethought Life Insurance Company (the "Company", "We", "Us" or "Our"). Certain words and phrases used and capitalized throughout the prospectus are defined in the section titled "Glossary of Terms."

The Contract is a single premium deferred index-linked annuity contract issued by Us, with a minimum Premium Payment of $25,000. The Company does not allow additional Premium Payments after the initial Premium Payment.

The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. We offer the Contract as both a B-share and an I-share Contract. The B-share class is offered through registered broker-dealers to which We pay sales commissions. The I-share class is available through registered investment advisers (RIAs) (affiliated with a registered broker-dealer) that sell the Contract and that charge an advisory fee for their services.

Please read this prospectus carefully before investing and keep it for your records and for future reference. This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.

This prospectus describes all of your material rights and obligations under the Contract. The Contract allows you to allocate your Premium Payment to an investment option under the Contract that provides for guaranteed interest, subject to a guaranteed minimum interest rate (the "One-Year Fixed Strategy") or one or more investment options that are linked to the value of an Index ("Indexed Strategies"). Please note that although the Indexed Strategies are linked to the performance of an Index, they are not index funds. Nor are they investments in any underlying mutual funds.

Each Indexed Strategy is tied to an Index for a set period of time (a "Strategy Term") and has a downside protection feature and an upside crediting method, which We refer to, together, as the Indexed Strategy Parameters. At the end of a Strategy Term, We will apply a credit (which may be positive, negative, or equal to zero) (an "Index Credit") to the amount you allocated to the Indexed Strategy, adjusted for partial withdrawals (including withdrawals to pay advisory fees) (the "Indexed Strategy Base"), based on the Index performance and Indexed Strategy Parameters applicable to your Indexed Strategy.

At the end of the Strategy Term, there is a risk of loss of principal and previously credited interest for any amounts you allocate to an Indexed Strategy (other than the Indexed Strategy with a "0% Floor").

•  For amounts allocated to an Indexed Strategy with a Buffer, if there is negative Index performance, you risk any losses that exceed the Buffer Percentage. At the end of a Strategy Term, you could lose up to 95% of your investment in an Indexed Strategy with a 5% Buffer Percentage, up to 90% in an Indexed Strategy with a 10% Buffer Percentage, up to 85% in an Indexed Strategy with a 15% Buffer Percentage, up to 80% in an Indexed Strategy with a 20% Buffer Percentage and up to 75% in an Indexed Strategy with a 25% Buffer Percentage.

•  For amounts allocated to an Indexed Strategy with a Floor, if there is negative Index performance, you risk any losses up to the Floor Percentage. At the end of a Strategy Term, you could lose up to 20% of your investment in an Indexed Strategy with Aggregate Floor, or up to 0% in an Indexed Strategy with a 0% Floor Percentage. For an Indexed Strategy with Aggregate Floor, after the initial rate, the Aggregate Floor Percentage will change from one consecutive Strategy Term to the next.

You could also incur losses due to the imposition of any charges applicable upon withdrawals or annuitization ("Withdrawal Charges"), any market value adjustments applicable to withdrawals or upon annuitization ("Market Value Adjustments" or "MVAs"), interim valuations when amounts invested in an Indexed Strategy are withdrawn or otherwise removed prior to the end of a Strategy Term ("Strategy Interim Values"), proportional reductions due to partial withdrawals, charges under the optional Death Benefit rider ("Rider Charges"), and potential taxes and tax penalties. These losses could be significant, and in the case of Strategy Interim Values and MVAs, could be as much as 100% in extreme circumstances.

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There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

Indices. Currently, the Contract offers Indexed Strategies that credit interest (which may be positive, negative, or equal to zero) based on the performance of the following Indices: S&P 500® Price Return Index and Nasdaq-100® Price Return Index. Each Index is a "price return" index, meaning that its performance does not reflect any dividends or distributions by the Index's component companies. Index performance will therefore be lower than if dividends and distributions were reflected. We may offer Indexed Strategies based on additional Indices in the future.

Indexed Strategies. Each Indexed Strategy provides for potential investment gain based on the applicable upside crediting method. Each Indexed Strategy also provides limited protection against potential investment loss based on the applicable downside protection feature (with the exception of the 0% Floor Indexed Strategy, which provides full protection against negative Index Returns). Each Indexed Strategy tracks the Index performance for one year, three years or six years.

Except for Dual Directional Yield strategies (as described below), any positive Index Credit will be credited at the end of a Strategy Term, and will be calculated using the applicable upside crediting method, either Index Cap, Index Trigger, Participation Rate, Tier Participation Rate, Dual Directional Cap, Dual Directional Trigger or Dual Directional Trigger and Cap. The standard (non-Dual Directional) Indexed Strategies provide for positive Index Credit only if the Index Return is positive. Dual Directional Indexed Strategies (other than Dual Directional Yield) provide for positive Index Credit if the Index Return is positive or zero (except for Dual Directional Cap, the Index Credit will be zero if the Index Return is zero), or to a limited extent, negative.

Dual Directional Yield strategies provide for potential investment gain through a quarterly credit (which may be positive or equal to zero) ("Performance Credit"). Performance Credits will be calculated using the Performance Yield upside crediting method. We will apply a Performance Credit on each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date. An Index Credit will also be applied at the end of the Strategy Term, but it will be either negative or equal to zero (never positive). Any positive Performance Credits will be immediately and automatically allocated to an interest-bearing fixed account that We refer to as the Performance Credit Account. Withdrawals from the Performance Credit Account are not subject to a Withdrawal Charge or MVA, but may be subject to taxes and tax penalties.

Your risk of investment loss could be significantly greater than the potential for investment gain. The rates for the Indexed Strategies' upside crediting methods will change from one Strategy Term to the next. We declare the rates for the Indexed Strategies' upside crediting methods in advance of each Strategy Term. For the currently available Indexed Strategies, as applicable: (i) the guaranteed minimum Index Cap for strategies with standard Index Cap, Dual Directional Cap and Dual Directional Trigger and Cap is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively; (ii) the guaranteed minimum Index Trigger Rate for strategies with standard Index Trigger, Dual Directional Trigger and Dual Directional Trigger and Cap is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively; (iii) the guaranteed minimum Participation Rate and Tier Participation Rate is 10% (and the guaranteed maximum Tier Level for Tier Participation Rate is 30%); and (iv) the guaranteed minimum Performance Yield for Dual Directional Yield strategies is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively. If We offer new Indexed Strategies with the same upside crediting methods in the future, the same guaranteed minimum rates specified above will apply. After purchasing the Contract, upon considering the upside rates that We offer for a future Strategy Term, if you decide to surrender the Contract rather than invest in an available strategy, there may be negative consequences such as Withdrawal Charges, negative Strategy Interim Value adjustments, negative MVAs, and taxes and tax penalties.

The Indexed Strategies (and their associated Indices, upside crediting methods and downside protection features) that We offer under the Contract can change from one Strategy Term to the next. See "Reallocation of Contract Value and Discontinuation of Certain Features" below.

Please note that there are restrictions that limit the Indexed Strategies you may choose for investment. Also, all Indexed Strategies may not be available through all firms. See the section titled "What Indexed Strategies are Available under the Contract?" under "Summary" for more information about the Indexed Strategies.

One-Year Fixed Strategy. You may also choose to allocate all or a portion of your investment to the One-Year Fixed Strategy. Amounts allocated to the One-Year Fixed Strategy earn compounded interest at a fixed rate for the duration of the Strategy Term. At the end of a Strategy Term, a new fixed rate for the next Strategy Term is declared. The interest rate for the One-Year Fixed Strategy will never be less than the guaranteed minimum rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period). See the section titled "One-Year Fixed Strategy" for more information.

Reallocation of Contract Value and Potential Discontinuation of Certain Features. Reallocations from an Indexed Strategy or the One-Year Fixed Strategy are permitted only at the end of a Strategy Term. Reallocations from the Performance Credit Account are permitted only on a Contract Anniversary. We reserve the right to discontinue offering any Indexed Strategy at the end of a Strategy Term (except as otherwise stated in this prospectus). If We discontinue offering an Indexed Strategy, you must reallocate any Strategy Contract

Value in the discontinued Indexed Strategy to an available strategy at the start of the next Strategy Term. If you do not do so, We will reallocate any Strategy Contract Value in the discontinued Indexed Strategy to the One-Year Fixed Strategy.

For future Strategy Terms, We guarantee that the One-Year Fixed Strategy and the S&P 500® one year point-to-point with Index Cap and 0% Floor Indexed Strategy will be available. If you are not comfortable with the possibility that those could be the only strategies available to you in the future, you should not buy this Contract, as We do not guarantee the availability of any other strategies. As such, from one Strategy Term to the next, We may not offer any Indexed Strategies with Buffer, Aggregate Floor, Index Trigger, Participation Rate, Tier Participation Rate, Dual Directional Cap, Dual Directional Trigger, Dual Directional Trigger and Cap or Performance Yield. The Indexed Strategy that We guarantee to make available is subject to Our right of Index replacement. The strategies that We guarantee to make available generally have limited potential for investment gain. Assuming the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% thereafter) or the guaranteed minimum Index Cap (1.00% during the Withdrawal Charge Period and 0.50% thereafter), as applicable for those strategies, your potential return for a Strategy Term could be no greater than 0.10%.

Performance Lock Feature. The Contract includes a feature that permits you to lock-in the Strategy Interim Value for an Indexed Strategy (which would otherwise continue to fluctuate) before the end of a Strategy Term. After the date on which you lock-in the Strategy Interim Value, We will credit your locked-in amount at a fixed rate equivalent to the One-Year Fixed Strategy in effect on the Performance Lock Date for the remainder of the Strategy Term. You will not receive an Index Credit at the end of the Strategy Term (or, for Dual Directional Yield strategies, a Performance Credit for the remainder of the Strategy Term). If you lock-in a negative Strategy Interim Value adjustment, you will be locking-in a loss, which could be significant. You should fully understand the operation and impact of the Performance Lock feature, as described in this prospectus. See the section titled "Performance Lock."

Withdrawals. Withdrawals may be taken at any time prior to starting Annuity Payments ("annuitization"), although withdrawals may be subject to a Withdrawal Charge and an MVA for the first 6 years of the Contract (the "Withdrawal Charge Period"). During the Withdrawal Charge Period, for any Free Withdrawal Amount (which includes the Required Minimum Distribution for the Contract, any nursing home waiver and terminal illness waiver withdrawals; any surrender in connection with the bailout waiver; any Death Benefit payment; and withdrawals attributed to the Performance Credit Account), the Withdrawal Charge and MVA will not be assessed. In addition, advisory fees taken as part of the systematic withdrawal program are not subject to Withdrawal Charges and MVAs. Withdrawals are not subject to Withdrawal Charges and MVAs after the Withdrawal Charge Period. Withdrawals may be subject to taxes and tax penalties.

For investments allocated to Indexed Strategies, We will apply the Strategy Interim Value if amounts are withdrawn or otherwise removed from an Indexed Strategy before the end of a Strategy Term, which may result in significant loss. The types of transactions to which We may apply Strategy Interim Value include partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, cancellation, annuitization, Death Benefit payments, Performance Lock, and deductions for Rider Charges. On each day during a Strategy Term other than the first and last day, your Strategy Contract Value equals the Strategy Interim Value. Strategy Interim Value could reflect loss, even when the Index is performing positively. This is because gain or loss associated with Strategy Interim Value is not calculated the same way as Index Credits or Performance Credits. It is calculated based on Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy. Strategy Interim Value does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply using the Indexed Strategy Parameters. The Strategy Interim Value is generally expected to be less than the term-to-date Index performance.

The application of a Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e. a complete loss of your principal and any prior earnings). Also in extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA. See the section titled "Access to your Money During the Accumulation Period" for more information.

Partial withdrawals and Rider Charge deductions based on Strategy Interim Value also negatively impact your future Strategy Contract Values due to immediate proportional reductions to your Indexed Strategy Base. As a result of these transactions, your Strategy Interim Values for the remainder of the Strategy Term will be lower. In addition, any positive Index Credit or Performance Credit that you later receive during the Strategy Term will be lower. These negative impacts occur because a withdrawal or Rider Charge deduction based on Strategy Interim Value proportionally reduces the Indexed Strategy Base upon which Strategy Interim Values, Index Credits, and Performance Credits are calculated. The reduction could be significantly greater than the amount withdrawn or Rider Charge deducted from the Indexed Strategy. The resulting negative impacts to the value of your Contract may be significant, and such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties.

All partial withdrawals reduce the standard Death Benefit, which is equal to Contract Value. If the optional Return of Premium Death Benefit has been elected, the Death Benefit will equal the greater of the Return of Premium benefit base ("Return of Premium Base") or Contract Value. In general, partial withdrawals proportionally reduce the Return of Premium benefit base ("Return of Premium Base") and, in turn, could reduce the optional Death Benefit by significantly more than the amount of the withdrawal. Systematic withdrawals to pay advisory fees will not reduce the Return of Premium Base, but will reduce the Contract Value. All other partial withdrawals, including Required Minimum Distributions and other systematic withdrawals under the Contract, will proportionally reduce the Return of Premium Base and also reduce the Contract Value.

This Contract is not appropriate for investors who plan to take withdrawals beyond the Free Withdrawal Amount or surrender the Contract during the first six Contract Years due to the imposition of Withdrawal Charges and the MVA, or for investors who intend to take partial withdrawals (including Free Withdrawal Amounts, systematic withdrawals, Required Minimum Distributions, or withdrawals to pay advisory fees) or surrender the Contract during a Strategy Term due to the imposition of Strategy Interim Value. The application of the Strategy Interim Value to partial withdrawals during the Strategy Term and the proportional reduction in your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract. In addition, amounts withdrawn could be subject to federal and state income taxes, as well as a 10% federal additional tax if taken before age 59 1/2.

The Contract also is not appropriate for investors who plan to take withdrawals to pay advisory fees other than through the systematic withdrawal program. Advisory fee withdrawals outside of the systematic withdrawal program may be subject to Withdrawal Charges and negative MVAs, and will result in proportional reductions to the optional Death Benefit if elected. In addition, whether or not advisory fee withdrawals are taken through the systematic withdrawal program, the Contract is not appropriate for investors who plan to take such withdrawals from an Indexed Strategy before the end of a Strategy Term, as the application of Strategy Interim Value and proportional reductions to your Index Strategy Base could result in significant loss.

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All of the Company's obligations under the Contract, including any credit or interest applied to your Contract, are subject to Our creditworthiness and claims-paying ability.

Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract's features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives.

An investment in this Contract is subject to risks, in addition to the possible loss of principal and previously credited interest. See the "Risk Factors" section of this prospectus. The Contract is not a deposit or obligations of, or guaranteed or endorsed by, any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

You may obtain an application to purchase the Contract through broker-dealers and registered investment advisers that have been appointed by the Company as insurance agents and that have selling agreements with Global Atlantic Distributors, LLC ("GAD"), the principal underwriter for the Contract. GAD will use its best efforts to sell the Contract, but is not required to sell any number or dollar amount of the Contract. We may stop offering the Contract at any time.

The Contract does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for a Contract purchased as a qualified Contract, such as an Individual Retirement Annuity ("IRA"). Amounts withdrawn from the Contract prior to age 59 1/2 may also be subject to taxes and a 10% federal additional tax.

The Securities and Exchange Commission (the "SEC") doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things is guilty of a criminal offense.

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ANNUITY PAYMENTS	65
Annuity Period	65
Annuity Payments	65
DEATH BENEFIT	67
Standard Death Benefit	67
Optional Return of Premium Death Benefit	67
To Whom the Death Benefit is Paid	68
Payment Options	69
Spousal Continuation	69
FEDERAL TAX CONSIDERATIONS	69
A. Introduction	69
B. Taxation of Annuities – General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans	70
C. Federal Income Tax Withholding	74
D. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations	75
E. Tax Disclosure Obligations	75
F. Medicare Tax	75
INFORMATION REGARDING IRAS	75
1. Individual Retirement Annuities ("IRAs")	75
2. Taxation of Amounts Received from IRAs	76
3. Additional Taxes for IRAs	77
4. Required Minimum Distributions	78
5. Tax Withholding for IRAs	78
6. Rollover & Transfer Distributions	78
OTHER INFORMATION	79
General Account	79
The Separate Account	79
Suspension of Payments, Performance Lock Requests or Transfers	79
How Contracts Are Sold	80
Amendments to the Contract	81
Legal Proceedings	81
INFORMATION ON THE COMPANY	82
Financials Statements	132
APPENDIX A: STATE VARIATIONS	A-1
APPENDIX B: STRATEGY INTERIM VALUE	B-1
APPENDIX C: PERFORMANCE CREDIT ACCOUNT VALUE	C-1
APPENDIX D: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR AGGREGATE FLOOR INDEXED STRATEGIES WITH AGGREGATE FLOOR PERCENTAGES	D-1
APPENDIX E: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE CREDIT FOR DUAL DIRECTIONAL YIELD STRATEGIES	E-1
APPENDIX F: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR ALL INDEXED STRATEGIES WITH BUFFER PERCENTAGES AND FOR THE CAP WITH 0% FLOOR INDEXED STRATEGY	F-1
APPENDIX G: EXAMPLES ILLUSTRATING CALCULATION OF THE WITHDRAWAL CHARGE AND FREE WITHDRAWAL AMOUNT (FWA)	G-1
APPENDIX H: EXAMPLES ILLUSTRATING CALCULATION OF MARKET VALUE ADJUSTMENT (MVA) FOR AN INDEXED STRATEGY	H-1
APPENDIX I: EXAMPLES ILLUSTRATING CACULATION OF THE OPTIONAL RETURN OF PREMIUM DEATH BENEFIT	I-1
APPENDIX J: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE LOCK	J-1
APPENDIX K: INDEX DISCLOSURES	K-1

GLOSSARY OF TERMS

Except as provided elsewhere in this prospectus, the following capitalized terms shall have the meaning ascribed below:

Accumulation Period	The period beginning on the Issue Date and ending on the Annuity Commencement Date.
Aggregate Floor

The dollar amount representing the guaranteed Strategy Contract Value Floor applicable to each Strategy Term of the Aggregate Floor Indexed Strategy. The initial Aggregate Floor is equal to 90% of your initial investment allocation to the Aggregate Floor Indexed Strategy. The Aggregate Floor amount may increase due to positive Index performance from one consecutive Strategy Term to the next, as well as from transfers of additional Strategy Contract Value into the Aggregate Floor Indexed Strategy at the start of any new consecutive Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature.

Aggregate Floor Indexed Strategy

An Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans all multiple one year consecutive Strategy Terms. The annual growth potential is the one-year Index Return up to the Index Cap. The annual downside protection guarantee is a dollar amount equal to no less than 90% of your initial investment allocation (adjusted for withdrawals, optional Rider Charges, and transfers). We call this the Adaptive Floor Indexed Strategy in Our marketing materials.

Aggregate Floor Percentage

The percentage represents the maximum negative return in each Strategy Term for the Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage will change from one consecutive Strategy Term to the next. The initial Aggregate Floor Percentage for your initial investment allocation and any subsequent transfers is -10%. Subsequently, for each Strategy Term the percentage will be calculated at the start of each Strategy Term. We guarantee that the annual Floor Percentage for subsequent consecutive Strategy Terms will never be less than -20%.

Annuitant	The natural person(s) on whose life (or lives) Annuity Payments under the Contract are based.
Annuity Calculation Date	The date We calculate the first Annuity Payment.
Annuity Commencement Date	The date when Annuity Payments begin under the selected annuity option.
Annuity Payment	The money We pay out after the Annuity Commencement Date for the duration and frequency you select.
Annuity Period	The period beginning on the Annuity Commencement Date during which Annuity Payments are payable.
Annuity Service Center

Correspondence, service or transaction requests, and inquiries to 123 Town Square PL, PMB 711, Jersey City, NJ 07310, via email to GAOperations@mail.gafg.com or via fax 855-299-0104. Please note: Premium Payments must be sent to 123 Town Square PL, PMB 711, Jersey City, NJ 07310. The overnight mailing address is 123 Town Square PL, PMB 711, Jersey City, NJ 07310 and should only be used for mail delivered via a courier.

Beneficiary	The person you name to receive a Death Benefit payable under this Contract.
Buffer	A downside protection feature that provides protection against a negative Index Return until the protection level has been exceeded.
Buffer Percentage

The percentage of negative Index Return, if any, that will not be included in the Index Credit for an Indexed Strategy with a Buffer. If the negative Index Return does not exceed the Buffer Percentage, the negative Index Return will not result in loss.

Code	Internal Revenue Code of 1986, as amended.
Company (or We, Us or Our)	Forethought Life Insurance Company.
Commuted Value

The present value of any annuity payout due and payable during guaranteed Annuity Payments. This amount is calculated using the applicable discount rate determined by Us for applicable fixed dollar amount Annuity Payments.

Contract

The ForeStructured Growth II and ForeStructured Growth II Advisory Contract, which is a single premium deferred index-linked annuity contract, including any riders or endorsements between the Company and you, as the Owner.

Contract Anniversary	An anniversary of the Issue Date.
Contract Maturity / Contract Maturity Date

The later of (i) the tenth Contract Anniversary or (ii) the Contract Anniversary immediately following the oldest Owner's 95th birthday; or, in the case of a non-natural Owner, the Contract Anniversary immediately following the oldest Annuitant's 95th birthday.

Contract Value

The total amount attributable to your Contract during the Accumulation Period at any given time. The Contract Value is the sum of the Strategy Contract Values and the One-Year Fixed Strategy Value and the Performance Credit Account Value.

Contract Year	The 12-month period starting on the Issue Date and each Contract Anniversary thereafter.
Crediting Rate	The rate(s) We set for each Indexed Strategy in advance of each Strategy Term which is used in the calculation of the Index Credit for that Indexed Strategy.
Death Benefit	The amount that We will pay upon the death of the Owner or the Annuitant, as applicable. If there are joint Owners, the Death Benefit will pay upon the first death of an Owner.
Dual Directional Cap	One of the upside crediting methods available under the Contract. An Indexed Strategy with this upside crediting method also has a Buffer downside protection feature. On the Strategy Term end date:
• If the Index Return is positive or zero, the Index Credit will be equal to the Index Return subject to the Index Cap.
• If the Index Return is negative, but does not exceed the negative threshold set by the Trigger Level (the Trigger Level minus 1), the Index Credit will be positive and it will equal the inverse of the Index Return. For example, if the Index Return is -2%, the Index Credit would equal 2%.
• If the Index Return is negative and does exceed the negative threshold set by the Trigger Level, the Index Credit will be negative. The negative Index Credit will equal the negative Index Return in excess of the Buffer Percentage.

In the event of a negative Index Return, the Index Credit will be either positive (second bullet above) or negative (third bullet above), but will never be zero, as there is no gap between the negative threshold set by the Trigger Level and the downside protection limit set by the Buffer Percentage.

For Indexed Strategies with Dual Directional Cap, the Index Cap is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term. The Trigger Level will not change from one Strategy Term to the next.

Dual Directional Trigger	One of the upside crediting methods available under the Contract. An Indexed Strategy with this upside crediting method also has a Buffer downside protection feature. On the Strategy Term end date:
• If the Index Return is positive or zero, the Index Trigger will apply. The Index Credit will be equal to the Index Trigger Rate.
• If the Index Return is negative, but does not exceed the negative threshold set by the Trigger Level (the Trigger Level minus 1), the Index Trigger will apply. The Index Credit will be positive and it will equal the Index Trigger Rate.
• If the Index Return is negative and does exceed the negative threshold set by the Trigger Level, the Index Credit will be negative. The negative Index Credit will equal the negative Index Return in excess of the Buffer Percentage.

In the event of a negative Index Return, the Index Credit will be either positive (second bullet above) or negative (third bullet above), but will never be zero, as there is no gap between the negative threshold set by the Trigger Level and the downside protection limit set by the Buffer Percentage.

For Indexed Strategies with Dual Directional Trigger, the Index Trigger Rate is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term. The Trigger Level will not change from one Strategy Term to the next.

Dual Directional Trigger and Cap	One of the upside crediting methods available under the Contract. An Indexed Strategy with this upside crediting method also has a Buffer downside protection feature. On the Strategy Term end date:
• If the Index Return is positive, and the Index Return is equal to or greater than the positive threshold set by the Trigger Level (1 minus the Trigger Level), the Index Credit will be equal to the Index Return subject to the Index Cap.
• If the Index Return is positive but less than the positive threshold set by the Trigger Level, or if the Index Return is zero, the Index Trigger will apply. The Index Credit will be positive and will be equal to the Index Trigger Rate.
• If the Index Return is negative, but does not exceed the negative threshold set by the Trigger Level (the Trigger Level minus 1), the Index Trigger will apply. The Index Credit will be positive and will be equal to the Index Trigger Rate.
• If the Index Return is negative and does exceed the negative threshold set by the Trigger Level, the Index Credit will be negative. The negative Index Credit will equal the negative Index Return in excess of the Buffer Percentage.

In the event of a negative Index Return, the Index Credit will be either positive (third bullet above) or negative (fourth bullet above), but will never be zero, as there is no gap between the negative threshold set by the Trigger Level and the downside protection limit set by the Buffer Percentage.

For Dual Directional Trigger and Cap, the Index Cap and Index Trigger Rate are declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term. The Trigger Level will not change from one Strategy Term to the next.

Dual Directional Yield

A type of Indexed Strategy available under the Contract, which includes the Performance Yield upside crediting method and a Buffer downside protection feature. Positive credits (if any) come in the form of Performance Credits, not Index Credits. A Performance Credit (which may be positive or equal to zero) is applied each Quarterly Anniversary during the six-year Strategy Term, including the Strategy Term end date. On each Quarterly Anniversary:

• If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive and will be equal to 1/4th of the Performance Yield.
• If the Index Percentage Base is lower than the Performance Trigger, the Performance Credit Rate will be equal to zero.
• The Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base.
The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account.
On the Strategy Term end date, an Index Credit will be applied. The Index Credit may be negative or zero.
• If the Index Return is positive or zero, the Index Credit will be equal to zero.
• If the Index Return is negative, the Index Credit will be negative or zero depending on the applicable Buffer Percentage. If the negative Index Return exceeds the Buffer Percentage, the negative Index Credit will equal the negative Index Return in excess of the Buffer Percentage. Otherwise, the Index Credit will be zero.
Due Proof of Death	A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof, acceptable to Us.
Ending Index Date	The Valuation Day used to determine the Index Value at the end of the Strategy Term. It is the Valuation Day immediately preceding the Contract Anniversary.
Floor	A downside protection feature that provides protection against further negative Index Return after the protection level has been met.

Floor Percentage

The percentage that represents the maximum negative Index Return that We will apply for an Indexed Strategy with a Floor even if negative performance of the Index exceeds that percentage. If the Index Return is negative and is greater than the Floor Percentage, then the Index Credit will be equal to the Index Return. If the Index Return is equal to or less than the Floor Percentage, We will reduce the Strategy Contract Value by the Floor Percentage.

Free Withdrawal Amount (FWA)

The amount that can be withdrawn in any Contract Year without incurring a Withdrawal Charge and MVA, which includes the Required Minimum Distribution for this Contract. All withdrawals from Indexed Strategies are based on the Strategy Interim Value if taken prior to the end of the Strategy Term, even if within the Free Withdrawal Amount. Withdrawals of the Free Withdrawal Amount may be subject to taxes and tax penalties.

General Account	The account that holds all of the Company's assets other than assets allocated to the Separate Account and other separate accounts established by the Company.
Good Order

A request, including an application, is in Good Order if it includes all information We require to process the request. Good Order also includes submitting the information on the correct form(s) or any other method acceptable to Us with any required certification, guarantees or signatures to Our Annuity Service Center.

Gross Withdrawal

The Gross Withdrawal is the total amount We deduct from your Contract Value as a result of your withdrawal request. This amount includes your withdrawal proceeds (which is the Net Withdrawal amount, as defined below), any applicable Withdrawal Charge, MVA and any other applicable charges or taxes.

Index

The market index used by the Indexed Strategy to determine the Index Credit (and the Performance Credit Rate for Dual Directional Yield). The Index for each available Indexed Strategy is listed in the "Available Strategies — The Indices" section of this prospectus.

Index Cap

One of the upside crediting methods available under the Contract. It represents the maximum possible positive Index Return that will be included in the Index Credit for an Indexed Strategy with an Index Cap. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term. Index Cap is also used as part of the Dual Directional Cap and Dual Directional Trigger and Cap upside crediting methods. See definitions for "Dual Directional Cap" and "Dual Directional Trigger and Cap" above.

Index Credit	The rate of return applied to the Indexed Strategy Base at the end of each Strategy Term as described in the "Available Strategies" section.
Index Observation Date

The Valuation Day used to determine the Index Value for use in the calculation of the Index Percentage Base for the Dual Directional Yield strategies. This is the Valuation Day immediately preceding the applicable Quarterly Anniversary.

Index Percentage Base

Value representing the Index performance used in the calculation of the Performance Credit Rate for the Dual Directional Yield strategies. It is a percentage equal to the Index Value as of the applicable Index Observation Date divided by the Index Value as of the Starting Index Date.

Index Return	The net percentage change in the value of the Index from the Starting Index Date to the Ending Index Date.
Index Trigger

One of the upside crediting methods available under the Contract., For an Indexed Strategy with an Index Trigger, the Index Credit will equal the Index Trigger Rate if the Index Return is positive or zero. Index Trigger is also used as part of the Dual Directional Trigger and Dual Directional Trigger and Cap upside crediting methods. See definitions for "Dual Directional Trigger" and "Dual Directional Trigger and Cap" above.

Index Trigger Rate

The declared rate associated with the Index Trigger upside crediting method, as well as the Index Trigger component of the Dual Directional Trigger and Dual Directional Trigger and Cap upside crediting methods. The Index Trigger Rate represents a fixed potential return. The Index Trigger Rate is declared in advance of each Strategy Term and is guaranteed not to change for the Strategy Term.

Index Value

Defined for each Indexed Strategy, and is the published value of an Index. If the Index Value is not published on any day for which an Index Value is required, the nearest preceding published Index Value will be used.

Indexed Strategy

Any of the Indexed Strategies available under the Contract. You elect the Indexed Strategy(ies) to which the Premium Payment is allocated or a reallocation is made, subject to the terms of this Contract and any applicable Riders. We may cease to offer a specific Indexed Strategy or cease to accept reallocations to a specific Indexed Strategy at any time. Any new reallocations accepted are subject to the terms and conditions in existence for any Indexed Strategy(ies) available at that time. The Indexed Strategies you have elected at issue are shown in your Contract.

Indexed Strategy Base

Each Indexed Strategy has its own Indexed Strategy Base. On the first Valuation Day of the Strategy Term, it is equal to the amount allocated to an Indexed Strategy. It is subsequently adjusted for any Gross Withdrawals, including the deduction of Rider Charges and advisory fees and systematic withdrawals and Required Minimum Distributions. At the end of the Strategy Term, it is the basis to which the Index Credit is applied. For Dual Directional Yield strategies, it is also the basis to which Performance Credit Rate is applied on a Quarterly Anniversary.

Indexed Strategy Parameters	The upside crediting method and downside protection feature for a given Indexed Strategy.
Issue Age	The age as of the last birthday of the oldest Owner on the Issue Date, or oldest Annuitant, as applicable.
Issue Date	The date on which the Contract is established by Us. The Issue Date is shown in your Contract. (The Contract will not be issued on February 29th).
Market Value Adjustment (MVA)

Cumulative withdrawals (partial or full) in any Contract Year that exceed the Free Withdrawal Amount during the Withdrawal Charge Period will be subject to an MVA. An MVA will also apply to Contract Value that exceeds your Free Withdrawal Amount if you annuitize your Contract during the Withdrawal Charge Period. An MVA may apply on any day during the Withdrawal Charge Period, including the last day of a Strategy Term.

An MVA may be positive, negative, or equal to zero and will be based on interest rates, spreads and time to maturity. An MVA will be applied to Contract Value deducted in excess of the Free Withdrawal Amount from (i) the One-Year Fixed Strategy and (ii) any Indexed Strategy to the extent that the amount deducted from the Indexed Strategy is attributable to the Fixed Income Asset Proxy as described in Appendix B.

An MVA may apply upon any surrender or partial withdrawal (including Required Minimum Distributions for this Contract) or annuitization in excess of the Free Withdrawal Amount during the Withdrawal Charge Period. Withdrawals to pay advisory fees (if taken as part of Our systematic withdrawal program), surrenders in connection with the bailout waiver, nursing home waiver and terminal illness waiver withdrawals, Death Benefit payments, and withdrawals attributed to the Performance Credit Account are not subject to an MVA.

The application of a negative MVA could result in significant loss. In extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA.

Detailed information about MVA calculations is provided in Appendix H.
Net Withdrawal

The Net Withdrawal is the amount that you will receive as a result of any withdrawal request. The Net Withdrawal is the Gross Withdrawal amount (the withdrawal amount you requested) less any applicable Withdrawal Charge, MVA and any other applicable charges or taxes.

One-Year Fixed Strategy

The investment option under the Contract that provides for guaranteed interest, and is subject to a guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period).

One-Year Fixed Strategy Value	The amount of Contract Value allocated to the One-Year Fixed Strategy at any given time.
Optional Death Benefit Value	The Death Benefit value used to determine the Death Benefit payable when an optional Death Benefit is elected.
Owner

The person(s) or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to Owner in this prospectus includes any joint Owner. References to "you" in this prospectus refer to the Owner or a prospective Owner.

Participation Rate

One of the upside crediting methods available under the Contract. A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with a Participation Rate. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term.

Performance Credit

The quarterly credit calculated for a Dual Directional Yield strategy using the Performance Yield upside crediting method. The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account.

Performance Credit Account

The Performance Credit Account is used exclusively in connection with Dual Directional Yield strategies. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account. The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account. Amounts in the Performance Credit Account will receive a fixed daily interest rate, subject to a guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period). Withdrawals attributed to the Performance Credit Account are not subject to a Withdrawal Charge or MVA. Such withdrawals are withdrawals of the Free Withdrawal Amount, but they do not reduce the Free Withdrawal Amount remaining for withdrawals attributed to the Indexed Strategies or the One-Year Fixed Strategy. However, withdrawals from the Performance Credit Account may be subject to taxes and tax penalties.

Performance Credit Account Value	The amount of Contract Value allocated to the Performance Credit Account at any given time.
Performance Credit Rate

Used in the determination of Performance Credit for a Dual Directional Yield strategy. It is the rate of return applied to the Indexed Strategy Base on each Quarterly Anniversary, and will be equal to either 1/4th of the Performance Yield or zero depending on the Index performance since the Starting Index Date.

Performance Lock

A feature under the Contract for each Indexed Strategy. If the Performance Lock feature is exercised during a Strategy Term, your Strategy Interim Value (which otherwise fluctuates each Valuation Day) is "locked in" on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. You do not receive an Index Credit at the end of a Strategy Term, nor do you receive additional Performance Credits on Quarterly Anniversaries under a Dual Directional Yield strategy, once the Performance Lock feature has been exercised. Exercise of Performance Lock is irrevocable. If you lock-in a negative Strategy Interim Value adjustment, you will be locking-in a loss, which could be significant.

Performance Lock Date	The Valuation Day on which We process an exercise of the Performance Lock.
Performance Trigger	For Dual Directional Yield strategies, on each Quarterly Anniversary, We compare the Index Percentage Base to the Performance Trigger in order to determine the Performance Credit Rate.
Performance Yield

The upside crediting method for Dual Directional Yield strategies. Under a Dual Directional Yield strategy, the Performance Yield is the maximum positive rate of return for any single year during the six-year Strategy Term. The Performance Yield is declared in advance of each Strategy Term and is guaranteed not to change for the Strategy Term.

Premium Payment	The single premium paid to the Company under the Contract, less any applicable premium taxes due at the time the payment is made.
Quarterly Anniversary

Under a Dual Directional Yield strategy, each successive three-month anniversary of the Issue Date of the Contract. This date will typically be the same calendar day as the Issue Date each quarter, unless that calendar day does not exist in a given month, in which case it will be the nearest preceding calendar day in the given month.

Reallocation Period

For amounts in an Indexed Strategy or One-Year Fixed Strategy, you may request a reallocation for a period of 30 days prior to the end of the Strategy Term and the request must be received at least 2 Valuation Days prior to the end of the Strategy Term. For amounts in the Performance Credit Account, you may request a reallocation for a period of 30 days prior to a Contract Anniversary and the request must be received at least two Valuation Days prior to the Contract Anniversary. The reallocation will be effective on the Strategy Term end date / Contract Anniversary.

Required Minimum Distribution ("RMD")

A federal requirement that individuals who attain the "applicable age" as defined under the Code generally must take a distribution from their tax-qualified retirement account by December 31, each year, or that requires Beneficiaries to take certain distributions after the IRA Owner's death.

Return of Premium Base

The amount equal to the Premium Payment on the Issue Date, or equal to the Contract Value if elected after the Issue Date following spousal continuation, if the optional Return of Premium Death Benefit is elected. In general, the Return of Premium Base is reduced proportionally for Gross Withdrawals, which could reduce the optional Death Benefit by more than the amount of the withdrawal. Systematic withdrawals to pay advisory fees will not reduce the Return of Premium Base.

Return of Premium Death Benefit	The optional Return of Premium Death Benefit provides a Death Benefit, for an additional charge, equal to the greater of the Contract Value and the Return of Premium Base.
Rider Charge	The charge that is applicable with the election of the optional Return of Premium Death Benefit.
Right to Examine Period	The period of time that you have to examine your Contract after you receive it. The Right to Examine Period may vary according to state law.
Separate Account

A segregated account that We established to hold assets in support of Our guarantees under the Contract's Indexed Strategies and One-Year Fixed Strategy and Performance Credit Account. As Owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

Starting Index Date	The Valuation Day used to determine the Index Value at the beginning of the Strategy Term. This is the Valuation Day immediately preceding the Issue Date or the Contract Anniversary.
Strategy Contract Value

Each Indexed Strategy to which you allocate Contract Value will have a separate Strategy Contract Value. On the first day of a Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base. On each day between the first day and the end of the Strategy Term, the Strategy Contract Value equals the Strategy Interim Value. At the end of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base multiplied by 1 plus the Index Credit.

Strategy Interim Value

The daily account value for an Indexed Strategy on any Valuation Day during a Strategy Term other than the first and last day. Strategy Interim Value is calculated at the end of each Valuation Day. We will apply the Strategy Interim Value if amounts are withdrawn or otherwise removed from an Indexed Strategy before the end of a Strategy Term, which may result in significant loss. The types of transactions to which We may apply Strategy Interim Value include partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, cancellation, annuitization, Death Benefit payments, Performance Lock, and deductions for Rider Charges.

Strategy Interim Value could reflect loss, even when the Index is performing positively. This is because gain or loss associated with Strategy Interim Value is not calculated the same way as Index Credits or Performance Credits. It is calculated based on Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy, as described in Appendix B. Strategy Interim Value does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield strategies, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

The application of Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e. a complete loss of your principal and any prior earnings).

Strategy Term

The period over which performance of an Index is measured to determine Index Return, or, for the One-Year Fixed Strategy and the Performance Credit Account, the period over which interest is credited at a specified declared rate.

Surrender Value	The Contract Value prior to the Annuity Commencement Date, less any applicable Withdrawal Charge, MVA, premium taxes and any applicable Rider Charges.
Tier Level	The level of Index Return that determines the applicability of the Tier Participation Rates.
Tier Participation Rate

One of the upside crediting methods available under the Contract. A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with Tier Participation Rates. Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.

Trigger Level

A value that sets a positive and/or negative Index Return threshold that We use in the determination of the Index Credit for Indexed Strategies with Dual Directional Cap, Dual Directional Trigger or Dual Directional Trigger and Cap.

Withdrawal Charge

A charge assessed on the Gross Withdrawals within a Contract Year that exceed the Free Withdrawal Amount, which includes the Required Minimum Distribution for this Contract, or annuitization during the Withdrawal Charge Period. Withdrawals to pay advisory fees (if taken as part of Our systematic withdrawal program); surrenders in connection with the bailout waiver; nursing home waiver and terminal illness waiver withdrawals; Death Benefit payments; and withdrawals attributed to the Performance Credit Account are not subject to a Withdrawal Charge.

Withdrawal Charge Period (WCP)	The six year period when We may assess a Withdrawal Charge and an MVA on surrender, a partial withdrawal or annuitization.
Valuation Day

Every day the New York Stock Exchange is open for regular trading. The value of an Indexed Strategy is determined at the close of the New York Stock Exchange (generally 4:00 pm Eastern Time) on such days.

SUMMARY

This summary provides a brief overview of the ForeStructured Growth II and ForeStructured Growth II Advisory Contract. You should read the entire prospectus carefully before you decide whether to purchase the Contract. The Contract may not be available in all states (i.e. New York), may vary in your state, or may not be available from all selling firms or from all financial professionals. Please see Appendix A for a list of states where the Contract is not available and for an explanation of state variations.

Who is Forethought Life Insurance Company? We are a life insurance company engaged in the business of writing individual variable, index-linked, fixed and fixed indexed annuities. The Company is authorized to do business in 49 states of the United States and the District of Columbia. The Company was incorporated under the laws of Indiana on July 10, 1986. We have offices located in Indianapolis and Batesville, Indiana; Hartford, Connecticut and Wayne, Pennsylvania. We are part of the Global Atlantic Financial Group (Global Atlantic), which is the marketing name for The Global Atlantic Financial Group, LLC and its subsidiaries, including, Forethought Life Insurance Company. KKR & Co. Inc. is the ultimate controlling parent entity of the Company.

What is the purpose of the Contract? We offer the Contract to help you invest on a tax-deferred basis and meet long-term financial goals, such as funding your retirement. The Contract allows you to access your money under the Contract during the Accumulation Period by taking withdrawals of your Contract Value. During the Annuity Period, We pay guaranteed income in the form of Annuity Payments. The Contract also has a Death Benefit and offers an optional Death Benefit that may become payable during the Accumulation Period. All payments under the Contract are subject to the terms and conditions described in this prospectus.

While the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose your entire principal investment and any earnings over the life of your Contract. For each Strategy Term you can lose Contract Value due to negative Index performance in excess of the Buffer Percentage, or you can lose Contract Value due to negative Index performance up to the Floor Percentage. More specifically, at the end of a Strategy Term, you could lose up to 95% of your Contract Value in an Indexed Strategy with a 5% Buffer Percentage, up to 90% in an Indexed Strategy with a 10% Buffer Percentage, up to 85% in an Indexed Strategy with a 15% Buffer Percentage, up to 80% in an Indexed Strategy with a 20% Buffer Percentage, up to 75% in an Indexed Strategy with a 25% Buffer Percentage or up to 20% in an Indexed Strategy with Aggregate Floor. You cannot lose Contract Value due to negative Index performance under an Indexed Strategy with a 0% Floor Percentage. See table under the section, "Indexed Strategies."

You should not buy the Contract if you are looking for a short-term investment or if you plan on taking withdrawals in excess of the Free Withdrawal Amount before the end of the Withdrawal Charge Period. There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply. Withdrawals may be subject to taxes and tax penalties.

In addition, you should not buy the Contract if you anticipate taking significant withdrawals from your Indexed Strategies before the end of a Strategy Term. We will apply the Strategy Interim Value if amounts are withdrawn or otherwise removed from an Indexed Strategy before the end of a Strategy Term, which may result in significant loss. The types of transactions to which We may apply Strategy Interim Value include partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, cancellation, annuitization, Death Benefit payments, Performance Lock, and deductions for Rider Charges. Strategy Interim Value could reflect loss even when the Index is performing positively. See "How are Strategy Contract Values calculated during a Strategy Term (assuming no use of the Performance Lock feature)?" for a summary explanation of Strategy Interim Value.

The application of Strategy Interim Value or an MVA could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings). Also in extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA.

Partial withdrawals and Rider Charge deductions based on Strategy Interim Value also negatively impact your future Strategy Contract Values due to immediate proportional reductions to your Indexed Strategy Base, upon which Strategy Interim Values, Index Credits, and Performance Credits are calculated. See "How are Strategy Contract Values calculated during a Strategy Term (assuming no use of the Performance Lock feature)?" The reduction to your Indexed Strategy Base, and the negative impacts to the value of your Contract, may be significant and may be greater than the amount withdrawn or Rider Charge deducted from an Indexed Strategy. Such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties.

All partial withdrawals reduce the standard Death Benefit, which is equal to Contract Value. If the optional Return of Premium Death Benefit has been elected, the Death Benefit will equal the greater of the Return of Premium Base or Contract Value. In general, partial withdrawals proportionally reduce the Return of Premium Base and, in turn, could reduce the optional Death Benefit by significantly more than the amount of the withdrawal. Systematic withdrawals to pay advisory fees will not reduce the Return of Premium Base, but will reduce the Contract Value. All other partial withdrawals, including Required Minimum Distributions and other systematic withdrawals under the Contract, will proportionally reduce the Return of Premium Base and also reduce the Contract Value.

You should not buy the Contract if you plan to take withdrawals to pay advisory fees other than through the systematic withdrawal program, as advisory fees withdrawn outside of the systematic withdrawal program may be subject to Withdrawal Charges and negative MVAs, and will result in proportional reductions to the optional Death Benefit if elected. In addition, whether or not advisory fee withdrawals are taken through the systematic withdrawal program, the Contract is not appropriate for investors who plan to take such withdrawals from an Indexed Strategy before the end of a Strategy Term, as the application of Strategy Interim Value and proportional reductions to your Index Strategy Base could result in significant loss.

You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See the section titled "Risk Factors."

Is the Contract non-qualified or qualified under the Code? The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract, as an Individual Retirement Annuity ("IRA"), Roth IRA, SEP IRA, Inherited Traditional IRA or Inherited Roth IRA. The Contract is not offered to certain retirement plan types, such as defined benefit plans, 401(k), 401(a), 403(b), pension plans, profit sharing plans, SIMPLE IRA, SARSEP, and Employee Stock Ownership Plans (ESOP). If you purchase the Contract as a qualified contract (IRA), the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA.

How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Premium Payment of at least $25,000. We reserve the right to reject any Premium Payment that exceeds $1 million for Issue Ages up to 80 or $500,000 for Issue Ages of or over Age 81. The Contract will not issue until all Premium Payments have been received.

What Classes of the Contract are Offered? This prospectus offers two share classes: B-share and I-share. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. An annual advisory fee up to 1.50% of the Contract Value may be deducted from the Contract Value of an I-share Contract. See "Systematic Withdrawals to Pay Advisory Fee" below.

If you are considering an I-share Contract, withdrawals to pay advisory fees should be taken through the systematic withdrawal program. If you take advisory fee withdrawals outside of that program, the withdrawals may be subject to Withdrawal Charges and negative MVAs. Furthermore, you should not plan to take any advisory fee withdrawals from an Indexed Strategy before the end of a Strategy Term, whether or not through the systematic withdrawal program, as the application of Strategy Interim Value to such withdrawals and proportional reductions to your Index Strategy Base could result in significant loss.

What are the investment options during the Accumulation Period? For each Strategy Term, you may allocate Contract Value to one or more Indexed Strategies and/or the One-Year Fixed Strategy, subject to the restrictions described in this prospectus. Each Indexed Strategy credits an Index Credit (positive, negative, or equal to zero) at the end of the Strategy Term based on the performance of the Index and the Indexed Strategy Parameters. Each Indexed Strategy also allows you to exercise the Performance Lock feature. The One-Year Fixed Strategy credits interest during each Strategy Term based on a guaranteed rate set by Us.

Each Indexed Strategy has a Buffer, Floor or Aggregate Floor downside protection feature. Any negative Index Credit will be credited at the end of the Strategy Term. See "What is the purpose of the Contract?" above for the maximum loss that you could incur at the end of a single Strategy Term due to negative Index performance, based on the Indexed Strategies that We are currently offering. The Indexed Strategies that We are currently offering are listed under "What Indexed Strategies are available under the Contract?" below. As explained further in that section, except for the Indexed Strategy that We guarantee to be available, the Indexed Strategies that We are currently offering may be discontinued in the future. That section also includes information about the guaranteed minimum rates to which We are subject when declaring rates for the available Indexed Strategies' upside crediting methods.

Except for Dual Directional Yield strategies, any positive Index Credit will be credited at the end of a Strategy Term, and will be calculated using the applicable upside crediting method, either Index Cap, Index Trigger, Participation Rate, Tier Participation Rate, Dual Directional Cap, Dual Directional Trigger or Dual Directional Trigger and Cap. The standard (non-Dual Directional) Indexed Strategies provide for positive Index Credit only if the Index Return is positive. Dual Directional Indexed Strategies (other than Dual Directional Yield) provide for positive Index Credit if the Index Return is positive, or to a limited extent, negative.

Unlike other Indexed Strategies, Dual Directional Yield strategies provide for potential investment gain through a quarterly Performance Credit (positive or equal to zero). A Performance Credit will apply on each Quarterly Anniversary during the six-year Strategy Term, including the Strategy Term end date, based on the Index performance and the Performance Yield upside crediting method. The amount credited to your Contract from a positive Performance Credit, if any, will be immediately and automatically allocated to the Performance Credit Account. The Index Credit applied at the end of the Strategy Term may be negative or equal to zero (never positive).

What are the Indices for the Indexed Strategies? The Indices are described in more detail under the section titled "Available Strategies — The Indices." We may offer Indexed Strategies based on other Indices in the future. We reserve the right to add or remove or replace any Index in the future, subject to required regulatory approvals.

What Indexed Strategies are available under the Contract? Currently, the Contract offers the following Indexed Strategies:

Strategy Term	Index	Upside Crediting Method	Downside Protection Feature
Standard Indexed Strategies
One Year	S&P 500®	Index Cap	0% Floor
One Year	S&P 500® / Nasdaq-100®	Index Cap	10% Buffer
One Year	S&P 500® / Nasdaq-100®	Index Cap	15% Buffer
One Year	S&P 500® / Nasdaq-100®	Index Cap	20% Buffer
One Year	S&P 500®	Index Cap	Aggregate Floor (Initial Rate: -10%)
One Year	S&P 500® / Nasdaq-100®	Participation Rate	10% Buffer
One Year	S&P 500® / Nasdaq-100®	Index Trigger	10% Buffer
One Year	S&P 500® / Nasdaq-100®	Index Trigger	15% Buffer
One Year	S&P 500® / Nasdaq-100®	Index Trigger	20% Buffer
Three Year	S&P 500®	Index Cap	10% Buffer
Three Year	S&P 500®	Index Cap	15% Buffer
Three Year	S&P 500®	Index Cap	20% Buffer
Three Year	S&P 500®	Participation Rate	10% Buffer
Three Year	S&P 500®	Participation Rate	15% Buffer
Three Year	S&P 500®	Participation Rate	20% Buffer
Three Year	S&P 500®	Index Trigger	10% Buffer

Strategy Term	Index	Upside Crediting Method	Downside Protection Feature
Standard Indexed Strategies
Three Year	S&P 500®	Index Trigger	15% Buffer
Three Year	S&P 500®	Index Trigger	20% Buffer
Six Year	S&P 500®	Index Cap	15% Buffer
Six Year	S&P 500®	Index Cap	20% Buffer
Six Year	S&P 500®	Index Cap	25% Buffer
Six Year	S&P 500®	Participation Rate	15% Buffer
Six Year	S&P 500®	Participation Rate	20% Buffer
Six Year	S&P 500®	Participation Rate	25% Buffer
Six Year	S&P 500®	Tier Participation Rate	5% Buffer
Six Year	S&P 500®	Tier Participation Rate	10% Buffer
Dual Directional Indexed Strategies (Other than Dual Directional Yield)
One Year	S&P 500® / Nasdaq-100®	Dual Directional Cap (Trigger Level: 90%)	10% Buffer
One Year	S&P 500® / Nasdaq-100®	Dual Directional Cap (Trigger Level: 85%)	15% Buffer
One Year	S&P 500® / Nasdaq-100®	Dual Directional Cap (Trigger Level: 80%)	20% Buffer
One Year	S&P 500® / Nasdaq-100®	Dual Directional Trigger (Trigger Level: 90%)	10% Buffer
One Year	S&P 500® / Nasdaq-100®	Dual Directional Trigger (Trigger Level: 80%)	20% Buffer
Six Year	S&P 500®	Dual Directional Cap (Trigger Level: 85%)	15% Buffer
Six Year	S&P 500®	Dual Directional Cap (Trigger Level: 80%)	20% Buffer
Six Year	S&P 500®	Dual Directional Cap (Trigger Level: 75%)	25% Buffer
Six Year	S&P 500®	Dual Directional Trigger and Cap (Trigger Level: 85%)	15% Buffer
Six Year	S&P 500®	Dual Directional Trigger and Cap (Trigger Level: 80%)	20% Buffer
Six Year	S&P 500®	Dual Directional Trigger and Cap (Trigger Level: 75%)	25% Buffer
Dual Directional Yield Indexed Strategies
Six Year	S&P 500®	Performance Yield (Performance Trigger: 90%)	10% Buffer
Six Year	S&P 500®	Performance Yield (Performance Trigger: 80%)	20% Buffer

The table above is intended only as a summary. More detailed information about available Indexed Strategies is available in the section, "Available Strategies — Indexed Strategies."

For the Indexed Strategies that We are currently offering, the rates for their upside crediting methods (except the Trigger Level or Performance Trigger, if applicable) will change from one Strategy Term to the next. We declare the rates for the available Indexed Strategies'

upside crediting methods in advance of each Strategy Term. The rates for a given Strategy Term may be higher or lower than the rates for previous or future Strategy Terms, subject to the applicable guaranteed limits. For the currently available Indexed Strategies, as applicable:

•  The guaranteed minimum Index Cap for strategies with standard Index Cap, Dual Directional Cap and Dual Directional Trigger and Cap is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively;

•  The guaranteed minimum Index Trigger Rate for strategies with standard Index Trigger, Dual Directional Trigger and Dual Directional Trigger and Cap is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively;

•  The guaranteed minimum Participation Rate and Tier Participation Rate is 10% (and the guaranteed maximum Tier Level for Tier Participation Rate is 30%); and

•  The guaranteed minimum Performance Yield for Dual Directional Yield strategies is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively.

If We offer new Indexed Strategies with the same upside crediting methods in the future, the same guaranteed minimum rates specified above will apply. Your risk of investment loss could be significantly greater than the potential for investment gain. After purchasing the Contract, upon considering the upside rates that We offer for a future Strategy Term, if you decide to surrender the Contract rather than invest in an available strategy, there may be negative consequences such as Withdrawal Charges, negative Strategy Interim Value adjustments, negative MVAs, and taxes and tax penalties.

The rates for the initial Strategy Term will be shown in your Contract for strategies to which you have allocated premium. For future Strategy Terms, We set the rate(s) for its upside crediting method and provide notice to you at least ten days prior to the beginning of a new Strategy Term.

The upside crediting method rate(s) for the same Indexed Strategy may vary for B-share and I-share class Contracts. The only guarantee is that they both will satisfy guaranteed minimums.

The rate associated with an available Indexed Strategy's Buffer or Floor (as well as the Trigger Level or Performance Trigger, if applicable), as set forth in the table above cannot be changed for the life of the Indexed Strategy. For the Aggregate Floor Indexed Strategy, the initial Aggregate Floor Percentage cannot be changed for the life of the Indexed Strategy, but after the initial rate, the Aggregate Floor Percentage will change from one consecutive Strategy Term to the next. The Aggregate Floor Percentage is determined at the start of each Strategy Term.

The Indexed Strategies (and the associated Indices, upside crediting methods and downside protection features) that We offer under the Contract can change from one Strategy Term to the next. We can add new Indexed Strategies (with the same or different Indices, upside crediting methods and downside protection features) or cease to offer existing Indexed Strategies. For future Strategy Terms, We guarantee that the One-Year Fixed Strategy and the S&P 500® one year point-to-point with Index Cap and 0% Floor Indexed Strategy will be available. If you are not comfortable with the possibility that those could be the only strategies available to you in the future, you should not buy this Contract, as We do not guarantee the availability of any other strategies. As such, from one Strategy Term to the next, We may not offer any Indexed Strategies with Buffer, Aggregate Floor, Index Trigger, Participation Rate, Tier Participation Rate, Dual Directional Cap, Dual Directional Trigger, Dual Directional Trigger and Cap, or Performance Yield. The Indexed Strategy that We guarantee to make available is subject to Our right of Index replacement. The strategies that We guarantee to make available generally have limited potential for investment gain. Assuming the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% thereafter) or the guaranteed minimum Index Cap (1.00% during the Withdrawal Charge Period and 0.50% thereafter), as applicable for those strategies, your potential return for a Strategy Term could be no greater than 0.10%.

How do the Standard Indexed Strategies work? Each of these Indexed Strategies takes into account the following elements to calculate the Index Credit:

•  The Index Return;

•  The length of the Strategy Term;

•  Either the Index Cap, Index Trigger Rate, Participation Rate, or Tier Participation upside crediting method; and

•  Either the Buffer, Floor or the Aggregate Floor downside protection feature.

We calculate the Index Credit for an Indexed Strategy at the end of a Strategy Term as follows:

•  First, We calculate the Index Return. The Index Return for an Indexed Strategy is the percent of return in the Index between the Starting Index Date and the Ending Index Date.

•  Second, if the Index Return is positive or zero, We apply the applicable upside crediting method to calculate the Index Credit, as follows:

Upside Crediting Method	Positive Index Return	Zero Index Return
Index Cap	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will equal zero.
Participation Rate	Index Credit will equal the Participation Rate multiplied by the Index Return.	Index Credit will equal zero.
Index Trigger	The Index Trigger will apply. The Index Credit will equal the Index Trigger Rate. For example, if the Index Return is 5% and the Index Trigger Rate is 3%, the Index Credit would be 3%.	The Index Trigger will apply. The Index Credit will equal the Index Trigger Rate. For example, if the Index Return is 0% and the Index Trigger Rate is 3%, the Index Credit would be 3%.
Tier Participation Rate	Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.
For example, assume a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, and a Tier Level of 20%:
• Assuming an Index Return of 10%, which does not exceed the Tier Level, the Index Return of 10% would be multiplied by the 100% Tier One Participation Rate, which results in an Index Credit of 10% (10% x 100% = 10%).
	• Assuming an Index Return of 30%, which does exceed the Tier Level, the Index Credit would equal the sum of (a) 20% multiplied by the 100% Tier One Participation Rate (20% x 100% = 20%) and (b) 10% multiplied by the 140% Tier Two Participation Rate (10% x 140% = 14%), which equals 34% (20% + 14% = 34%).	Index Credit will equal zero.

•  Alternatively, if the Index Return is negative, We apply the Floor Percentage, Aggregate Floor Percentage or Buffer Percentage for the Indexed Strategy. The Index Credit will either be negative or zero. As reflected in the following table, the Floor Percentage, Aggregate Floor Percentage and Buffer Percentage provide different forms of protection against negative Index Return.

Downside Protection Feature	Type of Downside Protection
Floor Percentage / Aggregate Floor Percentage

Establishes the lowest negative Index Credit that may be applied for a given Strategy Term. For example, if the Floor Percentage or Aggregate Floor Percentage is -10%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is -10%. If the Floor Percentage or Aggregate Floor Percentage is 0%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is 0%.

Buffer Percentage

Represents the maximum amount of negative Index Return that will not be reflected in a negative Index Credit for a given Strategy Term. For example, if the Buffer Percentage is 10%, and the Index Return is -25%, the negative Index Credit would be -15%, which is the amount that the negative Index Return exceeds the Buffer Percentage. If instead the Index Return were -8%, the Index Credit would be 0%, because the negative Index Return did not exceed the Buffer Percentage.

The Index Credit is applied to the Indexed Strategy Base at the end of the Strategy Term. The Index Credit may be positive, negative or equal to zero as described above. See the section titled "Indexed Strategies" for additional information.

How do the Dual Directional Indexed Strategies work (excluding the Dual Directional Yield strategies)? Other than Dual Directional Yield, the Dual Directional Indexed Strategies work similar to the Indexed Strategies described in response to the previous question. In general, they use similar elements: Index Return is calculated in the same manner, Index Credits are calculated and applied at the end of the Strategy Term, and the applicable Buffer Percentage provides the same type of limited downside protection as other Buffer strategies. The key difference is that these Dual Directional strategies may provide for a positive Index Credit at the end of the Strategy Term even when the Index Return is negative.

The following table summarizes how Index Credits are calculated for Dual Directional strategies other than Dual Directional Yield.

Upside Crediting Method	If Index Return is Positive or Zero	If Index Return is Negative, but does not Exceed the Trigger Level Threshold for Negative Index Returns(1)	If Index Return is Negative and does Exceed the Trigger Level Threshold for Negative Index Returns(1)
Dual Directional Cap	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will be positive and equal to the inverse of the Index Return. For example, assuming a Trigger Level threshold of -10%, if the Index Return is -5%, the Index Credit would be 5%.

We apply the Buffer Percentage. The Index Credit will be negative, equal to the negative Index Return in excess of the Buffer Percentage. For example, assuming the Buffer Percentage is 10%, if the Index Return is -25%, the negative Index Credit is -15%.

Dual Directional Trigger	The Index Trigger will apply. The Index Credit will equal the Index Trigger Rate. For example, if the Index Return is 5% and the Index Trigger Rate is 3%, the Index Credit would be 3%.	The Index Trigger will apply. The Index Credit will be positive and equal to the Index Trigger Rate.
For example, assuming a Trigger Level threshold of -10%, if the Index Return is -5% and the Index Trigger Rate is 3%, the Index Credit would be 3%.

We apply the Buffer Percentage. The Index Credit will be negative, equal to the negative Index Return in excess of the Buffer Percentage. For example, assuming the Buffer Percentage is 10%, if the Index Return is -25%, the negative Index Credit is -15%.

Upside Crediting Method	If Index Return is Positive or Zero	If Index Return is Negative, but does not Exceed the Trigger Level Threshold for Negative Index Returns(1)	If Index Return is Negative and does Exceed the Trigger Level Threshold for Negative Index Returns(1)
Dual Directional Trigger and Cap	If the Index Return is equal to or greater than the positive threshold set by the Trigger Level,(2) the Index Credit will equal the Index Return, subject to the Index Cap.
If the Index Return is less than the positive threshold set by the Index Trigger Level,(2) the Index Trigger will apply. The Index Credit will equal the Index Trigger Rate. For example, assuming a Trigger Level threshold of 10%, if the Index Return is 0% and the Index Trigger Rate is 10%, the Index Credit would be 10%.	The Index Trigger will apply. The Index Credit will be positive and equal to the Index Trigger Rate.
For example, assuming a Trigger Level threshold of -10%, if the Index Return is -5% and the Index Trigger Rate is 10%, the Index Credit would be 10%.

We apply the Buffer Percentage. The Index Credit will be negative, equal to the negative Index Return in excess of the Buffer Percentage. For example, assuming the Buffer Percentage is 10%, if the Index Return is -25%, the negative Index Credit is -15%.

(1)  Each of these Dual Directional strategies has a Trigger Level. In the case of a negative Index Return, the Trigger Level sets a threshold that determines how Index Credits will be calculated as described in the table. The threshold equals the Trigger Level minus 1. For example, if the Trigger Level is 90%, the negative threshold will be -10% (90% – 1 = -10%). There is no gap between the negative threshold set by the Trigger Level and the downside protection limit set by the Buffer Percentage. For example, a Dual Directional strategy with a 90% Trigger Level will necessarily have a 10% Buffer, such that any negative Index Return up to and including -10% will result in a positive Index Credit, and any negative Index Return in excess of -10% will result in a negative Index Credit. As a result, unlike standard Buffer strategies, a zero Index Credit is not possible when the Index Return is negative.

(2)  For Dual Directional Trigger and Cap, the Trigger Level not only sets a negative threshold for negative Index Return, it also sets a positive threshold for positive Index Return. The positive threshold determines how Index Credits are calculated when Index Return is positive as described in the table. This positive threshold equals 1 minus the Trigger Level. For example, if the Trigger Level is 90%, the positive threshold will be 10% (1 – 90% = 10%).

See the section titled "Indexed Strategies" for additional information.

How does Dual Directional Yield work? Dual Directional Yield operates similar to Dual Directional Trigger insofar as Dual Directional Yield may also provide for a set rate of return when Index performance has been positive, zero, or to a limited extent, negative. Dual Directional Yield's distinguishing features include quarterly Performance Credits, with Performance Yield as the upside crediting method, and use of the Performance Credit Account. As such, Dual Directional Yield may be appropriate for a Contract owner who is interested in more frequent crediting and/or more liquidity compared to other Indexed Strategies. Withdrawals attributed to the Performance Credit Account are not subject to a Withdrawal Charge or MVA. However, such withdrawals may be subject to taxes and tax penalties.

Each Dual Directional Yield strategy has a six-year Strategy Term and offers upside potential through a quarterly Performance Credit. A Performance Credit Rate is calculated on each Quarterly Anniversary, equal to either 1/4th of the Performance Yield (which is an annualized maximum rate of return) or zero. A Performance Credit is calculated each Quarterly Anniversary as the Performance Credit Rate multiplied by the Indexed Strategy Base. There is no guarantee that you will be credited with any positive Performance Credits. On the Strategy Term end date, an Index Credit will be applied, but it will be either negative or zero (never positive).

Performance Credit Rate — On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit Rate will be calculated. The Performance Credit Rate may be positive or equal to zero, and will be calculated based on the following elements: Index Percentage Base, Performance Trigger and Performance Yield. The Performance Credit Rate is calculated as follows:

•  First, We calculate the Index Percentage Base, which measures Index performance since the beginning of the Strategy Term. The Index Percentage Base will equal (A) divided by (B), where (A) is the Index Value as of the Index Observation Date and (B) is the Index Value as of the Starting Index Date. For example, if the Index Value as of the Starting Index Date is 1000 and the Index Value as of the Index Observation Date is 1050, the Index Percentage Base would equal 105% (1050 / 1000). If the Index Value as of the Index Observation Date were instead 950, the Index Percentage Base would equal 95% (950 / 1000).

•  Second, We determine the Performance Credit Rate by comparing the Index Percentage Base to the Performance Trigger. The Performance Trigger will be less than 100%, potentially allowing for a positive Performance Credit Rate when Index performance has been positive, zero, or to a limited extent, negative.

o  If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive and equal to 1/4th of the Performance Yield. The Performance Credit applied to your Contract will equal the Performance Credit Rate multiplied by the Indexed Strategy Base.

o  If the Index Percentage Base is less than the Performance Trigger, the Performance Credit will be zero.

For example, assume that the Performance Trigger is 90% and the Performance Yield is 8%. Based on these assumptions, if the Index Percentage Base is 90% or higher, the Performance Credit Rate would equal 2% (i.e., 8% / 4 = 2%). If instead the Index Percentage Base is below 90%, the Performance Credit Rate would equal 0%.

Performance Credit — On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit will be calculated. The Performance Credit may be positive or equal to zero, and will be calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base. The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account, with no change to your Strategy Contract Value or Indexed Strategy Base for the Dual Directional Yield strategy. Amounts in the Performance Credit Account do not participate in Index performance (positive or negative). The Performance Credit Account credits daily fixed interest based on rates that are set and guaranteed by the Company until the next Contract Anniversary. The effective annual interest rate will never be lower than the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period). Withdrawals attributed to the Performance Credit Account may be taken at any time without being subject to a Withdrawal Charge or MVA, and without reducing the Free Withdrawal Amount remaining for the Indexed Strategies or the One-Year Fixed Strategy. However, taxes and tax penalties may apply to such withdrawals.

Index Credit — On the Strategy Term end date, in addition to a positive or zero Performance Credit as described above, We also apply the Index Credit. The Index Credit will either be negative or zero (never positive). The Index Credit will be calculated as follows:

•  If the Index Return is positive or zero, the Index Credit will be equal to zero.

•  If the Index Return is negative, We apply the Buffer Percentage. The Index Credit will either be negative or zero depending on the Index Return and applicable Buffer Percentage.

You should fully understand the operation of the Dual Directional Yield strategy before electing it as an investment. See the section titled "Indexed Strategies — Dual Directional Yield" for additional information. For additional examples of how the Dual Directional Yield strategy works under various market scenarios and assumptions, see Appendix E.

How are Strategy Contract Values calculated during a Strategy Term (assuming no use of the Performance Lock feature)? Each Strategy Term, you will have a separate Strategy Contract Value for each Indexed Strategy in which you invest. On the first day of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base (i.e., the total amount of Contract Value allocated to the Indexed Strategy at the beginning of the Strategy Term). At the end of the Strategy Term, your Strategy Contract Value equals your Indexed Strategy Base (including any adjustments due to withdrawals and/or Rider Charges and/or advisory fee deductions) adjusted by any Index Credit. This may also be expressed by the following formula: Indexed Strategy Base x (1 + Index Credit).

On any other day of the Strategy Term, your Strategy Contract Value equals the Strategy Interim Value, which, on a given Valuation Day, reflects the value of your investment in an Indexed Strategy on that particular day. We will apply the Strategy Interim Value if amounts are withdrawn or otherwise removed from an Indexed Strategy before the end of the Strategy Term, which may result in significant loss. The types of transactions to which We may apply Strategy Interim Value include partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, cancellation, annuitization, Death Benefit payments, Performance Lock, and deductions for Rider Charges.

Strategy Interim Value could reflect loss, even when the Index is performing positively. This is because gain or loss associated with Strategy Interim Value is not calculated the same way as Index Credits or Performance Credits. It is calculated based on Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy. Strategy Interim Value does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower Performance Credits than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

The application of a Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings).

Please see Appendix B for a detailed description of how We calculate Strategy Interim Values. It is important to understand that even if the Index performance is positive, it is possible that the Strategy Interim Value will decrease. If you wish to obtain your Strategy Interim Value(s), you may contact Us at 833-ASK-GA 4U (833-275-4248).

Partial withdrawals and Rider Charge deductions based on Strategy Interim Value also negatively impact your future Strategy Contract Values due to immediate proportional reductions to your Indexed Strategy Base. As a result of these transactions, your Strategy Interim Values for the remainder of the Strategy Term will be lower. In addition, any positive Index Credit or Performance Credit that you later receive during the Strategy Term will be lower. These negative impacts occur because a withdrawal or Rider Charge deduction based on Strategy Interim Value proportionally reduces the Indexed Strategy Base upon which Strategy Interim Values, Index Credits, and Performance Credits are calculated. The reduction could be significantly greater than the amount withdrawn or Rider Charge deducted from the Indexed Strategy. The resulting negative impacts to the value of your Contract may be significant, and such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties.

A partial withdrawal from the Performance Credit Account will not reduce your Indexed Strategy Base for the Dual Directional Yield strategy from which Performance Credits originated.

The application of the Strategy Interim Value to partial withdrawals and proportional reductions to your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract, as shown in the hypothetical example immediately below. For additional information about how withdrawals will impact your Contract Value see, "How withdrawals affect my One-Year Fixed Strategy Value and Strategy Contract Values?" below.

Partial Withdrawal Impact on Indexed Strategy Base
Indexed Strategy Base immediately prior to the Partial Withdrawal	$100,000.00
Strategy Interim Value immediately prior to the Partial Withdrawal	$80,000.00 (1)
Remaining FWA	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	7%
Gross Withdrawal	$50,000.00
Withdrawal Charge	$2,800.00
MVA	$1,500.00
Net Withdrawal	$45,700.00
Indexed Strategy Base immediately after the Partial Withdrawal(2)	$37,500.00
Strategy Interim Value immediately after the Partial Withdrawal	$30,000.00

(1)  Assume the Derivative Asset Proxy equals $5,000 and the Fixed Income Asset Proxy equals $75,000. The MVA applies only to the portion of the Gross Withdrawal that is attributable to the Fixed Income Asset Proxy (i.e., $75,000) in this example. See Appendix B for an explanation of the Derivative Asset Proxy and Fixed Income Asset Proxy.

(2)  Indexed Strategy Base after the partial withdrawal = Indexed Strategy Base immediately prior to the partial withdrawal * (1 – Gross Withdrawal from Strategy Interim Value / Strategy Interim Value immediately prior to the Withdrawal) = $100,000 * (1 – $50,000 / $80,000)) = $37,500. Because the Strategy Interim Value was less than the Indexed Strategy Base at the time of the withdrawal, the proportional reduction of the Indexed Strategy Base resulted in a reduction to the Indexed Strategy Base of a dollar amount ($62,500) that was greater than the dollar amount of the withdrawal ($50,000). The Strategy Interim Value for the remainder of the Strategy Term, and the Index Credit or subsequent Performance Credit, will be calculated with the new Indexed Strategy Base.

What is the Aggregate Floor Indexed Strategy? The Aggregate Floor Indexed Strategy is an Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans multiple one year consecutive Strategy Terms. For this reason, this strategy may appeal to a Contract Owner who is concerned about cumulative negative Index performance over the course of multiple Strategy Terms but still wants upside exposure.

•  The annual growth potential is the one year Index Return up to the Index Caps.

•  The annual downside protection guarantee is equal to the Aggregate Floor, which is the dollar amount of your investment that is protected from negative Index performance during each one year Strategy Term.

The initial Aggregate Floor is equal to 90% of the Aggregate Floor Indexed Strategy's investment allocation. For as long as you remain invested in the Aggregate Floor Indexed Strategy, your Aggregate Floor (adjusted for any resets, withdrawals, optional Rider Charges and/or transfers in subsequent consecutive Strategy Terms) will never decrease due to negative market performance from one Strategy Term to the next. This means that you will never lose more than 10% of your initial allocation (or any subsequent allocations) to the Aggregate Floor Indexed Strategy due to negative Index performance.

The initial Aggregate Floor Percentage is always -10%. The Aggregate Floor Percentage may change for subsequent consecutive Strategy Terms depending on the Index Credit from the prior Strategy Term, but We guarantee that We will never set the percentage lower than -20% for subsequent consecutive Strategy Terms.

At the start of each consecutive Aggregate Floor Indexed Strategy Term, We recalculate the Aggregate Floor, Aggregate Floor Percentage and Index Caps, as follows:

Aggregate Floor — We recalculate the new Aggregate Floor based on the prior Strategy Term's Index Credit, as well as any withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy. The new Aggregate Floor will equal the greater of the prior Strategy Term's Aggregate Floor or 80% of the Strategy Contract Value (as adjusted for any positive or negative Index Credit).

In general, based on the prior Strategy Term's Index Credit, the Aggregate Floor will stay the same or increase at the start of each new consecutive Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage will also change, based on the new Aggregate Floor, to reflect the largest percentage by which your Strategy Contract Value can decrease at the end of the Strategy Term. We discuss this further below and in greater detail in the section "Aggregate Floor Indexed Strategy."

For each scenario below, assume $100,000 initial allocation at the start of Contract Year 1; an initial Aggregate Floor of $90,000; and no withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy:

If the Index Credit is 0%, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have an Index Credit of 0% (or $0) in Contract Year 1, the Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $100,000=$80,000).

If the Index Credit is negative, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have a negative Index Credit in Contract Year 1 of 6% (or $6,000), which reduces your Strategy Contract Value to $94,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term, this is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $94,000=$75,200). The Aggregate Floor Percentage for Contract Year 2 is -4.26% ($90,000 Aggregate Floor / $94,000 Strategy Contract Value – 1).

In Contract Year 2, assume the Index performance is again negative, and you have a potential negative Index Credit of 5% (or $4,700) prior to the application of the Aggregate Floor Percentage of -4.26%. The Index Credit in Contract Year 2 is limited to -4.26% (or $4000). We protected you from loss that would reduce your Strategy Contract Value below $90,000 because you have a $90,000 Aggregate Floor. This means We will only reduce your Strategy Contract Value by -4.26% (or $ 4,000) to $90,000 instead of by -5% (or $4,700) to $89,300. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $90,000 = $72,000).

If the Index Credit is positive, the Aggregate Floor will increase or stay the same at the start of the next consecutive Strategy Term.

For example, assume you have a positive Index Credit in Contract Year 1 of 4% (or $4,000), increasing your Strategy Contract Value to $104,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $104,000=$83,200).

In Contract Year 2, assume the Index performance is again positive, and you have a positive Index Credit of 10% (or $10,400), increasing your Contract Strategy Value to $114,400. Your Aggregate Floor will increase at the start of the next consecutive Strategy Term to $91,520.

This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $114,400=$91,520). In this example, starting in Contract Year 3 and for each subsequent consecutive Aggregate Floor Indexed Strategy Term, your Aggregate Floor will never be less than $91,520 due to negative market performance.

At the start of each subsequent Strategy Term the Aggregate Floor amount may increase such that We will never allow you to lose more than 20% in any given Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature. Upon any reset of the Aggregate Floor Percentage, the Aggregate Floor will be reset to equal 90% of your Strategy Contract Value. See the section "Aggregate Floor Percentage Resets" in "Aggregate Floor Indexed Strategy" later in this Prospectus.

We will decrease your Aggregate Floor upon withdrawals, the deduction of optional Rider Charges and/or transfers out of the Indexed Strategy on a proportional basis. The proportional reduction could be greater than the amount withdrawn or otherwise removed from the Indexed Strategy. We will increase your Aggregate Floor upon any transfer into the Indexed Strategy. We discuss such decreases and increases, as well as provide examples in the section "Aggregate Floor Indexed Strategy."

Aggregate Floor Percentage — Next, We determine a new Aggregate Floor Percentage at the start of each consecutive Aggregate Floor Indexed Strategy Term. The Aggregate Floor Percentage is the maximum annual percentage of your investment allocation to the Indexed Strategy that you can lose due to negative Index performance.

We determine the Aggregate Floor Percentage, as follows: [(Aggregate Floor/Strategy Contract Value) – 1]. In general, as your Strategy Contract Value increases, your Aggregate Floor Percentage will decrease (ex.: -10% to -20%); as your Strategy Contract Value decreases, your Aggregate Floor Percentage will increase (ex.: -10% to 0%).

As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. We guarantee that this percentage We will never be lower than -20%.

You have the option to elect to reset the Aggregate Floor Percentage to -10% for any subsequent consecutive Strategy Term during the Reallocation Period for the next Strategy Term. See the section "Aggregate Floor Percentage Resets" in "Aggregate Floor Indexed Strategy" later in this Prospectus.

Index Caps — We set renewal Index Caps based on the new Aggregate Floor Percentage for the next consecutive Strategy Term. We set the Index Caps at least ten days prior to the start of any Indexed Strategy Term.

•  Aggregate Floor Percentages with less investment risk for the next consecutive Strategy Term will result in lower Index Caps for that Strategy Term. This means that the Index Caps renewal rates will decrease as your Aggregate Floor Percentage increases.

•  Aggregate Floor Percentages with greater investment risk for the next consecutive Strategy Term will result in higher Index Caps for the next Strategy Term. This means that the Index Caps renewal rates will increase as your Aggregate Floor Percentage decreases.

Contract Value must remain allocated to the Indexed Strategy over multiple Strategy Terms to benefit from an increase in the Aggregate Floor. Contract Value that is transferred out of the Indexed Strategy loses any additional protection provided by the Aggregate Floor.

You should fully understand the operation of the Aggregate Floor Indexed Strategy before electing it as an investment or exercising its reset feature. For more information, see the section, "Aggregate Floor Indexed Strategy." For examples of how the Aggregate Floor, Aggregate Floor Percentage and the Index Caps work under various market scenarios and assumptions, see Appendix D.

What is the Performance Lock feature? If you allocate Contract Value to an Indexed Strategy, you may exercise the Performance Lock feature manually at any time by notifying Us prior to 4:00 p.m. Eastern Time on the fourth to last Valuation Day of the Strategy Term. You can also exercise an automatic Performance Lock based on pre-established targets you may set for any Indexed Strategy for a Strategy Term. By setting a target for automatic Performance Lock, you are authorizing Us to automatically execute a Performance Lock if and when that target is reached, if reached during the Strategy Interim Value calculation at the end of any Valuation Day on or before the fourth to last Valuation Day of the Strategy Term. Alternative to the automatic Performance Lock, you may also elect performance notification. With this feature, you may set a target for any Indexed Strategy for a Strategy Term, and if and when that target is reached, you and your financial professional will receive digital notice. With performance notification, a Performance Lock will not be automatically executed; you will need to manually exercise the Performance Lock, if you choose to do so.

If a Performance Lock is exercised, either manually or automatically, it is irrevocable. Your Strategy Interim Value (which otherwise fluctuates each Valuation Day) is "locked in" at the Strategy Interim Value on the Performance Lock Date. The locked-in Strategy Interim Value will be your Strategy Contract Value as of the Performance Lock Date. After the Performance Lock Date, your Strategy Contract Value will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. However, your

Strategy Contract Value will be reduced by the dollar amount of any withdrawal and/or Rider Charges and advisory fees assessed from your Strategy Contract Value, including any applicable Withdrawal Charges, MVA, and taxes payable by Us and not previously deducted. An Index Credit will not be applied to the Indexed Strategy at the end of the Strategy Term, without regard to whether the Index Credit would have been positive, negative, or equal to zero. Additionally, for the Dual Directional Yield strategies, Performance Credits will no longer be applied on Quarterly Anniversaries after the Performance Lock Date.

You will not know the locked-in Strategy Interim Value upon exercising Performance Lock, because Strategy Interim Value fluctuates daily and the locked-in Strategy Interim Value will be calculated after Performance Lock is exercised, regardless of whether Performance Lock is exercised manually or automatically. If the locked-in Strategy Interim Value is higher than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize positive investment return (excluding the impact of any Withdrawal Charges, MVAs or taxes if you take a withdrawal from that Indexed Strategy). If the locked-in Strategy Interim Value is lower than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize a negative investment return.

You should fully understand the operation and impact of the Performance Lock feature prior to exercising this feature. If you lock-in a negative Strategy Interim Value adjustment, you will be locking-in a loss, which could be significant. See "Performance Lock Risk" and "Performance Lock" for additional information about the risks associated with the Performance Lock feature.

Are there restrictions on the strategies that I may choose?

Yes:

•  An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period.

•  An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date.

•  If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract Value to that same Indexed Strategy until the ongoing Strategy Term ends.

•  For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both.

•  The Performance Credit Account is used exclusively in connection with Dual Directional Yield strategies. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account.

Can I make reallocations of my Contract Value? Yes, but your ability to do so is subject to significant restrictions.

Reallocating Contract Value from an Indexed Strategy or the One-Year Fixed Strategy — During the Accumulation Period, at the end of the Strategy Term, you may reallocate Contract Value from an Indexed Strategy or the One-Year Fixed Strategy to one or more of the strategies that are available for investment. You must request a reallocation during the Reallocation Period prior to the end of the Strategy Term. Reallocations are not permitted at any other time, and if We do not receive a reallocation request during the Reallocation Period, no reallocation will occur and your current allocation will remain in place for the next Strategy Term, unless your current allocation is not permitted. See "Are there restrictions on the strategies that I may choose?" above. In that case, any Contract Value in an unpermitted strategy will be reallocated to the One-Year Fixed Strategy.

Reallocating Contract Value from the Performance Credit Account — During the Accumulation Period, on a Contract Anniversary, you may reallocate Contract Value from the Performance Credit Account to one or more of the strategies that are available for investment. You must request a reallocation during the Reallocation Period prior to the Contract Anniversary. Reallocations are not permitted at any other time, and if We do not receive a reallocation request during the Reallocation Period, no reallocation will occur, your Performance Credit Account Value will remain in the Performance Credit Account, and your next reallocation opportunity will be the next Contract Anniversary. When requesting a reallocation from the Performance Credit Account, you must reallocate the entire Performance Credit Account Value. Partial reallocations are not permitted.

We reserve the right to discontinue offering any Indexed Strategy at the end of a Strategy Term (except as otherwise stated in this prospectus). If We discontinue offering an Indexed Strategy, you must reallocate any Strategy Contract Value in the discontinued Indexed Strategy to a currently available Strategy at the start of the next Strategy Term. If you do not do so, We will reallocate any Strategy Contract Value in the discontinued Indexed Strategy to the One-Year Fixed Strategy. See the section titled "General Liquidity Risk" and "Risk that We May Add, Remove or Replace an Index or Indexed Strategy" for more information. Reallocations are discussed in detail in the section titled "Reallocation Period."

For future Strategy Terms, We guarantee that the One-Year Fixed Strategy and the S&P 500® one year point-to-point with Index Cap and 0% Floor Indexed Strategy will be available. If you are not comfortable with the possibility that those could be the only strategies available to you in the future, you should not buy this Contract, as We do not guarantee the availability of any other strategies. See "What Indexed Strategies are available under the Contract?" for additional information.

Can I make withdrawals? You may take withdrawals from your Contract at any time during the Accumulation Period, but withdrawals may be subject to significant risk. All withdrawals under the Contract are either a partial withdrawal (a withdrawal of a portion of your Contract Value) or a surrender (a full withdrawal of your Contract Value). Partial withdrawals include not only one time withdrawals, but also withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract. A surrender will terminate the Contract and all of its benefits, including the Death Benefit.

A withdrawal may be subject to a Withdrawal Charge and MVA. See "What charges are deducted under the Contract?" for information about Withdrawal Charges. An MVA is a positive or negative adjustment based on interest rates, spreads, and time to maturity. See "Access to Your Money During the Accumulation Period — Market Value Adjustment," as well as Appendix H, for additional information about MVAs. Withdrawals taken to pay advisory fees as part of Our systematic withdrawal program to satisfy Required Minimum Distribution requirements for your Contract for the calendar year in which the Contract Year begins, or from the Performance Credit Account are not subject to a Withdrawal Charge or an MVA.

A negative MVA could result in significant loss. In extreme circumstances, it is possible to lose 100% of the amount withdrawn from an Indexed Strategy due to a negative MVA.

Amounts withdrawn from a Contract may also be subject to a 10% additional tax, in addition to ordinary income taxes, if taken before age 59 1/2.

Withdrawals, other than systematic withdrawals to pay advisory fees, will be taken from your Performance Credit Account Value first. After the Performance Credit Account Value is depleted, remaining withdrawals will then be taken proportionately from the One-Year Fixed Strategy and Indexed Strategies in which you are invested at the time of the withdrawal. Systematic withdrawals to pay advisory fees will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies first. After the One-Year Fixed Strategy Value and Indexed Strategy Values are depleted, any remaining systematic withdrawals to pay advisory fees will be taken from the Performance Credit Account.

Because advisory fee withdrawals taken through the systematic withdrawal program are not subject to a Withdrawal Charge or MVA, and will not result in proportionate reductions to the optional Death Benefit, the Contract is not appropriate for investors who plan to take advisory fee withdrawals outside of that program. In addition, whether or not advisory fee withdrawals are taken through the systematic withdrawal program, the Contract is not appropriate for investors who plan to take such withdrawals from an Indexed Strategy before the end of a Strategy Term, as the application of Strategy Interim Value and proportional reductions to your Index Strategy Base could result in significant loss.

If the Contract Value following any partial withdrawal would be less than $2,500, We will instead pay you the Surrender Value and terminate your Contract, and any Death Benefit will also terminate without value. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Withdrawals can significantly affect your Strategy Contract Values:

•  Withdrawals from the One-Year Fixed Strategy reduce the One-Year Fixed Strategy Value by the dollar amount of the withdrawal, including any applicable Withdrawal Charge and negative MVA.

•  Withdrawals from the Performance Credit Account reduce the Performance Credit Account Value by the dollar amount of the withdrawal.

•  Withdrawals from an Indexed Strategy at the end of a Strategy Term reduce the Strategy Contract Value by the dollar amount of the withdrawal, including any applicable Withdrawal Charge and negative MVA.

•  Withdrawals from an Indexed Strategy before the end of a Strategy Term are based on the Strategy Interim Value. The withdrawal will reduce the Strategy Interim Value by the dollar amount of the withdrawal, including any applicable Withdrawal Charge, negative MVA and prorated Rider Charge. However, the application of a Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings). In addition, partial withdrawals based on Strategy Interim Value negatively impact your future Strategy Contract Values as a result of immediate proportional reductions to your Indexed Strategy Base, which may be significantly greater than the amount withdrawn. See "How are Strategy Contract Values calculated during a Strategy Term (assuming no use of the Performance Lock feature)?" earlier in this Summary section.

All partial withdrawals reduce the standard Death Benefit, which is equal to Contract Value. If the optional Return of Premium Death Benefit has been elected, the Death Benefit will equal the greater of the Return of Premium Base or Contract Value. In general, partial withdrawals proportionally reduce the Return of Premium Base and, in turn, could reduce the optional Death Benefit by significantly more than the amount of the withdrawal. Systematic withdrawals to pay advisory fees will not reduce the Return of Premium Base, but will reduce the Contract Value. All other partial withdrawals, including Required Minimum Distributions and other systematic withdrawals under the Contract, will proportionally reduce the Return of Premium Base and also reduce the Contract Value.

You should fully understand how withdrawals affect the value of your Contract, particularly your Strategy Contract Values, prior to purchasing the Contract. See "General Liquidity Risk" and "Indexed Strategy Base Risk" under "Risk Factors," as well as "Access to Your Money During the Accumulation Period" for additional information about how withdrawals affect your Strategy Contract Values.

What charges are deducted under the Contract?

Withdrawal Charge. If you withdraw more than the Free Withdrawal Amount allowed under your Contract or annuitize during the Withdrawal Charge Period, you may be assessed a Withdrawal Charge. The Withdrawal Charge schedule will be the following:

	Withdrawal Charge Percentage
Contract Year	B-Share	I-Share
1	8%	2%
2	8%	2%
3	7%	2%
4	6%	2%
5	5%	2%
6	4%	2%
7+	0%	0%

Your Free Withdrawal Amount has two components: A Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies, and a Free Withdrawal Amount from the Performance Credit Account.

The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies is calculated on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. On the Issue Date, the Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for the first Contract Year is equal to the greater of (i) 10% of your Premium Payment or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins. The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for all subsequent Contract Years is equal to the greater of (i) 10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary, or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins less the Performance Credit Account Value on the prior Contract Anniversary.

The Free Withdrawal Amount from the Performance Credit Account is always equal to the Performance Credit Account Value.

Optional Death Benefit Charge. If you elect the optional Return of Premium Death Benefit available under the Contract, you will pay an annual charge of 0.20% for Issue Ages up to 70 (0.50% for Issue Ages 71+) of the Optional Death Benefit Value, which is assessed at the end of the Contract Year. See section titled "Death Benefit."

Maximum Potential Loss Due to Strategy Interim Value or MVA. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings). Also in extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA. See section titled "Access to your Money During the Accumulation Period."

What Riders are Available Under the Contract?

Optional Return of Premium Death Benefit — We currently offer an optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following spousal continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. See section titled "Optional Return of Premium Death Benefit."

Bailout Waiver — Every Indexed Strategy, except the six year Indexed Strategies, includes a bailout provision. The bailout provision may provide protection, in terms of liquidity, should the rate for an upside crediting method be set below the bailout rate, in which case the bailout provision provides an option to withdraw all or a portion of the Contract Value without Withdrawal Charges and MVA. See section titled "Contract Charges." We do not provide a bailout waiver with regard to the six year Indexed Strategies because neither Withdrawal Charges nor MVAs are applicable after the sixth Contract Year.

Nursing Care Waiver — At any time on or after the Issue Date of the Contract, if you should become confined to an approved nursing facility for at least 90 consecutive days, Withdrawal Charges and MVA on any portion of the Contract Value withdrawn will be waived. See section titled "Contract Charges."

Terminal Illness Waiver — If you have been diagnosed with a terminal illness after the first Contract Anniversary, Withdrawal Charges and MVA will be waived on any portion of the Contract Value withdrawn. See section titled "Contract Charges."

How do Rider Charges affect the Contract Values? If you elect the optional Return of Premium Death Benefit Rider, when Rider Charges are assessed, the Performance Credit Account Value, the One-Year Fixed Strategy Value and the Strategy Contract Values are reduced by the dollar amount of the Rider Charge in proportion that each represents to the total Contract Value. However, Rider Charges assessed from an Indexed Strategy will also cause a reduction to your Indexed Strategy Base in the same proportion that the Rider Charge has reduced the Strategy Contract Value. Pro rata reductions could be greater, sometimes significantly greater, than the dollar amount of the withdrawal. This will reduce any gains at the end of the Strategy Term. Your Strategy Contract Value is the amount that is available for partial withdrawals, full surrender of your Contract, annuitization and Death Benefit payments.

For example, assume you are allocated to two Indexed Strategies and your Performance Credit Account Value is $1,000. The first Strategy Contract Value is $60,000 and first Indexed Strategy Base is $50,000. The second Strategy Contract Value is $40,000 and second Indexed Strategy Base is $50,000. When a $2,000 Rider Charge is assessed, the dollar-for-dollar reduction to the Performance Credit Account Value will be $19.80, to the first Strategy Contract Value will be $1,188.12, and to the second Strategy Contract Value will be $792.08. The first Indexed Strategy Base will be reduced by $990.10 to $49,009.90 ($50,000 * (1 – $1,188.12/$60,000)). The second Indexed Strategy Base will be reduced by $990.10 to $49,009.90 ($50,000 * (1 – $792.08/$40,000)).

If allocated to Aggregate Floor Indexed Strategy, Rider Charges will proportionately reduce your Aggregate Floor amount. Proportionate reductions could be significantly more than the dollar amount of the Rider Charge. For more detailed examples, see "Appendix D: Examples Illustrating Calculation of Index Credit for Aggregate Floor Indexed Strategies with Aggregate Floor Percentages."

What annuity options are available during the Annuity Period? You may select from the annuity options that We offer under the Contract. The available annuity options are:

•  Life Annuity with Cash Refund;

•  Life Annuity;

•  Life Annuity with Guaranteed Payments for 10 Years;

•  Joint and Survivor Life Annuity;

•  Joint and Survivor Life Annuity Guaranteed Payments for 10 Years; or

•  Guaranteed Payment Period Annuity.

All Annuity Payments will be made on a fixed basis. The annuity options are discussed in more detail in the section titled "Annuity Options."

Does the Contract provide a Death Benefit? If you die during the Accumulation Period, your Contract provides for a standard Death Benefit equal to the Contract Value two Valuation Days following the Valuation Day We receive Due Proof of Death.

We also offer an optional Return of Premium Death Benefit, available at issue or following spousal continuation, for an additional Contract charge, which is assessed annually at the end of the Contract Year.

The Death Benefit is not payable during the Annuity Period and will terminate without value as of the Annuity Commencement Date. For additional information about the standard Death Benefit and the optional Death Benefit, see the section titled "Death Benefit."

How do I contact the Company? The Company's principal place of business is located at 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204. If you need more information, or you wish to submit a request, you should contact Us as follows:

Annuity Service Center: For all written communications, general correspondence, and other transactional inquiries, you may contact Us:

By Phone: 833-ASK GA 4U (833-275-4248) Mon to Fri 8:30 AM – 6:00 PM EST.

By Mail: 123 Town Square PL, PMB 711, Jersey City, NJ 07310

RISK FACTORS

If you purchase a Contract, you will be subject to certain risks. You should carefully consider the following risk factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract.

RISK OF LOSS

You can lose money by investing in this Contract, including your principal investment and earnings over the life of the Contract. The value of your Contract is not guaranteed by the U.S. government or any federal government agency, insured by the FDIC, or guaranteed by any bank.

RISK OF LOSS DURING RIGHT TO EXAMINE PERIOD

You may return your Contract for a refund, but only if you return it within the prescribed period. If for any reason you are not satisfied with your Contract, simply return it within 10 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. If you cancel your Contract during this period, We will issue a refund as required by applicable state law.

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you your Contract Value. Unless otherwise required by state law, you bear the risk of any decline in your Contract Value during the Right to Examine Period. To the extent that Contract Value is allocated to an Indexed Strategy, the amount refunded will reflect the Strategy Interim Value, which may result in significant loss. See "General Liquidity Risk" below.

Please see Appendix A for a listing of state variations that apply to the Contract. In states where We are required to return premium, We will do so regardless of your Strategy Interim Value.

GENERAL LIQUIDITY RISK

The Contract is not designed to be a short-term investment and may not be appropriate for an investor who needs ready access to cash in excess of the Free Withdrawal Amount. If you take withdrawals (including withdrawals to pay advisory fees) from your Contract during the Withdrawal Charge Period, Withdrawal Charges and MVAs (which can be positive or negative) may apply. In addition, amounts withdrawn from this Contract may also be subject to ordinary federal and state income taxes, as well as a 10% additional federal tax if taken before age 59 1/2. Further, if the optional Return of Premium Death Benefit is elected, and the Contract is surrendered or the rider is terminated before the Contract Anniversary in a given year, you will be charged a prorated Rider Charge. In addition, We will apply an MVA upon annuitization in excess of the Free Withdrawal Amount during the Withdrawal Charge Period. If you plan on annuitizing or taking withdrawals that will be subject to Withdrawal Charges, MVAs and/or additional federal taxes, this Contract may not be appropriate for you.

The application of a negative MVA may result in significant loss. In extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA.

For amounts allocated to an Indexed Strategy, on any day other than the first and last day of the Strategy Term, your Strategy Contract Value for that Indexed Strategy equals the Strategy Interim Value. We will apply the Strategy Interim Value if amounts are withdrawn or otherwise removed from an Indexed Strategy before the end of a Strategy Term, which may result in significant loss. The types of transactions to which We may apply Strategy Interim Value include partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, cancellation, annuitization, Death Benefit payments, Performance Lock, and deductions for Rider Charges. Strategy Interim Value could reflect loss, even when the Index is performing positively. This is because gain or loss associated with Strategy Interim Value is not calculated the same way as Index Credits or Performance Credits. It is calculated based on Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy, as described in Appendix B. Strategy Interim Value does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

The application of Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings).

Partial withdrawals and Rider Charge deductions based on Strategy Interim Value also negatively impact your future Strategy Contract Values due to immediate proportional reductions to your Indexed Strategy Base. As a result of these transactions, your Strategy Interim Values for the remainder of the Strategy Term will be lower. In addition, any positive Index Credit or Performance Credit that you later receive during the Strategy Term will be lower. Relatedly, such transactions also have a negative impact on the Performance Lock feature. After performing a partial withdrawal (or other transaction) based on Strategy Interim Value, the Strategy Interim Values that you are able to lock-in with the Performance Lock feature will be lower than the Strategy Interim Values that would have otherwise been possible. These negative impacts occur because a withdrawal or Rider Charge deduction based on Strategy Interim Value proportionally reduces the Indexed Strategy Base upon which Strategy Interim Values, Index Credits, and Performance Credits are calculated. The reduction could be significantly greater than the amount withdrawn or Rider Charge deducted from the Indexed Strategy. The resulting negative impacts to the value of your Contract may be significant, and such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties. Once your Indexed Strategy Base is reduced, there is no way under the Contract to increase your Indexed Strategy Base during the remainder of the Strategy Term. This is because you cannot reallocate Contract Value into a Strategy Term after the Starting Index Date or make any additional Premium Payments.

You will not know the applicable Strategy Interim Value when you submit an interim withdrawal request, or seek to perform any other transaction based on Strategy Interim Value, as Strategy Interim Value is calculated daily, and any such request will be priced and processed based on a Strategy Interim Value calculated subsequent to Our receipt of the request, as described in this prospectus. Please see Appendix B for a detailed description of how We calculate Strategy Interim Values.

If you elect the optional Return of Premium Death Benefit, Strategy Interim Value will always be applied when deducting Rider Charges from an Indexed Strategy, as Rider Charges are assessed on the Valuation Day prior to each Contract Anniversary. The application of Strategy Interim Value for Rider Charges, and the related proportional reductions to your Indexed Strategy Base, as described above, could significantly reduce the value of your Contract and could result in significant loss.

All partial withdrawals reduce the standard Death Benefit, which is equal to Contract Value. If the optional Return of Premium Death Benefit has been elected, the Death Benefit will equal the greater of the Return of Premium Base or Contract Value. In general, partial withdrawals proportionally reduce the Return of Premium Base and, in turn, could reduce the optional Death Benefit by significantly more than the amount of the withdrawal. Systematic withdrawals to pay advisory fees will not reduce the Return of Premium Base, but will reduce the Contract Value. All other partial withdrawals, including Required Minimum Distributions and other systematic withdrawals under the Contract, will proportionally reduce the Return of Premium Base and also reduce the Contract Value.

We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

REALLOCATION RISK

Your ability to reallocate Contract Value among the strategies is subject to significant restrictions, limiting your ability to react to changes in market conditions or your financial goals or needs. You should consider whether the inability to reallocate Contract Value at will is appropriate for you based on your personal circumstances. If you do not reallocate Contract Value from a strategy upon a reallocation opportunity, and you do not wish to remain invested in that particular strategy until the next reallocation opportunity, your only option will be to surrender or annuitize the Contract, which may cause you to incur Withdrawal Charges, MVAs, Strategy Interim Values, and/or negative tax consequences, as applicable.

Reallocating Contract Value from an Indexed Strategy or the One-Year Fixed Strategy

At the end of the Strategy Term, you may reallocate Contract Value from an Indexed Strategy or the One-Year Fixed Strategy to one or more of the strategies that are available for investment. You can reallocate only at the end of the Strategy Term. We must receive your reallocation request at least two Valuation Days prior to the end of the Strategy Term. If We do not receive a timely reallocation request in Good Order, no reallocation will occur and your current allocation will remain in place for the next Strategy Term. This will occur even if the Index and/or the rate(s) associated with the Indexed Strategy's upside crediting method have changed since you last selected the Indexed Strategy, in which case the Indexed Strategy may no longer be appropriate for your investment goals. However, if We do not receive a timely reallocation request in Good Order and reallocation in your current strategy(ies) is not permitted, Contract Value in the non-permitted strategy(ies) will be automatically reallocated to the One-Year Fixed Strategy. For the One-Year Fixed Strategy, you risk the possibility that We will declare an interest rate at the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period).

Reallocating Contract Value from the Performance Credit Account

On a Contract Anniversary, you may reallocate Contract Value from the Performance Credit Account to one or more of the strategies that are available for investment. You can reallocate only on a Contract Anniversary. We must receive your reallocation request at least two Valuation Days prior to the Contract Anniversary. When requesting a reallocation from the Performance Credit Account, you must reallocate the entire Performance Credit Account Value. Partial reallocations are not permitted. If We do not receive a timely reallocation request in Good Order, your Performance Credit Account Value will remain in the Performance Credit Account, and your next reallocation opportunity will be the next Contract Anniversary. You risk the possibility that We will declare an interest rate for the next Contract Year at the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period).

WITHDRAWALS TO PAY ADVISORY FEE RISK (applicable to the I-share Contract only)

If you purchase an I-share Contract and elect to pay advisory fees from your Contract Value, your advisory fee withdrawals may be subject to significant risk. You should consider the following:

•  The Contract is not appropriate for investors who intend to take advisory fee withdrawals outside of the systematic withdrawal program. Advisory fee withdrawals taken outside of the systematic withdrawal program may be subject to Withdrawal Charges and MVAs, which could result in significant loss. Any losses due to Withdrawal Charges and MVAs will be in addition to losses resulting from Strategy Interim Value, proportional reductions, and taxes and tax penalties. In addition, if you elected the optional Return of Premium Death Benefit, advisory fee withdrawals taken outside of the systematic withdrawal program will proportionally reduce the Return of Premium Base, which could reduce the Death Benefit by significantly more than the amount withdrawn.

•  The Contract is not appropriate for investors who intend to take advisory fee withdrawals from an Indexed Strategy prior to the end of a Strategy Term. Strategy Interim Value will apply to interim advisory fee withdrawals, and will result in in proportional reductions to your Index Strategy Base, which could result in significant loss. Strategy Interim Value and proportional reductions will apply to interim advisory fee withdrawals whether or not such withdrawals are taken through the systematic withdrawal program.

We will not report any such partial withdrawal as a taxable distribution for federal income tax purposes if such partial withdrawal is taken under a systematic withdrawal program that is established specifically for the deduction of advisory fees under the Contract; however, federal and/or state tax authorities could determine that such advisory fees should be treated as taxable withdrawals. Advisory fee withdrawals that reduce the Contract Value below the minimum Contract Value may result in a termination of the Contract and We will pay you the Surrender Value. See sections on "Systematic Withdrawals to Pay Advisory Fee" and "Strategy Interim Value" below.

INDEX RISK

The value of your investment in an Indexed Strategy will depend in part on the performance of the applicable Index. The performance of the Index is based on changes in the values of the securities or other instruments that comprise or define the Index, which are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Index may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses, and those losses could be significant. The historical performance of the Index or an Indexed Strategy does not guarantee future results. It is impossible to predict whether the Index will perform positively or negatively over the course of a Strategy Term. In addition, We measure the performance on a point-to-point basis, which means that We compare the value of the Index at the start and end of the term. There is a risk that the Index performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time.

While it is not possible to invest directly in an Index, if you choose to allocate amounts to an Indexed Strategy, you are indirectly exposed to the investment risks associated with the Index. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market risk, equity risk and issuer risk.

•  Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably.

•  Equity risk is the risk that equity securities may fluctuate in value, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

•  Issuer risk is the risk that the value of an issuer's securities may decline for reasons directly related to the issuer, as opposed to the market generally.

All indices are price-return indices that do not reflect dividends or distributions by the Index's component companies. Index performance will therefore be lower than if dividends and distributions were included in the performance of the Index.

S&P 500® Price Return Index

This index is comprised of equity securities issued by large-capitalization U.S. companies, and is therefore subject to large-cap risk in addition to market risk, equity risk and issuer risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

Nasdaq-100® Price Return Index

This Index is comprised of equity securities issued by large-capitalization U.S. and non-U.S. companies, excluding financial companies. This Index is subject to the following investment risks in addition to market risk, equity risk and issuer risk:

•  Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

•  Sector Risk. To the extent the Index is comprised of securities issued by companies in a particular sector, those securities may not perform as well as the securities of companies in other sectors or the market as a whole.

•  Non-U.S. Securities Risk. The value of foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the U.S. dollar. Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of U.S. issuers.

INDEX CAP RISK

If you allocate some or all of your Contract Value to an Index Cap, Dual Directional Cap or Dual Directional Trigger and Cap Indexed Strategy, your earnings may be limited by the Index Cap. The positive Index Credit resulting from a positive Index Return, if any, that may be credited to your Contract for a given Strategy Term will be subject to the Index Cap. The Index Cap does not guarantee a certain amount of Index Credit. The Index Credit for an Indexed Strategy may be less than the positive return of the Index. This is because any positive return of the Index is subject to a maximum in the form of the Index Cap. The B-share and I-share Index Caps may vary and the only guarantee is that they both will satisfy guaranteed minimums. It is important to note that an Index Cap applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with an Index Cap, regardless of how the Index performs over the course of that six-year period, the Index Cap will not be adjusted.

We benefit from the Index Cap because it limits the amount of positive Index Credit that We may have to credit for any Strategy Term. We set the Index Caps at Our discretion, and We may lower the Index Cap for the same Indexed Strategy in the future. You risk the possibility, subject to the minimum guaranteed Index Cap that the Index Caps declared for a new Strategy Term may limit your Indexed Strategy returns. Your risk of investment loss could be significantly greater than the potential for investment gain.

See "Risk that We May Change Rates for the Indexed Strategies' Upside Crediting Methods" for information about guaranteed minimum Index Caps. See also "Risk that We May Add, Remove or Replace an Index or Indexed Strategy" for risks related to the future availability of Index Cap strategies under the Contract.

INDEX TRIGGER RISK

If you allocate some or all of your Contract Value to an Index Trigger, Dual Directional Trigger or Dual Directional Trigger and Cap Indexed Strategy, your earnings may be limited by the Index Trigger. Any positive Index Credit calculated using the Index Trigger Rate will equal the Index Trigger Rate, even if the Index Return was higher than the Index Trigger Rate. The Index Trigger does not guarantee that you will receive a positive Index Credit. The B-share and I-share Index Trigger Rates may vary and the only guarantee is that they both will satisfy guaranteed minimums. It is important to note that an Index Trigger Rate applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a three-year Strategy Term with an Index Trigger, regardless of how the Index performs over the course of that three-year period, the Index Trigger Rate will not be adjusted.

We benefit from the Index Trigger because it limits the amount of positive Index Credit that We may have to credit for any Strategy Term. We set the Index Trigger Rates at Our discretion, and We may lower the Index Trigger Rate for the same Indexed Strategy in the future. You risk the possibility, subject to the minimum guaranteed Index Trigger Rate, that the Index Trigger Rates declared for a new Strategy Term may limit your Indexed Strategy returns. Your risk of investment loss could be significantly greater than the potential for investment gain.

See "Risk that We May Change Rates for the Indexed Strategies' Upside Crediting Methods" for information about guaranteed minimum Index Trigger Rates. See also "Risk that We May Add, Remove or Replace an Index or Indexed Strategy" for risks related to the future availability of Index Trigger strategies under the Contract.

PARTICIPATION RATE, TIER PARTICIPATION RATE AND TIER LEVEL RISK

If you allocate all or some of your Contract Value to an Indexed Strategy with a Participation Rate or a Tier Participation Rate, the Participation Rate, or Tier Participation Rates and Tier Level, as applicable, may limit your participation in positive Index Return. We declare a new Participation Rate or new Tier Participation Rates and new Tier Level, as applicable, for each new Strategy Term at Our discretion. The Participation Rate, Tier Participation Rates or Tier Level for a new Strategy Term may be higher, lower or the same as the previous Strategy Term. A lower Participation Rate or Tier Participation Rates, or higher Tier Level, will reduce the amount of positive Index Return that is reflected in the Index Credit. You risk the possibility, subject to the minimum guaranteed Participation Rates and the maximum guaranteed Tier Level, that the Participation Rate or Tier Participation Rates and Tier Level, as applicable, declared for a new Strategy

Term may limit your Indexed Strategy returns, and that the Tier One and Tier Two Participation Rates may be equal. The B-share and I-share Tier Participation Rates and Tier Level may vary and the only guarantee is that they both will satisfy guaranteed minimums. It is important to note that the Participation Rate, Tier Participation Rate and Tier Level applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with a Participation Rate or a Tier Participation Rate and Tier Level, regardless of how the Index performs over the course of that six-year period, the Participation Rate, Tier Participation Rate and Tier Level will not be adjusted. Your risk of investment loss could be significantly greater than the potential for investment gain.

See "Risk that We May Change Rates for the Indexed Strategies' Upside Crediting Methods" for information about guaranteed minimum Participation Rates and Tier Participation Rates (and guaranteed maximum Tier Levels). See also "Risk that We May Add, Remove or Replace an Index or Indexed Strategy" for risks related to the future availability of Participation Rate and Tier Participation Rate strategies under the Contract.

DUAL DIRECTIONAL CAP, DUAL DIRECTIONAL TRIGGER, DUAL DIRECTIONAL TRIGGER AND CAP RISK

Although Dual Directional Cap, Dual Directional Trigger, and Dual Directional Trigger and Cap strategies may provide for positive Index Credit upon a limited amount of negative Index performance, the strategies are subject to risk of loss. The Buffer feature under these strategies provides only limited protection from negative Index Return. Your losses could be significant. See "Buffer Percentage, Floor Percentage, and Aggregate Floor Percentage Risk" below. Likewise, there is no guarantee that you will realize any investment gain under a Dual Directional strategy. Any positive Index Credit due to a positive or zero Index Return may be limited by the Index Cap or Index Trigger component of these upside crediting methods, as applicable. See "Index Cap Risk" and "Index Trigger Risk" above. In addition, for Dual Directional Cap strategies, a positive Index Credit from a negative Index Return will never be greater than the negative threshold established by the Trigger Level (Trigger Level minus 1). For Dual Directional Trigger and Dual Directional Trigger and Cap strategies, a positive Index Credit from a negative Index Return will equal the Index Trigger Rate. Your risk of investment loss could be significantly greater than the potential for investment gain.

See "Risk that We May Change Rates for the Indexed Strategies' Upside Crediting Methods" for information about guaranteed minimum Index Caps and Index Trigger Rates for Dual Directional Cap, Dual Directional Trigger, and Dual Directional Trigger and Cap strategies, as applicable. See also "Risk that We May Add, Remove or Replace an Index or Indexed Strategy" for risks related to the future availability of Dual Directional Cap, Dual Directional Trigger, and Dual Directional Trigger and Cap strategies under the Contract.

DUAL DIRECTIONAL YIELD RISK

For Dual Directional Yield strategies, on each Quarterly Anniversary during the six-year Strategy Term, including the Strategy Term end date, a Performance Credit will be applied. The Performance Credit may be positive or zero. Although Dual Directional Yield strategies may provide for positive Performance Credit upon a limited amount of negative Index performance, the strategies are subject to risk of loss. The Buffer feature under these strategies provides only limited protection from negative Index Return. Your losses could be significant. See "Buffer Percentage, Floor Percentage, and Aggregate Floor Percentage Risk" below. Likewise, there is no guarantee that you will receive any positive Performance Credits. The application of a positive or zero Performance Credit is based on Index performance since the beginning of the Strategy Term, not since the last Quarterly Anniversary. As such, negative Index performance during any single quarter or over multiple quarters could significantly decrease the likelihood of receiving a positive Performance Credit on any subsequent Quarterly Anniversary.

Dual Directional Yield offers upside potential only through quarterly Performance Credits. An Index Credit will be applied on the Strategy Term end date, but the Index Credit will be either zero or negative. The Index Credit will never be positive.

If you allocate some or all of your Contract Value to a Dual Directional Yield strategy, your earnings may be limited by the Performance Yield. A positive Performance Credit Rate, if any, will equal 1/4th of the Performance Yield. Therefore, a positive Performance Credit Rate may be less than the Index return. It is important to note that the Performance Yield is an annualized amount that applies each year during the entire Strategy Term. Regardless of how the Index performs over the course of the Strategy Term, the Performance Yield will not be adjusted. Your risk of investment loss could be significantly greater than the potential for investment gain.

We benefit from the Performance Yield because it limits the amount of positive Performance Credits that We may have to credit for any Strategy Term. We set the Performance Yield at Our discretion, and We may lower the Performance Yield for the same Dual Directional Yield strategy in the future. You risk the possibility, subject to the minimum guaranteed Performance Yield, that the Performance Yield declared for a new Strategy Term may limit your Indexed Strategy returns. The B-share and I-share Performance Yields may vary and the only guarantee is that they both will satisfy guaranteed minimums.

The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account. The amount credited will not increase your Strategy Contract Value or your Indexed Strategy Base for the Dual Directional Yield strategy from which the Performance Credit originated. Amounts in the Performance Credit Account do not participate in Index performance (positive or negative). The Performance Credit Account credits daily fixed interest based on rates that are set and guaranteed by the Company until the next Contract Anniversary. The effective annual interest rate will never be lower than the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period). You risk the possibility that We will declare an interest rate for the Performance Credit Account at the guaranteed minimum interest rate.

See "Risk that We May Change Rates for the Indexed Strategies' Upside Crediting Methods" for information about the guaranteed minimum Performance Yield for Dual Directional Yield strategies. See also "Risk that We May Add, Remove or Replace an Index or Indexed Strategy" for risks related to the future availability of Dual Directional Yield strategies.

BUFFER PERCENTAGE, FLOOR PERCENTAGE, AND AGGREGATE FLOOR PERCENTAGE RISK

If you allocate all or some of your Contract Value to an Indexed Strategy, negative Index performance may cause the Index Credit to be negative even after the application of the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage, as applicable. This would reduce your Strategy Contract Value. Any portion of your Contract Value allocated to an Indexed Strategy will benefit from the protection afforded under either the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage only for that Strategy Term. You assume the risk that you may incur a loss and that the amount of the loss may be significant, except for an Indexed Strategy with a 0% Floor Percentage where there is no investment risk of loss to you.

More specifically, at the end of a Strategy Term, you could lose up to 95% of your Contract Value in an Indexed Strategy with a 5% Buffer Percentage, up to 90% in an Indexed Strategy with a 10% Buffer Percentage, up to 85% in an Indexed Strategy with a 15% Buffer Percentage, up to 80% in an Indexed Strategy with a 20% Buffer Percentage, up to 75% in an Indexed Strategy with a 25% Buffer Percentage, or up to 20% in an Indexed Strategy with Aggregate Floor. You cannot lose Contract Value due to negative Index performance under an Indexed Strategy with a 0% Floor Percentage.

You also risk the possibility that sustained negative Index Returns may result in zero or negative Index Credit being credited to your Strategy Contract Value over multiple Strategy Terms. If an Indexed Strategy is credited with negative Index Credit for multiple Strategy Terms, your total loss may exceed the stated limit of the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage for a single Strategy Term. It is important to note that a Buffer applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with a Buffer, regardless of how the Index performs over the course of that six-year period, the Buffer will not be adjusted.

The Buffer Percentage or Floor Percentage associated with an available Indexed Strategy's Buffer or Floor, respectively, will not change from one Strategy Term to the next. For the Aggregate Floor Indexed Strategy, the initial Aggregate Floor Percentage cannot be changed for the life of the Indexed Strategy, but after the initial rate, the Aggregate Floor Percentage will change from one consecutive Strategy Term to the next. The Aggregate Floor Percentage is determined at the start of each Strategy Term.

If you allocate all or some of your Contract Value to an Indexed Strategy with an Aggregate Floor, you will be subject to certain additional risks. At least ten days prior to the start of each Strategy Term, We will set and make available the range of applicable Index Caps. The range of Index Caps vary based on the new Aggregate Floor Percentage. However, the new Aggregate Floor Percentage will not be calculated until the end of the current Strategy Term because it is based on the recalculated Aggregate Floor. The Aggregate Floor cannot be recalculated until the Index Credit is calculated for the preceding Strategy Term. This means that your precise Index Cap (within the range), will not be known during the Reallocation Period.

The Aggregate Floor Percentage can be as low as -20%.

While your Aggregate Floor can increase due to positive Index performance from one consecutive Strategy Term to the next, such increases are limited to the greater of your Aggregate Floor for the prior Strategy Term or 80% of your Aggregate Floor Indexed Strategy Contract Value as of the end of the prior Strategy Term.

A withdrawal will proportionally reduce your Aggregate Floor for that Strategy Term. The reduction could be more than the dollar amount of your withdrawal.

In addition, the Indexed Strategy will have a reset feature that provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each subsequent, consecutive Strategy Term. This feature must also be elected during the Reallocation Period. Alternatively, the recalculated Aggregate Floor Percentage will apply. Exercising the reset feature does not guarantee better or worse performance than not exercising the reset feature. Negative Index performance may result in lower renewal Index Caps which would limit your upside potential in later years. While the reset feature could provide an opportunity to decrease downside exposure, it could also limit upside potential for the next Strategy Term. On the other hand, the reset feature could provide an opportunity to increase downside exposure, which would increase upside potential for the next Strategy Term.

It is important to note that because the Index Credit is not known until the end of the Strategy Term, your Aggregate Floor for the next Strategy Term will not be known at the time you must elect the reset. Your new Aggregate Floor, based on the reset, may be higher or lower than you expected. This means that you could reset your Aggregate Floor Percentage and end up locking in a lower Aggregate

Floor (and the potential for greater losses) than if you had not reset. If you make a reset request during the Reallocation Period, you may elect to cancel such request prior to the end of the Reallocation Period.

PERFORMANCE LOCK RISK

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may manually exercise the Performance Lock feature at any time by notifying Us in a manner acceptable to Us, prior to 4:00 p.m. Eastern Time on the fourth to last Valuation Day of the Strategy Term. You may also request an automatic Performance Lock based on pre-established targets you may set for any Indexed Strategy for a Strategy Term. By setting a target for an automatic Performance Lock, you are authorizing Us to automatically execute a Performance Lock if and when that target is reached, if reached during the Strategy Interim Value calculation at the end of any Valuation Day on or before the fourth to last Valuation Day of the Strategy Term.

If a Performance Lock is exercised, either manually or automatically, it is irrevocable. Your Strategy Interim Value (which otherwise fluctuates each Valuation Day) is "locked in" at the Strategy Interim Value on the Performance Lock Date. The locked-in Strategy Interim Value will be your Strategy Contract Value as of the Performance Lock Date. After the Performance Lock Date, your Strategy Contract Value will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. However, your Strategy Contract Value will be reduced by the dollar amount of any withdrawal and/or Rider Charges and advisory fees assessed from your Strategy Contract Value, including any applicable Withdrawal Charges, MVA, and any taxes payable by Us and not previously deducted.

You will not know the locked-in Strategy Interim Value upon exercising Performance Lock, because Strategy Interim Value fluctuates daily and the locked-in Strategy Interim Value will be calculated after Performance Lock is exercised, regardless of whether Performance Lock is exercised manually or automatically. If the locked-in Strategy Interim Value is higher than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize positive investment return (excluding the impact of any Withdrawal Charges, MVAs or taxes if you take a withdrawal from that Indexed Strategy). If the locked-in Strategy Interim Value is lower than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize a negative investment return.

You should consider the following risks related to the Performance Lock feature:

•  If you lock-in a negative Strategy Interim Value adjustment, you will be locking-in a loss, which could be significant. It is possible that you would have realized less of a loss or no loss if you exercised the Performance Lock feature at a later time or not at all.

•  You will no longer participate in the Index's performance, whether positive or negative, for the remainder of the Strategy Term.

•  You will not be credited with any Index Credit for that Indexed Strategy at the end of the Strategy Term, or any Performance Credit under a Dual Directional Yield strategy for the remainder of the Strategy Term.

•  Exercising the Performance Lock for an Indexed Strategy is irrevocable for the Strategy Term.

•  You will not know the locked-in Strategy Interim Value in advance, regardless of how Performance Lock is exercised.

•  If you submit a request to exercise Performance Lock manually, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. As a result, the locked-in Strategy Interim Value may be higher or lower than it was at the point you requested the Performance Lock.

•  If an automatic Performance Lock target is reached, We use the Strategy Interim Value calculated at the end of the second Valuation Day following the target being reached, so the locked-in Strategy Interim Value could be lower or higher than the automatic Performance Lock target you set.

•  You will not receive an Index Credit at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative, or equal to zero. Additionally, for the Dual Directional Yield strategies, you will not receive any additional Performance Credits.

•  For Dual Directional strategies, although negative Index performance can result in positive Index Credit or Performance Credit based on the applicable Indexed Strategy Parameters, if Performance Lock is exercised at a time when your Strategy Interim Value has declined, you are locking in any loss. You will not receive any positive credits for locking-in a loss.

•  We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so, aside from notifying you if your pre-established target has been reached under the performance notification feature. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses or foregone gains related to your decision whether or not to exercise the Performance Lock feature.

•  There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

See the section titled "Performance Lock" for additional information regarding the Performance Lock feature.

RISK THAT WE MAY ADD, REMOVE OR REPLACE AN INDEX OR INDEXED STRATEGY

We may add, remove or replace an Index or Indexed Strategy, and any particular Indexed Strategy or Index may not available during the entire time that you own your Contract. We will not replace any Index or Indexed Strategy until We obtain any regulatory approvals needed. We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If We replace an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Index Credit or Performance Credit that you earn during that Strategy Term or the Strategy Interim Value that you can lock-in under the Performance Lock feature.

We may replace an Index at any time during a Strategy Term without your approval, and you will not be permitted to reallocate your Strategy Contract Value until the end of a Strategy Term. The new Index and the replaced Index may not be similar with respect to their component securities or other instruments, although We will attempt to select a new Index that is similar to the old Index. If We replace an Index during a Strategy Term, We will calculate the Index Return using the old Index up until the replacement date. After the replacement date, We will calculate the Index Return using the new Index, using the value for new Index on the replacement date and the value of the new Index at the end of the Strategy Term. See the Index Replacement Example under "The Indices — Index Replacement" section of this prospectus. If you do not want to remain in an Indexed Strategy or exercise the Performance Lock at the time or after We replace the Index, your only option will be to surrender or annuitize your Contract, which if performed during a Strategy Term, will be based on Strategy Interim Value and may be subject to Withdrawal Charges and/or MVAs if made within the Withdrawal Charge Period and may have negative tax consequences. At the end of the Strategy Term, you may reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge.

We reserve the right to discontinue offering any Indexed Strategy for newly issued or outstanding Contracts at the end of a Strategy Term. If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy or the One-Year Fixed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% after the Withdrawal Charge Period).

For future Strategy Terms, We guarantee that the One-Year Fixed Strategy and the S&P 500® one year point-to-point with Index Cap and 0% Floor Indexed Strategy will be available. The S&P 500® one year point-to-point with Index Cap and 0% Floor Indexed Strategy is subject to Our right of Index replacement. If you are not comfortable with the possibility that those could be the only strategies available to you in the future, you should not buy this Contract, as We do not guarantee the availability of any other strategies. As such, from one Strategy Term to the next, We may not offer any Indexed Strategies with Buffer, Aggregate Floor, Index Trigger, Participation Rate, Tier Participation Rate, Dual Directional Cap, Dual Directional Trigger, Dual Directional Trigger and Cap, or Performance Yield. The strategies that We guarantee to make available generally have limited potential for investment gain. Assuming the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% thereafter) or the guaranteed minimum Index Cap (1.00% during the Withdrawal Charge Period and 0.50% thereafter), as applicable for those strategies, your potential return for a Strategy Term could be no greater than 0.10%.

If We add or remove an Indexed Strategy, the changes will not be effective for your Contract until the start of the next Strategy Term. Before purchasing a Contract, you should evaluate whether Our ability to make the changes described above, and the scope of Our ability to react to such changes, are appropriate based on your investment goals.

RISK THAT CERTAIN STRATEGIES MAY BE UNAVAILABLE TO YOU

There are restrictions on the strategies that you may choose for investment. An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period. An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date. If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract Value to that same Indexed Strategy until the ongoing Strategy Term ends. For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account. Some Indexed Strategies may not be available through your firm.

RISK THAT WE MAY CHANGE RATES FOR THE INDEXED STRATEGIES' UPSIDE CREDITING METHODS

The rates for the Indexed Strategies' upside crediting methods will change from one Strategy Term to the next. We declare the rates for the Indexed Strategies' upside crediting methods in advance of each Strategy Term, subject to the guaranteed minimums specified below. For the currently available Indexed Strategies, as applicable:

•  The guaranteed minimum Index Cap for strategies with standard Index Cap, Dual Directional Cap and Dual Directional Trigger and Cap is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively;

•  The guaranteed minimum Index Trigger Rate for strategies with standard Index Trigger, Dual Directional Trigger and Dual Directional Trigger and Cap is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively;

•  The guaranteed minimum Participation Rate and Tier Participation Rate is 10% (and the guaranteed maximum Tier Level for Tier Participation Rate is 30%); and

•  The guaranteed minimum Performance Yield for Dual Directional Yield strategies is 1.00% and 0.50% during and after the Withdrawal Charge Period, respectively.

If We offer new Indexed Strategies with the same upside crediting methods in the future, the same guaranteed minimum rates specified above will apply. Your risk of investment loss could be significantly greater than the potential for investment gain.

The rates for the initial Strategy Term will be shown in your Contract for strategies to which you have allocated premium. For future Strategy Terms, We set the rate(s) for the available Indexed Strategies' upside crediting methods and provide notice to you at least ten days prior to the beginning of a new Strategy Term. You do not have the right to reject the rates declared for the next Strategy Term. If you do not like the rate declared for the Indexed Strategy in which you are currently invested, you may instruct Us to reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge during the Reallocation Period. If you do not want to invest in any investment option under the Contract, your only option will be to surrender or annuitize your Contract, which may cause you to incur a Withdrawal Charge, a negative MVA, Strategy Interim Values and/or negative tax consequences, all of which may result in significant loss.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

Our obligations under the Contract are supported by Our General Account, which includes the assets in the Separate Account, which is subject to the claims of Our creditors. As such, your Contract Value and the guarantees under the Contract, including any Index Credits, Performance Credits, Death Benefit, and Annuity Payments, are subject to Our financial strength and claims-paying ability. There is a risk that We may default on those guarantees. You may obtain information on Our financial condition by reviewing Our financial statements included in this prospectus. Additionally, information concerning Our business and operations is set forth under the section titled "Management's Discussion and Analysis."

CYBERSECURITY AND BUSINESS CONTINUITY RISK

Our business is highly dependent upon the effective operation of Our computer systems and those of Our business partners. We are vulnerable to systems failures and cyber-attacks, which may adversely affect us, your Contract, and your Contract Value. In addition to cybersecurity risks, We are exposed to the risk that natural and man-made disasters, pandemics and catastrophes may significantly disrupt Our business operations and Our ability to administer the Contract. There can be no assurance that We or Our service providers will be able to successfully avoid negative impacts associated with systems failures, cyber-attacks, or natural and man-made disasters and catastrophes. Financial services companies and their third-party service providers are increasingly the targets of cyberattacks involving the encryption and/or threat to disclose personal or confidential information (e.g., ransomware) or disruptions of communications (e.g., denial of service) to extort money or for other malicious purposes. The techniques used to attack systems and networks change frequently, are becoming more sophisticated, and can originate from a wide variety of sources. The use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential targets for cyberattack. It is also possible that a cybersecurity incident could persist for an extended period of time without detection. See additional company-related risks later in this prospectus under "Risks Related to Our Business and Industry."

THE ANNUITY CONTRACT

The Contract is an agreement between the Company and you, the Owner, designed for long-term financial goals, such as funding your retirement. During the Accumulation Period, you can accumulate assets by investing in the Indexed Strategies or the One-Year Fixed Strategy. See "Access to Your Money During the Accumulation Period" for information about your ability to take withdrawals of your Contract Value. You can later convert your accumulated Contract Value into a stream of guaranteed income payments from Us, beginning on a date that you select, thereby entering the Annuity Period. The Contract also has a standard and optional Death Benefit that may become payable during the Accumulation Period. Withdrawals are not permitted, and Death Benefits are not payable, during the Annuity Period. All payments under the Contract are subject to the terms and conditions described in this prospectus.

The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as an IRA or Roth IRAs. If you purchase the Contract as a qualified contract, the Contract will not provide you tax benefits in addition to those already provided by your IRA or Roth IRA.

STATE VARIATIONS

This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. Please see Appendix A for a listing of state variations that apply to the Contract. Any state variations will be included in your Contract.

OWNER

The Owner may exercise all ownership rights under the Contract. A single Owner may be a non-natural person, such as a trust. The Contract Owner must not be older than age 85 (the "maximum Issue Age") on the date the Contract application is received in Good Order at Our Annuity Service Center. A non-qualified Contract may be owned by joint Owners. Each joint Owner has equal ownership rights and must exercise those rights jointly. Only two Owners are allowed per Contract. An Owner who is a non-natural person (e.g., a corporation or trust) may not name a joint Owner. In the case of joint Owners, each Owner alone may exercise all rights, options and privileges except with respect to a surrender, a withdrawal, a selection of an annuity option, a change of Beneficiary, a change of ownership and assignment.

ASSIGNMENTS AND CHANGES TO OWNERSHIP

You may request to assign or transfer your rights under the Contract by sending Us a signed and dated request. We will not be bound by an assignment until We acknowledge it. To the extent allowed by state law, We reserve the right to refuse Our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation, including a transfer of ownership, which is an absolute assignment. If you assign your benefits, the Death Benefit amount may be adjusted. See the section titled "Death Benefit."

Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions (including payments) that We take under the Contract prior to receiving the notice. We are not responsible for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

An IRA, Roth IRA, or any other Contract may not be assigned except as permitted by the Code.

Use care when naming joint Owners, assigning your Contract or making any changes to the ownership of your Contract. Assigning your Contract and changing ownership may have tax implications. Consult your financial professional or tax advisor if you have questions.

ANNUITANT

You name the initial Annuitant and any joint Annuitant on your Contract application. Any Annuitant must be a natural person, and joint Annuitants are not permitted on a qualified Contract or a Contract owned by a non-natural person. For IRAs, the Owner and Annuitant must be the same individual unless a custodian has been named. At any time prior to the Annuity Commencement Date, you may change the Annuitant by sending Us a request that is in Good Order. If the Contract is not owned by a non-natural person (e.g., a trust), the Annuitant may not be changed and the Annuitant must not be older than age 85 (the Owner's maximum Issue Age for this Contract). Unless you specify otherwise, a change in Annuitant is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions that We take under the Contract (including payments) prior to receiving the notice.

BENEFICIARY

The Beneficiary is the person(s) or entity (or entities) entitled to receive any Death Benefit paid under the Contract, as described in the section titled "Death Benefit." You name the initial Beneficiary (or Beneficiaries) on your Contract application and you may change a Beneficiary at any time by sending Us a request in Good Order. If your Beneficiary designation was established as being irrevocable, the Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by you and in Good Order. We are not responsible for the validity of any Beneficiary designation or for any actions We may take under the Contract (including payments) prior to receiving a request to change a Beneficiary.

PURCHASING THE CONTRACT

You may purchase the Contract by completing an application and submitting a minimum Premium Payment of $25,000. The Contract Owner, or Annuitant if the Owner is a non-natural person, must not be older than age 85 (the "maximum Issue Age") on the date the Contract application is received in Good Order at Our Annuity Service Center. Only one Premium Payment is allowed under the Contract. For IRAs and Roth IRAs, because the minimum Premium Payment We accept exceeds the annual contribution limits for IRAs and Roth IRAs, your initial Premium Payment must include a rollover contribution.

We reserve the right to refuse any Premium Payment that exceeds $1 million ($500,000 for ages 81 and older) and any Premium Payment that, when aggregated with previous Premium Payments made to other Contracts issued by the Company, exceeds $1 million ($500,000 for ages 81 and older) Further, We reserve the right to refuse any Premium Payment that does not meet Our minimum Premium Payment requirements, is not in Good Order, or is otherwise contrary to law. We also reserve the right to refuse any application. If We refuse your application, We will return your Premium Payment to you.

Two share classes are available under this prospectus. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. You may elect to have an annual advisory fee up to 1.50% of the Contract Value deducted from the Contract.

ALLOCATING YOUR PREMIUM PAYMENT

You must specify in your Contract application how We should allocate your Premium Payment (by percentage) among the One-Year Fixed Strategy and the Indexed Strategies available at the time you purchase the Contract. Allocations to Indexed Strategies and the One-Year Fixed Strategy are subject to a minimum of $2,500 or 10% of the Premium Payment, whichever is greater.

RIGHT TO EXAMINE

If for any reason you are not satisfied with your Contract, simply return it within 10 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before We can cancel your Contract. If you cancel your Contract during this period, We will issue a refund as required by applicable state law.

Unless otherwise required by state law, We will process your refund within two Valuation Days from the Valuation Day that We receive your properly completed request to cancel in Good Order and will refund the Contract Value (which may be inclusive of any adjustments for Strategy Interim Value) plus any rider fees deducted from the Premiums or imposed under the Contract during the period you owned the Contract. Any Withdrawal Charge and MVA assessed previously during the Right to Examine Period, due to any withdrawals, will be retained by the Company. We will not assess any Withdrawal Charges and MVA at the time you exercise your right to examine.

To the extent that Contract Value is allocated to an Indexed Strategy, the amount refunded will reflect the Strategy Interim Value, which may result in significant loss. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Contract. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will treat it as if it was received on the following Valuation Day. This means that you bear the risk of any decline in your Contract Value until We receive your notice of cancellation at Our Annuity Service Center. In certain states, however, We are required to return your Premium Payment without deduction for any rider fees, Withdrawal Charges, MVAs or market fluctuations due to the Strategy Interim Value less withdrawals you have taken. Please refer to Appendix A for state variations.

AVAILABLE STRATEGIES

Under the Contract, you may allocate your Premium Payment among the One-Year Fixed Strategy and Indexed Strategies available for the initial Strategy Term. You may only reallocate your Contract Value for subsequent Strategy Terms by providing reallocation instructions during the Reallocation Period. (See "Reallocation Period").

Currently, the Contract offers a One-Year Fixed Strategy and several Indexed Strategies. There is also a Performance Credit Account, but it is used exclusively in connection with Dual Directional Yield strategies. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account.

The One-Year Fixed Strategy and Performance Credit Account credit compound interest at a guaranteed rate.

The Index Credit or Performance Credit for each Indexed Strategy is linked to the performance of the applicable Index, subject to the type of Indexed Strategy as described below.

STRATEGY TERM

Each Strategy Term is one year, three years or six years and may vary based on the Indexed Strategy, if applicable. The initial Strategy Term begins on your Issue Date. Each subsequent Strategy Term begins at the end of the prior Strategy Term. If the Starting Index Date or the Ending Index Date of a Strategy Term is not a Valuation Day, the Starting Index Date or Ending Index Date will be the prior Valuation Day.

ONE-YEAR FIXED STRATEGY

The One-Year Fixed Strategy credits compound interest based on rates that are set and guaranteed by the Company. Any portion of your Contract Value allocated to the One-Year Fixed Strategy for a Strategy Term will be credited with the interest rate established for that Strategy Term. This rate will apply for the entire Strategy Term. The interest rate for the One-Year Fixed Strategy for your initial Strategy Term will be set forth in your Contract. At the conclusion of the Strategy Term, We will declare the interest rate at least ten days prior to the end of the Strategy Term for the next Strategy Term.

The effective annual interest rate for any Strategy Term will never be lower than the guaranteed minimum interest rate set forth in your Contract. This rate will not be less than 0.50% during the Withdrawal Charge Period and no less than 0.10% after the Withdrawal Charge Period and is guaranteed to be a rate not less than the minimum interest rate allowed by state law. The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You risk the possibility that We will declare an interest rate for the One-Year Fixed Strategy at the guaranteed minimum interest rate.

PERFORMANCE CREDIT ACCOUNT

The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account. The Performance Credit Account is funded only through Performance Credits originating from a Dual Directional Yield strategy; you cannot allocate directly to the Performance Credit Account. Withdrawals from the Performance Credit Account are not subject to a Withdrawal Charge or MVA. Such withdrawals do not reduce the Free Withdrawal Amount remaining for the Indexed Strategies and the One-Year Fixed Strategy. However, such withdrawals may be subject to taxes and tax penalties.

The Performance Credit Account credits daily fixed interest based on rates that are set and guaranteed by the Company. This rate will apply until the next Contract Anniversary. The interest rate for the Performance Credit Account will be set forth in your Contract. At least ten days prior to the next Contract Anniversary, We will declare the interest rate for the next Contract Year. The effective annual interest rate will never be lower than the guaranteed minimum interest rate set forth in your Contract. This rate will not be less than 0.50% during the Withdrawal Charge Period and no less than 0.10% after the Withdrawal Charge Period and is guaranteed to be a rate not less than the minimum interest rate allowed by state law. You risk the possibility that We will declare an interest rate for the Performance Credit Account at the guaranteed minimum interest rate.

We will offer the Performance Credit Account for so long as We are offering a Dual Directional Yield strategy. If We make a Dual Directional Yield strategy unavailable, Performance Credits applied during an ongoing Strategy Term will continue to be allocated to the Performance Credit Account, and any Performance Credit Account Value may remain in the Performance Credit Account until withdrawn, reallocated, or annuitized.

INDEXED STRATEGIES

Each Indexed Strategy includes the following elements:

•  A Strategy Term;

•  An Index;

•  An upside crediting method, either Index Cap, Index Trigger, Participation Rate, Tier Participation Rate, Dual Directional Cap, Dual Directional Trigger, Dual Directional Trigger and Cap, or Performance Yield, with associated rate(s) that are declared by Us for a Strategy Term, subject to guaranteed limits; and

•  A downside protection feature, either Buffer, Floor, or Aggregate Floor.

The Indexed Strategies listed in the table below are currently available under the Contract (subject to state or firm variations).

Strategy Term	Index	Upside Crediting Method	Guaranteed Minimum Rate(s) For Upside Crediting Method (During WCP, Post WCP)	Downside Protection Feature	Maximum Potential Loss Due to Negative Index Return
Standard Indexed Strategies
One Year	S&P 500®	Index Cap	1.00%, 0.50%	0% Floor	0%
One Year	S&P 500® / Nasdaq-100®	Index Cap	1.00%, 0.50%	10% Buffer	90%
One Year	S&P 500® / Nasdaq-100®	Index Cap	1.00%, 0.50%	15% Buffer	85%
One Year	S&P 500® / Nasdaq-100®	Index Cap	1.00%, 0.50%	20% Buffer	80%
One Year	S&P 500®	Index Cap	1.00%, 0.50%	Aggregate Floor (Initial Rate: -10%)	80%
One Year	S&P 500® / Nasdaq-100®	Participation Rate	10%, 10%	10% Buffer	90%
One Year	S&P 500® / Nasdaq-100®	Index Trigger	1.00%, 0.50%	10% Buffer	90%
One Year	S&P 500® / Nasdaq-100®	Index Trigger	1.00%, 0.50%	15% Buffer	85%

Strategy Term	Index	Upside Crediting Method	Guaranteed Minimum Rate(s) For Upside Crediting Method (During WCP, Post WCP)	Downside Protection Feature	Maximum Potential Loss Due to Negative Index Return
Standard Indexed Strategies
One Year	S&P 500® / Nasdaq-100®	Index Trigger	1.00%, 0.50%	20% Buffer	80%
Three Year	S&P 500®	Index Cap	1.00%, 0.50%	10% Buffer	90%
Three Year	S&P 500®	Index Cap	1.00%, 0.50%	15% Buffer	85%
Three Year	S&P 500®	Index Cap	1.00%, 0.50%	20% Buffer	80%
Three Year	S&P 500®	Participation Rate	10%, 10%	10% Buffer	90%
Three Year	S&P 500®	Participation Rate	10%, 10%	15% Buffer	85%
Three Year	S&P 500®	Participation Rate	10%, 10%	20% Buffer	80%
Three Year	S&P 500®	Index Trigger	1.00%, 0.50%	10% Buffer	90%
Three Year	S&P 500®	Index Trigger	1.00%, 0.50%	15% Buffer	85%
Three Year	S&P 500®	Index Trigger	1.00%, 0.50%	20% Buffer	80%
Six Year	S&P 500®	Index Cap	1.00%, 0.50%	15% Buffer	85%
Six Year	S&P 500®	Index Cap	1.00%, 0.50%	20% Buffer	80%
Six Year	S&P 500®	Index Cap	1.00%, 0.50%	25% Buffer	75%
Six Year	S&P 500®	Participation Rate	10%, 10%	15% Buffer	85%
Six Year	S&P 500®	Participation Rate	10%, 10%	20% Buffer	80%
Six Year	S&P 500®	Participation Rate	10%, 10%	25% Buffer	75%
Six Year	S&P 500®	Tier Participation Rate	10%, 10% (Max Tier Level: 30%, 30%)	5% Buffer	95%
Six Year	S&P 500®	Tier Participation Rate	10%, 10% (Max Tier Level: 30%, 30%)	10% Buffer	90%
Dual Directional Indexed Strategies (Other than Dual Directional Yield)
One Year	S&P 500® / Nasdaq-100®	Dual Directional Cap (Trigger Level: 90%)	1.00%, 0.50%	10% Buffer	90%
One Year	S&P 500® / Nasdaq-100®	Dual Directional Cap (Trigger Level: 85%)	1.00%, 0.50%	15% Buffer	85%
One Year	S&P 500® / Nasdaq-100®	Dual Directional Cap (Trigger Level: 80%)	1.00%, 0.50%	20% Buffer	80%
One Year	S&P 500® / Nasdaq-100®	Dual Directional Trigger (Trigger Level: 90%)	1.00%, 0.50%	10% Buffer	90%
One Year	S&P 500® / Nasdaq-100®	Dual Directional Trigger (Trigger Level: 80%)	1.00%, 0.50%	20% Buffer	80%
Six Year	S&P 500®	Dual Directional Cap (Trigger Level: 85%)	1.00%, 0.50%	15% Buffer	85%
Six Year	S&P 500®	Dual Directional Cap (Trigger Level: 80%)	1.00%, 0.50%	20% Buffer	80%
Six Year	S&P 500®	Dual Directional Cap (Trigger Level: 75%)	1.00%, 0.50%	25% Buffer	75%

Strategy Term	Index	Upside Crediting Method	Guaranteed Minimum Rate(s) For Upside Crediting Method (During WCP, Post WCP)	Downside Protection Feature	Maximum Potential Loss Due to Negative Index Return
Dual Directional Indexed Strategies (Other than Dual Directional Yield)
Six Year	S&P 500®	Dual Directional Trigger and Cap (Trigger Level: 85%)	Index Cap: 1.00%, 0.50% Index Trigger Rate: 1.00%, 0.50%	15% Buffer	85%
Six Year	S&P 500®	Dual Directional Trigger and Cap (Trigger Level: 80%)	Index Cap: 1.00%, 0.50% Index Trigger Rate: 1.00%, 0.50%	20% Buffer	80%
Six Year	S&P 500®	Dual Directional Trigger and Cap (Trigger Level: 75%)	Index Cap: 1.00%, 0.50% Index Trigger Rate: 1.00%, 0.50%	25% Buffer	75%
Dual Directional Yield Indexed Strategies
Six Year	S&P 500®	Performance Yield (Performance Trigger: 90%)	1.00%, 0.50%	10% Buffer	90%
Six Year	S&P 500®	Performance Yield (Performance Trigger: 80%)	1.00%, 0.50%	20% Buffer	80%

It is important to note that Indexed Strategy Parameters for an Indexed Strategy apply for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with an Index Cap and a Buffer, regardless of how the Index performs over the course of that six-year period, the Index Cap and the Buffer will not be adjusted.

For the Indexed Strategies that We are currently offering, the rates for their upside crediting methods will change from one Strategy Term to the next. The rate(s) for a given Strategy Term may be higher or lower than the rate(s) for previous or future Strategy Terms, subject to the applicable guarantees set forth in the table above. The rates for the initial Strategy Term will be shown in your Contract for strategies to which you have allocated premium. We declare the rates for the available Indexed Strategies' upside crediting methods and provide notice to you at least ten days prior to the beginning of a new Strategy Term.

The upside crediting method rate(s) for the same Indexed Strategy may vary for B-share and I-share class Contracts. The only guarantee is that they both will satisfy guaranteed minimums.

If We offer new Indexed Strategies with the same upside crediting methods in the future, the same guaranteed minimum rates specified in the table above will apply. Your risk of investment loss could be significantly greater than the potential for investment gain. After purchasing the Contract, upon considering the upside rates that We offer for a future Strategy Term, if you decide to surrender the Contract rather than invest in an available strategy, there may be negative consequences such as Withdrawal Charges, negative Strategy Interim Value adjustments, negative MVAs, and taxes and tax penalties.

The rate associated with an available Indexed Strategy's Buffer or Floor (as well as the Trigger Level or Performance Trigger for a Dual Directional Indexed Strategy) as set forth in the table above cannot be changed for the life of the Indexed Strategy. For the Aggregate Floor Indexed Strategy, the initial Aggregate Floor Percentage cannot be changed for the life of the Indexed Strategy, but after the initial rate, the Aggregate Floor Percentage will change from one consecutive Strategy Term to the next. The Aggregate Floor Percentage is determined at the start of each Strategy Term.

We reserve the right to add, remove or replace any Indexed Strategy in the future, subject to necessary regulatory approvals and amendment of this prospectus. As such, the Indexed Strategies (and the associated Indices, upside crediting methods and downside protection features) that We offer under the Contract can change from one Strategy Term to the next. We can add new Indexed Strategies (with the same or different Indices, upside crediting methods and downside protection features) or cease to offer existing Indexed Strategies. For future Strategy Terms, We guarantee that the One-Year Fixed Strategy and the S&P 500® one year point-to-point with Index Cap and 0% Floor Indexed Strategy will be available. If you are not comfortable with the possibility that those could be the only strategies available to you in the future, you should not buy this Contract, as We do not guarantee the availability of any other strategies. As such, from one Strategy Term to the next, We may not offer any Indexed Strategies with Buffer, Aggregate Floor, Index Trigger, Participation Rate, Tier Participation Rate, Dual Directional Cap, Dual Directional Trigger, Dual Directional Trigger and Cap, or Performance Yield. The Indexed Strategy that We guarantee to make available is subject to Our right of Index replacement. The strategies that We guarantee to make available generally have limited potential for investment gain. Assuming the guaranteed minimum interest rate (0.50% during the Withdrawal Charge Period and 0.10% thereafter) or the guaranteed minimum Index Cap (1.00% during the Withdrawal Charge Period and 0.50% thereafter), as applicable for those strategies, your potential return for a Strategy Term could be no greater than 0.10%.

If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

RESTRICTIONS ON INDEXED STRATEGY SELECTION

There are restrictions on the Indexed Strategies you may select for investment:

•  An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period.

•  An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date.

•  If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract Value to that same Indexed Strategy until the ongoing Strategy Term ends.

•  For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both.

THE INDICES

The Contract currently offers Indexed Strategies that are linked to the below Indices. Each Index is a "price return" Index that does not reflect dividends or distributions by the Index's component companies. Index performance will therefore be lower than if dividends and distributions were reflected in Index performance.

S&P 500® Price Return Index

The S&P 500® Price Return Index was established by Standard & Poor's. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 80% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in the index.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

Nasdaq-100 Index®

The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market. The Index includes equities of companies across major industry groups including computer hardware and software, telecommunications, and retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. As of December 31, 2023, the Index was comprised of 100 companies with market capitalizations ranging from $21 billion to $3 trillion.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

The price return version of the index performance does not reflect any dividends or distributions paid by the component companies.

The index provider for this Index is Nasdaq, Inc. and its affiliates. Nasdaq Inc. and its affiliates are not affiliated with the Company.

Index Replacement. We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Strategy Term or during a Strategy Term. We will notify you at least 30 days before We replace an Index, or if not possible, as soon as reasonably practical.

If We replace an Index, We will attempt to select a new Index that is similar to the old Index. In making this evaluation, We will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If We replace an Index during a Strategy Term, We will calculate the Index Return using the old Index up until the replacement date. After the replacement date, We will calculate the Index Return using the new Index, using the value for new Index on the replacement date and the value of the Index at the end of the Strategy Term.

Index Replacement Example. This example is intended to show how We would calculate the Index Return during a Strategy Term in which an Index was replaced.

Index Return from the Starting Index Date until the replacement date for old Index
Old Index Value on the Starting Index Date	100
Old Index Value on the replacement date	103
Index Return for old Index on replacement date	(103 / 100) – 1 = 3%

This 3% Index Return on the replacement date is then used to calculate the Index Return

Index Return from the replacement date until the Ending Index Date for the new Index
New Index Value on the replacement date	100
New Index Value on the Ending Index Date	105
Index Return for new Index on replacement date	(105 / 100) – 1 = 5%

The Index Return calculation for that Strategy Term is then based on the change of both the old and new Index. The Index Return in this Strategy Term would be 8.15% [(1 + 3%) * (1 + 5%)].

Additional information about the Index, including disclaimers, may be found in Appendix K. The investment risks associated with the Indices are discussed under the section titled "Index Risk."

STRATEGY CONTRACT VALUE

The Strategy Contract Value is the amount of your investment in an Indexed Strategy to which you allocate Contract Value and will reflect the portion of your Contract Value in that Indexed Strategy at any given time. If you allocate Contract Value to more than one Indexed Strategy for a Strategy Term, you will have a separate Strategy Contract Value for each Indexed Strategy in which you invested.

If you do not exercise the Performance Lock feature during a Strategy Term, your Strategy Contract Value for an Indexed Strategy will be calculated at the close of each Valuation Day of the Strategy Term as follows:

•  On the first day of the Strategy Term, the Strategy Contract Value will equal the Indexed Strategy Base for that Indexed Strategy.

•  On each Valuation Day thereafter prior to the last day, the Strategy Contract Value on a given Valuation Day will equal the Strategy Interim Value, which We calculate at the close of each such Valuation Day.

We will apply the Strategy Interim Value if amounts are withdrawn or otherwise removed from an Indexed Strategy before the end of the Strategy Term, which may result in significant loss. The types of transactions to which We may apply Strategy Interim Value include partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, cancellation, annuitization, Death Benefit payments, Performance Lock, and deductions for Rider Charges.

The purpose of Strategy Interim Value is to provide an interim valuation for an Indexed Strategy prior to the end of its Strategy Term, such that transactions involving the withdrawal or removal of amounts from an Indexed Strategy before the end of a Strategy Term can be performed. Because these transactions involve the removal of amounts from an Indexed Strategy sooner than We generally anticipate, in order to support these transactions, We have to liquidate or otherwise adjust Our management of the derivative and fixed income assets that We hold in support of Indexed Strategy guarantees. Our methodology for calculating Strategy Interim Value is intended to shift from Us to you market risks and costs associated with Our management of those derivative and fixed income assets.

Strategy Interim Value could reflect loss, even when the Index is performing positively. This is because gain or loss associated with Strategy Interim Value is not calculated the same way as Index Credits or Performance Credits. It is calculated based on Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy. Strategy Interim Value does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

The application of Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings).

Please see Appendix B for a detailed description of how We calculate Strategy Interim Values. It is important to understand that even if the Index performance is positive, it is possible that the Strategy Interim Value will decrease. If you wish to obtain your Strategy Interim Value(s), you may contact Us at 833-ASK-GA 4U (833-275-4248).

Partial withdrawals and Rider Charge deductions based on Strategy Interim Value also negatively impact your future Strategy Contract Values due to immediate proportional reductions to your Indexed Strategy Base. As a result of these transactions, your Strategy Interim Values for the remainder of the Strategy Term will be lower. In addition, any positive Index Credit or Performance Credit that you later receive during the Strategy Term will be lower. These negative impacts occur because a withdrawal or Rider Charge deduction based on Strategy Interim Value proportionally reduces the Indexed Strategy Base upon which Strategy Interim Values, Index Credits, and Performance Credits are calculated. The reduction could be significantly greater than the amount withdrawn or Rider Charge deducted from the Indexed Strategy. The resulting negative impacts to the value of your Contract may be significant, and such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties.

•  At the end of the Strategy Term, the Strategy Contract Value will equal your Indexed Strategy Base adjusted by any Index Credit, which may be positive, negative, or equal to zero. The Strategy Contract Value at the end of the Strategy Term may also be expressed through the following formula: Indexed Strategy Base x (1 + Index Credit).

Strategy Contract Value Example. Assume you allocate $25,000 to an Index Cap strategy with a 5% Index Cap. On the first Valuation Day of the Strategy Term, your Indexed Strategy Base is $25,000. Over the course of the Strategy Term, assuming you do not exercise the Performance Lock feature, your Strategy Contract Value will increase and decrease according to changes in your Strategy Interim Value. For instance, if your Strategy Interim Value at the close of the tenth Valuation Day equals $25,200, your Strategy Contract Value at that time will be $25,200. If your Strategy Interim Value at the close of the eleventh Valuation Day equals $24,800, your Strategy Contract Value at that time will be $24,800. At the end of the Strategy Term, if an Index Credit of 5% is applied, your Strategy Contract Value will be $26,250 ($25,000 x (1 + 0.05) = $26,250). The Performance Lock feature is described in more detail under the section titled, "Performance Lock."

INDEX CREDIT

Each Indexed Strategy takes into account the following elements to calculate the Index Credit:

•  The Index Return;

•  The length of the Strategy Term;

•  The applicable upside crediting method and associated rate(s); and

•  The applicable downside protection feature and associate rate.

For each Indexed Strategy to which you allocate Contract Value, at the end of the Strategy Term, We will apply an Index Credit to your Indexed Strategy Base (unless the Performance Lock feature was exercised during the Strategy Term).

•  If the Index Credit is positive, the dollar amount of the investment gain from the Index Return can be calculated as the Indexed Strategy Base multiplied by the Index Credit.

•  If the Index Credit is negative, the dollar amount of the investment loss from the Index Return can be calculated as the Indexed Strategy Base multiplied by the Index Credit.

•  If the Index Credit is equal to zero, there will be no investment gain or loss due to the Index Return.

Please note:

•  For Index Cap, Index Trigger, Participation Rate, Tier Participation Rate, and Dual Directional Cap strategies, the Index Credit at the end of the Strategy Term will be either positive, negative, or equal to zero.

•  Dual Directional Trigger and Dual Directional Trigger and Cap strategies, the Index Credit at the end of the Strategy Term will be either positive or negative. It will never be zero, as explained further below.

•  For Dual Directional Yield strategies, the Index Credit at the end of the Strategy Term will be either negative or zero. It will never be positive, as Dual Directional Yield offers upside potential only through quarterly Performance Credits. See "Dual Directional Yield" below.

If you allocate Contract Value to multiple Indexed Strategies for a Strategy Term, separate Index Credits will be applied to all the Indexed Strategies in which you are invested at the end of the Strategy Term. Even if you receive positive Index Credit for one or more Indexed Strategies for a Strategy Term, your overall gain will be reduced by any negative Index Credit you receive for any other Indexed Strategy, and such negative Index Credit may cause you to incur an overall loss during the Strategy Term.

Also provided below are examples of how We calculate the Index Credit for each Indexed Strategy.

Index Return ("Point-to-Point"). To calculate the Index Credit, We first calculate the Index Return. The Index Return for an Indexed Strategy is the net percentage change in the Index Value from the Starting Index Date to the Ending Index Date.

Index Return and Index Credit. Assume that between the Starting Index Date and the Ending Index Date the net value of the S&P 500® increases by 5%. Thus, the Index Return for that Indexed Strategy would be 5%. If instead the net value of the S&P 500® decreases by 5%, the Index Return for that Indexed Strategy would be -5%.

After calculating the Index Return, We assess the application of the Indexed Strategy Parameters to determine the Index Credit. We will apply the Index Credit to the Indexed Strategy Base at the end of the Strategy Term. The Strategy Contract Value will also be increased or decreased by the amount of the credit.

Calculation of Index Credit (Except Dual Directional Yield). For each Indexed Strategy, Index Credits are applied at the end of the Strategy Term (assuming that Performance Lock was not exercised). The tables below describe how Index Credits are calculated for the different types of Indexed Strategies, except Dual Directional Yield (see "Dual Directional Yield" later in this section).

The following table describes how Index Credits are calculated for Index Cap, Participation Rate, Index Trigger and Tier Participation Rate strategies (not Dual Directional strategies). Examples of each Indexed Strategy Parameter identified in the table below may be found later in this section.

Indexed Strategy	Positive Index Return	Zero Index Return	Negative Index Return
Index Cap with Buffer, Floor, or Aggregate Floor	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will equal zero.

We apply the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage, as applicable. The Index Credit will be either negative or zero, depending on the Index Return and the Buffer Percentage(1) or Floor Percentage / Aggregate Floor Percentage(2) as applicable.

Participation Rate with Buffer	Index Credit will equal the Participation Rate multiplied by the Index Return.	Index Credit will equal zero.	We apply the Buffer Percentage. The Index Credit will be either negative or zero, depending on the Index Return and the Buffer Percentage(1)
Index Trigger with Buffer	The Index Trigger will apply. The Index Credit will equal the Index Trigger Rate.	The Index Trigger will apply. The Index Credit will equal the Index Trigger Rate.	We apply the Buffer Percentage. The Index Credit will be either negative or zero, depending on the Index Return and the Buffer Percentage(1)
Tier Participation Rate with Buffer

Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.

		Index Credit will equal zero.	We apply the Buffer Percentage. The Index Credit will be either negative or zero, depending on the Index Return and the Buffer Percentage(1)

(1)  If the negative Index Return does not exceed the Buffer Percentage, the Index Credit will be zero. If the negative Index Return exceeds the Buffer Percentage, the negative Index Credit will equal the Index Return in excess of the Buffer Percentage. For example, if the Buffer Percentage is 10%, and the Index Return is -25%, the negative Index Credit would be -15%, which is the amount that the negative Index Return exceeds the Buffer Percentage. If instead the Index Return were -8%, the Index Credit would be 0%, because the negative Index Return did not exceed the Buffer Percentage.

(2)  If the negative Index Return does not exceed the Floor Percentage or Aggregate Floor Percentage, as applicable, the negative Index Credit will equal the negative Index Return. If the negative Index Return exceeds the Floor Percentage or Aggregate Floor Percentage, as applicable, the negative Index Credit will equal the Floor Percentage or Aggregate Floor Percentage. For example, if the Floor Percentage or Aggregate Floor Percentage is -10%, the lowest negative Index Credit is -10%. If the Floor Percentage or Aggregate Floor Percentage is 0%, the lowest negative Index Credit is 0%.

The following table summarizes how Index Credits are calculated for Dual Directional strategies other than Dual Directional Yield.

In addition to an Index Cap and/or Index Trigger Rate, and a Buffer Percentage, each of these Indexed Strategies has a Trigger Level. In the case of a negative Index Return, the Trigger Level sets a threshold that determines how Index Credits will be calculated. The threshold applicable to negative Index Return equals the Trigger Level minus 1. For example, if the Trigger Level is 90%, the negative threshold will be -10% (90% – 1). For Dual Directional Trigger and Cap, the Trigger Level not only sets a negative threshold, it also sets a positive threshold that determines how Index Credits are calculated when Index Return is positive. This positive threshold equals 1 minus the Trigger Level. For example, if the Trigger Level is 90%, the positive threshold will be 10% (1 – 90%). Examples of each Indexed Strategy Parameter identified in the table below may be found later in this section.

Indexed Strategy	If Index Return is Positive or Zero	If Index Return is Negative, but does not exceed the Trigger Level Threshold For Negative Index Returns(1)	If Index Return is Negative and does exceed the Trigger Level Threshold For Negative Index Returns(1)
Dual Directional Cap with Buffer	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will be positive and equal to the inverse of the Index Return.	We apply the Buffer Percentage. The Index Credit will be negative, equal to the negative Index Return in excess of the Buffer Percentage.
Dual Directional Trigger with Buffer	The Index Trigger will apply. The Index Credit will equal the Index Trigger Rate.	The Index Trigger will apply. The Index Credit will be positive and equal to the Index Trigger Rate.	We apply the Buffer Percentage. The Index Credit will be negative, equal to the negative Index Return in excess of the Buffer Percentage.
Dual Directional Trigger and Cap with Buffer	If the Index Return is equal to or greater than the positive threshold set by the Trigger Level, the Index Credit will equal the Index Return, subject to the Index Cap.
	If the Index Return is less than the positive threshold set by the Trigger Level, the Index Trigger will apply. The Index Credit will equal the Index Trigger Rate.	The Index Trigger will apply. The Index Credit will be positive and equal to the Index Trigger Rate.	We apply the Buffer Percentage. The Index Credit will be negative, equal to the negative Index Return in excess of the Buffer Percentage.

(1)  The negative threshold set by the Trigger Level will always align with the Buffer Percentage, meaning there is no gap between the negative threshold set by the Trigger Level and the downside protection limit set by the Buffer Percentage. For example, a Dual Directional strategy with a 90% Trigger Level will necessarily have a 10% Buffer, such that any negative Index Return up to and including -10% will result in a positive Index Credit, and any negative Index Return in excess of -10% will result in a negative Index Credit. As a result, unlike standard Buffer strategies, a zero Index Credit is not possible.

It is important to understand the limits and risks of the Indexed Strategy Parameters described in the tables above, including the following:

•  For Index Cap, Dual Directional Cap, and Dual Directional Trigger and Cap strategies, an Index Cap represents the maximum positive Index Return that may be reflected in the Index Credit for a given Strategy Term. As such, an Index Cap may limit your gain by capping your potential Index Credit.

•  For Participation Rate strategies, a Participation Rate is a percentage that is multiplied by any positive Index Return to calculate the Index Credit for a given Strategy Term. A Participation Rate may prevent you from fully participating in positive Index Return (although there is no cap on your potential Index Credit when a Participation Rate is applied).

•  For Index Trigger, Dual Directional Trigger, and Dual Directional Trigger and Cap strategies, the Index Trigger and its associated Index Trigger Rate represents a fixed amount of positive Index Credit that may be applied. The Index Trigger Rate may be lower than a positive Index Return. As such, an Index Trigger Rate may limit your gain by capping your potential Index Credit.

•  For Tier Participation Rate strategies, the Tier Level is the level of Index Return that determines the applicability of the Tier Participation Rates. The Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. Tier Participation Rates may prevent you from fully participating in positive Index Return (although there is no cap on your potential Index Credit when Tier Participation Rates are applied).

•  For Dual Directional Cap strategies, not only is your potential investment gain due to a positive Index Return limited by the Index Cap, as described above, the potential investment gain from a negative Index Return, if any, is limited by the negative threshold set by the Trigger Level. In no event will a positive Index Credit from a negative Index Return be greater than the inverse of the negative threshold set by the Trigger Level. For example, if the negative threshold set by the Trigger Level is -10%, the investment gain from a negative Index Credit cannot be greater than 10%.

•  The Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, negative MVAs, Strategy Interim Values reflecting loss, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Buffer Percentage.

•  The Floor Percentage (other than a 0% Floor Percentage) provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, negative MVAs, Strategy Interim Values reflecting loss, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Floor Percentage.

Examples of Index Credit Calculation for Indexed Strategies (Except Dual Directional Yield and Aggregate Floor)

Index Cap Example 1: Assume that you allocated Contract Value to an Index Cap strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 5%. In this case, to calculate the Index Credit, We would compare the Index Return of 5% to the Index Cap of 8%. Because the Index Return (5%) is less than the Index Cap (8%), the Index Credit would equal 5%.

Index Cap Example 2: Assume that you allocated Contract Value to an Index Cap strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 15%. In this case, to calculate the Index Credit, We would compare the Index Cap of 8% to the Index Return of 15%. Because the Index Return (15%) is higher than the Index Cap (8%), the Index Credit would equal 8%.

Participation Rate Example: Assume that you allocated Contract Value to a Participation Rate strategy for a Strategy Term with a Participation Rate of 20%, and at the end of the Strategy Term, the Index Return is 10%. In this case, to calculate the Index Credit, We would multiply the Index Return of 10% by the 20% Participation Rate, which results in an Index Credit of 2%.

Index Trigger Example 1: Assume that you allocated Contract Value to an Index Trigger strategy for a Strategy Term with an Index Trigger Rate of 5%. Also assume that at the end of the Strategy Term, the Index Return is 10%. Because the Index Return (10%) is positive, the Index Trigger would apply. The Index Credit would equal the Index Trigger Rate of 5%.

Index Trigger Example 2: Assume that you allocated Contract Value to an Index Trigger strategy for a Strategy Term with an Index Trigger Rate of 5%. Also assume that at the end of the Strategy Term, the Index Return is 0%. Because the Index Return is zero, the Index Trigger would apply. The Index Credit would equal the Index Trigger Rate of 5%.

Tier Level and Tier Participation Rates Example 1: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, and a Tier Level of 20%, and at the end of the six-year Strategy Term, the Index Return is 18%. In this case, where the Index Return is less than the Tier Level, to calculate the Index Credit, We would multiply the Index Return of 18% by the 100% Tier One Participation Rate, which results in an Index Credit of 18%. The Tier Two Participation Rate would not apply.

Tier Level and Tier Participation Rates Example 2: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, and a Tier Level of 20%, and at the end of the six-year Strategy Term, the Index Return is 35%. In this case, where the Index Return is above the Tier Level, the Index Credit would be 100% (Tier One Participation Rate) of the first 20% (Tier Level) increase, plus 140% (Tier Two Participation Rate) of the remaining 15% (Index Return minus Tier Level) increase, which equals an Index Credit of 41%.

Buffer Percentage Example 1: Assume that you allocated Contract Value to a standard (non-Dual Directional) Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -5%. Because the negative Index Return (-5%) does not exceed the Buffer Percentage of 10%, the Index Credit would equal 0%. In this example, the Buffer Percentage provided complete downside protection by preventing you from receiving negative Index Credit.

Buffer Percentage Example 2: Assume that you allocated Contract Value to a standard (non-Dual Directional) Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -15%. Because the negative Index Return (-15%) exceeds the Buffer Percentage of 10%, an Index Credit of -5% would be applied to the Indexed Strategy Base. In this example, the Buffer Percentage provided partial downside protection because it limited your loss from -15% to -5%, but it did not provide complete downside protection.

Floor Percentage Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage of -10% and, at the end of the Strategy Term, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Floor Percentage of -10% to the Index Return of -5%. Because the Floor Percentage (-10%) is less than the Index Return (-5%), We would apply an Index Credit equal to -5% to the Indexed Strategy Base. In this example, the Floor Percentage did not provide any downside protection.

Floor Percentage Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage of -10% and, at the end of the Strategy Term, the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Floor Percentage of -10% to the Index Return of -15%. Because the Floor Percentage limits the amount of negative Index performance to -10%, an Index Credit equal to -10% would be applied to the Indexed Strategy Base. In this example, the Floor Percentage provided partial downside protection by limiting your loss to -10%.

Floor Percentage Example 3: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage of 0% and, at the end of the Strategy Term, the Index Return is -15%. Because a 0% Floor Percentage provides complete protection from a negative Index Return, an Index Credit equal to 0% would be applied to the Indexed Strategy Base.

Dual Directional Trigger with Buffer Example 1 (Positive Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with an Index Trigger Rate of 5%. Also assume that at the end of the Strategy Term, the Index Return is 12%. Because the Index Return is positive, the Index Trigger would apply. The Index Credit would equal the Index Trigger Rate of 5%.

Dual Directional Trigger with Buffer Example 2 (Positive Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with an Index Trigger Rate of 5%. Also assume that at the end of the Strategy Term, the Index Return is 3%. Because the Index Return is positive, the Index Trigger would apply. The Index Credit would equal the Index Trigger Rate of 5%.

Dual Directional Trigger with Buffer Example 3 (Negative Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with an Index Trigger Rate of 5% and a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is -10%. Because the Index Return (-10%) is greater than or equal to the Trigger Level threshold for negative Index Returns of -10% (90% – 1), the Index Trigger would apply. The Index Credit would equal the Index Trigger Rate of 5%.

Dual Directional Trigger with Buffer Example 4 (Negative Index Return, Applying the Buffer Percentage): Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with a Trigger Level of 90% and a Buffer Percentage of 10%. Also assume that at the end of the Strategy Term, the Index Return is -15%. Because the Index Return (-15%) exceeds the Trigger Level threshold for negative Index Returns of -10% (90% – 1), the Index Trigger would not apply. Instead, the Buffer Percentage would apply. The Index Credit would be negative, equal to the Index Return in excess of the Buffer Percentage, which would be -5% (-15% + 10%).

Dual Directional Cap with Buffer Example 1 (Positive Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with an Index Cap of 30%. Also assume that at the end of the Strategy Term, the Index Return is 35%. Because the Index Return (35%) is positive and greater than the Index Cap (30%), the Index Credit would equal the Index Cap of 30%.

Dual Directional Cap with Buffer Example 2: (Positive Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with an Index Cap of 30%. Also assume that at the end of the Strategy Term, the Index Return is 5%. Because the Index Return (5%) is positive and less than the Index Cap (30%), the Index Credit would equal the Index Return of 5%.

Dual Directional Cap with Buffer Example 3 (Negative Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is -3%. Because the Index Return (-3%) is negative but greater than or equal to the Trigger Level threshold for negative Index Returns of -10% (90% – 1), the Index Credit would equal 3% (the inverse of -3%).

Dual Directional Cap with Buffer Example 4 (Negative Index Return, Applying the Buffer Percentage): Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with a Trigger Level of 90% and a Buffer Percentage of 10%. Also assume that at the end of the Strategy Term, the Index Return is -15%. Because the Index Return (-15%) exceeds the Trigger Level threshold for negative Index Returns of -10% (90% – 1), the inverse of the Index Return would not apply. Instead, the Buffer Percentage would apply. The Index Credit would be negative, equal to the Index Return in excess of the Buffer Percentage, which would be -5% (-15% + 10%).

Dual Directional Trigger and Cap with Buffer Example 1 (Positive Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Cap of 60%. Also assume that at the end of the Strategy Term, the Index Return is 65%. Because the Index Return (65%) is positive and greater than the Index Cap (60%), Index Credit would equal the Index Cap of 60%.

Dual Directional Trigger and Cap with Buffer Example 2 (Positive Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Cap of 60%, an Index Trigger Rate of 15% and a Trigger Level of 85%. Also assume that at the end of the Strategy Term, the Index Return is 17%. Because the Index Return (17%) is positive, lower than the Index Cap (60%) and greater than the Trigger Level threshold for positive Index Returns of 15% (1 – 85%), the Index Credit would equal the Index Return of 17%.

Dual Directional Trigger and Cap with Buffer Example 3 (Positive Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Trigger Rate of 15% and a Trigger Level of 85%. Also assume that at the end of the Strategy Term, the Index Return is 7%. Because the Index Return (7%) is positive and lower than or equal to the Trigger Level threshold for positive Index Returns of 15% (1 – 85%), the Index Trigger would apply. The Index Credit would equal the Index Trigger Rate of 15%.

Dual Directional Trigger and Cap with Buffer Example 4 (Negative Index Return, Applying the Upside Crediting Method): Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Trigger Rate of 15% and a Trigger Level of 85%. Also assume that at the end of the Strategy Term, the Index Return is -10%. Because the Index Return (-10%) is negative but greater than or equal to the Trigger Level threshold for negative Index Returns of -15% (85% – 1), the Index Trigger would apply. The Index Credit would equal the Index Trigger Rate of 15%.

Dual Directional Trigger and Cap with Buffer Example 5 (Negative Index Return, Applying the Buffer Percentage): Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with a Trigger Level of 85% and a Buffer Percentage of 15%. Also assume that at the end of the Strategy Term, the Index Return is -20%. Because the Index Return (-20%) exceeds the Trigger Level threshold for negative Index Returns of -15% (85% – 1), the Index Trigger will not apply. Instead, the Buffer Percentage would apply. The Index Credit would be negative, equal to the Index Return in excess of the Buffer Percentage, which would be -5% (-20% + 15%).

No upside crediting method guarantees a certain amount of Index Credit. The rates that We declare for the available Indexed Strategies' upside crediting methods may limit the amount of positive Index Credit that We may be obligated to pay for any Strategy Term. We set the rates for the available Indexed Strategies' upside crediting methods at Our discretion, subject to the guaranteed limits set forth in this prospectus. You risk the possibility that We will not set an Indexed Strategy's upside crediting method rate higher than the minimum guaranteed rate.

A Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, negative MVAs, Strategy Interim Values reflecting loss, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Buffer Percentage.

A Floor Percentage lower than 0% provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money due to a negative Index Return. Additionally, regardless of the Floor Percentage, Rider Charges, Withdrawal Charges, advisory fees, negative MVAs, Strategy Interim Values reflecting loss, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Floor Percentage.

For explanation and examples of Dual Directional Yield, see "Dual Directional Yield" below. For explanation and examples of Aggregate Floor, see "Aggregate Floor" later in this section.

DUAL DIRECTIONAL YIELD

Each Dual Directional Yield strategy has a six-year Strategy Term and offers upside potential through a quarterly Performance Credit using the Performance Yield upside crediting method. Each positive Performance Credit Rate is calculated on each Quarterly Anniversary equal to 1/4th of the Performance Yield (which is an annualized maximum rate of return) or zero. A Performance Credit is calculated each Quarterly Anniversary as the Performance Credit Rate multiplied by the Indexed Strategy Base. However, there is no guarantee that you will be credited with any positive Performance Credits. On the Strategy Term end date, an Index Credit will be applied, but it will be either negative or zero (never positive).

Quarterly Performance Credit

Performance Credit Rate: On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit Rate will be calculated. The Performance Credit Rate may be positive or equal to zero, and will be calculated based on the following elements: Index Percentage Base, Performance Trigger and Performance Yield. The Performance Credit Rate is calculated as follows:

•  First, We calculate the Index Percentage Base, which measures Index performance since the beginning of the Strategy Term. The Index Percentage Base will equal (A) divided by (B), where (A) is the Index Value as of the Index Observation Date and (B) is the Index Value as of the Starting Index Date.

•  Second, We determine the Performance Credit Rate by comparing the Index Percentage Base to the Performance Trigger. The Performance Trigger will be less than 100%, potentially allowing for a positive Performance Credit Rate when Index performance has been positive, zero, or to a limited extent, negative.

o  If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive and equal to 1/4th of the Performance Yield. The Performance Credit applied to your Contract will equal the Performance Credit Rate multiplied by the Indexed Strategy Base.

o  If the Index Percentage Base is less than the Performance Trigger, the Performance Credit will be zero.

Performance Credit — On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit will be calculated. The Performance Credit Rate may be positive or equal to zero, and Performance Credit will be calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base.

The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account, with no change to your Strategy Contract Value or Indexed Strategy Base for the Dual Directional Yield strategy. See "Performance Credit Account" earlier in this prospectus.

Index Credit

On the Strategy Term end date, in addition to a positive or zero Performance Credit as described above, We also apply the Index Credit. The Index Credit will either be negative or zero (never positive). Index Credit will be calculated as follows:

•  If the Index Return is positive or zero, the Index Credit will be equal to zero.

•  If the Index Return is negative, We apply the Buffer Percentage. The Index Credit will either be negative or zero depending on the Index Return and the applicable Buffer Percentage.

In light of the Indexed Strategy Parameters for Dual Directional Yield strategies that We are currently offering, if you receive a positive Performance Credit on the Strategy Term end date, the Index Credit will be zero. If you receive a zero Performance Credit on the Strategy Term end date, the Index Credit will be negative and will depend on the Index Return and the applicable Buffer Percentage.

Examples

The first three examples below illustrate how We calculate the Performance Credit on a Quarterly Anniversary prior to the Strategy Term end date:

Example 1 — Positive Index performance, positive Performance Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8% and a Performance Trigger of 90%. Also assume that on a Quarterly Anniversary prior to the Strategy Term end date, the Index Value as of the Index Observation Date is 1,050 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 105% (1050/1000). Because the Index Percentage Base (105%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

Example 2 — Negative Index performance, positive Performance Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8% and a Performance Trigger of 90%. Also assume that on a Quarterly Anniversary prior to the Strategy Term end date, the Index Value as of the Index Observation Date is 910 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 91% (910/1000). Because the Index Percentage Base (91%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

Example 3 — Negative Index performance, zero Performance Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8% and a Performance Trigger of 90%. Also assume that on a Quarterly Anniversary prior to the Strategy Term end date, the Index Value as of the Index Observation Date is 850 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 85% (850/1000). Because the Index Percentage Base (85%) is lower than the Performance Trigger (90%), the Performance Credit Rate equals 0%. The Performance Credit is calculated as $0 ($100,000 * 0%). There is no gain or loss credited to your Contract.

Provided below are examples of how We calculate the Performance Credit and Index Credit on a Strategy Term end date:

Example 4 — Positive Index performance, positive Performance Credit, zero Index Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8%, a Performance Trigger of 90% and a Buffer Percentage of 10%. On the Strategy Term end date:

We would calculate the Performance Credit. Assume that the Index Value as of the Index Observation Date is 1,100 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 110% (110/1000). Because the Index

Percentage Base (110%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

We would also calculate the Index Credit. Consistent with the assumptions above, the Index Value on the Ending Index Date is 1,100 and the Index Value on the Starting Index Date is 1,000, resulting in an Index Return of 10%. Because the Index Return is positive or equal to zero, the Index Credit would be 0%.

Example 5 — Negative Index performance, positive Performance Credit, zero Index Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8%, a Performance Trigger of 90% and a Buffer Percentage of 10%. On the Strategy Term end date:

We would calculate the Performance Credit. Assume that the Index Value as of the Index Observation Date is 950 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 95% (950/1000). Because the Index Percentage Base (95%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

We would also calculate the Index Credit. Consistent with the assumptions above, the Index Value on the Ending Index Date is 950 and the Index Value on the Starting Index Date is 1,000, resulting in an Index Return of -5%. Because the Index Return is negative but does not exceed the Buffer Percentage (10%), the Index Credit would be 0%.

Example 6 — Negative Index performance, zero Performance Credit, negative Index Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8%, a Performance Trigger of 90% and a Buffer Percentage of 10%. On the Strategy Term end date:

We would calculate the Performance Credit. Assume that the Index Value as of the Index Observation Date is 800 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 80% (800/1000). Because the Index Percentage Base (80%) is lower than the Performance Trigger (90%), the Performance Credit Rate is 0%. The Performance Credit is calculated as $0 ($100,000 * 0%).

We would also calculate the Index Credit. Consistent with the assumptions above, the Index Value on the Ending Index Date is 800 and the Index Value on the Starting Index Date is 1,000, resulting in an Index Return of -20%. Because the Index Return is negative and exceeds the Buffer Percentage (10%), the Index Credit would be -10%.

The Performance Yield does not guarantee a certain amount of positive Performance Credit. The Performance Yield may limit the amount of positive Performance Credit that We may be obligated to pay for any Strategy Term. We set the Performance Yield at Our discretion, subject to the guaranteed limits set forth in your Contract and this prospectus. You risk the possibility that We will not set Performance Yield higher than the minimum guaranteed rate.

The Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, negative MVAs, Strategy Interim Values reflecting loss, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Buffer Percentage.

AGGREGATE FLOOR

The Aggregate Floor Indexed Strategy is an Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans multiple one year consecutive Strategy Terms. For this reason, this strategy may appeal to a Contract Owner who is concerned about cumulative negative Index performance over the course of multiple Strategy Terms but still wants upside exposure.

•  The annual growth potential is the one year Index Return up to the Index Caps.

•  The annual downside protection guarantee is equal to the Aggregate Floor, which is the dollar amount of your investment that is protected from negative Index performance during each one year Strategy Term.

The initial Aggregate Floor is equal to 90% of the Aggregate Floor Indexed Strategy's investment allocation. For as long as you remain invested in the Aggregate Floor Indexed Strategy, your Aggregate Floor (adjusted for any resets, withdrawals, optional Rider Charges and/or transfers in subsequent consecutive Strategy Terms) will never decrease due to negative market performance from one Strategy Term to the next. This means that you will never lose more than 10% of your initial allocation (or any subsequent allocations) to the Aggregate Floor Indexed Strategy due to negative Index performance.

The initial Aggregate Floor Percentage is always -10%. The Aggregate Floor Percentage may change for subsequent consecutive Strategy Terms depending on the Index Credit from the prior Strategy Term, but We guarantee that We will never set the percentage lower than -20% for subsequent consecutive Strategy Terms.

At the start of each consecutive Aggregate Floor Indexed Strategy Term, We recalculate the Aggregate Floor, Aggregate Floor Percentage and Index Caps, as follows and discussed in more detail below:

Aggregate Floor — We recalculate the new Aggregate Floor based on the prior Strategy Term's Index Credit, as well as any withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy. The new Aggregate Floor will equal the greater of the prior Strategy Term's Aggregate Floor or 80% of the Strategy Contract Value (as adjusted for any positive or negative Index Credit).

In general, based on the prior Strategy Term's Index Credit, the Aggregate Floor will stay the same or increase at the start of each new consecutive Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage will also change, based on the new Aggregate Floor, to reflect the largest percentage by which your Strategy Contract Value can decrease at the end of the Strategy Term. We discuss this further below in greater detail.

For each scenario below, assume $100,000 initial allocation at the start of Contract Year 1; an initial Aggregate Floor of $90,000; and no withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy:

If the Index Credit is 0%, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have an Index Credit of 0% (or $0) in Contract Year 1, the Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $100,000 = $80,000).

If the Index Credit is negative, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have a negative Index Credit in Contract Year 1 of 6% (or $6,000), which reduces your Strategy Contract Value to $94,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term, this is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $94,000 = $75,200). The Aggregate Floor Percentage for Contract Year 2 is -4.26% ($90,000 Aggregate Floor / $94,000 Strategy Contract Value – 1).

In Contract Year 2, assume the Index performance is again negative, and you have a potential negative Index Credit of 5% (or $4,700) prior to the application of the Aggregate Floor Percentage of -4.26%. The Index Credit in Contract Year 2 is limited to -4.26% (or $4000). We protected you from loss that would reduce your Strategy Contract Value below $90,000 because you have a $90,000 Aggregate Floor. This means We will only reduce your Strategy Contract Value by -4.26% (or $ 4,000) to $90,000 instead of by -5% (or $4,700) to $89,300. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $90,000 = $72,000).

If the Index Credit is positive, the Aggregate Floor will increase or stay the same at the start of the next consecutive Strategy Term.

For example, assume you have a positive Index Credit in Contract Year 1 of 4% (or $4,000), increasing your Strategy Contract Value to $104,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $104,000 = $83,200).

In Contract Year 2, assume the Index performance is again positive, and you have a positive Index Credit of 10% ($10,400), increasing your Contract Strategy Value to $114,400. Your Aggregate Floor will increase at the start of the next consecutive Strategy Term to $91,520. This is because the new Aggregate Floor equals the greater of the prior Strategy Term's Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $114,400 = $91,520). In this example, starting in Contract Year 3 and for each subsequent consecutive Aggregate Floor Indexed Strategy Term, your Aggregate Floor will never be less than $91,520 due to negative market performance.

At the start of each subsequent Strategy Term the Aggregate Floor amount may increase such that We will never allow you to lose more than 20% in any given Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature, which is discussed below in this section. Upon any reset of the Aggregate Floor Percentage, the Aggregate Floor will be reset to equal 90% of your Strategy Contract Value.

We will decrease your Aggregate Floor upon withdrawals, the deduction of optional Rider Charges and/or transfers out of the Indexed Strategy on a proportional basis. We will increase your Aggregate Floor upon any transfer into the Indexed Strategy. We discuss such decreases and increases below in this section, as well as provide examples.

Aggregate Floor Percentage — Next, We determine a new Aggregate Floor Percentage at the start of each consecutive Aggregate Floor Indexed Strategy Term. The Aggregate Floor Percentage is the maximum annual percentage of your investment allocation to the Indexed Strategy that you can lose due to negative Index performance.

We determine the Aggregate Floor Percentage, as follows: [(Aggregate Floor/Strategy Contract Value) – 1]. In general, as your Strategy Contract Value increases, your Aggregate Floor Percentage will decrease (ex.: -10% to -20%); as your Strategy Contract Value decreases, your Aggregate Floor Percentage will increase (ex.: -10% to 0%).

As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. We guarantee that this percentage will never be lower than -20%.

As discussed below in this section, you have the option to elect to reset the Aggregate Floor Percentage to -10% for any subsequent consecutive Strategy Term during the Reallocation Period for the next Strategy Term.

Index Caps — We set renewal Index Caps based on the new Aggregate Floor Percentage for the next consecutive Strategy Term. We set the Index Caps at least ten days prior to the start of any Indexed Strategy Term.

•  Aggregate Floor Percentages with less investment risk for the next consecutive Strategy Term will result in lower Index Caps for that Strategy Term. This means that the Index Caps renewal rates will decrease as your Aggregate Floor Percentage increases.

•  Aggregate Floor Percentages with greater investment risk for the next consecutive Strategy Term will result in higher Index Caps for the next Strategy Term. This means that the Index Caps renewal rates will increase as your Aggregate Floor Percentage decreases.

You should fully understand the operation of the Aggregate Floor Indexed Strategy before electing it as an investment or exercising its reset feature.

In the following example, We show how the Aggregate Floor, Aggregate Floor Percentage and the Index Caps work over the course of several Contract Years under varying market conditions. We provide the hypothetical renewal Index Caps table and additional examples in Appendix D.

Contract Year 1

Strategy Contract Value = $100,000

Aggregate Floor = $90,000

Aggregate Floor Percentage = -10%

Index Caps = 10%

•  If the Index performance in the 1st Contract Year is 15%, the Strategy Contract Value grows to $110,000 (up to the Index Caps of 10%), the Aggregate Floor remains at $90,000 (since 80% of $110,000 is $88,000, which is less than the current Aggregate Floor of $90,000) and the Aggregate Floor Percentage would be -18.1% [($90,000 / $110,000) – 1] for the next Contract Year.

Contract Year 2

Strategy Contract Value = $110,000

Aggregate Floor = $90,000

Aggregate Floor Percentage = -18.1%

Index Caps = 16.50%

•  If the Index performance in the 2nd Contract Year is 10%, the Strategy Contract Value grows to $121,000 (as the 10% Index performance is less than the Index Caps of 16.50%), the Aggregate Floor would increase to $96,800 (since 80% of $121,000 is $96,800, which is greater than the current Aggregate Floor of $90,000) and the Aggregate Floor Percentage would be -20% [($96,800 / $121,000) – 1] for the next Contract Year.

Contract Year 3

Strategy Contract Value = $121,000

Aggregate Floor = $96,800

Aggregate Floor Percentage = -20%

Index Caps = 22%

•  If the Index performance in the 3rd Contract Year is -25%, the Strategy Contract Value would decrease to the Aggregate Floor of $96,800 (although the Index performance was -25%, the maximum that could be lost in the Contract Year is -20%), the Aggregate Floor would remain at $96,800 (since 80% of $96,800 = $77,440, which is less than the Aggregate Floor of $96,800) and the Aggregate Floor Percentage would be 0% [($96,800 / $96,800) – 1] for the next Contract Year.

Contract Year 4

Strategy Contract Value = $96,800

Aggregate Floor = $96,800

Aggregate Floor Percentage = 0%

Index Caps = 2.50%

•  If the Index performance in the 4th Contract Year is -5%, the Strategy Contract Value would not decrease any further because the Aggregate Floor is $96,800 (although the Index performance was -5%, the maximum that could be lost in the Contract Year is -0%), the Aggregate Floor would remain at $96,800 (since 80% of $96,800 = $77,440, which is less than the Aggregate Floor of $96,800) and the Aggregate Floor Percentage would be 0% [($96,800 / $96,800) – 1] for the next Contract Year.

We provide additional information about each of these features below in this section.

Your Aggregate Floor will not Decrease due to Negative Market Performance

Your Aggregate Floor is guaranteed never to decrease due to negative market performance. Since your initial Aggregate Floor is equal to 90% of your initial investment allocation to the Aggregate Floor Indexed Strategy, this means your Aggregate Floor will never decrease below 90% of your initial investment (based on negative Index performance).

How Your Aggregate Floor Can Decrease

Transfers and withdrawals from the Aggregate Floor Indexed Strategy will decrease the Aggregate Floor on a proportional basis, which may be greater than the dollar amount of the transfer or withdrawal. The deduction of optional benefit charges will also decrease your Aggregate Floor in the same manner as transfer and withdrawals. See the following example:

Example — Transfer from Aggregate Floor Indexed Strategy:

End of Contract Year 1:

Aggregate Floor = $90.000

Strategy Contract Value = $105,000

A transfer of $50,000 is requested during the Reallocation Period from the Aggregate Floor Indexed Strategy into another Indexed Strategy for Contract Year 2.

Beginning of Contract Year 2:

Aggregate Floor = $47,150

Strategy Contract Value = $55,000

•  The Aggregate Floor is determined by first calculating the Aggregate Floor prior to the transfer, which is $90,000 (greater of $90,000 and $84,000, which is 80% of the $105,000 Strategy Contract Value)

•  Next, the Aggregate Floor is decreased by taking the transfer out of the Strategy ($50,000) and multiplying that amount by the greater of the following:

o  1 plus the maximum Floor Percentage of -20%, or -0.20, which is 80%

o  1 plus the (Aggregate Floor at the end of the prior Strategy Term divided by the Strategy Contract Value at the end of the prior Strategy Term minus one), which is 1 + (-14.3% or -0.143), which is 85.7%

•  The Contract Year 2 Aggregate Floor is $47,143, which is the Aggregate Floor calculated prior to the transfer ($90,000) less the amount of the Aggregate Floor attributed to the transfer from the Aggregate Floor Strategy ($42,857, which is 85.7% of $50,000) into the new Strategy.

•  Your Aggregate Floor Percentage for Contract Year 2 would be -14.3% [(Aggregate Floor of $47,143/Strategy Contract Value of $55,000) – 1]

Example — Withdrawal from Aggregate Floor Indexed Strategy:

End of Contract Year 1:

Aggregate Floor = $90.000

Strategy Contract Value = $105,000

During Contract Year 2, a withdrawal of $50,000 is taken. Assuming no change to the Strategy Contract Value, the Aggregate Floor is reduced proportionally by the factor of one minus the withdrawal divided by the Strategy Contract Value (1-$50,000/$105,000), which is equal to 0.52381. The Aggregate Floor following the withdrawal would be $47,143.

Please see Appendix D for more details and examples on the calculations.

Your Aggregate Floor can also decrease if you select a "reset," as discussed below in this section.

How your Aggregate Floor can Increase

As discussed above, the Aggregate Floor amount may increase due to positive Index performance from one Strategy Term to the next while Strategy Contract Value remains allocated to the Aggregate Floor Indexed Strategy. At the start of each subsequent Strategy Term, the Aggregate Floor amount may increase such that you will never lose in excess of 20% in any given Strategy Term. This increase may occur following positive Index performance. If applicable, the increase is automatic.

The Aggregate Floor will also increase if you transfer additional Strategy Contract Value into the Indexed Strategy at the start of a new Strategy Term. The initial Aggregate Floor Percentage for transfers will always equal -10%. Upon transfer into the Aggregate Floor Indexed Strategy, the Strategy Contract Value will be increased by the amount of the transfer and the Aggregate Floor will be increased by 90% of the transfer. Following the transfer, the Aggregate Floor Percentage for the next Strategy Term will be calculated using the increased Aggregate Floor.

If there is a combination of renewal allocations and transfers into the Indexed Strategy, the Aggregate Floor will be a blend of the renewal allocations and transfer allocation. For example, assume your Aggregate Floor is $90,000 and your Strategy Contract Value is $105,000 at the start of the next Strategy Term prior to a $50,000 transfer into the Aggregate Floor Strategy. For the allocation renewing from the prior Strategy Term, the Aggregate Floor carried forward to the next Strategy Term remains $90,000 because 80% of the Strategy Contract Value did not exceed the prior Aggregate Floor. Following the transfer, your Aggregate Floor will increase by $45,000 (90% of $50,000 transfer) to a total of $135,000 Aggregate Floor. Example continued, for the next Strategy Term, your Aggregate Floor Percentage would be -12.9% (Aggregate Floor of $135,000/Strategy Contract Value of $155,000 – 1). Please see Appendix D for more details and examples on the calculations.

Your Aggregate Floor can also increase if you select a "reset," as discussed below in this section.

The Aggregate Floor is set before the beginning of each Strategy Term. It is equal to Max [A,B] + C – D, where:

A is one plus the minimum Floor Percentage (-20%) under the Aggregate Floor Indexed Strategy x the Strategy Contract Value at the end of the prior Strategy Term;

B is the Aggregate Floor at the end of the prior Strategy Term;

C is Contract Value transferred into the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term; multiplied by one plus the initial Aggregate Floor Percentage and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term multiplied by [one plus the maximum of the minimum Floor Percentage and the (Aggregate Floor at the end of the prior Strategy Term divided by the Strategy Contract Value at the end of the prior Strategy Term minus one)]

Contract Value must remain allocated to the Indexed Strategy over multiple Strategy Terms to benefit from an increase in the Aggregate Floor. Contract Value that is transferred out of the Indexed Strategy loses any additional protection provided by the Aggregate Floor.

Aggregate Floor Percentage

The initial Aggregate Floor Percentage will always be equal to -10%. As discussed above, at the start of each new one year consecutive subsequent Aggregate Floor Indexed Strategy Term, the Aggregate Floor Percentage and the corresponding Index Caps may change based on the prior year's (negative or positive) Index performance. First, We calculate your new Aggregate Floor. Then We calculate the Aggregate Floor Percentage. The Aggregate Floor Percentage can vary from -20% to 0%. As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. Your Aggregate Floor Percentage will then determine the Index Caps for that Strategy Term. Index Caps for each Aggregate Floor Percentage upon renewal will be available 10 days prior to the end of the Strategy Term, as discussed in more detail below in this section.

In general, following positive performance in a prior Contract Year, your Aggregate Floor Percentage will decrease for the next Contract Year (this means your potential loss will be larger) and the Index Caps renewal rates will increase (this means your potential gain will be higher). Alternatively, if you have negative performance in the prior Contract Year, your Aggregate Floor Percentage in the subsequent Contract Year will be higher (this means your potential loss will be smaller), and your Index Caps will be lower (this means you will have a lower potential gain.) In all cases, however, the new Aggregate Floor Percentage will never permit losses that would allow the Strategy Contract Value to decrease below the Aggregate Floor.

The Aggregate Floor Percentage is set at the beginning of each Strategy Term, the result will range between 0 and -20%. It is equal to A divided by (B + C – D) minus one, where

A is the Aggregate Floor as calculated above

B is the Strategy Contract Value at the end of the prior Strategy Term

C is Contract Value transferred into the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term, and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term.

Aggregate Floor Percentage Example: Assume that you allocated $100,000 in Contract Value entirely to the Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage is -10% and, at the end of the Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -10% to the Index Return of -6%. Because the Aggregate Floor Percentage (-10%) is less than the Index Return (-6%), We would apply an Index Credit equal to -6% to the Indexed Strategy Base, resulting in $94,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did not provide any downside protection.

Assume funds remain in the same Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage for Contract Year 2 is -4.3%, which is derived by taking the Aggregate Floor divided by the beginning Contract Value minus 1 ($90,000/$94,000 –1). At the end of the second Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -4.3% to the Index Return of -6%. Because the Aggregate Floor Percentage (-4.3%) is greater than the Index Return (-6%), We would apply an Index Credit equal to -4.3% to the Indexed Strategy Base, resulting in $90,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did provide downside protection.

Year	Beginning Contract Value	Indexed Strategy Base	Aggregate Floor	Aggregate Floor Percentage	Index Return	End Contract Value
1	100,000	100,000	90,000	-10.0%	-6%	94,000
2	94,000	94,000	90,000	-4.3%	-6%	90,000

See Appendix D for examples illustrating the operation of the Aggregate Floor over multiple Strategy Terms.

Aggregate Floor Percentage Resets

You also have the option to elect to reset the Aggregate Floor Percentage during the Reallocation Period to -10%, which will impact your Aggregate Floor going forward and will impact your Index Caps for the next consecutive Strategy Term.

The reset feature provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each Strategy Term. You must elect this feature during the Reallocation Period. If you do not elect to reset the Aggregate Floor Percentage, We will automatically recalculate the Aggregate Floor Percentage at the start of each new Strategy Term. Please see "Risk Factors" for further discussion of any risks and benefits of exercising the reset feature.

The Aggregate Floor will increase or decrease upon the election of the reset feature. At the time the reset feature is elected, the Aggregate Floor will be reset equal to 90% of your Strategy Contract Value. Resetting the Aggregate Floor Percentage enables a Contract Owner to accept more or less risk at the start of the next Strategy Term. See Examples 1 and 2 below for a reset to decrease downside exposure and a reset to increase downside exposure. If a reset of the Aggregate Floor is elected and the Aggregate Floor Percentage was greater than -10%, then the Aggregate Floor protection of 90% of the initial allocation (and any subsequent allocations up to the reset) would no longer apply following the reset.

Example 1 — Aggregate Floor Reset to decrease downside exposure:

When Strategy Contract Value has increased and the Aggregate Floor Percentage is less than -10%, resetting will increase the Aggregate Floor and lock in a higher Floor, which will result in potentially lower Index Caps. This might be appropriate for a Contract Owner who wants to protect gains prospectively.

Aggregate Floor Percentage	-20%
Strategy Contract Value	$125,000
Aggregate Floor	$100,000
Elect to Reset Aggregate Floor Percentage
Aggregate Floor Percentage	-10%
Strategy Contract Value	$125,000
Aggregate Floor	$112,500	90% of $125,000 Strategy Contract Value

This reset of the Aggregate Floor Percentage will limit upside potential for the next Strategy Term (Lower Index Caps for greater downside protection).

Example 2 — Aggregate Floor Reset to increase downside exposure:

When Strategy Contract Value has decreased and the Aggregate Floor Percentage is greater than -10%, resetting will decrease the Aggregate Floor and lock in a lower Floor which will result in potentially higher Index Caps. This might be appropriate for a Contract Owner who is willing to take greater downside potential in order to capture more positive performance in the Index through increased Index Caps.

Aggregate Floor Percentage	0%
Strategy Contract Value	$90,000
Aggregate Floor	$90,000
Elect to Reset Aggregate Floor Percentage
Aggregate Floor Percentage	-10%
Strategy Contract Value	$90,000
Aggregate Floor	$81,000	90% of $90,000 Strategy Contract Value

This reset of the Aggregate Floor Percentage will increase upside potential for the next Strategy Term (Higher Index Caps for less downside protection).

It is important to note that because the Index Credit is not known until the end of the Strategy Term, your Aggregate Floor for the next Strategy Term will not be known at the time you must elect the reset. Your new Aggregate Floor, based on the reset, may be higher or lower than you expected. This means that you could reset your Aggregate Floor Percentage and end up locking in a lower Aggregate Floor (and the potential for greater losses) than if you had not reset. If you make a reset request during the Reallocation Period, you may elect to cancel such request prior to the end of the Reallocation Period.

Please see Appendix D for additional reset examples.

Communicating Aggregate Floor Percentage and Index Caps for Consecutive Subsequent Aggregate Floor Indexed Strategy Terms

At least ten days prior to the start of each Strategy Term, We will set all applicable Index Caps for the next Strategy Term for the Aggregate Floor Indexed Strategy. Each Index Caps will correspond to a specified range of Aggregate Floor Percentages, as follows:

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Sample Aggregate Floor Percentage	Sample Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

These are not set Aggregate Floor Percentages or Index Caps. This table is strictly an example of how We will communicate the renewal Aggregate Floor Percentages and Index Caps. These Aggregate Floor Percentages and Caps are not affiliated with any actual Aggregate Indexed Floor Strategy.

It is important to note that your Aggregate Floor Percentage for the next Strategy Term is not determined until the end of your current Strategy Term. This is because it is based on the new Aggregate Floor. The new Aggregate Floor is not calculated until the Index Credit is calculated and applied from the preceding Strategy Term. This means that while each Contract Owner will know the range of new possible Index Caps and Aggregate Floor Percentages prior to the start of the new Strategy Term, the precise applicable Index Caps and Aggregate Floor Percentage based will not be known until the start of the Strategy Term. Please reference Appendix D for further examples of the operations of the renewal Index Caps and Aggregate Floor Percentages.

As outlined immediately above, We set new Index Caps at least 10 days before the start of every new Aggregate Floor Indexed Strategy Term by publishing a finite table of Index Caps based on a range of Aggregate Floor Percentages. If you are not satisfied with the Index Caps We set prior to the start of the Strategy Term, either before or after the next Strategy Term begins, you have several options, as follows:

•  Based on that table of Index Caps, a Contract Owner can choose to transfer Strategy Contract Value out of the Aggregate Floor Indexed Strategy during the Reallocation Period and the transfer will be effective for the next Strategy Term.

•  Based on that table of Index Caps, a Contract Owner can elect to reset the Aggregate Floor Percentage to -10% during the Reallocation Period (which will correspond to the published set Index Caps for the -10% Aggregate Floor Percentage).

•  Based on the table of Index Caps, We will determine if any of the set Index Caps trigger the bailout feature. If a Contract Owner does not want the pre-published Index Caps, based on the Aggregate Floor Percentage calculated at the start of the Strategy Term, if the bailout feature applies, the Contract Owner can make a partial withdrawal or full surrender without any MVA or Withdrawal Charges, if applicable. Any partial withdrawals will be taken proportionately across all Indexed Strategies.

•  After the Strategy Term begins, you can always elect the Performance Lock and receive a fixed credited rate until the end of the Strategy Term. For any Strategy Contract Value allocated to the Aggregate Floor Indexed Strategy at issue or on any future Contract Anniversary, the initial Aggregate Floor will be based on the dollar amount allocated to the Indexed Strategy at that time The Aggregate Floor Indexed Strategy is available for a single Strategy Term, but the downside protection guarantee for the Aggregate Floor Indexed Strategy will not span multiple one year Strategy Terms if not invested in consecutive one year Strategy Terms.

See Appendix D for more detailed examples.

Aggregate Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, negative MVAs, Strategy Interim Value reflecting loss and taxes, if applicable, will further reduce your Contract Value and are not subject to the Aggregate Floor Percentage.

PERFORMANCE LOCK

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may exercise the Performance Lock feature.

•  You may exercise the Performance Lock feature manually at any time by notifying Us prior to 4:00 p.m. Eastern Time on the fourth to last Valuation Day of the Strategy Term. We will "lock-in" the Strategy Interim Value calculated at the end of the second Valuation Day following the Valuation Day on which We received your request.

•  You can also request an automatic Performance Lock based on pre-established targets you may set for any Indexed Strategy for a Strategy Term. By setting a target for automatic Performance Lock, you are authorizing Us to automatically execute a Performance Lock if and when that target is reached, if reached during the Strategy Interim Value calculation at the end of any Valuation Day on or before the fourth to last Valuation Day of the Strategy Term. If an automatic Performance Lock target is reached, We lock-in the Strategy Interim Value calculated at the end of the second Valuation Day following the target being reached. You may change your targets and/or cancel the automatic Performance Lock as long as the Performance Lock has not yet been triggered.

Alternative to the automatic Performance Lock, you may also elect performance notification. With this feature, you may set a target for any Indexed Strategy for a Strategy Term, and if and when that target is reached, you and your financial professional will receive digital notice. With performance notification, a Performance Lock will not be automatically executed; you will need to manually exercise the Performance Lock, if you choose to do so.

If a Performance Lock is exercised, either manually or automatically, it is irrevocable. Your Strategy Interim Value (which otherwise fluctuates each Valuation Day) is "locked in" at the Strategy Interim Value on the Performance Lock Date. The locked-in Strategy Interim Value will be your Strategy Contract Value as of the Performance Lock Date. After the Performance Lock Date, your Strategy Contract Value will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. However, your Strategy Contract Value will be reduced by the dollar amount of any withdrawal and/or Rider Charges and advisory fees assessed from your Strategy Contract Value, including any applicable Withdrawal Charges, MVA, and taxes payable by Us and not previously deducted. No Index Credit for that Indexed Strategy will be credited to you at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative or equal to zero. Additionally, for the Dual Directional Yield strategies, no additional Performance Credits will be credited on subsequent Quarterly Anniversaries during the Strategy Term.

You will not know the locked-in Strategy Interim Value upon exercising Performance Lock, because Strategy Interim Value fluctuates daily and the locked-in Strategy Interim Value will be calculated after Performance Lock is exercised, regardless of whether Performance Lock is exercised manually or automatically. If the locked-in Strategy Interim Value is higher than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize positive investment return (excluding the impact of any Withdrawal Charges, MVAs or taxes if you take a withdrawal from that Indexed Strategy). If the locked-in Strategy Interim Value is lower than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize a negative investment return.

You may exercise the Performance Lock feature only once each Strategy Term for each Indexed Strategy. The exercise of the Performance Lock feature is irrevocable. To exercise the Performance Lock feature upon request, or to establish an automatic Performance Lock target, you must submit a request to Us. If We receive your request on a non-Valuation Day or after the close of a Valuation Day, your request will be deemed to be received on the next Valuation Day.

For one year Strategy Terms, following the Performance Lock Date, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. The Strategy Contract Value will remain in the same Indexed Strategy, unless directed otherwise during the Reallocation Period. See section "Reallocation Period" for additional information.

For Strategy Terms greater than one year, on the Performance Lock Date, Strategy Contract Value will be automatically transferred to the One-Year Fixed Strategy.

For example, assuming you allocated $100,000 at the start of an Indexed Strategy Term to an annual Buffer/Cap Indexed Strategy and mid-year when the Strategy Interim Value was $108,000 you elected the Performance Lock feature in your Contract. Upon election of this feature, you are no longer subject to the parameters of that Indexed Strategy and now until the end of the Strategy Term your Strategy Contract Value will grow at a fixed interest rate.

See Appendix B for a description of how Strategy Interim Values are calculated. You may contact Us at 833-ASK GA 4U (833-275-4248) to obtain your Strategy Interim Value for any Indexed Strategy to which you allocated Contract Value.

You should consider these important factors when deciding whether to exercise the Performance Lock feature:

•  If you "lock-in" a negative Strategy Interim Value adjustment, you will be locking-in a loss, which could be significant. You may exercise the Performance Lock feature only once during a Strategy Term for each Indexed Strategy, and you cannot revoke your decision once you exercise the Performance Lock feature.

•  You can only exercise the Performance Lock feature for the full amount of your Strategy Interim Value.

•  You will not know the locked-in Strategy Interim Value in advance, regardless of how Performance Lock is exercised. If you submit a request to exercise Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. As a result, the locked-in Strategy Interim Value may be higher or lower than it was at the point you requested the Performance Lock. If an automatic Performance Lock target is reached, We lock-in the Strategy Interim Value calculated at the end of the second Valuation Day following the target being reached, so the locked-in Strategy Interim Value could be lower or higher than the automatic Performance Lock target you set.

•  After you exercise the Performance Lock feature for an Indexed Strategy, your Strategy Contract Value will increase at a daily fixed interest rate equal to the One-Year Fixed Strategy Rate. You will not receive an Index Credit at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative, or equal to zero. Additionally, for the Dual Directional Yield strategies, you will not receive any additional Performance Credits.

•  If you take a withdrawal from Strategy Contract Value and/or an advisory fee or Rider Charge is deducted from Strategy Contract Value, during the remainder of the Strategy Term after you exercise the Performance Lock feature, your Strategy Contract Value will be reduced.

•  For Dual Directional strategies, although negative Index performance can result in positive Index Credit or Performance Credit Rate based on the applicable Indexed Strategy Parameters, if Performance Lock is exercised at a time when your Strategy Interim Value has declined, you are locking in any loss. You will not receive any positive credits upon locking-in a loss.

•  We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so, aside from notifying you if your pre-established target has been reached under the performance notification feature. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses or foregone gains related to your decision whether or not to exercise the Performance Lock feature.

•  There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

REALLOCATION PERIOD

During the Accumulation Period, you may reallocate Contract Value in an Indexed Strategy or the One-Year Fixed Strategy at the end of the Strategy Term, and you may reallocate Contract Value in the Performance Credit Account on any Contract Anniversary. You may not reallocate Contract Value at any other times.

In order to reallocate your Contract Value, We must receive a reallocation request in Good Order during the Reallocation Period, as follows:

•  To reallocate Contract Value from an Indexed Strategy or the One-Year Fixed Strategy, you may submit your request for a period of 30 days prior to the Strategy Term end date, and We must receive your request at least two Valuation Days prior to the Strategy Term end date. Your reallocation request will be processed at the end of the Strategy Term.

•  To reallocate Contract Value from the Performance Credit Account, you may submit your request for a period of 30 days prior to the Contract Anniversary, and We must receive your request at least two Valuation Days prior to the Contract Anniversary. Your reallocation request will be processed on the Contract Anniversary. When requesting a reallocation from the Performance Credit Account, you must reallocate the entire Performance Credit Account Value. Partial reallocations are not permitted.

•  You may submit a reallocation request by any method allowable by Us. Although We use reasonable procedures to prevent unauthorized account access, We cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions. If you choose to make reallocations by telephone or Internet, you must be willing to assume the risk of loss that may occur despite Our reasonable efforts to verify identity. We are not responsible for the negligence or wrongful acts of third parties.

When reallocating Contract Value, you may reallocate such Contract Value to one or more of the available Indexed Strategies and/or the One-Year Fixed Strategy. You cannot reallocate Contract Value to the Performance Credit Account. In addition, there are restrictions on your choice of Indexed Strategies, as follows:

•  An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period. For example, if you initially allocated your Premium Payment to the S&P 500® three year point-to-point Index Cap with 10% Buffer, at the third Contract Anniversary, you may reallocate to another three-year Indexed Strategy, to a one-year Indexed Strategy or to the One-Year Fixed Strategy, but you may not reallocate to a six-year Indexed Strategy as the new Strategy Term would begin during the Withdrawal Charge Period and extend for three years beyond the Withdrawal Charge Period. Therefore, six-year Indexed Strategies may be elected at issue or after the Withdrawal Charge Period ends. Three-year Indexed Strategies may be elected up to and including the third Contract Anniversary or after the Withdrawal Charge Period ends.

•  An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date.

•  If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract Value to that same Indexed Strategy until the ongoing Strategy Term ends. For example, if you initially allocated 50% of your Premium Payment to the S&P 500® three year point-to-point Participation Rate with 10% Buffer Indexed Strategy and 50% to the One-Year Fixed Strategy, at the first Contract Anniversary, you may not allocate additional funds to the S&P 500® three year point-to-point Participation Rate with 10% Buffer Indexed Strategy as you are currently allocated to that Indexed Strategy. At the third Contract Anniversary, when that Strategy Term ends, you may then reallocate Contract Value into a new S&P 500® three-year point-to-point Participation Rate with 10% Buffer Indexed Strategy, if you choose.

•  For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both.

The amount of Contract Value allocated to a strategy at the beginning of a Strategy Term must be at least $2,500 or 10% of the Contract Value, whichever is greater. If any reallocation you request would reduce a Strategy Contract Value to less than the greater of $2,500 or 10% of the Contract Value, We will not process your reallocation.

During the Reallocation Period, if We do not receive a timely reallocation request in Good Order, the following will apply:

•  For Contract Value in an Indexed Strategy or the One-Year Fixed Strategy, no reallocation will occur and your current allocation will remain in place for the next Strategy Term, except as otherwise provided herein. For an Indexed Strategy, if We have discontinued offering that Indexed Strategy, or if your current allocation is not permissible for a new Strategy Term, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

•  For Contract Value in the Performance Credit Account, no reallocation will occur and your Performance Credit Account Value will remain in the Performance Credit Account, and the interest rate that We declared for the next Contract Year will apply. The Performance Credit Account could pay as little as the guaranteed minimum interest rate.

You will receive a reallocation notice 30 days prior to the end of a Strategy Term with information about where to obtain information about available Indexed Strategies and applicable rates. At least ten days prior to the start of each Strategy Term, We will make available the applicable Index Cap, Participation Rate, Index Trigger Rate, Performance Yields, or Tier Level and Tier Participation Rates. We set Index Caps, Participation Rates, Index Trigger Rate, Performance Yield, Tier Participation Rates and Tier Level based on market factors such as interest rates and market volatility subject to minimum and/or maximum guarantees.

ACCESS TO YOUR MONEY DURING THE ACCUMULATION PERIOD

TYPES OF WITHDRAWALS

You may access your Contract Value during the Accumulation Period:

•  by taking partial withdrawals, which include:

•  One time withdrawals;

•  Withdrawals from Contract Value to pay an advisory fee up to a maximum of 1.5% of the Contract Value;

•  Systematic withdrawals; and

•  Required Minimum Distributions.

•  by surrendering your Contract (i.e. taking a full withdrawal)

Your Contract Value will decline whenever you take partial withdrawals. If a partial withdrawal would cause your Contract Value to be less than $2,500, We will instead pay you the Surrender Value and terminate your Contract. If you surrender your Contract, We will pay you the Surrender Value and terminate your Contract. You may not take withdrawals greater than your Surrender Value. If you do not want your Contract, including any Death Benefit, terminated without value, do not make a withdrawal that risks reducing your Contract Value below $2,500.

IMPORTANT CONSIDERATIONS RELATED TO WITHDRAWALS

•  Withdrawal Charges and MVAs. Withdrawals may be subject to Withdrawal Charges and MVAs. See the section titled "Contract Charges — Withdrawal Charge" for more information about Withdrawal Charges and "Market Value Adjustments" later in this section for more information about MVAs.

Amounts up to the Free Withdrawal Amount, which includes the Required Minimum Distribution for the Contract, that are withdrawn or surrendered during the Withdrawal Charge Period are not subject to the Withdrawal Charge and MVA. Withdrawals eligible under the nursing home waiver or terminal illness waiver and withdrawals taken via a systematic withdrawal program to pay advisory fees also are not subject to the Withdrawal Charge and MVA. Withdrawals attributed to the Performance Credit Account are not subject to the Withdrawal Charge and MVA. See "Contract Charges — Free Withdrawal Amount."

You could lose a significant portion of an amount withdrawn or annuitized due to a negative MVA. The application of a negative MVA may result in significant loss. In extreme circumstances, it is possible to lose 100% of the amount withdrawn from an Indexed Strategy due to a negative MVA.

•  Taxes and Tax Penalties. Amounts withdrawn from the Contract may be subject to federal and state income taxes, as well as a 10% federal additional tax if taken before age 59 1/2. See the section titled "Federal Tax Considerations" for additional information.

•  Rider Charges. Upon a full withdrawal, We will deduct the prorated Rider Charge from your Surrender Value, if applicable. See "Contract Charges — Optional Return of Premium Death Benefit Charges."

•  Strategy Interim Value. Withdrawals from an Indexed Strategy before the end of a Strategy Term will be based on a Strategy Interim Value, which may result in significant loss. Strategy Interim Value could reflect loss, even when the Index is performing positively. This is because gain or loss associated with Strategy Interim Value is not calculated the same way as Index Credits or Performance Credits. It is calculated based on Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy. Strategy Interim Value does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower Performance Credits than would apply on a Quarterly

Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

The application of Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e. a complete loss of your principal and any prior earnings).

Please see Appendix B for a detailed description of how We calculate Strategy Interim Values. It is important to understand that even if the Index performance has been positive, it is possible that the Strategy Interim Value will have decreased. If you wish to obtain your Strategy Interim Value(s), you may contact Us at 833-ASK-GA 4U (833-275-4248).

Partial withdrawals based on Strategy Interim Value also negatively impact your future Strategy Contract Values due to immediate proportional reductions to your Indexed Strategy Base. As a result of these transactions, your Strategy Interim Values for the remainder of the Strategy Term will be lower. In addition, any positive Index Credit or Performance Credit that you later receive during the Strategy Term will be lower. Relatedly, such transactions also have a negative impact on the Performance Lock feature. After performing a partial withdrawal based on Strategy Interim Value, the Strategy Interim Values that you are able to lock-in with the Performance Lock feature will be lower than the Strategy Interim Values that would have otherwise been possible. These negative impacts occur because a withdrawal based on Strategy Interim Value proportionally reduces the Indexed Strategy Base upon which Strategy Interim Values, Index Credits, and Performance Credits are calculated. The reduction could be significantly greater than the amount withdrawn from the Indexed Strategy. The resulting negative impacts to the value of your Contract may be significant, and such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties. Once your Indexed Strategy Base is reduced, there is no way under the Contract to increase your Indexed Strategy Base during the remainder of the Strategy Term. This is because you cannot reallocate Contract Value into a Strategy Term after the Starting Index Date or make any additional Premium Payments.

You should fully understand how a withdrawal from an Indexed Strategy reduces your Strategy Contract Value and Indexed Strategy Base because such reductions could significantly reduce the value of the Contract.

•  Reduction to Aggregate Floor Percentage. Partial withdrawals from an Aggregate Floor Indexed Strategy will decrease the Aggregate Floor for the next Strategy Term on a proportional basis, which may be greater than the dollar amount of the withdrawal. See "Available Strategies — Aggregate Floor."

•  Reduction to the Death Benefit. All partial withdrawals reduce the standard Death Benefit, which is equal to Contract Value. If the optional Return of Premium Death Benefit has been elected, the Death Benefit will equal the greater of the Return of Premium Base or Contract Value. In general, partial withdrawals proportionally reduce the Return of Premium Base and, in turn, could reduce the optional Death Benefit by significantly more than the amount of the withdrawal. Systematic withdrawals to pay advisory fees will not reduce the Return of Premium Base, but will reduce the Contract Value. All other partial withdrawals, including Required Minimum Distributions and other systematic withdrawals under the Contract, will proportionally reduce the Return of Premium Base and also reduce the Contract Value.

This Contract is not appropriate for investors who plan to take withdrawals beyond the Free Withdrawal Amount or surrender the Contract during the first six Contract Years due to the imposition of Withdrawal Charges and the MVA, or for investors who intend to take partial withdrawals (including Free Withdrawal Amounts, systematic withdrawals, Required Minimum Distributions, or withdrawals to pay advisory fees) or surrender the Contract during a Strategy Term due to the imposition of Strategy Interim Value. The application of the Strategy Interim Value to partial withdrawals during the Strategy Term and the proportional reduction in your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract. In addition, amounts withdrawn could be subject to federal and state income taxes, as well as a 10% federal additional tax if taken before age 59 1/2.

The Contract also is not appropriate for investors who plan to take withdrawals to pay advisory fees other than through the systematic withdrawal program. Advisory fee withdrawals outside of the systematic withdrawal program may be subject to Withdrawal Charges and negative MVAs, and will result in proportional reductions to the optional Death Benefit if elected. In addition, whether or not advisory fee withdrawals are taken through the systematic withdrawal program, the Contract is not appropriate for investors who plan to take such withdrawals from an Indexed Strategy before the end of a Strategy Term, as the application of Strategy Interim Value and proportional reductions to your Index Strategy Base could result in significant loss.

PARTIAL WITHDRAWALS

Partial withdrawals under the Contract are subject to significant risk. See "Important Considerations Related to Withdrawals" above.

During the Accumulation Period, you can make partial withdrawals from your Contract Value at any time by submitting a request. Partial withdrawals must be at least $1,000. There is no minimum withdrawal amount for amounts withdrawn from the Performance Credit Account. We will only process withdrawal requests that are received in Good Order.

Partial withdrawals, other than systematic withdrawals to pay advisory fees, will be taken from the Performance Credit Account first, if applicable. After the Performance Credit Account Value is depleted, any remaining partial withdrawal will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies based on how your Contract Value is allocated by percentage. Systematic withdrawals to pay advisory fees will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies first based on how your Contract Value is allocated by percentage. After the One-Year Fixed Strategy Value and Indexed Strategy values are depleted, any remaining systematic withdrawal to pay advisory fees will be taken from the Performance Credit Account.

The minimum Contract Value following any partial withdrawal is $2,500, and if any partial withdrawal would result in your Contract Value being less than $2,500, We will instead pay you the Surrender Value and terminate your Contract. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Your withdrawal will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay withdrawal requests within seven calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

SURRENDERS

A surrender under the Contract is subject to significiant risk. See "Important Considerations Related to Withdrawals" above.

You can take a full withdrawal (i.e., surrender your Contract for its Surrender Value) at any time during the Accumulation Period by submitting a request in Good Order. All benefits under the Contract will be terminated as of two Valuation Days following the Valuation Day that We receive your surrender request.

Your surrender will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay surrender requests within seven calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

MARKET VALUE ADJUSTMENT

Cumulative withdrawals (partial or full) in any Contract Year that exceed the Free Withdrawal Amount during the Withdrawal Charge Period will be subject to an MVA. An MVA will also apply to the applicable remaining Contract Value that exceeds your Free Withdrawal Amount if you annuitize your Contract during the Withdrawal Charge Period. An MVA will not apply to amounts payable as a Death Benefit.

In extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA.

An MVA may apply on any day during the Withdrawal Charge Period, including the last day of a Strategy Term. An MVA may be positive, negative or zero. An MVA will be applied to Contract Value deducted in excess of the Free Withdrawal Amount from (i) the One-Year Fixed Strategy and (ii) any Indexed Strategy to the extent that the amount deducted from the Indexed Strategy is attributable to the Fixed Income Asset Proxy (as opposed to the Derivative Asset Proxy). See Appendix B for an explanation of the Fixed Income Asset Proxy and Derivative Asset Proxy. The amount deducted from an Indexed Strategy that exceeds the Free Withdrawal Amount will be attributed to the Fixed Income Asset Proxy in same proportion that the Fixed Income Asset Proxy bears to the Strategy Contract Value immediately before the deduction, subject to capping the Free Withdrawal Amount attributed to the Fixed Income Asset Proxy at the total Free Withdrawal Amount attributed to that Indexed Strategy. MVAs do not apply to amounts withdrawn or annuitized from the Performance Credit Account.

The One-Year Fixed Strategy (not the Indexed Strategies) is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. Accordingly, a negative MVA will never cause the amount payable upon withdrawal, or the amount annuitized, from the One-Year Fixed Strategy to be less than the minimum non-forfeiture amount required by state law. Minimum non-forfeiture refers to the minimum value that must be available upon full surrender. It will therefore prevent a negative MVA from decreasing Surrender Value attributable to the

One-Year Fixed Strategy below the minimum non-forfeiture amount, although it may also limit a positive MVA. For example, assuming the entire Contract Value is allocated to the One-Year Fixed Strategy, if the Surrender Value following the Withdrawal Charge, but prior to the MVA, is $95,000, and the minimum non-forfeiture amount is $87,500, the MVA is guaranteed to be no greater than the difference, $7,500, positive or negative (such that the Surrender Value would be no less than $87,500, or no more than $102,500). In general, the initial minimum non-forfeiture amount will equal 87.5% (as a percentage of Premium Payment allocated to the One-Year Fixed Strategy), accumulated daily at the applicable non-forfeiture rate (a positive percentage no lower than the minimum rate permitted by state law), less taxes and withdrawals, including advisory fee withdrawals.

The MVA is designed to approximate the change in value of fixed income instruments We hold in support of Our payment obligations under the Contract. MVAs are calculated based on changes in prevailing interest rates. In general, if interest rates increase between the Issue Date and the date of the partial withdrawal, surrender or annuitization, the MVA will decrease the amount you receive. Conversely, if interest rates decline during this period, the MVA will increase the amount you receive. Positive MVAs are subject to limits that may cap the MVA percentage.

The MVA Index is a measure of market interest rates. The MVA Index is identified on each Valuation Day during the Withdrawal Charge Period as the sum of the prior Valuation Day's closing values of:

(a)  the Daily Constant Maturity Treasury Rate for the fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period plus

(b)  the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index

If the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index or the Daily Constant Maturity Treasury Rate is not published on a day for which an Index number is required, the nearest preceding published Index number will be used. With respect to the Daily Constant Maturity Treasury Rate, We will use an interpolation method to establish closing values for a fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period for maturities that are not available.

The MVA is calculated using the following formula:

MVA = A x (B – C) x N/365 where

A = MVA Percentage Factor shown in the Contract;

B = effective annual interest rate equal to MVA Index on the MVA Index date associated with the withdrawal, surrender or annuitization;

C = effective annual interest rate equal to the MVA Index on the MVA Index date associated with the Issue Date;

N = number of days remaining in the Withdrawal Charge Period.

Please see MVA Appendix H for Examples.

For example, assume the MVA Index increased by 2.00% halfway through the 6 year Withdrawal Charge Period for a B-share Contract. In this example, the MVA would be 6.00% (100%*2.00%*1095/365). The MVA and any applicable Withdrawal Charges will reduce your Contract Surrender Value. Please see more detailed examples for MVA in Appendix H.

SYSTEMATIC WITHDRAWALS TO PAY ADVISORY FEE

Owners of an I-share class Contract may request withdrawals from Contract Value to pay advisory fees up to a maximum rate of 1.5% per annum. This maximum rate will not change after the Issue Date. The financial professional through whom you purchase the Contract, may manage your Contract Value for an advisory fee. The advisory fee for this service is covered by a separate agreement between you and your financial professional, and is in addition to the fees and expenses of the Contract as described in this prospectus. Deduction of the advisory fee must be administered by means of a systematic withdrawal program that is established specifically for the deduction of advisory fees under this provision of the Contract. Withdrawals may be taken monthly, quarterly, semi-annually or annually. Advisory fee withdrawals taken through the systematic withdrawal program are not subject to Withdrawal Charges or MVAs.

The Contract is not appropriate for investors who plan to take withdrawals to pay advisory fees other than through the systematic withdrawal program. Advisory fee withdrawals outside of the systematic withdrawal program may be subject to Withdrawal Charges and negative MVAs, and will result in proportional reductions to the optional Death Benefit if elected. In addition, whether or not advisory fee withdrawals are taken through the systematic withdrawal program, the Contract is not appropriate for investors who plan to take such withdrawals from an Indexed Strategy before the end of a Strategy Term, as the application of Strategy Interim Value and proportional reductions to your Index Strategy Base could result in significant loss. You should also understand how advisory fee withdrawals reduce the Death Benefit under the Contract. See "Important Considerations Related to Withdrawals" above.

Systematic withdrawals to pay advisory fees will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies first based on how your Contract Value is allocated by percentage. After the One-Year Fixed Strategy Value and Indexed Strategy Values are depleted, any remaining systematic withdrawal to pay advisory fees will be taken from the Performance Credit Account. Each deduction is subject to a minimum withdrawal of $100.00.

Pursuant to a Private Letter Ruling issued to the Company by the Internal Revenue Service, We will not report a withdrawal to pay advisory fees through the systematic withdrawal program as a taxable distribution for federal income tax purposes. Such partial withdrawals are limited to a maximum of 1.50% of Contract Value per Contract Year. Any amount in excess of that limit, and any advisory fee withdrawals outside of the systematic withdrawal program, will be treated as a regular partial withdrawal (i.e., it may be reported as a taxable distribution for federal income tax purposes). Once you submit a request for systematic withdrawals to pay the advisory fee, partial withdrawals from your Contract to pay advisory fees will continue, unless you instruct the Company in writing to terminate them.

The Contract Owner may terminate the systematic withdrawal program for the deduction of advisory fees at any time by instructing the Company in writing. Contract Owners may reinstate their systematic withdrawal program by instructing the Company in writing. Contract Owners should contact their financial professional prior to terminating (or, if applicable, reinstating) the systematic withdrawal program.

Advisory fee withdrawals that reduce the Contract Value below the minimum Contract Value may result in a termination of the Contract. We will pay you the Surrender Value upon such termination.

CONTRACT CHARGES

You may incur the following charges under your Contract:

•  Withdrawal Charge;

•  MVA; or

•  optional Return of Premium Death Benefit Charges

Additionally, if you take a withdrawal from an Indexed Strategy prior to the end of the Strategy Term, the amount of your withdrawal will be based on the Strategy Interim Value, which may result in significant loss.

In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings). Also in extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA.

WITHDRAWAL CHARGE

A Withdrawal Charge may be imposed when you take a partial withdrawal or surrender your Contract or annuitize during the Withdrawal Charge Period. A Withdrawal Charge does not apply to amounts payable as a Death Benefit. After the Withdrawal Charge Period, there are no Withdrawal Charges under the Contract.

If a Withdrawal Charge applies to a withdrawal, the charge will be a percentage of the amount withdrawn in excess of your Free Withdrawal Amount. See "Free Withdrawal Amount" below. Partial withdrawals, full surrender and annuitization, if made or taken during a Strategy Term, are subject to an adjustment based on the Strategy Interim Value and may be subject to Withdrawal Charges and MVAs. If you take a partial withdrawal, We will deduct the Withdrawal Charge from the amount withdrawn (Gross Withdrawal) unless you tell Us to deduct the Withdrawal Charge from your remaining Contract Value (Net Withdrawal). If your remaining Contract Value is not sufficient to pay the Withdrawal Charge, We will deduct the Withdrawal Charge from the amount withdrawn. If you surrender your Contract, the Withdrawal Charge is calculated as part of your Surrender Value.

Withdrawal Charge Percentage

The applicable Withdrawal Charge percentage will depend on the Contract Year during which the withdrawal is taken and the share class of your Contract. The schedule below sets forth the Withdrawal Charge percentages under the Contract:

	Withdrawal Charge Percentage
Contract Year	B-Share	I-Share
1	8%	2%
2	8%	2%
3	7%	2%
4	6%	2%
5	5%	2%
6	4%	2%
7+	0%	0%

There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

The Withdrawal Charge compensates Us for expenses incurred in connection with the promotion, sale, and distribution of the Contract. We may use revenue generated from Withdrawal Charges for any legitimate corporate purpose.

Free Withdrawal Amount

During the Withdrawal Charge Period, you may take withdrawals during each Contract Year up to your Free Withdrawal Amount without the imposition of Withdrawal Charges and the MVA. Any aggregate withdrawals in excess of your Free Withdrawal Amount may be subject to a Withdrawal Charge and the MVA. The Free Withdrawal Amount does not apply after the Withdrawal Charge Period because there are no Withdrawal Charges under the Contract after the Withdrawal Charge Period. Taxes and tax penalties may apply to withdrawals of the Free Withdrawal Amount.

Your Free Withdrawal Amount has two components: A Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies, and a Free Withdrawal Amount from the Performance Credit Account. The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies is calculated on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. On the Issue Date, the Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for the first Contract Year is equal to the greater of (i) 10% of your Premium Payment or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins. The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for all subsequent Contract Years is equal to the greater of (i) 10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins less the Performance Credit Account Value on the prior Contract Anniversary.

The Free Withdrawal Amount from the Performance Credit Account is always equal to the Performance Credit Account Value.

For example, assume you purchase a Contract for a total of $200,000 of premium. In the first Contract Year, assuming the Required Minimum Distribution was $9,000, your Free Withdrawal Amount would be $20,000 (10% of your Premium Payment) as that is greater than the Required Minimum Distribution. Now assume your Contract Value at the end of year 1 is $205,000 (where Strategy Contract Value is $200,000, Performance Credit Account Value is $5,000, and One-Year Fixed Strategy Value is $0). Assuming the Required Minimum Distribution was $10,000, your Free Withdrawal Amount for the Performance Credit Account would be $5,000 and your Free Withdrawal Amount from the Indexed Strategies and the One-Year Fixed Strategy would be $20,000 (10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary ($20,000), which is greater than the Required Minimum Distribution) in Contract Year 2.

Finally, assume your Contract Value at the end of year 1 is $50,000 (where Strategy Contract Value is $49,000, Performance Credit Account Value is $1,000, and One-Year Fixed Strategy Value is $0). Assuming the Required Minimum Distribution was $8,000, your Free Withdrawal Amount from the Performance Credit Account is $1,000 and your Free Withdrawal Amount from the Indexed Strategies and

One-Year Fixed Strategy is $7,000 (the Required Minimum Distribution less the Performance Credit Account Value ($7,000), which is greater than $4,900, calculated as 10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary) in Contract Year 2.

For illustrations, see "Appendix G: Examples Illustrating Calculation of the Withdrawal Charge and Free Withdrawal Amount (FWA)."

Examples of Withdrawal Charges

Assume your Free Withdrawal Amount is $10,000 and your MVA percentage is 4% and Withdrawal Charge percentage of 5%. Moreover, all Contract Value is allocated to Indexed Strategies only. Your total Strategy Interim Value is $100,000, and the portion of your total Strategy Interim Value allocable to Fixed Income Asset Proxy is $95,000. If you request a Net Withdrawal (net of Withdrawal Charges and MVA) in the amount of $25,000, We will calculate the Gross Withdrawal necessary to achieve the Net Withdrawal request. In this example, the Gross Withdrawal would be $26,447.37. The gross partial withdrawal is calculated as the [Net Withdrawal – Remaining FWA * (Withdrawal Charge percentage + (Fixed Income Asset Proxy / Strategy Contract Value) * MVA Percentage)] / [1 – Withdrawal Charge Percentage – (Fixed Income Asset Proxy / Strategy Contract Value) * MVA Percentage] = [$25,000 – $10,000 * (5% + $95,000/$100,000 * 4%)] / [1 – 5% – ($95,000 / $100,000) * 4%] = $26,447.37. The Withdrawal Charge is $822.37 (5% of Gross Withdrawal less Free Withdrawal Amount). The MVA is $625.00 (4% of Gross Withdrawal attributed to the Fixed Income Asset Proxy less Free Withdrawal Amount attributed to the Fixed Income Asset Proxy, ($25,125.00 – $9,500.00) *.04 = $625.00. The Net Withdrawal is $25,000 which is equal to the Gross Withdrawal less the Withdrawal Charge less the MVA, $26,447.37 – $822.37 – $625.00.

Another example would assume your Free Withdrawal Amount is $10,000 and your MVA percentage is 4% and Withdrawal Charge percentage of 5%. Moreover, All Contract Value is allocated to Indexed Strategies only; Strategy Interim Value is $100,000 and Fixed Income Asset Proxy is $95,000. If you request a Gross Withdrawal (prior to Withdrawal Charges and MVA) in the amount of $25,000, the amount subject to Withdrawal Charge is $15,000.00 (Gross Withdrawal less Free Withdrawal Amount), the amount subject to MVA Charge is $14,250.00 (Gross Withdrawal Amount attributed to the Fixed Income Asset Proxy less Free Withdrawal Amount attributed to the Fixed Income Asset Proxy). Thus, the Withdrawal Charge is $750 (5% of Amount Subject to Withdrawal Charge). The MVA is $570 (4% of Amount Subject to MVA Charge). The amount received by the client, Net Withdrawal, would be $23,680.00 ($25,000.00 – $750.00 – $570.00), which is equal to the Gross Withdrawal less the Withdrawal Charge less the MVA.

Withdrawal Charges and MVA will also apply if you annuitize during the Withdrawal Charge Period. For example, assume your Contract Value is $100,000, and all Contract Value is allocated to Indexed Strategies only (Strategy Interim Value is $100,000 and Fixed Income Asset Proxy is $95,000). Your Free Withdrawal Amount is $10,000, your MVA percentage is 4%, and the Withdrawal Charge percentage is 5%, and you elect to annuitize your Contract. You must apply the full Contract Value (less any applicable Withdrawal Charge, MVA, and premium taxes) to the annuity option. The Withdrawal Charge is calculated as the Contract Value less the Free Withdrawal Amount multiplied by the Withdrawal Charge percentage (($100,000 – $10,000) * 5% = $4,500), and the MVA is calculated as the Contract Value less the Free Withdrawal Amount multiplied by the product of (Fixed Income Asset Proxy / Strategy Contract Value) and MVA percentage (($100,000 – $10,000) * ($95,000 / $100,000) * 4% = $3,420). Assuming premium taxes are $0, the amount applied to the annuity option your elect will be $92,080 ($100,000 – $4,500 – $3,420).

Calculation of the MVA percentage in the examples above

In each of the examples above, the MVA percentage is calculated using the following formula:

MVA = A x (B – C) x N/365 where

A = MVA percentage factor shown in the Contract;

B = effective annual interest rate equal to MVA Index on the MVA Index date associated with the withdrawal, surrender or annuitization;

C = effective annual interest rate equal to the MVA Index on the MVA Index date associated with the Issue Date;

N = number of days remaining in the Withdrawal Charge Period.

From the preceding examples, assume the following:

A = 100%

B = 3.00%

C = 0.899%

N = 695

MVA Percentage = 100% * (3.00% – 0.899%) * 695 / 365 = 4.00%

MARKET VALUE ADJUSTMENT

For an explanation of potential MVAs under the Contract, see "Access to Your Money During the Accumulation Period — Market Value Adjustment," as well as Appendix H.

In extreme circumstances, it is possible to lose 100% of the amount withdrawn or annuitized from an Indexed Strategy due to a negative MVA.

BAILOUT WAIVER

The bailout waiver provides option to surrender or take a partial withdrawal from your Contract without Withdrawal Charges and a MVA, if the upside Crediting Rate for an Indexed Strategy for that Strategy Term is set less favorable than the bailout rate for that strategy.

If, after the first Contract Year and during the Withdrawal Charge Period, an Indexed Strategy provides for an upside Crediting Rate for a Strategy Term that is less than the bailout rate for that strategy, then no Withdrawal Charges and MVA, if otherwise applicable, will apply to any withdrawals during that Contract Year. The bailout rate for each eligible strategy is in your Contract. Partial withdrawals and full surrenders in connection with a bailout waiver are based on the Strategy Interim Value. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term).

If the upside Crediting Rate for an Indexed Strategy is greater than or equal to the bailout rate, it is not eligible for the bailout waiver. Six-year Indexed Strategies do not have a bailout waiver because Withdrawal Charges and MVAs do not apply after the sixth Contract Year, and after the first Contract Year, you cannot allocate Contract Value to a six-year Indexed Strategy until the Withdrawal Charge Period has expired.

You do not have to allocate your Contract Value to the Indexed Strategy that is eligible for the bailout waiver in order for you to exercise the bailout waiver and surrender your Contract. The waiver will apply automatically to any withdrawal or surrender request that occurs during a Contract Year in which the bailout provision is triggered for any Indexed Strategy. Withdrawal Charges and any applicable MVA as stated in the Contract will apply if there are no Indexed Strategies that are eligible for the bailout waiver for that Contract Year.

NURSING HOME WAIVER

If you are confined to an Approved Nursing Facility, Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender if you or the joint Owner, or Annuitant in the case of a non-natural Owner, are confined for at least 90 calendar days to an Approved Nursing Facility which: (i) provides skilled nursing care under the supervision of a physician; and (ii) has 24 hour a day nursing services by or under the supervision of a registered nurse; and (iii) keeps a daily medical record of each patient.

For this waiver to apply, you must:

•  have owned the Contract continuously since it was issued,

•  provide written proof of your eligibility satisfactory to us, and

•  request a partial withdrawal or the full surrender within ninety-one calendar days after the last day that you are an eligible patient in a recognized facility or nursing home.

This waiver is not available if the Owner or the joint Owner is in a facility or nursing home when you purchase the Contract. We will waive any Withdrawal Charges and MVA for a partial withdrawal or full surrender of your Contract while you are in an Approved Nursing Facility. This waiver can be used any time after the first 90 days in an Approved Nursing Facility up until 91 days after exiting such a facility. This waiver may not be available in all states. Please refer to Appendix A for all state variations.

TERMINAL ILLNESS WAIVER

After the first Contract Year, if you have been diagnosed with a terminal illness, any Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender of your Contract if you or the joint Owner, or Annuitant in the case of a non-natural Owner, were diagnosed by a qualifying Physician with a life expectancy of 12 months or less.

For this waiver to apply, you must:

•  provide written proof of your terminal illness satisfactory to Us (We reserve the right to require a secondary medical opinion by a qualifying Physician of Our choosing in which We will pay for such secondary medical opinion), and

•  request a partial withdrawal or the full surrender of your Contract.

This waiver will terminate upon a change of any beneficial Owner. This waiver may not be available in all states. Please refer to Appendix A for all state variations.

A Physician means a medical doctor who is licensed by the state in which he/she practices medicine and is not a member of the Owner's family.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT CHARGES

The Rider Charge will be assessed on the Valuation Day prior to each Contract Anniversary and may vary by Issue Age:

Return of Premium Annual Rider Charge
Issue Age	B-Share	I-Share
0 – 70	0.20%	0.20%
71+	0.50%	0.50%

The calculation for the amount of the annual Rider Charge is: annual Rider Charge multiplied by the Optional Death Benefit Value. See description of the optional Death Benefit in the "Death Benefit" section for the definition of the Optional Death Benefit Value.

As the Rider Charge for an optional Return of Premium Death Benefit is not assessed until the end of the Contract Year as opposed to the beginning of the Contract Year, if the Contract is surrendered or the rider is terminated before the annual Rider Charge is normally assessed in a given Contract Year, a prorated Rider Charge will be assessed upon the surrender or termination, as applicable. We will deduct the Rider Charge from the One-Year Fixed Strategy, the Indexed Strategies, and the Performance Credit Account in the same proportion as your Contract Value is allocated among them. Rider Charges deducted from the One-Year Fixed Strategy or the Performance Credit Account will reduce your Contract Value allocated to the One-Year Fixed Strategy or the Performance Credit Account, respectively, by the dollar amount of the Rider Charge. Likewise, if you exercised Performance Lock for an Indexed Strategy, Rider Charges deducted from the Strategy Contract Value will reduce the Strategy Contract Value by the dollar amount of the Rider Charge.

Rider Charges deducted from an Indexed Strategy (assuming no exercise of Performance Lock) will be deducted from the Strategy Interim Value as of the Valuation Day prior to a given Contract Anniversary (or the Valuation Day on which a prorated Rider Charge is assessed). The Rider Charge will reduce the Strategy Interim Value by the dollar amount of the Rider Charge; however, the charge will also result in an immediate proportional reduction to the Indexed Strategy Base. The reduction to the Indexed Strategy Base could be significantly more than the Rider Charge deducted. As a result of the reduction in your Indexed Strategy Base, any subsequent positive Performance Credit or Index Credit during the Strategy Term will be lower than it otherwise would have been, as any positive rate of return will be applied to a lower Indexed Strategy Base. The negative impacts to the value of your Contract may be significant, and such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties. The application of Strategy Interim Value for a Rider Charge deduction may result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value.

See Appendix I for examples illustrating calculations of the optional Return of Premium Death Benefit, including the prorated Rider Charge.

ANNUITY PAYMENTS

ANNUITY PERIOD

If your Contract enters the Annuity Period, We will make Annuity Payments to the Owner based on the annuity option that you select. The value of the Annuity Payments that We make will depend in part on your Contract Value on the Annuity Commencement Date.

ANNUITY PAYMENTS

You may begin Annuity Payments at any time after the first Contract Anniversary. Annuity Payments must begin by the Contract Maturity Date, which is the later of the tenth Contract Anniversary or the Contract Anniversary following the oldest Owner's 95th birthday. If the Owner is a non-natural person, the Annuity Commencement Date is determined by reference to the oldest Annuitant's birthday. The Company may agree to a request to delay the Annuity Commencement Date for one year, provided the request is received within 120 days of the Contract Maturity Date. Delaying your Annuity Commencement Date may have tax consequences. You should consult your tax advisor before making a request. If you do not select an annuity option by the Contract Maturity Date, your Contract Value will be applied to a Life Annuity with Cash Refund, as described below.

You must apply full Contract Value (less any applicable Withdrawal Charge, MVA, and premium taxes) to the annuity option. Annuity Payments may be paid on a monthly, quarterly, semi-annual or annual basis, subject to a minimum modal amount of $100. All Annuity Payments will be made on a fixed basis.

When do your Annuity Payouts begin?

Contract Value (minus any applicable premium taxes, MVA, Withdrawal Charges and prorated Rider Charges) will be annuitized on the Annuity Commencement Date. If your Annuity Commencement Date is during a Strategy Term, your Contract Value will be determined based on the One-Year Fixed Strategy Value, Performance Credit Account Value, and Strategy Contract Value.

We will apply the Strategy Interim Value if amounts in the Indexed Strategy are annuitized before the end of a Strategy Term. The application of Strategy Interim Value or an MVA could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings). Also in extreme circumstances, it is possible to lose 100% of the amount annuitized from an Indexed Strategy due to a negative MVA.

Your Annuity Commencement Date cannot be earlier than your first Contract Anniversary. In no event, however, may the Annuity Commencement Date be later than:

•  The later of the Contact Anniversary immediately following the oldest Owner's 95th birthday (or if the Owner is a non- natural person, the oldest Annuitant's 95th birthday) or 10 years from the Contract Issue Date (subject to state variation);

•  The Annuity Commencement Date stated in an extension request received by Us not less than thirty days prior to a scheduled Annuity Commencement Date.

Extending your Annuity Commencement Date may have tax consequences. You should consult a qualified tax advisor before doing so.

We reserve the right, at Our discretion, to refuse to extend your Annuity Commencement Date regardless of whether We may have granted extensions in the past to you or other similarly situated investors. We will not extend the Annuity Commencement Date beyond the Contact Anniversary immediately following the oldest Owner's 100th birthday, or, if the Owner is a non-natural person, the Annuitant's 100th birthday.

Except as otherwise provided, the Annuity Calculation Date is when the amount of your Annuity Payment is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payments, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payment date falls on a non-Valuation Day, the Annuity Payment is computed on the prior Valuation Day. If the Annuity Payment date does not occur in a given month due to a leap year or months with only thirty days (i.e. the 31st), the Annuity Payment will be computed on the last Valuation Day of the month.

Which Annuity Payout Option do you want to use?

Your Contract contains the Annuity Payment options described below. However, certain Annuity Payment options and/or certain period durations may not be available, depending on the age of the Annuitant and whether your Contract is a qualified Contract that is subject to limitations under the Required Minimum Distribution rules of Section 401(a)(9) of the Code. We may at times offer other Annuity Payment options. We may change these Annuity Payment options at any time. Once We begin to make Annuity Payments, the Annuity Payment option cannot be changed.

If any Owner or Annuitant dies on or after the Annuity Commencement Date and before all benefits under the Annuity Payment option you selected have been paid, We generally will pay any remaining portion of such benefits at least as rapidly as under the Annuity Payment option in effect when the Owner or Annuitant died. However, in the case of a qualified Contract, the Required Minimum Distribution rules of Code Section 401(a)(9) may require any remaining portion of such benefits to be paid more rapidly than originally scheduled. In that regard, it is important to understand that in the case of a qualified Contract, once Annuity Payments start under an Annuity Option it may be necessary to modify those payments following the Annuitant's death in order to comply with the Required Minimum Distribution rules. See the section in this prospectus on Information Regarding IRAs.

The following annuity options are available under the Contract:

Option 1: Life Annuity with Cash Refund

We will make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We will calculate the sum of all Annuity Payments that were made. If the sum of such Annuity Payments at the time of the Annuitant's death does not equal or exceed the Contract Value (minus any applicable premium taxes) at the time of annuitization, We will pay the Beneficiary the difference between the sum of the Annuity Payments and the Contract Value (minus any applicable premium taxes) at annuitization.

Option 2: Life Annuity

We make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We stop making Annuity Payments. A payee would receive only one Annuity Payment if the Annuitant dies after the first Annuity Payment, two Annuity Payments if the Annuitant dies after the second Annuity Payment and so forth. A payee would receive zero Annuity Payments if the Annuitant dies before the first Annuity Payment.

Option 3: Life Annuity with Guaranteed Payments for 10 Years

We will make Annuity Payments as long as the Annuitant is living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant dies before 10 years have passed, then the Beneficiary may elect to continue Annuity Payments for the remainder of the guaranteed number of years.

Option 4: Joint and Last Survivor Life Annuity

We will make Annuity Payments for as long as the Annuitant and the joint Annuitant are living. When one Annuitant dies, We continue to make Annuity Payments until the second Annuitant dies. A payee would receive zero Annuity Payments if the Annuitant and joint Annuitant dies before the first Annuity Payment.

For a qualified Contract, the Joint and Last Survivor Annuity option is only available when the joint Annuitant is a spouse or not more than 10 years younger than the Annuitant.

Option 5: Joint and Survivor Life Annuity with Annuity Guaranteed Payments for 10 Years

We will make Annuity Payments as long as either the Annuitant or joint Annuitant are living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant and the joint Annuitant both die before ten years have passed, then the Beneficiary may continue Annuity Payments for the remainder of the guaranteed number of years.

For a qualified Contract, the Joint and Last Survivor Life Annuity with Guaranteed Payments for 10 Years option is only available when the joint Annuitant is a spouse, or not more than 10 years younger than the Annuitant.

Option 6: Guaranteed Payment Period Annuity.

We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. These time periods are subject to applicable RMD limits. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments.

For a qualified Contract, We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, an eligible designated Beneficiary may elect to continue the remaining Annuity Payments. If the Beneficiary is not an eligible designated Beneficiary, the remaining Annuity Payments must be taken within ten years from the date of death of the Annuitant, or the Beneficiary will receive the Commuted Value in one sum.

DEATH BENEFIT

STANDARD DEATH BENEFIT

If the Owner, joint Owner or, in the case of a non-natural Owner, the Annuitant dies during the Accumulation Period, We will pay a standard Death Benefit equal to your Contract Value as of two Valuation Days from the Valuation Day on which We receive Due Proof of Death and in Good Order payment instructions from at least one of the Beneficiaries and all information We need to process the claim. If the joint Owner is living, the Death Benefit is payable to the surviving joint Owner. If there is no surviving joint Owner, the Death Benefit is payable to the designated Beneficiary(ies). If there are no designated Beneficiary or the Beneficiary predeceased the Owner, the Death Benefit is payable to the Owner's Estate.

Contract Value will remain allocated to the One-Year Fixed Strategy, Performance Credit Account and the Indexed Strategies until We receive Due Proof of Death and in Good Order payment instructions from the Beneficiaries. This means that the Death Benefit amount will continue to fluctuate with the performance of the Indexed Strategies. Eligible recipients of the Death Benefit should notify Us of an Owner's death and provide Us Due Proof of Death as promptly as possible to limit the risk of a decline in the Death Benefit.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

We currently offer an optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following spousal continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. In no event may the payment of an optional Death Benefit exceed the standard Death Benefit plus $1 million.

The Return of Premium Death Benefit provides a Death Benefit equal to the greater of the Contract Value and the Premium Payment made under the Contract adjusted proportionally for any Gross Withdrawals (the Return of Premium Base). The initial Return of Premium Base is equal to the Premium Payment, if elected at issue, or the Contract Value, if elected after Issue (on spousal continuation). The Return of Premium Base will not be adjusted for any advisory fee withdrawal taken through the systematic withdrawal program.

For example, assume upon death of the Owner the Contract Value has decreased to $77,000 from the original premium of $100,000. Assuming no withdrawals were taken, upon Due Proof of Death the Beneficiary will receive the greater of the Contract Value or the Premium Payments upon lump sum request, in this example the Premium Payment of $100,000.

If the optional Return of Premium Death Benefit has been elected, in general, partial withdrawals proportionally reduce the Return of Premium Base and, in turn, could reduce the optional Death Benefit by significantly more than the amount of the withdrawal. Systematic withdrawals to pay advisory fees will not reduce the Return of Premium Base, but will reduce the Contract Value. All other partial withdrawals, including Required Minimum Distributions and other systematic withdrawals under the Contract, will proportionally reduce the Return of Premium Base and also reduce the Contract Value.

If you elect the Return of Premium Death Benefit, We will assess an annual Rider Charge on the Valuation Day prior to each Contract Anniversary. If the Contract is surrendered or the rider is terminated before the annual Rider Charge is normally assessed in a given Contract Year, a prorated Rider Charge will be assessed upon the surrender or termination, as applicable. The Rider Charge will not be assessed on partial withdrawals, the payment of a Death Benefit or annuitization.

The annual Rider Charge is equal to the Rider Charge percentage multiplied by the Optional Death Benefit Value. The Optional Death Benefit Value is equal to the Return of Premium Base.

We will deduct the Rider Charge from the One-Year Fixed Strategy, the Indexed Strategies, and the Performance Credit Account in the same proportion as your Contract Value is allocated among them. Rider Charges deducted from the One-Year Fixed Strategy or the Performance Credit Account will reduce your Contract Value allocated to the One-Year Fixed Strategy or the Performance Credit Account, respectively, by the dollar amount of the Rider Charge. Likewise, if you exercised Performance Lock for an Indexed Strategy, Rider Charges deducted from the Strategy Contract Value will reduce the Strategy Contract Value by the dollar amount of the Rider Charge.

Rider Charges deducted from an Indexed Strategy (assuming no exercise of Performance Lock) will be deducted from the Strategy Interim Value as of the Valuation Day prior to a given Contract Anniversary (or the Valuation Day on which a prorated Rider Charge is assessed). The Rider Charge will reduce the Strategy Interim Value by the dollar amount of the Rider Charge; however, the charge will also result in an immediate proportional reduction to the Indexed Strategy Base. The reduction to the Indexed Strategy Base could be significantly more than the Rider Charge deducted. As a result of the reduction in your Indexed Strategy Base, any subsequent positive Performance Credit or Index Credit during the Strategy Term will be lower than it otherwise would have been, as any positive rate of return will be applied to a lower Indexed Strategy Base. The negative impacts to the value of your Contract may be significant, and such negative impacts are in addition to any losses from Withdrawal Charges, MVAs, Strategy Interim Values, Rider Charges, and taxes and tax penalties. The application of Strategy Interim Value for a Rider Charge deduction may result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value.

The optional Return of Premium Death Benefit terminates upon change of ownership or assignment of the Contract, commencement of payments under an annuity option, and termination of your Contract.

See Appendix I for a description of how the Return of Premium Death Benefit is calculated.

Death of Annuitant. Prior to the Annuity Commencement Date, upon the death of the Annuitant the Owner becomes the Annuitant. The Owner may designate a new Annuitant. If this Contract is owned by a non-natural person (e.g., a corporation or a trust), the death of the Annuitant will be treated as the death of an Owner for purposes of the Death Benefit.

TO WHOM THE DEATH BENEFIT IS PAID

Upon the death of a natural Owner during the Accumulation Period, the Death Benefit is payable to the following:

•  The surviving joint Owner; or if none,

•  Surviving primary Beneficiaries; or if none, then

•  Surviving contingent Beneficiaries

For a Contract owned by a non-natural Owner, upon the death of the Annuitant during the Accumulation Period, the Death Benefit is payable to the following:

•  Surviving primary Beneficiaries; or if none, then

•  Surviving contingent Beneficiaries; or if none, then

•  The non-natural Owner.

If a person entitled to receive the Death Benefit dies before the Death Benefit is distributed, We will pay the Death Benefit to that person's named Beneficiary or, if none, to that person's estate.

PAYMENT OPTIONS

We will determine the value of the Death Benefit as of two Valuation Days from the Valuation Day on which We receive Due Proof of Death and in Good Order payment instructions from at least one of the Beneficiaries and all information We need to process the claim. The Death Benefit is not subject to the Withdrawal Charge or the MVA.

Death Benefit payments, if made from an Indexed Strategy before the end of a Strategy Term, are based on the Strategy Interim Value. The application of Strategy Interim Value could result in significant loss. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings).

Under a non-qualified Contract, if the Owner (or Annuitant in the case of a non-natural Owner) dies before the Annuity Commencement Date, the Death Benefit will be paid in a lump sum and the entire interest must be distributed within five years of the Owner's death (or Annuitant's death in the case of a non-natural Owner); If the Beneficiary is an individual, they can elect to receive a series of payments or Annuity Payments under an annuity option over the Beneficiary's remaining life or over a period not extending beyond the Beneficiary's life expectancy provided such payments begin within one year of death. Qualified Contracts are subject to special after-death distribution rules. See the "Federal Tax Considerations" section for more information. A Beneficiary that takes the Death Benefit in a series of payments may make transfers among the One-Year Fixed Strategy and the Indexed Strategy. Amounts that remain allocated to an Indexed Strategy may decrease in value. A surviving spouse who is a sole Beneficiary may continue the Contract maintaining its characteristics. See "Spousal Continuation." We will make any adjustment to the Death Benefit prior to the continuation. If the Death Benefit is payable to the Owner's estate, We will make a lump sum payment.

SPOUSAL CONTINUATION

In limited circumstances, when the Owner dies, if the spouse of the deceased Owner is entitled to receive a Death Benefit, the spouse may have the option to continue the Contract instead. Under federal tax law, the spouse's option to continue the Contract is contingent upon whether the deceased Owner and the spouse were legally married under applicable state law.

FEDERAL TAX CONSIDERATIONS

A. Introduction

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on Our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income.

This summary has been prepared by Us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts and tax-qualified retirement arrangements, additional tax issues that are not discussed herein may be relevant to your situation. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently by legislation or regulations. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

If advisory fees are paid from the Contract, such deductions may be subject to federal and state income taxes and an additional 10% federal tax. Pursuant to a Private Letter Ruling issued to Us by the IRS, if advisory are paid under the systematic withdrawal program for advisory fees, We will not report the deduction of these fees as taxable distributions for federal income tax purposes.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax adviser, and should notify the Company if you find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans or as IRAs

Section 72 of the Code governs the taxation of annuities in general.

1. Non-Natural Persons as Owners

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

•  A Contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural Owner holds the contract as an agent for the natural person),

•  A Contract acquired by the estate of a decedent by reason of such decedent's death,

•  Certain Contracts acquired with respect to tax-qualified retirement arrangements,

•  Certain Contracts held in structured settlement arrangements that may qualify under Code Section 130, or

•  A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the Contract's purchase.

A non-natural Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Owner is a non-natural person, the primary Annuitant is treated as the "holder" in applying the post-death required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural Owner, a change in the primary Annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

For Contracts issued to a non-natural Owner or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the entity is required to include an amount in gross income each year under Code Section 72(u).

2. Other Owners (Natural Persons).

An Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are briefly summarized below. Also summarized are special rules affecting distributions from contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

a.  Amounts Received as an Annuity

Contract payments made periodically at regular intervals over a period of more than one full year, such that the total amount payable is determinable from the start ("amounts received as an annuity") are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the allocable "investment in the contract" to the total amount of the payments to be made after the start of the payments (the "exclusion ratio") under Section 72 of the Code. Total Premium Payments less amounts received which were not includable in gross income equal the "investment in the contract." The start of the payments may be the Annuity Commencement Date or may be an annuity starting date assigned should any portion less than the full Contract be converted to periodic payments from the Contract (Annuity Payouts).

i.  When the total of amounts excluded from income by application of the exclusion ratio is equal to the allocated investment in the Contract for the Annuity Payout, any additional payments (including surrenders) will be entirely includable in gross income.

ii.  Under Section 72(a)(2) of the Code, if any amount is received as an annuity (i.e., as one of a series of periodic payments at regular intervals over more than one full year) for a period of 10 or more years, or during one or more lives, under any portion of an annuity, endowment, or life insurance contract, then that portion of the Contract shall be treated as a separate contract with its own annuity starting date (otherwise referred to as a partial annuitization of the contract). This assigned annuity starting date for the new separate contract can be different from the original Annuity Commencement Date for the Contract. Also, for purposes of applying the exclusion ratio for the amounts received under the partial annuitization, the investment in the Contract before receiving any such amounts shall be allocated pro rata between the portion of the Contract from which such amounts are received as an annuity and the portion of the Contract from which amounts are not received as an annuity. These provisions apply to payments received in taxable years beginning after December 31, 2010.

b.  Amounts Not Received as an Annuity

i.  To the extent that the "cash value" of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract."

ii.  Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a surrender or partial withdrawal), which is non-periodic and not part of a partial annuitization, is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" is computed by reference to the aggregation rule described in subparagraph 2.c. below. As a result, any such amount received or deemed received.

(1)  shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and

(2)  shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract," and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income and will simply reduce the "investment in the contract."

To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear in some cases what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract."

iii.  Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date (or after the assigned annuity starting date for a partial annuitization) are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph 2.c. may apply).

iv.  The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph 2.b. If the entire Contract value is assigned or pledged, subsequent increases in the Contract value are also treated as an amount received for purposes of this subparagraph 2.b. for as long as the assignment or pledge remains in place. The "investment in the contract" is increased by the amount included in income.

v.  In general, the transfer of the Contract, without full and adequate consideration (e.g., a gift), will be treated as an amount received for purposes of this subparagraph 2.b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

vi.  In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph 2.b.

c.  Aggregation of Two or More Annuity Contracts.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same Owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the Contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

d.  10% Additional Tax — Applicable to Certain Withdrawals and Annuity Payments.

i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies an additional tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.  The 10% additional tax will not apply to the following distributions:

1.  Distributions made on or after the date the taxpayer has attained the age of 59 1/2.

2.  Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary Annuitant.

3.  Distributions attributable to a taxpayer becoming disabled (as defined in the federal tax law).

4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's Designated Beneficiary).

5.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

Certain other exceptions to the 10% additional tax as not described herein also may apply. Please consult your tax adviser.

If the taxpayer avoids this 10% additional tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.

If the Contract was obtained by a tax-free exchange of an annuity contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% additional tax. In all other respects, amounts received or deemed received from such post-exchange contracts are generally subject to the rules described in this subparagraph e.

f.  Post-Death Distributions

i.  Death of Owner or Primary Annuitant

Subject to the alternative election or spouse Beneficiary provisions in ii or iii below:

1.  If any Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

2.  If any Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

3.  If the Owner is not an individual, then for purposes of 1. or 2. above, the primary Annuitant under the Contract shall be treated as the Owner, and any change in the primary Annuitant shall be treated as the death of the Owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.  Alternative Election to Satisfy Distribution Requirements

If any portion of the interest of an Owner described in i. above is payable to or for the benefit of a designated Beneficiary, such Beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the Beneficiary. Such distributions must begin within a year of the Owner's death. The designated Beneficiary refers to a natural person designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death.

iii.  Spouse Beneficiary

If any portion of the interest of an Owner is payable to or for the benefit of his or her spouse, the spouse is the sole Beneficiary, and the Annuitant is living, such spouse shall be treated as the Owner of such portion for purposes of Section i above. This spousal Contract continuation shall apply only once for this Contract.

The right of a spouse to continue the Contract and all Contract provisions relating to spousal continuation are available only to a person who meets the definition of "spouse" under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes.

Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

g.  Addition of Rider or Material Change.

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

h.  1035 Exchanges.

We may issue this Contract in exchange for another life insurance or annuity contract. Code Section 1035 permits certain tax-free exchanges of life insurance contracts and annuity contracts for another annuity contract as long as certain requirements are satisfied. If any money or other property is received in the exchange, gain (but not loss) may be recognized under the exchange. If the exchange is tax free, your investment in the contract from the prior contract will carry over to your new Contract.

The IRS, in Rev. Rul. 2003-76, confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the Contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange").

The IRS issued additional guidance, Rev. Proc. 2011-38, that addresses partial exchanges. Rev. Proc. 2011-38 modifies and supersedes Rev. Proc. 2008-24 and applies to the direct transfer of a portion of the cash Surrender Value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies and is effective for transfers that are completed on or after October 24, 2011. The Rev. Proc. does not apply to transactions to which the rules for partial annuitization under Code Section 72(a)(2) apply.

Under Rev. Proc. 2011-38, a transfer within the scope of the Rev. Proc. will be treated as a tax-free exchange under Section 1035 if no amount, other than an amount received as an annuity for a period of 10 years or more or during one or more lives, is received under either the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, the date the contract is placed in-force). A subsequent direct transfer of all or a portion of either contract is not taken into account for purposes of this characterization if the subsequent transfer qualifies (or is intended to qualify) as a tax-free exchange under Code Section 1035.

If a transfer falls within the scope of the Rev. Proc. but is not described above (for example — if a distribution is made from either contract within the 180 day period), the transfer will be characterized in a manner consistent with its substance, based on general tax principles and all the facts and circumstances. The IRS will not require aggregation (under Code Section 72(e)(12)) of an original, pre-existing contract with a second contract that is the subject of a tax-free exchange, even if both contracts are issued by the same insurance company but will instead treat the contracts as separate annuity contracts. The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange or split of annuity contracts.

3. Tax Ownership of the Assets in the Separate Account

In some circumstances, the IRS and courts have recharacterized variable annuity contracts by treating the owner, for federal income tax purposes, as owning the separate account assets on which the contract is based. The IRS guidance in this area has focused on whether the owner has excessive control over the separate account assets. Such control may exist if the owner can allocate amounts under the contract to purchase specific assets within the separate account that also are available outside of the contract. In addition, the IRS and courts considered whether the variable annuity Owner's position is substantially identical to what it would have been if the owner had purchased the separate account assets directly, rather than having purchased a variable annuity contract. Similar federal income tax principles also can operate to recharacterize an arrangement for income tax purposes in certain circumstances, such as if the substance of the arrangement differs from its form. If the authorities on owner control or similar tax principles apply, the tax-deferred status of the contract may be adversely affected. For example, the owner of the contract could be taxed annually on the income and gains attributable to the assets that determine the contract values and benefits.

We do not believe that these authorities or tax principles should apply to this Contract. Although We hold certain amounts attributable to the Contract in Our Separate Account, you do not share in the investment performance of any assets in the Separate Account. Rather, Our obligations under the Contract are independent of the investment performance of the Separate Account. In addition, allocations under the Contract to the Index Strategies are distinguishable from a direct investment in the assets comprising the corresponding indexes. However, there is no IRS guidance or other authority directly addressing whether or how the rules summarized above may apply to the Contract. We reserve the right to amend this Contract, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain the Contract's tax status or to conform the Contract to any applicable changes in the tax qualification requirements. Concerned Owners should consult their own financial professionals regarding the tax matter discussed above.

4. Delayed Annuity Dates

If the Contract's Annuity Commencement Date is, or has been extended to, a time when the Owner (or if the Owner is a non-natural person, the Annuitant) has reached an advanced age, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner's income.

C. Federal Income Tax Withholding

1. U.S. Citizens or Resident Aliens

•  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to Us in a timely manner, generally We are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

•  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the payment were a payment of wages by an employer to an employee for the appropriate payroll period. An individual generally may elect out of such withholding or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to Us in a timely manner, We are required to withhold tax based on certain assumptions provided in IRS guidance and remit this amount to the IRS.

Generally, no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States, if the Payee fails to provide a taxpayer identification number ("TIN"), or We are notified by the IRS that the TIN provided by the Payee is incorrect. Regardless of any "election out" or any amount of tax actually withheld on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under the estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.

2. Nonresident Aliens and Foreign Corporations

Payees that are not U.S. citizens or resident aliens will generally be subject to U.S. federal withholding tax on taxable distributions from the Contract at a 30% rate, unless a lower treaty rate applies. In addition, if the Company does not have appropriate documentation establishing the Payee's status (e.g., a Form W-9 or applicable Form W-8), the Company could be required to withhold 30% on certain payments from the Contract under the Foreign Account Tax Compliance Act (or FATCA). The FATCA rules are complex. Please consult your tax adviser.

D. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations

Any amount payable upon an Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Owner's estate for federal estate tax purposes. Similarly, prior to the Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a Beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse Beneficiary who either is (1) 37 1/2 or more years younger than an Owner or (2) a grandchild (or more remote further descendent) of an Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require Us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a Beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a Beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Owner's lifetime generally is treated as producing an amount received by such Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Owner's gross income, this same income amount could produce a corresponding increase in such Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.

E. Tax Disclosure Obligations

In some instances, certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2009-59. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

F. Medicare Tax

Distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to taxpayers whose income exceeds certain threshold amounts. Please consult a tax adviser for more information.

INFORMATION REGARDING IRAS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract as an individual retirement annuity under Code section 408(b) or in connection with an individual retirement account under Code section 408(a). State income tax rules applicable to IRAs may differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners and beneficiaries are encouraged to consult their own tax advisers as to specific tax consequences. Additional information can also be obtained from your local IRS office, from IRS Publication 590A and 590-B (hereinafter referred to as Publication 590) or online at www.irs.gov.

1. Individual Retirement Annuities ("IRAs").

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, and SEP IRAs governed by Code Section 408(k). Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

a.  Traditional IRAs

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make Required Minimum Distributions ("RMDs") when the Owner reaches the "applicable age" under the RMD rules or dies, as described below, may result in imposition of a 25% excise tax on any excess of the RMD amount over the amount distributed. The excise tax is reduced to 10% if a taxpayer receives a distribution, during the "correction window," of the amount of the missed RMD from the same plan to which the excise tax relates and satisfies certain other conditions. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% additional tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

If you were born...	Your "applicable age" is...
Before July 1, 1949	70	1/2
After June 30, 1949 and before 1951	72
After 1950 and before 1960*	73	*
After 1958*	75	*

*  If you were born in 1959, you should consult your tax advisor regarding your "applicable age," because it is not clear whether your "applicable age" is age 73 or age 75.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing qualified plans into a Traditional IRA under certain circumstances, as indicated below. In addition, under Code Section 402(c)(11) a non-spouse "designated Beneficiary" of a deceased plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between plan fiduciaries, as described below in "Rollover Distributions") from certain qualified plans to a Traditional IRA for such Beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased plan participant).

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a Death Benefit that equals the greater of the premiums paid or the Contract's cash value. The Contract offers an enhanced Death Benefit that may exceed the greater of the Contract Value or total Premium Payments. The tax rules are unclear as to what extent an IRA can provide a Death Benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

b.  SEP IRAs

Code Section 408(k) provides for a Traditional or ROTH IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer contributions, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional or ROTH IRA, but a SEP is also subject to special tax qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional or ROTH IRA, which are described above and below, respectively. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

c.  Roth IRAs

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Owner's lifetime. However, the RMD rules apply upon the Owner's death. The Owner of a Traditional IRA or other qualified plan assets may complete a conversion into a Roth IRA under certain circumstances. The conversion of a Traditional IRA or other qualified plan assets to a Roth IRA will subject the fair market value of the funds to federal income tax in the year of conversion. In addition to the amount held in the converted account, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible qualified plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA. Anyone considering a "conversion" to a Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

2. Taxation of Amounts Received from IRAs

Except under certain circumstances in the case of Roth IRAs, amounts received from qualified Contracts generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the Contract." For Annuity Payments and other amounts received after the Annuity Commencement Date from a qualified Contract, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the Contract" is determined by the Contract Owner.

For non-periodic amounts from certain qualified Contracts, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the Contract," based on the ratio of the "investment in the Contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of qualified Contract. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

3. Additional and Excise Taxes for IRAs

Unlike non-qualified Contracts, IRAs are subject to federal additional taxes not just on premature distributions, but also to excise taxes on excess contributions and failures to make Required Minimum Distributions ("RMDs").

a.  Additional Taxes on Premature Distributions

Code Section 72(t) imposes an additional income tax equal to 10% of the taxable portion of a distribution from certain types of IRAs that is made before the Owner reaches age 59 1/2. However, this 10% additional tax does not apply to a distribution that is either:

(i)  made to a Beneficiary (or to the Owner's estate) on or after the employee's death;

(ii)  attributable to the Owner becoming disabled under Code Section 72(m)(7);

(iii)  part of a series of substantially equal periodic payments (not less frequently than annually — "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated Beneficiary ("SEPP Exception");

(iv)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty;

(v)  made as a "direct rollover" or other timely rollover to an eligible retirement plan, as described below. In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

(vi)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions in Code Section 72(t)(2)(D) are met;

(vii)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7);

(viii)  for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8);

(ix)  made on account of a qualified birth or adoption; or

(x)  made to a terminally ill Owner.

The taxpayer must meet certain requirements in order for these exceptions to apply. Certain other exceptions to the 10% additional tax not described herein also may apply. Please consult your tax adviser.

If the taxpayer avoids this 10% additional tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2022-6), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

b.  Excise Tax on RMDs

If the amount distributed from an IRA is less than the amount of the Required Minimum Distribution ("RMD") for the year, the Owner is subject to a 25% excise tax on the amount that has not been timely distributed. The excise tax is reduced to 10% if a taxpayer receives a distribution, during the "correction window," of the amount of the missed RMD from the same plan to which the excise tax relates and satisfies certain other conditions.

The 25% excise tax is also applicable to RMD amounts not distributed to beneficiaries.

c.  Excise Tax on Excess Contributions

If an IRA owner deposits more than is eligible to be contributed to an IRA, the excess contribution may be subject to a 6% excise tax (Code Section 4973). Whether the excise tax applies depends on how the excess contribution is handled and when it is corrected or removed. The rules for correcting an excess contribution are complicated and the IRA Owner should consult a professional tax adviser.

4. Required Minimum Distributions

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over:

(a)  the life of the individual or the lives of the individual and a designated Beneficiary (as specified in the Code), or

(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated Beneficiary (as specified by the Code).

This Contract is not appropriate for investors who plan to take Required Minimum Distributions during a Strategy Term due to the imposition of Strategy Interim Value. The application of Strategy Interim Value to Required Minimum Distributions during the Strategy Term and the proportional reduction in your Indexed Strategy Base could significantly reduce the value of the Contract. In addition, amounts withdrawn could be subject to federal and state income taxes.

For Contracts that have not been annuitized, the RMD amount for each year is determined generally by dividing the account balance by a factor determined under the IRS "Uniform Lifetime Table." This account balance is generally based upon the Contract Value as of the close of business on the last day of the previous calendar year. RMDs also can be made in the form of Annuity Payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a Contract's Contract Value, such Contract Value must include the actuarial value of certain additional benefits provided by the Contract. As a result, electing an Optional Benefit under an IRA may require the RMD amount for such IRA to be increased each year, and expose such additional RMD amount to the 25% excise tax for RMDs if such additional RMD amount is not timely distributed.

The RMD rules that apply while the Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to Roth IRAs.

Congress recently changed the RMD rules for individuals who die after 2019. The after-death RMD rules are complex, and you should consult your tax adviser about how they may apply to your situation.

Effective January 1, 2020, when an IRA owner dies, any remaining interest generally must be distributed within 10 years (or in some cases 5 years) after their death, unless an exception applies. One exception permits an "eligible designated beneficiary" to take distributions over life or a period not exceeding life expectancy (determined using the IRS "Single Life Table"), subject to special rules and limitations. An "eligible designated beneficiary" includes: the IRA owner's spouse or minor child (until the child reaches age of majority/age 21), certain disabled or chronically ill individuals, and an individual who is not more than 10 years younger than the IRA owner. We may limit any payment option over life, or period not exceeding life expectancy, to certain categories of eligible designated beneficiaries, or withdraw such payment option(s), in Our discretion.

If the Owner of an IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own. The spouse must make the election by the later of (1) the end of the calendar year in which the surviving spouse reaches the applicable age, and (2) the end of the calendar year following the calendar year of the IRA owner's death. If the Owner dies before the required beginning date and the surviving spouse does not elect to treat the IRA as their own, distributions may be delayed until December 31 of the year the deceased Owner would have attained the applicable age.

If the Owner dies after Annuity Payments have already begun, any remaining payments under the contract also must be made in accordance with the RMD rules. In some cases, those rules may require that the remaining payments be made over a shorter period than originally elected or otherwise adjusted to comply with the tax law.

5. Tax Withholding for IRAs

Distributions from an IRA generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and nonperiodic distributions from a non-qualified Contract, as described above.

Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from an IRA the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under the estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

6. Rollover & Transfer Distributions

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) vary according to the type of transferor IRA and type of transferee IRA or other plan. For instance, generally no tax-free "trustee-to-trustee transfer" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA. A "conversion" of a NonRoth IRA to a Roth IRA, is taxable transaction and not subject to the 10% additional tax. However, if amounts are subsequently distributed from the Roth IRA they may be subject to the 10% additional tax if withdrawn in the first 5 years following the conversion.

For a non-spouse Beneficiary, no tax-free "trustee-to-trustee transfer" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) and an IRA set up by that same individual as the original Owner. A Beneficiary may complete a "trustee-to-trustee transfer" to another inherited IRA account or combine inherited IRA accounts from the same deceased Owner.

Generally, any amount other than an RMD distributed from an IRA is eligible for a "60-day rollover." However, a tax-free 60-day rollover is limited to 1 per 12 month period; whereas no limit applies to "trustee-to-trustee transfers."

Similar rules apply to a "trustee-to-trustee transfer" or a "60-day rollover" of a distribution from a SIMPLE IRA to a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE plan is generally disqualified (and subject to the 25% additional tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "trustee-to-trustee transfer" or a "60-day rollover" to an eligible retirement plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rollover rules also apply to (1) transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated Beneficiary, (2) plan distributions of property, (3) distributions from a Roth account in certain plans, (4) recontributions of certain qualified disaster distributions, (5) transfers from a Traditional or Roth IRA to certain health savings accounts under Code Section 408(d)(9), (6) obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS, (7) recontributions within 3 years of qualified birth & adoptions, and (8) recontributions within 3 years of a coronavirus related distribution, and certain distributions made to a terminally ill Owner.

OTHER INFORMATION

GENERAL ACCOUNT

Any amounts that We are obligated to pay under the Contract, including Index Credits, Performance Credits, the Death Benefit and Annuity Payments, are subject to Our financial strength and claims paying ability and Our long-term ability to make such payments. We invest the assets of the General Account according to the laws governing the investments of insurance company general accounts. The General Account is not a bank account and is not insured by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. We receive a benefit from all amounts held in Our General Account. Amounts in Our General Account are available to Our general creditors. We issue other types of insurance policies and pay Our obligations under these products from Our assets in the General Account.

THE SEPARATE ACCOUNT

We place certain assets related to Indexed Strategies, the One-Year Fixed Strategy and Performance Credit Account to which you allocate Contract Value in the Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. The Separate Account is not registered under the Investment Company Act of 1940, as amended. The Separate Account is not insulated, the assets are considered to be part of the General Account assets and are subject to Our general creditors.

Where permitted by applicable law, We reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, but are not limited to:

•  Manage the Separate Account under the direction of a committee at any time;

•  Make any changes required by applicable law or regulation; and

•  Modify the provisions of the Contract to reflect changes to the Indexed Strategies and the Separate Account and to comply with applicable law.

SUSPENSION OF PAYMENTS, PERFORMANCE LOCK REQUESTS, OR REALLOCATIONS

We may suspend or delay the payment of Death Benefits and withdrawals, the calculation of Annuity Payments, Performance Lock requests, and reallocations when We cannot calculate a Strategy Contract Value under any of the following circumstances:

•  the New York Stock Exchange is closed (other than customary weekend and holiday closings);

•  the closing value of an Index is not published;

•  trading on the New York Stock Exchange is restricted;

•  if any value, not limited to the Index Value, is unavailable for the calculation of the Strategy Interim Value;

•  the calculation of the Strategy Interim Value is not reasonably practical due to an emergency; or during any other period when a regulator, by order, so permits.

If We cannot obtain a value for an Index on any day due to any of these circumstances, We will use the value of the Index as of the last Valuation Day the value is available. If the beginning day of a Strategy Term falls on a Valuation Day for which We cannot obtain a value for an Index, We will use the Index Value as of the last Valuation Day as the Index Value for the beginning day of the Strategy Term.

HOW CONTRACTS ARE SOLD

We have entered into a distribution agreement with Our affiliate Global Atlantic Distributors, LLC under which it serves as the principal underwriter for the Contracts, which are offered on a continuous basis. Global Atlantic Distributors, LLC is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA).

We are affiliated with Global Atlantic Distributors, LLC because We are under common control. The principal business address of Global Atlantic Distributors, LLC is One Financial Plaza, 755 Main Street, 24th Floor, Hartford, CT 06103. Global Atlantic Distributors, LLC has entered into selling agreements with affiliated and unaffiliated broker-dealers for the sale of the Contracts. We pay compensation to Global Atlantic Distributors, LLC for sales of the Contracts by broker-dealers. Global Atlantic Distributors, LLC in its role as Principal Underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2023 with regard to the Contracts. Contracts will be sold by individuals (Financial Intermediaries) who have been appointed by Us as insurance agents and who are financial professionals. Each financial professional is affiliated with one of the selling broker-dealers. We may also make the Contracts available through independent financial professionals.

We list below types of arrangements that help to incentivize sales representatives to sell Our suite of annuities. Not all arrangements necessarily affect each registered index linked annuity. These types of arrangements could create an incentive for the selling firm or its sales representative to recommend or sell this Contract to you. You may wish to take such incentives into account when considering and evaluating any recommendations relating to this Contract.

Broker-dealers may receive commissions from Us for selling you this Contract (described below under Commissions). Certain selected broker-dealers also receive additional compensation (described below under Additional Payments). All or a portion of the payments We make to broker-dealers may be passed on to Financial Intermediaries according to a broker-dealer's internal compensation practices.

Affiliated broker-dealers also employ individuals called wholesalers in the sales process, who provide sales support and training to sales representatives. Wholesalers typically receive commissions based on the type of contract or Optional Benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value.

Your financial professional may have a financial incentive to offer you a new Contract in place of the one you already own. You should only exchange a Contract you already own if you determine, after comparing the features, fees and risks of both Contracts, that it is better for you to purchase the new Contract rather than continue to own your existing Contract. In general, the Contract does not contain any provisions related to exchanges or conversions.

Commissions Paid by The Company

Up front commissions paid to broker-dealers generally range from 0% to up to 7.5% of each Premium Payment you make. Trail commissions (fees paid for customers that maintain their Contracts generally for more than 1 year) range up to 1% of your Contract Value. We pay different commissions based on the Contract variation that you buy. We may pay a lower commission for sales to Owners over age 75. Your registered investment adviser may be paid by you pursuant to the investment advisory agreement you entered into. Commission arrangements vary from one broker-dealer to another. We are not involved in determining your financial professional's compensation. Under certain circumstances, your financial professional may be required to return all or a portion of the commissions paid.

Check with your financial professional to verify whether your account is a brokerage or an advisory account. Your interests may differ from Ours and your financial professional (or the broker-dealer with which they are associated). Please ask questions to make sure you understand your rights and any potential conflicts of interest. If you are an advisory client, your financial professional (or the broker-dealer with which they are associated) can be paid both by you and by Us based on what you buy. Therefore, profits, and your financial professional's (or their broker-dealer's) compensation, may vary by product and over time. Contact an appropriate person at your broker- dealer with whom you can discuss these differences and inquire about any revenue sharing arrangements that We and Our affiliates may have with the selling firm.

Additional Payments

Subject to FINRA and broker-dealer rules, We or Our affiliates also pay the following types of fees to, among other things, encourage the sale of this Contract. These additional payments could create an incentive for your financial professional, and the broker-dealer with which they are associated, to recommend products that pay them more than others, which may not necessarily be to your benefit.

Additional Payment Type	What it's used for
Access	Access to Financial Intermediaries and/or broker-dealers such as one-on-one wholesaler visits or attendance at national sales meetings or similar events.
Gifts & Entertainment	Occasional meals and entertainment, tickets to sporting events and other gifts.
Marketing

Joint marketing campaigns and/or broker-dealer event advertising/participation; sponsorship of broker-dealer sales contests and/or promotions in which participants (including Financial Intermediaries) receive prizes such as travel Awards, merchandise and recognition; client generation expenses.

Marketing Expense Allowances	Pay Fund related parties for wholesaler support, training and marketing activities for certain Funds.
Support

Sales support through such things as providing hardware and software, operational and systems integration, links to Our website from a broker- dealer's website; shareholder services (including subaccounting sponsorship of broker-dealer due diligence meetings; and/or expense allowances and reimbursements).

Training	Educational (due diligence), sales or training seminars, conferences and programs, sales and service desk training, and/or client or prospect seminar sponsorships.
Visibility

Inclusion of Our products on a broker-dealer's preferred list; participation in, or visibility at, national and regional conferences; and/or articles in broker-dealer publications highlighting Our products and services.

Volume	Pay for the overall volume of their sales or the amount of money investing in Our products.

As of December 31, 2023, We have not entered into ongoing contractual arrangements to make additional payments. For the fiscal year ended December 31, 2023, no additional payments were made.

No specific charge is assessed directly to Owners to cover commissions, additional payments or Marketing Expense Allowances described above. We do intend to recoup the sales expenses and incentives We pay, however, through fees and charges deducted under the Contract and other revenue sharing arrangements.

AMENDMENTS TO THE CONTRACT

We reserve the right to amend the Contract to meet the requirements of applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers.

LEGAL PROCEEDINGS

There continues to be significant federal and state regulatory activity relating to financial services companies. We are subject to various legal proceedings and claims incidental to or arising in the ordinary course of Our business. In the future, We may be subject to additional lawsuits, arbitration proceedings and/or regulatory/legal proceedings. While it is not possible to predict with certainty the ultimate out- come of any pending or future case, legal proceeding or regulatory action, We do not expect the ultimate result of any of Our known legal proceedings or claims to result in a material adverse effect on the Company or its Separate Account. Nonetheless, given the indeterminate amounts sought in certain of these proceedings, and the inherent unpredictability of litigation, an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's results of operations or cash flows.

In connection with a cybersecurity incident on May 29, 2023, related to services provided to several companies by Pension Benefits Information LLC, and its use of MOVEit software ("PBI/MOVEit Incident"), The Global Atlantic Financial Group LLC or some of its affiliates have received a total of five putative class action complaints alleging failure to properly secure and safeguard customers' sensitive information. Four cases originated in United States District Court for the Southern District of New York: Clancy, Michael v. The Global Atlantic Financial Group LLC (1:23-cv-07975) filed September 8, 2023, Guzman, Marcelina v. The Global Atlantic Financial Group LLC (1:23-cv-08150) filed September 14, 2023, and Hendrix, Eudoice v. Global Atlantic Financial Company, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company and Forethought Life Insurance Company (1:23-cv-08058) filed September 12, 2023, and Bernstein, Michael v. The Global Atlantic Financial Group LLC (1:23-cv-9868) filed in New York state court September 15, 2023. A fifth case was filed in the United States District Court for the Southern District of Indiana, but subsequently was voluntarily dismissed: Hansa v. Forethought Life Insurance Company, Global Atlantic Insurance Network LLC, and The Global Atlantic Financial Group LLC (1:23-cv-01549) filed August 28, 2023. The Company itself is currently a party only in the Hendrix case. A judicial panel consolidated certain PBI/MOVEit Incident-related litigation in an MDL and transferred the cases to the District of Massachusetts, before Judge Allison Burroughs. This order applies to all matters against The Global Atlantic Financial Group LLC and its affiliates.

INFORMATION ON THE COMPANY

THE COMPANY'S BUSINESS AND FINANCIAL STATEMENTS

ABOUT THE COMPANY

Overview

Forethought Life Insurance Company is a life insurance company whose principal products are fixed-rate, and fixed indexed annuities. We are authorized to do business in 49 states of the United States and the District of Columbia. We were incorporated under the laws of Indiana on July 10, 1986. We have offices located in Indianapolis and Batesville, Indiana, Hartford, Connecticut and Wayne, Pennsylvania.

Commonwealth Annuity and Life Insurance Company ("CALIC"), a Massachusetts company, owns 100% of the Company. CALIC is a direct, wholly owned subsidiary of Global Atlantic (Fin) Company ("FinCo"), which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Limited (Delaware), which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Group Limited ("GAFGL"). GAFGL is a direct, wholly owned subsidiary of The Global Atlantic Financial Group LLC, which is wholly owned by KKR Magnolia Holdings LLC, which in turn is an indirect subsidiary of KKR & Co. Inc.

Provided below is Our simplified organizational structure.

The Global Atlantic Financial Group LLC
(Bermuda)
Global Atlantic Financial Group Limited
(Bermuda)
Global Atlantic Limited (Delaware)
(Delaware)
Global Atlantic Re Limited
(Bermuda)
A/A-
Global Atlantic (Fin) Company
(Delaware)
Commonwealth Annuity & Life Insurance Company*
(Massachusetts)
A/A2/A-
Forethought Life Insurance Company*
(Indiana)
A/A2/A-

* Operating insurance subsidiary

No company other than Forethought Life Insurance Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability.

Our General Account

Our General Account holds all our assets other than assets in our insulated separate accounts. We own our General Account assets and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality, and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations; corporate bonds; preferred and common stocks; real estate mortgages; real estate; and certain other investments.

Code of Business Conduct and Ethics

The board of directors of The Global Atlantic Financial Group LLC has adopted a Code of Business Conduct and Ethics applicable to all officers, employees and directors of The Global Atlantic Financial Group LLC and its subsidiaries, including our chief executive officer, chief financial officer and senior financial officers. The Code of Business Conduct and Ethics addresses matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.

THE COMPANY'S BUSINESS

Overview of the Company

We are a stock insurance company formed as a corporation in the State of Indiana on July 10, 1986. Our business I.D. number is 198002-843. The address of our principal business office is 10 West Market Street, Suite 2300, Indianapolis, Indiana, United States. We are licensed in 49 states (all except New York) and the District of Columbia. As of December 31, 2023, we had statutory assets of approximately $57,338 million and statutory capital and surplus of approximately $2,851 million.

Within retail markets, we believe we are a leading provider of preneed life insurance products and have been ranked as a top five overall fixed-rate annuity carrier for the twelve months ended December 31, 2023, according to LIMRA. The following table presents an illustration of our product, distribution and origination approach within our fixed annuities business.

Individual Channel
Key Products	• Fixed-Rate Annuities • Fixed-Indexed Annuities • Preneed Life
Distribution/Origination (as of December 31, 2023)	• 221 banks and broker-dealers • 233 independent insurance agencies • 1,319 funeral homes

We are a wholly owned subsidiary of CALIC, which itself is a wholly owned indirect subsidiary of Global Atlantic, a leading U.S. retirement and life insurance company focused on delivering meaningful long-term value for its customers and clients by offering a broad range of products and solutions for both individuals and institutions. Global Atlantic is a wholly owned subsidiary of The Global Atlantic Financial Group LLC ("TGAFG").

As of February 1, 2021, the KKR & Co Inc. became the majority owner of TGAFG (such transaction, the "KKR Initial Acquisition"). On January 2, 2024, KKR & Co. Inc. completed the acquisition of the remaining economic interest in TGAFG (the "Subsequent KKR Acquisition", and together with the Initial KKR Acquisition, the "KKR Acquisition"), increasing its ownership of Global Atlantic to 100%.

As a member of the Global Atlantic enterprise, we rely on and benefit from Global Atlantic's resources and expertise in the operation of our business, including with respect to underwriting, risk management and the management of our investment portfolio.

Financial Strength and Credit Ratings

Financial strength ratings and credit ratings may be used by distribution partners, potential policyholders, reinsurance clients or investors as an indication of the relative creditworthiness of an insurer or borrower. Our competitive positioning in our distribution channels, and our ability to access capital and liquidity, may be impacted by our credit ratings.

Financial strength ratings reflect a rating agency's opinion of an insurance company's ability to meet its obligations to policyholders and reinsurance clients, based on qualitative and quantitative factors including competitive position, operating performance, financial condition and capitalization. Credit ratings reflect a rating agency's opinion regarding an entity's ability to repay its indebtedness, and they are based on similar factors used in assessing financial strength ratings. Ratings are periodically reviewed by rating agencies and their criteria, including capital and other requirements, may be adjusted from time to time. We maintain financial strength ratings from A.M. Best, Moody's, S&P and Fitch. FLIC's financial strength ratings are "A" with a stable outlook from A.M. Best, "A2" with a stable outlook from Moody's, "A-" with a positive outlook from S&P and "A" with a stable outlook from Fitch. Ratings are not recommendations to buy, sell or hold securities, and they may be revised or revoked at any time at the sole discretion of the rating organization.

Our Products & Distribution

We seek to reach individuals in the United States who are planning for, or are already in, retirement. Our distribution capabilities are tailored to products that fit our competitive advantages and meet our risk and return objectives. Our principal products are fixed-rate and fixed-indexed annuities, referred to together as "fixed annuities", and we are Global Atlantic's flagship seller of these policies. Our retirement products are distributed primarily through a network of industry-leading distribution partners, including over 200 banks and broker-dealers and over 200 independent marketing organizations. Our preneed life products are distributed primarily through 20 independent marketing organizations and over 1,300 funeral homes.

Fixed Annuities

We sell multi-year guaranteed annuity products and fixed-indexed annuities primarily through our network of distribution partners, including over 200 banks and broker-dealers and over 200 independent marketing organizations. Multi-year guaranteed annuity products credit interest at a predetermined rate that is guaranteed for a three-, five- or seven-year period. After the applicable guarantee period has expired, we can reset the crediting rate at our discretion, subject to contractual limitations and minimums.

Fixed-indexed annuities allow the policyholder to elect between strategies where interest credited is either fixed or based on the performance of a market index. The most common index selected is the S&P 500® Index. We also offer customized indexes, such as the BlackRock Diversa Volatility Control Index, the PIMCO Balanced Index, and the Franklin US Index. These customized indexes replicate multi-asset strategies with risk management elements designed to decrease volatility. Fixed-indexed annuities allow the policyholder to participate in the upside performance of the selected index with no downside market risk to their account value, assuming that the annuity is not surrendered during the surrender charge period. Policyholders participate in 100% of the upside performance of the applicable index, usually subject to pre-specified "cap rates." For fixed-indexed annuities referencing the S&P 500® Index, we can generally reset cap rates annually at our discretion, subject to contractual limitations. For fixed-indexed annuities referencing other strategies, we measure index performance for crediting over two- or three-year periods, and for those strategies we can reset the crediting terms at the end of each such two- or three-year period.

Customers purchasing fixed-indexed annuities may elect to add certain riders that provide lifetime income benefits or death benefits. Account values for fixed-indexed annuities are protected against adverse market movements. In addition, while the benefit base for some variable annuity products is linked to upside market movements, the benefit base for our fixedindexed annuity products is typically not.

After the first year following the issuance of a deferred annuity, the policyholder is typically permitted to make withdrawals up to 10% of the prior year's account value without a surrender charge. In addition, required minimum distributions imposed by federal law generally do not incur surrender charges. Withdrawals in excess of these allowable amounts are assessed a surrender charge fee if such withdrawals are made during the surrender charge period. For multi-year guaranteed annuity products, the surrender charge period is the period for which the crediting rate is guaranteed. For other products, surrender charge periods follow a pre-specified schedule. In general, the surrender charge periods for our fixed-rate and fixed-indexed annuity products currently offered through the individual channel apply for as few as three years to as many as ten years, depending on the product. The surrender charges typically range from 7% to 10% of the contract value at inception and generally decrease over the surrender charge period.

Preneed Life Insurance

The preneed life insurance market primarily sells small face whole life contracts typically with an average face amount at issue of approximately $5,400. We are Global Atlantic's only writer for newly issued preneed life policies through the individual channel, and were one of the first entrants in the preneed market. These policies are sold primarily through independently licensed agents associated with funeral homes and other providers of funeral and cemetery services. We have relationships with funeral homes across the United States and enter into participation agreements with funeral homes and general agent agreements with the independently licensed agents.

We specialize in the sale of non-participating, single-pay and limited payment whole life insurance contracts sold exclusively as a funding vehicle by individuals prearranging funerals. We believe our long-term relationships with the network of agents and funeral homes that distribute our preneed insurance gives us a competitive advantage. We have established incentive and loyalty programs with our top distributors that are designed to encourage future sales of our preneed products.

Funding Products

We are a member of the Federal Home Loan Bank ("FHLB") of Indianapolis. As a member, we have entered into funding agreements with the FHLB of Indianapolis, and the funding agreements are issued in exchange for cash. The funding agreements require that we pledge eligible assets, such as commercial mortgage loans, as collateral. Certain types of eligible assets pledged as collateral are held in custody by the FHLB of Indianapolis. Through our membership, we have issued funding agreements to the FHLB of Indianapolis in exchange for cash advances in the amount of approximately $1.6 billion as of December 31, 2023.

We invest the proceeds from such issuances in furtherance of our investment spread strategy, consistent with our other investment spread operations. It is not part of our strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money. As a part of this arrangement, we hold $5.0 million in FHLB of Indianapolis Class B Membership Stock. The Class B Membership Stock is not eligible for redemption.

In January 2021, we entered the funding agreement-backed notes ("FABN") market, issuing inaugural funding agreements as part of a global debt issuance program (the "FABN Program"). As of December 31, 2023, we had issued $4.9 billion in funding agreements in connection with the FABN Program.

Other Products

Through our bank and independent broker-dealer channels, we offer a hybrid product ("Hybrid Annuity") that links long-term care benefits to a fixed-rate annuity with a nine-year surrender period. Hybrid Annuities are fixed-rate annuity products with a benefit rider that permits access to the policy's account value, free of a surrender charge, along with a supplemental rider benefit value to reimburse the policyholder for certain qualified long-term care expenses. Unlike traditional standalone long-term care, where benefits are not tied to existing policyholder accounts, the rider benefit is capped at the return of account value plus one or two times the account value depending on the outcome of underwriting. We believe the drawdown of policyholder account value as the initial benefit payment and the capped benefit size substantially reduces risk to us when compared to traditional long term care. The rider benefit paid to the policyholder is subject to a monthly maximum such that the benefit is typically paid out over a period of six years or longer.

We sell investment-only variable annuities through our bank and broker-dealer distribution channels. Our variable annuities are issued by us and underwritten and distributed by Global Atlantic Distributors, LLC ("GAD"), a FINRA-registered broker-dealer. Variable annuities provide the ability to invest in a tax deferred manner into a series of investment options and, when appropriate, convert that investment into an income stream. These products are designed to appeal to investors who are seeking greater market participation and willing to assume additional risk. We currently offer investment-only variable annuities in multiple classes that differ in fees, duration of surrender charge period and structure of sales charges. The variable annuities offered by us provide policyholders with the opportunity to invest in various investment sub-accounts and offer optional death benefit and income guarantees. Policyholders that elect an optional benefit may be required to invest in a managed volatility investment fund, the majority of which are offered through the Forethought Variable Insurance Trust platform. We utilize a separate account to record and account for assets and liabilities for variable annuity transactions. Investments in such separate account are maintained separately from those in our general account. The net investment experience of our separate account is generally credited directly to the policyholder and can be positive or negative. As a result, investment income on the separate account is not included in our net income. Effective December 31, 2015, we entered into a reinsurance agreement with CALIC whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases.

In February 2022, we began selling registered index linked annuities.

Reinsurance

We seek to diversify risk and limit our overall financial exposure by reinsuring certain levels of risk in various areas of exposure through cessions to other insurance companies or reinsurers.

We assume certain preneed life insurance policies from one non-affiliated company on a coinsurance basis. This block of assumed business is in run-off. As of December 31, 2023 and 2022, we assumed $19.4 million and $20.8 million of reserves, respectively, under this reinsurance arrangement. We assume on a modified coinsurance basis certain other preneed life insurance policies from a non-affiliated company. This block of assumed business is also in run-off. As of December 31, 2023 and 2022, we assumed $230.6 million and $243.0 million of modified coinsurance reserves, respectively.

Effective December 31, 2015, we entered into a reinsurance agreement with CALIC whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases. Amounts due to affiliates related to funds withheld agreements were $7.6 million and $37.3 million for the years ended December 31, 2023 and 2022, respectively.

Effective April 1, 2017, we entered into a reinsurance agreement with Global Atlantic Re Limited ("GA Re"), whereby we ceded a portion of our annuity and preneed business. As a result of the transaction in 2017, we ceded $8,539 million in reserves to GA Re, resulting in a one-time gain of approximately $16 million, and continue to cede annuity business to GA Re on an ongoing quota share basis. Effective April 2, 2018, in accordance with the reinsurance agreement, we moved 50% of the funds withheld assets to a coinsurance arrangement.

From time to time, Global Atlantic and its insurance subsidiaries, including us, have entered into or may enter into arrangements with unaffiliated third-party co-investment vehicles designed to deploy third-party, on-demand capital into certain qualifying reinsurance transactions alongside Global Atlantic and its subsidiaries. Global Atlantic's insurance subsidiaries, including us, may participate in qualifying reinsurance transactions with the insurance company subsidiary of such co-investment vehicles. These reinsurance transactions will generally be on a funds withheld coinsurance basis, with the applicable Global Atlantic insurance subsidiary (such as us) retaining a portion of the liabilities in such transaction and retaining the business reinsured to the co-investment vehicle on its balance sheet.

Investment Management

We benefit from Global Atlantic's investment management strength and we believe such investment management is a key driver of our success. Our board of directors retains oversight of our investment portfolio and has delegated day-to-day management of the investment portfolio to Global Atlantic's investment management committee, a committee that is chaired by Global Atlantic's Chief Investment Officer and includes Global Atlantic's Chief Executive Officer as a member.

Our objective is to invest the funds we receive from policyholders into a high quality, diversified investment portfolio that is well- matched to our liabilities and earns a yield in excess of the cost of our policyholder liabilities. The returns we are able to generate on our investment portfolio support competitive pricing on our products.

We invest our general account assets in investments across the capital structure and in public and private markets across securities, loans and direct ownership of income-generating assets. We believe that our capability to invest in multiple asset types has provided FLIC the platform to capture investment opportunities across market conditions in assets which FLIC believes have favorable risk-adjusted returns.

On February 1, 2021, Kohlberg Kravis Roberts & Co. L.P. ("KKR IM") entered into an investment management agreement with us, pursuant to which KKR IM manages our assets (other than certain excluded separate accounts and certain funds withheld, or modified coinsurance accounts). The terms of this investment management agreement with FLIC have been approved of by the Indiana Department. Under the terms of the investment management agreement, most of our day-to-day investment management is performed by KKR IM. We believe that with KKR IM performing day-to- day investment management, we will achieve increased net investment yields over time. Certain former Global Atlantic investment professionals are now employees of KKR IM and, pursuant to the investment management agreement described above, provide investment management services to FLIC.

Historically, GSAM has managed certain liquid asset classes under the direction of Global Atlantic's in-house investment management team. Following the close of the KKR Acquisition, GSAM continues to provide services for asset classes in which we believe GSAM is well-suited to provide services that we do not have a competitive advantage in and for which we believe scale and execution is important to manage operating costs, such as liquid corporate, municipal and government securities.

Employees

Our management consists of officers who are employees of Global Atlantic and who provide services to us pursuant to the terms of an Amended and Restated Services and Expense Agreement, dated as of June 21, 2018, by and among GAFC, we and certain other subsidiaries of Global Atlantic (the "Services Agreement"). These employees work at our direction. None of Global Atlantic's employees are subject to a collective bargaining agreement. We believe our relations with such employees are satisfactory.

Recent Change in Control

On December 16, 2020, the Indiana Department of Insurance approved the indirect acquisition of Forethought Life Insurance Company by a subsidiary of KKR and the entry of Forethought and a subsidiary of KKR into an investment management agreement.

Regulation

Our operations and businesses are subject to extensive laws, regulations, administrative determinations and similar legal constraints, including regulation under state insurance laws and federal and state securities laws. Many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations. We cannot predict the impact of future state, federal or foreign laws or regulations on our business. Future laws and regulations, or the interpretation thereof, may materially adversely affect our results of operations and financial condition.

Insurance Regulation

General

We are domiciled in the State of Indiana and licensed to transact insurance business in, and are subject to regulation and supervision by, 49 states (all except New York) and the District of Columbia. The insurance and reinsurance industry is heavily regulated and our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. State insurance authorities have broad administrative powers over insurance companies with respect to all aspects of the insurance business.

The laws and regulations of the jurisdiction in which we are domiciled may require us to, among other things, maintain minimum levels of statutory capital, surplus and liquidity; meet solvency standards; submit to periodic examinations of its financial condition; and restrict payments of dividends and distributions of capital. We are also subject to laws and regulations that may restrict our ability to write insurance and reinsurance policies, make certain types of investments and distribute funds. In addition, we are subject to laws and regulations governing related-party/affiliate transactions. These are particularly important to us given (1) our relationship with Global Atlantic and (2) the fact that our business strategy involves ceding business among our affiliates.

Insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States, and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance. In addition to legislative initiatives of this type, state insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. The NAIC's mandate is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. These model insurance laws and regulations put forth by the NAIC are effective only when adopted by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through its Accounting Manual, and some NAIC pronouncements, particularly as they affect accounting issues, take effect automatically without affirmative action by the states. Statutory accounting and reporting principles are also established by individual state laws and regulations and may be modified by prescribed and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect our statutory capital and surplus.

The NAIC has expressed concerns related to filing exempt status for certain bespoke securities, which generally allows the use of an NRSRO-rating for purposes of capital assessment as opposed to requiring review by the Securities Valuation Office. In October 2020, the VOS Task Force received a memorandum from the Financial Condition (E) Committee that directed a new charge for 2021 to implement policies to help the SVO administer the filing exemption process by which certain investments are not required to be submittedto the SVO for review. The VOS Task Force recently adopted amendments to the P&P Manual to require, effective January 1, 2022, the filing of supporting private rating analysis for any security assigned a private rating, in which the SVO will determine if a privately rated security is eligible to receive an NAIC Designation with an NAIC CRP Credit Rating. The amendments allow an insurance company to self-designate privately rated securities issued between January 1, 2018 and December 31, 2021 that are subject to a confidentiality agreement executed prior to January 1, 2022, which agreement remains in force as of such date and for which an insurance company cannot provide a copy of a private rating letter al report.

In addition, the NAIC has expressed concerns and is considering changes related to filing exempt status for certain securities or loans, such as collateralized loan obligations, which generally allow the use of a CRP Credit Rating for purposes of capital assessment as opposed to requiring review by the SVO. In May 2023 the VOS Task Force exposed for comment a proposed amendment to the P&P Manual that sets forth procedures for the NAIC's potential review of investments that are exempt from filing with the SVO based on the determination that a CRP Credit Rating "is not a reasonable assessment of risk of the security for regulatory purposes." As currently proposed, the review, which includes various procedures, including notification to the insurer, the filing-exempt eligibility could be affirmed or revoked, thus requiring the insurer to file the investment with the SVO or use another CRP Credit Rating. The amendment has a materiality threshold to prevent revocation on the SVO's initiative unless the SVO determines that the CRP Credit Rating is three or more notches different from the SVO's assessment. The VOS Task Force is reviewing comments on the proposed amendment.

State laws and regulations applicable to FLIC and interpretations and enforcement thereof may change, and any such changes in state laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer and at the expense of the insurer. The NAIC may also be influenced by the initiatives or regulatory structures or schemes of international regulatory bodies, and those initiatives or regulatory structures or schemes may not translate readily into the regulatory structures or schemes or the legal system (including the interpretation or application of standards by juries) under which U.S. insurers must operate. Changes in laws and regulations applicable to us, or in interpretations thereof, as well as initiatives or regulatory structures or schemes of international regulatory bodies that impact the NAIC's regulatory initiatives, applicable to us could have a significant impact on us.

The NAIC continues to consider various initiatives to change and modernize its financial and solvency regulations. For instance, the NAIC is undertaking a review of regulatory considerations applicable to insurers and reinsurers owned by a private equity firm and has appointed the Macroprudential (E) Working Group ("MWG") to coordinate this workstream. The MWG has adopted the NAIC List, which consists of regulatory considerations that pertain to the ability of state insurance regulators to effectively monitor the solvency of an insurer owned by a private equity group and to assess risks faced by such insurer's holding company system. The NAIC has referred several of the issues to certain NAIC working groups so that the regulatory considerations set forth in the NAIC List can be further evaluated. These actions signify increased scrutiny of insurance companies owned by private equity firms and the potential for additional regulation. FLIC is unable to predict whether, when or in what form the Indiana Department will enact legislative and regulatory changes and what impact such legislative and regulatory changes will have on its business, and cannot provide assurances that more stringent restrictions will not be adopted from time to time.

We are required to file reports, which generally include detailed annual financial statements and quarterly unaudited financial statements, with insurance regulatory authorities in each of the jurisdictions in which we do business, and our operations and accounts are subject to periodic examination by such authorities. We must also file, and in many jurisdictions and in some lines of insurance obtain regulatory approval of, policy forms and related materials prepared or delivered in connection with the insurance written in the jurisdictions in which we operate.

State and federal insurance and securities regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our insurance and securities businesses. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.

Annuity Suitability

State insurance regulators have become more active in adopting and enforcing suitability standards with respect to sales of fixed, indexed and variable annuities.

A suitability analysis is performed for each annuity sale. For variable annuity sales, the broker-dealers are responsible for performing suitability reviews of each individual annuity sale. We generally delegate suitability analyses for fixed annuity product sales to the banks and broker-dealers distributing these products, as they typically have the infrastructure and resources required to perform suitability analyses. With respect to the other distribution channels (and in limited circumstances, the broker-dealer channel), we do not delegate suitability. Global Atlantic's in-house compliance team has a suitability program in place whereby pending annuity sales are not finalized until completion of the suitability analysis as required under the SAT and applicable state suitability requirements.

Certain states and the NAIC have proposed or implemented changes to their suitability regulations that would make broker- dealers, sales agents and investment advisers and their representatives subject to a best interest standard when selling annuities. On February 13, 2020, the NAIC adopted revisions to the SAT to better align the state standards governing the standard of care of annuity producers with the SEC's Regulation Best Interest, and some states have either adopted or are moving to adopt this revised regulation. The revised SAT includes a requirement for producers to act in the "best interest" of a retail customer when making a recommendation of an annuity. A producer has acted in the best interest of the customer if the producer has satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. We are working on implementing the changes required by this model regulation ahead of its implementation date in the states that have adopted the new model regulation. State adoption of these revisions, and any future changes in such laws and regulations, could adversely impact the way we market and sell our annuity products. Inconsistencies among rules that may be adopted by the SEC, DOL, NAIC or state insurance regulators could further complicate the distribution of our products.

Conduct Standards

Federal and state regulators continue to propose and implement conduct standards in the sale of investment products, including in the sale of annuity and life insurance products. The NAIC has also proposed changes to the SAT to impose a best interest standard to the sale of annuity products.

For example, on December 15, 2020, the DOL issued its re-proposed regulatory action relating to the Fiduciary Advice Rule, reinstating the definition of investment advice fiduciary that existed prior to 2016, and providing interpretive guidance concerning the regulation that dictates the scope of what constitutes fiduciary "investment advice" to ERISA Plans and IRAs. As part of that regulatory action the DOL issued a final prohibited transaction exemption that can be used by fiduciaries providing investment advice for a fee. The interpretive guidance provided by the DOL broadens the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA or the Code. In particular, the DOL states that a recommendation to "rollover" assets from a qualified retirement plan to an IRA, or from an IRA to another IRA, can be considered fiduciary investment advice if the facts and circumstances indicate that the recommendation meets the investment advice test of the regulation. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship. On October 31, 2023, the DOL released a proposed rule to replace the DOL's Fiduciary Rule that, if adopted as written, would expand the circumstances under which certain financial institutions could be considered to be fiduciaries under ERISA and Section 4975 of the Code. The DOL also released proposed amendments to certain prohibited transaction exemptions, including one that applies to the sale of annuity contracts by insurance companies, that could change the ability of advice fiduciaries' to use those exemptions for certain transactions.

On June 5, 2019, the SEC adopted a package of rules and interpretations designed to enhance the quality and transparency of the duties owned by broker-dealers to retail investors and to reaffirm, and in some cases clarify, certain aspects of an investment adviser's fiduciary duty under the Advisers Act. Under the new rules, which became effective on June 30, 2020, broker-dealers recommending our variable products and mutual funds to retail customers are required to comply with a "best interest" standard. Regulation Best Interest generally requires that a broker-dealer and its associated persons act in a retail customer's best interest and not place their own financial or other interests ahead of a retail customer's interests when recommending securities transactions or investment strategies. To meet this new best interest standard, a broker-dealer must satisfy four component obligations including a disclosure obligation, a care obligation, a conflict of interest obligation and a compliance obligation.

Also on June 5, 2019, the SEC adopted an interpretation of the fiduciary duties owed by investment advisers. The interpretation addresses an investment adviser's duties of care and loyalty under the Advisers Act. As described in the interpretation, in the view of the SEC, the duty of care requires an investment adviser to provide investment advice in the best interest of its client, based on the client's objectives. Under the duty of loyalty, an investment adviser must eliminate or make full and fair disclosure of all conflicts of interest which might incline an investment adviser — consciously or unconsciously — to render advice which is not disinterested such that a client can provide informed consent to the conflict. We are monitoring these developments and cannot at this time predict the effect they might have on our broker-dealers and investment advisers, and on the sales and distribution systems for our variable products and mutual funds.

In addition, certain states have proposed or implemented conduct standards in the sale of annuity and life insurance products. The SEC has not indicated an intent to pre-empt state regulation in this area, and some of the state proposals allow for a private right of action. As a result, we and other annuity writers could be subject to overlapping and potentially conflicting federal and numerous state regulations of conduct standards.

Regulation Best Interest, the DOL's Fiduciary Advice Rule, amendments to the SAT and other potential fiduciary rules may fundamentally change the way financial advisors, agents, and financial institutions do business. These rules may impact the way annuity and life insurance products are marketed and offered by distribution partners, which could have an impact on customer demand, impact the margins on products or increase compliance costs and burdens. Inconsistencies among rules that may be adopted by the SEC, DOL, NAIC or state insurance regulators could further complicate the distribution of our products and increase the costs of distributing our products.

Annual Reports and Statutory Examinations

We are required to file detailed annual reports, including financial statements, in accordance with prescribed statutory accounting rules, with regulatory officials in the jurisdictions in which we conduct business.

The NAIC has approved SAP and various model regulations that have been adopted, in some cases with certain modifications, by all state insurance departments. These statutory principles are subject to ongoing change and modification.

As part of their routine regulatory oversight process, state insurance departments conduct periodic financial examinations, generally once every three to five years, of the books, records and accounts of insurers domiciled in their states. These examinations are generally carried out in cooperation with the insurance departments of two or three other states under guidelines promulgated by the NAIC.

Guaranty Associations and Similar Arrangements

All of the jurisdictions in which we are admitted to transact insurance business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed life insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written in such state by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets. In the past three years, none of the aggregate assessments levied against us have been material.

Reinsurance

The rates, policy terms, and conditions of reinsurance agreements generally are not subject to regulation by any regulatory authority. However, the ability of a primary insurer to take credit for the reinsurance purchased from reinsurance companies is a significant component of reinsurance regulation. Typically, a primary insurer will only enter into a reinsurance agreement if it can obtain credit against its reserves on its statutory basis financial statements for the reinsurance ceded to the reinsurer. With respect to U.S.-domiciled ceding companies, credit is usually granted when the reinsurer is licensed or accredited in the state where the ceding company is domiciled. States also generally permit primary insurers to take credit for reinsurance if the reinsurer: (1) is domiciled in a state with a credit for reinsurance law that is substantially similar to the credit for reinsurance law in the primary insurer's state of domicile and (2) meets certain financial requirements. Credit for reinsurance purchased from a reinsurer that does not meet the foregoing conditions is generally allowed to the extent that such reinsurer secures its obligations with qualified collateral.

The Dodd-Frank Act, which became effective on July 21, 2011, provides that only the state in which a primary insurer is domiciled may regulate the financial statement credit for reinsurance taken by that primary insurer; other states are no longer able to require additional collateral from unauthorized reinsurers or otherwise impose their own credit for reinsurance laws on primary insurers that are licensed, but not domiciled, in such other states.

States may permit certified reinsurers to post less collateral to reinsurance counterparties than insurers who are not certified. The NAIC has adopted an amended Credit for Reinsurance Model Law, pursuant to which collateral requirements may be reduced from 100% for unauthorized and non-accredited reinsurers meeting certain criteria as to financial strength and reliability that are domiciled in Qualified Jurisdiction. Insurers domiciled in Qualified Jurisdictions, such as Bermuda, are eligible to apply for certified reinsurer status. Certified reinsurers may be permitted to post collateral at reduced levels with respect to reinsurance agreements with cedents domiciled in jurisdictions that have adopted the amendments to the Credit for Reinsurance Model Law. GA Re is an approved certified reinsurer in Indiana. While GA Re is not licensed, accredited or approved in any state in the United States and, consequently, must collateralize its obligations in order for a U.S. primary insurer to obtain credit against its reserves on its statutory basis financial statements, as a result of its certified reinsurer status in Indiana, GA Re has the ability to post reduced collateral for coverage provided by GA Re to us. A loss of the certified reinsurer status of GA Re could materially and adversely impact our business strategy.

In addition, the Dodd-Frank Act authorized the U.S. Treasury Secretary and the Office of the U.S. Trade Representative to negotiate covered agreements. A covered agreement is an agreement between the United States and one or more foreign governments, authorities or regulatory entities regarding prudential measures with respect to insurance or reinsurance. Pursuant to this authority, in September 2017, the U.S. and the EU signed the EU Covered Agreement to address, among other things, reinsurance collateral requirements, and the parties are moving forward with provisional application in accordance with the EU Covered Agreement. In addition, on December 18, 2018, the U.K. Covered Agreement was signed in anticipation of the United Kingdom's exit from the EU.

In 2019, the NAIC revised the Credit for Reinsurance Model Law and Model Regulation, which revisions are aimed at addressing the reinsurance collateral provisions of the EU Covered Agreement and the U.K. Covered Agreement. The revisions permit a primary insurer to take credit for reinsurance ceded to a qualifying unauthorized reinsurer without collateral if the reinsurer satisfies certain criteria, including being domiciled in a "reciprocal jurisdiction." A "reciprocal jurisdiction" includes (a) a non-U.S. jurisdiction (such as the EU and the U.K.) that has entered into a covered agreement with the U.S., (b) a "qualified jurisdiction," such as Bermuda, that meets certain additional requirements consistent with the terms and conditions of the EU Covered Agreement and U.K. Covered Agreement and (c) any NAIC-accredited U.S. jurisdiction. The NAIC has recently adopted a new accreditation standard that requires states to adopt these revisions to the Credit for Reinsurance Model Law (including the recognition of all categories of "reciprocal jurisdictions"). All states have adopted the 2019 revisions to the Credit for Reinsurance Model. As a result, primary insurers in the U.S. may have the ability to take credit for reinsurance coverage provided by GA Re without GA Re posting any collateral. We cannot predict with any certainty what the impact of implementation of the EU Covered Agreement or U.K. Covered Agreement will be on our business or whether the interpretation of the provisions of the EU Covered Agreement and the U.K. Covered Agreement will change.

Market Conduct Regulation

State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing claims settlement practices, the form and content of disclosure to consumers, illustrations, advertising, sales and complaint process practices. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. In addition, we must file, and in many jurisdictions and for some lines of business obtain regulatory approval for, rates and forms relating to the insurance written in the jurisdictions in which we operate. Adverse findings in a market conduct examination could result in fines, penalties, agreements with regulators and reputational harm to our business.

Under their market conduct authority, state insurance regulators have recently increased their focus on the use of third party administrators to administer insurance policies. We rely on third-party administrators to service certain policies. This increased regulatory scrutiny may result in fines and penalties and agreements with regulators regarding our and our third-party administrator's servicing of policies.

NAIC Ratios (IRIS)

The NAIC's Insurance Regulatory Information System ("IRIS") is a collection of analytical solvency tools and databases designed to provide state insurance departments with an integrated approach to screening and analyzing the financial condition of insurers operating within their respective states. In connection with IRIS and on the basis of statutory financial statements filed with state insurance regulators, the NAIC calculates annually 12 financial ratios to assist state regulators in monitoring the financial condition of insurers. State insurance regulators review this statistical report, which is available to the public, together with an analytical report, prepared by and available only to state insurance regulators, to identify insurance companies that appear to require immediate regulatory attention. A "usual range" of results for each ratio is used as a benchmark. In general, departure from the "usual range" on four or more of the ratios can lead to inquiries from the NAIC or individual state insurance departments. As of December 31, 2020, certain of our IRIS ratios fell outside the "usual range," but we do not expect this to result in regulatory action.

Policy and Contract Reserve Adequacy Analysis

Indiana and other states have adopted an NAIC model law and regulation with respect to policy and contract reserve adequacy. Under the applicable insurance laws, we are required to annually conduct an analysis of the adequacy of all life insurance and annuity statutory reserves. A qualified actuary must submit an opinion which states that the statutory reserves, when considered in light of the assets held with respect to such reserves, make adequate provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided unless additional reserves are established, the insurer must establish such additional reserves as are incorporated in the actuary's opinion by moving funds from surplus. In addition, reserve requirements for certain product types require reserve adequacy on a standalone basis for those product types. We have provided the actuarial opinions pertaining to reserves without any qualifications as of December 31, 2020.

Capital and Surplus

The insurance laws of Indiana require that we maintain minimum capital and surplus. We are subject to the supervision of the regulators in each jurisdiction in which we are licensed to transact business. These regulators have discretionary authority, in connection with the continued licensing of us, to limit or prohibit sales to policyholders if such regulators determine that we have not maintained the minimum surplus or capital required or that our further transaction of business would be hazardous to policyholders. We exceeded the required minimum capital and surplus levels as of December 31, 2023.

Capital Requirements

RBC standards have been promulgated by the NAIC and adopted by the Indiana Department. These RBC requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations based on its size and risk profile. The NAIC Risk-Based Capital for Insurers Model Act requires life insurance companies to submit an annual report that compares an insurer's TAC to its Authorized Control Level ("ACL") RBC, each such term as defined pursuant to applicable state law. An insurer's RBC is calculated by using a specified formula that applies factors to various risks inherent in the insurer's operations, including risks attributable to its assets, underwriting experience, interest rates and other business expenses. The factors are higher for those items with greater underlying risk and lower for items with less underlying risk. Therefore, the degree of risk taken by the insurer is a primary determinant of the RBC ratio. Statutory RBC is measured on two bases, with ACL capital as equal to one-half CAL RBC. Regulators typically use ACL in assessing companies and reviewing solvency requirements. Companies themselves typically use the CAL standard.

Insurance regulators use the value of an insurer's TAC in relation to its RBC, together with its trend in its TAC, as a basis for determining regulatory action that a state insurance regulator may be authorized or required to take with respect to an insurer. The four action levels include: (1) CAL, wherein an insurer is required to submit a plan for corrective action, (2) Regulatory Action Level, wherein an insurer is required to submit a plan for corrective action and is subject to examination, analysis and specific corrective action, (3) ACL, wherein regulators may place insurer under regulatory control and (4) Mandatory Control Level, wherein regulators are required to place insurer under regulatory control. The Regulatory Action Level is generally set at an ACL RBC ratio of 150% or less and may result in regulators imposing specified corrective actions.

TAC and RBC ratio are calculated annually by insurers, as of December 31 of each year. As of December 31, 2023, our RBC ratio was 376% and our TAC was in excess of the levels that would prompt regulatory action under Indiana law. The calculation of RBC ratio requires certain judgments to be made, and, accordingly, our current RBC ratio may be greater or less than the RBC ratio calculated as of any date of determination.

In June 2018, the NAIC's Capital Adequacy Task Force approved revised RBC factors to reflect the 21% statutory federal tax rate enacted by the TCJA, in place of the former 35% statutory federal tax rate previously used in calculating RBC ratios. In 2021, the NAIC adopted a new longevity risk charge and changes to risk charges for bonds and real estate. The NAIC also approved an RBC update for mortality risk that took effect at year end 2022. The NAIC continues to pursue a variety of reforms to its RBC framework, which could increase the capital requirements for FLIC. The NAIC has undertaken a principles-based bond project, which includes consideration of factors to determine whether an investment in an asset-backed security qualifies for reporting on an insurer's statutory financial statement as a bond on Schedule D-1 as opposed to Schedule BA (other long-term investment assets), the latter of which has a higher risk charge. The NAIC is also in the process of reviewing the RBC treatment of collateralized loan obligations (CLOs) both on an interim and long-term basis, and on August 16, 2023, the NAIC increased the RBC factor for structured security residual tranches from 30% to 45%, which will be effective for year-end 2024 RBC filings.

On August 13, 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer's negative interest maintenance reserve ("IMR") balance, which may occur when a rising interest rate environment causes an insurer's IMR balance to become negative as a result of bond sales executed at a capital loss. If this occurs, previous statutory accounting guidance required the non-admittance of negative IMR, which can impact how accurately an insurer's surplus and financial strength are reflected in its financial statements and result in lower reported surplus and RBC ratios. The NAIC's new interim statutory accounting guidance, which is effective until December 31, 2025, allows an insurer with an ACL RBC greater than 300% to admit negative IMR up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC intends to develop a long-term solution for the accounting treatment of negative IMR.

An increase in RBC or minimum capital requirements may require us to increase our statutory capital levels, which we might be unable to do. We cannot accurately predict what, if any, changes may result from the NAIC's current initiatives or their potential impact on our RBC ratios. We will continue to monitor developments in this area. In addition, investments in new asset classes, such as renewable energy and infrastructure, may not clearly fit into an existing NAIC asset class. Uncertainty or changes to RBC requirements for such asset classes could impact our ability to execute on our investment strategy or impact our RBC ratios.

The NAIC and international insurance regulators, including the International Association of Insurance Supervisors, are working to develop group capital standards. In December 2020, the NAIC adopted a group capital calculation or "GCC" tool using an RBC aggregation methodology for all entities within the insurance holding company system, including non-U.S. entities. The goal is to provide U.S. regulators with a method to aggregate the available capital and the minimum capital of each entity in a group in a way that applies to all groups regardless of their structure. In December 2020, the NAIC also adopted amendments to the NAIC's Model Insurance Holding Company System Regulatory Act and Model Insurance Holding Company System Model Regulation to require, subject to certain exceptions, the ultimate controlling person of every insurer subject to the holding company registration requirement to file an annual group capital calculation with its lead state regulator. The filing requirement becomes effective when the holding company act amendments are adopted by the state where an insurance group's lead state regulator is located. The holding company amendments have not yet been adopted in Indiana to date, Global Atlantic's lead state regulator, although they are expected to be widely adopted in the future because they are subject to an NAIC accreditation standard, effective on January 1, 2026. The NAIC has stated that the calculation is a regulatory tool and does not constitute a capital requirement or standard, but there can be no guarantee that will remain the case. It is unclear how the GCC will interact with existing capital requirements for insurance companies in the United States and with international capital standards. It is possible that we may be required to hold additional capital as a result of future developments.

Statutory Investment Valuation Reserves

Life insurance companies are required to establish an AVR to stabilize statutory policyholder surplus from fluctuations in the market value of investments. AVR consists of two components: (1) a "default component" for possible credit-related losses on fixed maturity investments and (2) an "equity component" for possible market-value losses on all types of equity investments, including real estate- related investments. Insurers also are required to establish an IMR for net realized capital gains and losses, net of tax, on fixed maturity investments where such gains and losses are attributable to changes in interest rates, as opposed to credit-related causes. IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements. In the event of a reinsurance cession by a U.S. insurer, the IMR balance attributed to the reinsured block would be established consistent with the cash settlement of realized gains and losses, with subsequent IMR held by either party dependent on reinsurance terms. Although future additions to AVR would reduce our future statutory capital and surplus, we do not believe that the impact under current regulations of such reserve requirements will materially affect our financial condition.

Regulation of Investments

We are subject to state laws and regulations that require diversification of its investment portfolio and limit the amount of investments in certain asset categories, such as below investment-grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus and, in some instances, would require divestiture of such non- qualifying investments. We believe that our investments complied with such regulations as of December 31, 2023 and continue to so comply. In addition, the types of assets in which we invest may subject us to additional laws and regulations. We may also invest in certain tax-advantaged investments that are designed to generate returns in part on the realization of federal and state income tax credits that may not be realized if the projects do not meet the complex compliance requirements applicable to such credits or if there are changes in applicable laws or regulations.

Cybersecurity and Privacy Regulation

Federal and state law and regulation require financial institutions to protect the security and confidentiality of personal information, including health related and customer information, and to notify customers and other individuals about their policies and practices relating to their collection and disclosure of health related and customer information and their practices relating to protecting the security and confidentiality of that information. Generally speaking, federal and state laws and regulations govern the ability of financial institutions to make telemarketing calls and to send unsolicited e mail or fax messages to consumers, customers and others. Federal laws, such as the Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act impose additional requirements regarding the safeguarding of consumer data. State laws regulate use and disclosure of social security numbers and federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including social security numbers.

The area of cybersecurity has come under increased scrutiny, both at the federal level and by state insurance regulators. In July 2023, the SEC adopted the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule (the "Cybersecurity Final Rule") enhancing disclosure requirements for registered companies covering cybersecurity risks and the management of such risks. Among other things, the Cybersecurity Final Rule requires registrants to disclose via Form 8-K material cybersecurity incidents within four business days of determination the incident is material, and requires periodic disclosures of the company's processes to asses, identify, and manage cybersecurity risks, cybersecurity governance, and management's role in overseeing a cybersecurity compliance program. On October 24, 2017, the NAIC adopted the Insurance Data Security Model Law (the "Cybersecurity Model Law"), which establishes standards for data security and for the investigation, and provision of notice to insurance commissioners, of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. The Cybersecurity Model Law has been adopted in Indiana and a number of other states, but it is not an NAIC accreditation standard.

Additionally, states continue to adopt legislation or implement regulations addressing cybersecurity. For example, the New York Department of Financial Services ("NYDFS") issued a cybersecurity regulation for financial services institutions, including banking and insurance entities under its jurisdiction, that describes certain requirements for insurers to implement, including taking measures to protect data accessible to third-party service providers, adopting multi-factor authentication procedures, designating a chief information security officer who would annually report to such regulator, conducting annual audits, and immediately notifying such regulator of any material cybersecurity incident. The NYDFS has increased enforcement of its cybersecurity regulation in recent years. In November 2023, the NYSDFS adopted certain amendments to its cybersecurity regulation, which requires — among other things — covered entities to comply with heightened obligations, relating to regulator notification, privacy and cybersecurity governance and technical requirements. On January 1, 2020, the California Privacy Act Policy ("CCPA") went into effect. Subject to certain exceptions, the CCPA requires companies operating in California to determine the types of personal information retained on California residents; to provide detailed privacy notices to individuals from whom personal information is collected that informs such individuals of the purpose of this information collection and whether such information is shared with third parties; to develop systems allowing such companies to respond efficiently to requests by California residents seeking to determine what information such companies possess or requesting deletion of their information; and to ensure that service providers and other third parties to whom these companies provide such personal information adhere to certain contractual requirements. We cannot predict what effect adoption of such laws and regulations would have on its business or the costs of compliance with such laws and regulations.

There has been increased scrutiny, including from regulators, regarding the use of "big data," diligence of data sets and oversight of data vendors and the use of artificial intelligence technologies. For example, the Colorado Department of Insurance recently adopted the "Governance and Risk Management Framework Requirements for Life Insurers' Use of External Consumer Data and Information Sources, Algorithms, and Predictive Models," which became effective on November 14, 2023, and the NAIC adopted a new model bulletin entitled "Use of Algorithms, Predictive Models, and AI Systems by Insurers" in December 2023. In addition, the NAIC plans to form a new task force in 2024 that will be charged with creating a regulatory framework for the oversight of insurers' use of third-party data and models. Our ability to use data and artificial intelligence technologies to gain insights into and manage our business may be limited in the future by regulatory scrutiny. We cannot predict what, if any, actions may be taken, but such developments could cause impacts to our operations, increased legal risk or reputational harm and could have a material adverse effect on our business, results of operations and financial condition.

As a result of increased innovation and technology in the insurance sector, the NAIC is monitoring technology developments that impact the state insurance regulatory framework and has developed or is developing regulatory guidance, as appropriate. For example: (1) the NAIC has adopted amendments to the anti-rebating provisions of the NAIC's Unfair Trade Practices Act to address new technologies that are being deployed to add value to existing insurance products and services; (2) the NAIC has adopted guiding principles related to artificial intelligence, its use in the insurance sector, and its impact on consumer protection and privacy, marketplace dynamics and the state-based insurance regulatory framework; and (3) the NAIC's Privacy Protections (H) Working Group is in the process of developing a new model law to replace the NAIC's Insurance Information and Privacy Protection Model Act and the NAIC's Privacy of Consumer Financial and Health Information Regulation with one new model law. Further, the NAIC and state insurance regulators have been focused on addressing unfair discrimination in the use of consumer data and technology and some states have passed laws or introduced legislation targeting unfair discrimination practices. For example, in July 2021, Colorado enacted a law which prohibits insurers from using external consumer data and information sources ("ECDIS"), as well as any algorithms or predictive models that use ECDIS, in a way that unfairly discriminates based on protected classes. In August 2023, the Colorado Department of Insurance adopted "Governance and Risk Management Framework Requirements for Life Insurers' Use of External Consumer Data and Information Sources, Algorithms, and Predictive Models" ("Regulation 10-1-1"), which became effective on November 14, 2023. Under Regulation 10-1-1, life insurers must implement a "governance and risk management program regarding their use of external consumer data and information sources ("ECDIS"), including when ECDIS is used by algorithms and predictive models. Similarly, in January 2024, the NYSDFS released for public comment a proposed circular letter focused on how insurers should develop and manage their use of external consumer data and artificial intelligence systems in underwriting and pricing so as not to harm consumers. Other states are also developing guidance regarding the use of big data technology in compliance with anti-discrimination laws.

We expect that innovation and technology will remain an important issue for the NAIC and state regulators. We cannot predict what, if any, changes to laws and regulations may be enacted with regard to innovation and technology in the insurance sector.

Unclaimed Property Laws

State insurance regulators continue to scrutinize claims settlement practices of life insurance companies with regard to payment of death benefits. Through their authority to regulate market conduct, including claims settlement practices, state insurance regulators have been examining the use by life insurance companies of the U.S. Social Security Administration's Death Master File (the "Social Security Death Master File") to identify deceased persons and the processes by which life insurance companies search for beneficiaries of life and annuity contracts. In particular, these regulators have been looking at how life insurance companies handle unreported deaths, maturity of life insurance and annuity contracts, and contracts that have exceeded limiting age to determine if the companies are appropriately identifying when death benefits or other payments under the contracts should be made. A private audit firm retained by a group of states is currently conducting a routine unclaimed property audit of Global Atlantic's U.S. insurance subsidiaries, which includes us. Resolution of this audit is not expected to have a material negative impact on us.

In addition, several states have enacted laws or adopted regulations mandating the use by life insurance companies of the Social Security Death Master File or other similar databases to identify deceased persons and more rigorous processes to find beneficiaries. We have policies and procedures to comply with applicable state insurance laws and regulations regarding unclaimed property. Any new or revised laws requiring additional procedures to identify deceased persons and more rigorous processes to find beneficiaries may result in administrative challenges and could have a material adverse effect on our business.

Risk Management, ORSA and Corporate Governance Disclosure

The NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (the "ORSA Model Act"), which has been enacted in the State of Indiana. The ORSA Model Act requires insurers that exceed specified premium thresholds to maintain a framework for managing the risks associated with their entire holding company group, including noninsurance companies. In addition, at least annually, the insurer must prepare a summary report (the "ORSA Report") regarding its internal assessment of risk management and capital adequacy for the entire holding company group. ORSA Reports are filed on a confidential basis with the insurance holding company group's lead state regulator and made available to other domiciliary regulators within the holding company group. Global Atlantic filed its latest ORSA Report with the Indiana Department, on December 21, 2023. Global Atlantic also provided copies of the ORSA Report to regulators in Iowa and Massachusetts.

The NAIC adopted the Corporate Governance Annual Disclosure Model Act and Regulation. The model act, which has been adopted in Indiana, requires insurers to make an annual confidential filing regarding their corporate governance policies. We are in compliance with the requirements of the model act, as adopted in Indiana.

Federal Insurance Initiatives and Legislation

Although the federal government has not directly regulated the insurance business, federal initiatives often have an impact on our life insurance business. From time to time, federal measures are proposed that may significantly affect the insurance business. Impacted areas include financial services regulation, securities regulation, derivatives regulation, pension regulation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies.

The Dodd-Frank Act effected the most far-reaching overhaul of financial regulation in the United States in decades, including the creation of FSOC, which has the authority to designate certain financial companies as non-bank systemically important financial institutions ("non-bank SIFI"), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York. In December 2019, the FSOC released final interpretive guidance for designating non-bank SIFIs that incorporates an activities-based approach ("ABA") and that provides that the FSOC will pursue entity-specific determinations only if a potential risk or threat cannot be addressed through an ABA. We are not able to predict with certainty whether or what changes may be made to the Dodd-Frank Act in the future or whether such changes would have a material effect on its business operations. As such, We cannot currently identify all of the risks or opportunities, if any, that may be posed to its businesses as a result of changes to, or legislative replacements for, the Dodd-Frank Act.

The Dodd-Frank Act also created the CFPB, an independent agency in the Federal Reserve System with jurisdiction over credit, savings, payment, and other consumer financial products and services, other than investment products already regulated by the SEC or the U.S. Commodity Futures Trading Commission. Certain of our investments are regulated by the CFPB. In addition, the Dodd-Frank Act created a new framework of regulation of OTC derivatives markets which will require clearing of certain types of transactions currently traded OTC by us. We use derivatives to mitigate a wide range of risks in connection with its business, including those arising from its variable annuity products with guaranteed benefit features. The phase-in of initial margin requirements for non-cleared derivatives and the derivative clearing requirements of the Dodd-Frank Act could have an impact on our business by increasing our hedging costs.

In addition, the Dodd-Frank Act established the FIO within the U.S. Department of the Treasury. FIO has the authority, on behalf of the United States, to participate in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO performs various functions with respect to insurance, including serving as a non- voting member of FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

Federal legislation and administrative policies in other areas, including employee benefit plan regulation and individual retirement account regulation, federal taxation and securities regulation, could significantly affect the insurance industry and the costs faced by its participants.

Federal Insurance Office

The Dodd-Frank Act established the FIO within the U.S. Department of the Treasury, or the "Treasury Department," to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The FIO also has the authority to determine that state laws are inconsistent with international agreements entered into by the Secretary of the Treasury or the U.S. Trade Representative if such state law treats a non-U.S. insurer less favorably than a U.S. insurer which would result in such state laws being preempted.

While not having a general supervisory or regulatory authority over the business of insurance, the Director of the FIO performs various functions with respect to insurance, including serving as a non-voting member of the FSOC, and making recommendations to the FSOC regarding the designation of non-bank. SIFIs are subject to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. Since FSOC made its first SIFI designations in 2013, Global Atlantic has not been designated by FSOC as a SIFI. There are currently no such nonbank financial companies designated by FSOC as "systemically significant."

In November 2023, the FSOC voted to adopt new guidance regarding the designation of non-bank SIFIs, effective on January 16, 2024, which replaced the 2019 interpretive guidance. The changes include a revised approach to SIFI designation based on risk factors contained in a new analytic framework, including leverage, liquidity risk and maturity mismatch, interconnections, operational risks, complexity, or opacity, inadequate risk management, concentration, and destabilizing activities, regardless of whether those risks arise from activities, firms, or otherwise. The changes also include eliminating the requirement that the FSOC conduct a cost-benefit analysis and an assessment of the likelihood of a non-bank financial company's material financial distress before considering the designation of a financial company as a non- bank SIFI. Such changes could have the effect of simplifying and shortening FSOC's procedures for designating non-bank financial companies as SIFIs, which would subject them to additional supervision, examination, and regulation. If such designations were to occur within the asset management or insurance industry, we could be subject to significantly increased levels of regulation, which includes, without limitation, a requirement to adopt heightened standards relating to capital, leverage, liquidity, risk management, credit exposure reporting and concentration limits, restrictions on acquisitions and being subject to annual stress tests by the Federal Reserve.

USA PATRIOT Act

Title III of the USA PATRIOT Act of 2001 (the "PATRIOT Act") amends the Money Laundering Control Act of 1986 and the Bank Secrecy Act of 1970 to expand AML and financial transparency laws applicable to financial services companies, including some categories of insurance companies. The PATRIOT Act, among other things, seeks to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism, money laundering or other illegal activities. To the extent required by applicable laws and regulations, certain of our affiliates that are deemed "financial institutions" under the PATRIOT Act have adopted AML programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the programs, provide for ongoing employee training and ensure periodic independent testing of the program. Our AML program, to the extent required, also establish and enforce customer identification programs and provide for the monitoring and the reporting to the Department of the Treasury of certain suspicious transactions.

Insurance Holding Company Regulation

Global Atlantic, as the parent of us and its other U.S. insurance subsidiaries, is subject to the insurance holding company act of Indiana, as our state of domicile, and each state where a Global Atlantic U.S. insurance subsidiary is domiciled (each, a "U.S. Domiciliary State"). These laws vary among jurisdictions, but generally require an insurance holding company and insurers that are members of such holding company system to register with their domestic insurance regulators and to file certain reports with those authorities, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations. Under these laws, transactions between an insurance company and any affiliate must be fair and reasonable and, if material or of a specified category, require prior notice and approval or non-disapproval by the insurance department of the applicable U.S. Domiciliary State. Indiana has adopted a form of the NAIC's Model Insurance Holding Company System Regulatory Act, or the "Holding Company Model Act." The Holding Company Model Act includes the concept of "enterprise risk" within an insurance holding company system and imposes more extensive informational requirements on parents and other affiliates of licensed insurers or reinsurers, with the purpose of protecting the licensed companies from enterprise risk, including requiring an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies.

An enterprise risk is generally defined as an activity or event involving affiliates of an insurer that could have a material adverse effect on the insurer or the insurer's holding company system.

Following the Initial KKR Acquisition, KKR & Co. Inc. has been deemed by Our domiciliary state regulator, Indiana, to be the ultimate controlling person of Us for insurance holding company system purposes.

Change of Control

Indiana's insurance holding company laws and regulations generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any parent company of an insurance company, without the prior approval of the state insurance regulator. Acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company, like us, or our parent company is presumptively considered to have acquired control of the insurer, although such presumption may be rebutted by a showing that control does not in fact exist. The state insurance regulator may also find that control exists in circumstances in which a person owns or controls less than 10% of voting securities. Accordingly, any person who acquires 10% or more of the voting interest of Global Atlantic's will be presumed to have acquired control of us unless, following an application by such purchaser in Indiana, the insurance commissioner determines otherwise.

To obtain approval of any change in control, the proposed acquirer must file an application disclosing, among other information, its background, financial condition, the financial condition of its affiliates, the source and amount of funds by which it will affect the acquisition, the criteria used in determining the nature and amount of consideration to be paid for the acquisition, proposed changes in the management and operations of the insurance company and other related matters. In addition, the NAIC's former Private Equity Issues Working Group, which was formed to develop best practice recommendations relating to acquisitions of control of insurance or reinsurance companies by private equity and hedge funds, adopted new narrative guidance for state insurance examiners to consider in reviewing applications for an acquisition of an insurer by a private equity firm. Such guidance, modified to apply to any acquisition of an insurer by any acquiring party, has been adopted by the NAIC and is included in the NAIC's Financial Analysis Handbook. Such guidance may increase the scrutiny on applications by private equity and hedge fund purchasers or discourage such purchasers from acquiring controlling stakes in insurers.

Restrictions on Transactions with Affiliates

Any transaction between us and any of our affiliates, must, among other things, be on terms which are fair and reasonable. In addition, we may not enter into any material transactions with any of its affiliates, including any sale, purchase or loan exceeding 3% of our admitted assets as of the preceding December 31, unless it has notified the Commissioner in writing and the Commissioner has not disapproved the transaction within thirty days.

Dividend Payment Restrictions

The payment of dividends and other distributions by us is subject to restrictions set forth in the insurance laws of the State of Indiana. Under these laws, we must deliver notice to the Indiana Department of any dividend or distribution within five business days after declaration of the dividend or distribution, and at least ten days before payment of the dividend or distribution. In addition, we may not pay an "extraordinary" dividend or distribution until the Indiana Department has either (1) approved the payment of the dividend or distribution or (2) not disapproved the payment of the dividend or distribution within thirty days after receiving notice of the declaration of the dividend or distribution. For purposes of applicable Indiana law, an "extraordinary" dividend or distribution is a dividend or distribution of cash or other property with a fair market value that, together with that of other dividends or distributions made by us within the preceding twelve months, exceeds the greater of (1) 10% of our statutory policyholders surplus as of the preceding December 31 or (2) our statutory net gain from operations for the twelve-month period ending the preceding December 31. Dividends in excess of such amount would be considered "extraordinary" dividends or distributions for purposes of Indiana law and would be subject to the thirty-day notice and nondisapproval requirement described above. Additionally, dividends typically may not be paid except out of that part of an insurer's available surplus funds which is derived from accumulated net profits on its business; however, subject to obtaining the prior approval of the Commissioner, Indiana allows a domestic insurer to pay dividends from a source other than earned surplus. The maximum ordinary dividend we can pay in 2024 is $285 million. No dividends were paid by us in 2023 or 2022.

Securities Regulation

We, our separate account, and certain insurance policies and annuity contracts we offer, are subject to various forms of regulation under the federal securities laws administered by the SEC, state securities laws and rules and, with respect to distribution, the rules of FINRA. Certain of our affiliates are investment advisers registered under the Advisers Act, while certain other affiliates are registered as broker-dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities laws as well as being members of FINRA. In addition, certain variable annuity contracts and variable life insurance policies issued by us are registered under the Securities Act.

Federal and state securities regulatory authorities and FINRA from time to time make inquiries regarding compliance by our affiliates with securities and other laws and regulations regarding the conduct of Global Atlantic's securities businesses. Global Atlantic (on behalf of us or our affiliates, as applicable) endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted. Federal and state securities laws and regulations and FINRA rules are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations or to suspend the ability of key employees to provide such services. We may also be subject to similar laws and regulations in the states in which we offer securities products, provide investment advisory services or conduct other securities-related activities.

Regulation of Funeral Services

An FTC rule specifically governs sales practices associated with funeral services, and such practices are also subject to a general federal law proscription against unfair or deceptive acts and practices. State laws may establish similar proscriptions. Successful federal or state actions against funeral homes, or potentially against us were we deemed liable for the actions of a funeral firm as its agent, could result in substantial fines, penalties or declaratory or injunctive relief that may result in prohibitions or restrictions on business activities, which could reduce the profitability of our business. Moreover, if in the future the FTC or other regulators were to restrict or prohibit funeral homes from selling funeral plans or preneed insurance products, such action could reduce the profitability of FLIC's our business.

Human Capital Resources

As of March 18, 2024, Global Atlantic employs approximately 1,600 employees in 7 offices across the continental United States, London, Japan, and Bermuda. None of our employees are subject to a collective bargaining agreement.

As a leading retirement and life insurance company, Global Atlantic's goal of delivering long-term value for our customers depends on our people. We look to recruit, hire and retain a diverse team of talented individuals who reinforce our culture of diversity, inclusion, innovation, and critical thinking. We invest our recruitment efforts in attracting and retaining talented people who are excited to take a collaborative, creative approach to problem solving and decision making.

Global Atlantic could not be the leading retirement and life insurance company it is today without the dedication of energized, healthy employees. The success of each employee is powered by their wellbeing — we call this Whole Being — including five key pillars: Mind & Body, Financial, Career, Inclusion and Giving. Being an employer of choice means we are committed to offering employees a customizable and comprehensive benefits package that supports the diverse needs of employees and their families. In 2023, Global Atlantic introduced a one-of- a-kind lifestyle reimbursement account that empowers employees to build a program that meets their unique needs, including student debt assistance, the option to sell unused time off, and redirecting other employer dollars for where it is most needed. More onsite health and wellness options provide convenience to support wellbeing while balancing life's demands. We invested in key technology to make solutions mobile-friendly and password-free to accommodate employees on the go.

In 2023, Global Atlantic continued investing in our communities with philanthropic investments through the Global Atlantic Foundation which supports small business owners tackling ongoing dynamic community needs. Additionally, we launched the GA Re foundation in Bermuda with an initial $1 Million commitment to support the economy, education and environmental initiatives island-wide. Through scholarships, crisis response, business coaching and more, Global Atlantic donated more than $4 Million to our communities in 2023 and have plans to elevate our impact by more than 20% in 2024.

Global Atlantic is committed to diversity. Our company's CEO is a signatory to PWC's CEO Action for Diversity and Inclusion Pledge, which outlines a specific set of actions that our company will take to cultivate a trusting environment where all ideas are welcomed, and where employees feel comfortable and empowered to have discussions about diversity and inclusion. Global Atlantic has been recognized as a "Top 100 Company for Diversity" and "Best Place to Work" in both Des Moines and New York. We've continued to build relationships with diversity focused organizations such as The Women's Network, BLK Capital Management, Streetwise Partners, The Alumni Society, NABA, ALPFA, and more. We have five Diversity Business Networks (Asian Business Network, Black Business Network, Pride Business Network, Viva Business Network and Women's Business Network) and 8 Employee Engagement Advisory Councils, one in every office. These groups are focused on employee engagement, employee impact, and overall belonging. In 2022, we launched our very first Executive Diversity Council composed of senior leaders across the organization responsible for the strategic alignment of DE&I initiatives within their business areas.

Exemption from Filing Reports Under the Securities Exchange Act

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). At this time, we are relying on an exemption from the reporting requirements of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), as provided by Rule 12h-7 under the Securities Exchange Act. As such, we currently do not file reports with the SEC under the Securities Exchange Act. We reserve the right to stop relying on this exemption at any time.

Properties

FLIC's principal administrative offices are located at 10 West Market Street, Suite 2300, Indianapolis, Indiana. Under the Service Agreement, GAFC has provided FLIC access to its leased office space. FLIC believes that this leased office space is adequate for its present needs in all material respects.

RISK FACTORS RELATED TO THE COMPANY'S BUSINESS RISK FACTORS

You should consider carefully, in addition to the other information contained in this Prospectus, the following risk factors before purchasing the Contract.

We are a wholly owned subsidiary of CALIC, which itself is a wholly owned indirect subsidiary of Global Atlantic. As a member of the Global Atlantic enterprise, we rely on and benefit from Global Atlantic's resources and expertise in the operation of our business, including with respect to underwriting, risk management and the management of our investment portfolio. Accordingly, where applicable, the following risk factors refer to risks impacting Global Atlantic which, as a result of our reliance on Global Atlantic's resources and expertise, could affect our business, financial condition and results of operations.

Risk Factors Related to Our Business

Actual or perceived changes in general economic, market and political conditions and policies and interest rates could impact our ability to sell our products and our results of operations.

Actual or perceived stressed conditions, volatility and disruptions in financial asset classes or various capital markets can have an adverse effect on us, both because such conditions may decrease the returns on, and value of, our investment portfolio and because our benefit and claim liabilities are sensitive to changing market factors, in particular our fixed-indexed annuity products. Market factors include interest rates, credit spreads, equity and commodity prices, economic uncertainty, derivative prices and availability, real estate markets, supply chain disruption, inflation, foreign exchange rates and controls and national and international political circumstances (including governmental instability, wars, terrorist acts or security operations, other geopolitical events and the Russian-Ukraine conflict), uncertainty regarding the federal debt limit and the volatility and returns in capital markets. Disruptions in one market or asset class can also spread to other markets or asset classes. Our business operations and results may also be affected by the level of economic activity, such as the level of employment, business investment and spending, consumer spending and savings and the impact on the economy of epidemics and pandemics, and reactions and responses thereto, and monetary and fiscal policies, such as inflation, U.S. fiscal imbalances and changes in U.S. trade policies, or of a prolonged shutdown of the U.S. government. In times of economic hardship, our policyholders may also choose to defer paying insurance premiums, stop paying insurance premiums altogether or surrender their policies. In addition, actual or perceived difficult conditions in the capital markets may discourage individuals from making investment decisions and purchasing our products. Additionally, we have, from time to time, experienced an elevated incidence of life insurance claims during periods of increased unemployment, which impacts policyholder health and life expectancy and has adversely impacted utilization of benefits relative to our assumptions. As a result, an economic downturn may result in a material adverse effect on our sales, investment returns and results of operations.

Upheavals and stagnation in the financial markets can also affect our financial condition (including our liquidity and capital levels) as a result of the impact of such events on our assets and liabilities. Our investments and derivative financial instruments are subject to risks of credit defaults and changes in market values. Periods of volatility or disruption in the financial and credit markets could increase these risks. Underlying factors relating to volatility affecting the financial and credit markets could lead to other than temporary impairment of assets in our investment portfolio or a decrease in the ratings of our investments, which would negatively impact our earnings and capital ratios. If we fail to effectively manage its assets or liabilities during difficult market, economic and geopolitical conditions, our investment portfolio could incur material losses. Moreover, our investment portfolio includes structured products and other less liquid assets, such as securities backed by renewable energy, equipment leasing and real estate equity investments, which we may not be able to liquidate readily. If we are required to liquidate these investments when market conditions are unfavorable, the prices of these assets may be depressed and it could take an extended period of time to complete such sales. A continued economic downturn or increased market volatility may result in a material adverse effect on our business, results of operations, financial condition and liquidity.

To the extent these uncertainties persist, our revenues, reserves and net investment income, as well as the demand for certain of our products, are likely to come under pressure. Similarly, sustained periods of low interest rates and risk asset returns could reduce income from our investment portfolio, increase our liabilities for claims and future benefits and increase the cost of risk transfer measures, causing our profit margins to erode. The estimated cost of providing guaranteed minimum withdrawal, income and death benefits incorporates various assumptions about the overall performance of equity markets over the life of the product. Therefore, extreme declines in equity markets could cause us to incur significant operating losses and capital increases due to, among other reasons, the impact of such decline on guarantees related to our annuity products, including from increases in liabilities, increased capital requirements or collateral requirements associated with certain of our agreements. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility. Additionally, fluctuations in our results of operations and realized and unrealized gains and losses on our investment and derivative portfolio may impact our tax profile, ability to optimally utilize tax attributes and its deferred income tax assets.

We are also exposed to risks associated with the potential financial instability of our customers, many of whom may be adversely affected by volatile conditions in the capital markets. As a result, our customers may modify, delay, or cancel plans to purchase our products, liquidate or surrender outstanding policies, or make changes in the mix of products purchased, any of which could be unfavorable to us. Any inability of current and/or potential customers to pay for our products may adversely affect our earnings and cash flow.

Finally, periods of prolonged or significant market downturns raise the possibility of, legislative, judicial, regulatory and other governmental actions which actions could have a material adverse effect on our business and financial condition. See "Regulation."

We are subject to market risk and declines in credit quality which are cyclical and may materially adversely affect our investment performance, including our investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates, credit spreads, currency exchange rates or other general market factors. Adverse changes to these rates, spreads and prices may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of creditworthiness or risk tolerance. Credit defaults, impairments and realized losses may adversely impact our earnings, capital position and our ability to appropriately match our liabilities and meet future obligations.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio's average yield. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

If our investment income is lower than we expect, the profitability of the products we sell could be adversely affected, because pricing of our products is based in part on the expected investment income we earn with respect to those products.

Our use of derivative financial instruments within Global Atlantic's risk management strategy may not be effective or sufficient.

As part of Global Atlantic's risk management strategy, we employ derivative instruments to hedge certain market risks, including interest rate risk, equity price risk, inflation risk and foreign currency exchange risk. We offer a variety of products that are exposed to market risks, such as fixed-indexed annuities and variable annuities. Global Atlantic's risk management hedge program, from which we benefit, seeks to mitigate economic impacts relating to our insurance products primarily from interest rate, equity price movements and foreign exchange rate fluctuations, while taking into consideration accounting and capital impacts.

There can be no assurance that the use of these instruments will effectively mitigate the risks we are seeking to hedge.

We may also choose not to hedge, in whole or in part, risks that we have identified, due to, for example, the availability or cost of a suitable derivative financial instrument or our view of credit, equity or interest rate market levels or volatility. Additionally, the estimates and assumptions made in connection with the use of any derivative financial instrument may fail to reflect or correspond to our actual long-term exposure in respect of identified risks. Derivative financial instruments held, utilized or purchased by us, may also otherwise be insufficient to hedge the risks in relation to our obligations. In addition, we may fail to identify risks, or the magnitude thereof, to which we are exposed. We are also exposed to the risk that the use of derivative financial instruments within Global Atlantic's risk management strategy, from which we benefit, may not be properly designed or may not be properly implemented as designed.

We are also subject to the risk that our derivative counterparties or clearinghouse may fail or refuse to meet their obligations to us under derivative financial instruments. If our derivative counterparties or clearinghouse fail or refuse to meet their obligations in this regard, our efforts to mitigate risks to which we are subject through the use of such derivative financial instruments may prove to be ineffective or inefficient. We seek to limit this risk by utilizing and managing collateral according to a credit support annex agreement that we negotiate and enter into with each derivative counterparty. While the majority of our derivative arrangements are collateralized, such collateral may not be sufficient to cover any of our potential obligations.

The above factors, either alone or in combination, may have a material adverse effect on our business, financial condition and results of operations.

Interest rate fluctuations and sustained periods of low, a sustained increase in interest rates or high interest rates could adversely affect our business, financial condition, liquidity, results of operations, cash flows and prospects.

Interest rate risk is a significant market risk for us, as fluctuations in market interest rates can expose us to the risk of reduced income in respect of our investment portfolio, increases in the cost of acquiring or maintaining our insurance liabilities, increases in the cost of hedging, or other fluctuations in our financial, capital and operating profile which materially and adversely affect the business. We define interest rate risk as the risk of a loss due to changes in interest rates. This risk arises from our holdings in interest rate-sensitive assets and liabilities, which include certain annuity products and certain long-duration life insurance policies, derivative contracts with payments linked to the level of interest rates, derivative contracts with market values which fluctuate based on the level of interest rates and the fixed income assets we own. Interest rate risk also includes adverse changes in customer behavior that may occur as a result of changes in interest rates. Both rising and declining interest rates can negatively affect our business.

While we seek to cash-flow match our invested assets to our policy liabilities, to the extent that we are unsuccessful in doing so, we will face the risk of having to reinvest in lower-yielding assets, reducing our investment income. Moreover, certain of our life insurance policies have a longer duration than available investment assets, and, in a declining interest rate environment, as assets backing these policies mature, the proceeds may have to be reinvested in lower-yielding assets, reducing our investment income. The difference between shorter-term and longer-term rates (also known as the yield curve), may also impact FLIC's our business. Generally, in a rising rate environment, there may be higher policyholder surrenders as policyholders may prefer other products with higher crediting rates offered by competitors. FLIC's financial performance may be adversely affected in the event of a sudden increase in lapses and increased or sustained levels of policyholder surrenders.

We depend on the performance of third-party service providers, including distribution partners and agents, and the failure of such third-party serviced providers to perform in a satisfactory manner could negatively affect our business.

A number of elements of our operations are managed on an outsourced basis. These arrangements create performance risks for our business and, to a lesser extent, create the risk that our operating expenses will increase. In particular, we use third-party service providers for policy administration services to support our new business processing and for a majority of our inforce blocks of insurance; for investment management and to provide research, portfolio monitoring and trade execution for our investment portfolio, the servicing of certain of our investment assets and the performance of our investment management obligations; and in certain aspects of the development and implementation of our technology systems, including our assetliability cashflow matching platform.

Failure in or poor performance by any of the aforementioned third-party service providers could have a material adverse effect on our business, results of operations and financial condition. Such failure or poor performance could include, for example, if a third party fails to meet contractual requirements, fails to comply with applicable laws and regulations (including with respect to the performance of suitability reviews of individual annuity sales by the banks or broker-dealers distributing such products), fails to provide us with timely or accurate data relating to our investment portfolio, reinsurance arrangements or other matters, suffers a cyber-attack, ransomware incident, virus, software defect or vulnerability, physical or electronic break in or other security breach or otherwise fails to protect our proprietary business information or confidential and sensitive data about our customers (as has happened in the past), fails to provide us or policyholders with timely and accurate information or fails to maintain adequate internal controls. If we elect to replace any of these third-party service providers, we may incur costs or business disruptions in connection with finding, retaining and operationalizing new third-party service providers. In addition, the time and attention of our senior management may be diverted away from ongoing business operations.

Our actual or perceived financial strength impacts our ability to sell our products, and a downgrade in our credit ratings could materially adversely affect our ability to compete with its competitors.

Rating agencies change their standards from time to time. If our capital levels are deemed insufficient, we could be required to reduce our risk profile in order to maintain our current ratings, by, for example, reinsuring and/or retroceding some of our business, materially altering our business and sales plans or by raising additional capital. Any such action could have a material adverse effect on our business, results of operations and financial condition. There is no guarantee that we will be able to maintain our ratings in the future or that such ratings will not be withdrawn, and we cannot provide assurances that actions taken by ratings agencies would not result in a material adverse effect on our business, results of operations and financial condition.

We operate in a highly competitive industry that includes a number of companies, many of which are larger and more wellknown than us, which could limit our ability to increase or maintain our market share or margins.

We operate in highly competitive markets and compete with large and small industry participants. We face intense competition, based upon price, terms and conditions, relationships with distribution partners (including wholesalers who sell our retirement products to our retirement distribution partners such as banks, broker-dealers and independent insurance agencies) and other clients, quality of service, capital and perceived financial strength (including independent rating agencies' ratings), technology, innovation, ease of use, capacity, product breadth, reputation and experience, brand recognition and claims processing.

Our competitors include other insurers and financial institutions that offer investment products. Many of our competitors are large and well-established, and some have greater market share or breadth of distribution, assume a greater level of risk while maintaining financial strength ratings, or have higher financial strength, claims-paying or credit ratings than us or benefit, by offering various lines of insurance, from diversification of risks and possible positive impacts on capital requirements. Our competitors may also have lower operating costs than us, which may allow them to price insurance products more competitively. Furthermore, we may face greater operational complexity when compared to competitors who offer a more limited range of products due to the breadth of our product offerings.

Competition in the industry could result in increased pressure on the pricing of certain of our products and services, and could harm our ability to maintain or increase profitable growth. We believe that there is also increased competition with respect to service quality, ease of use of new business paperwork and processing and ongoing policy administration services. Poor service quality, including by our third-party administrators, may impact our reputation and relationships and consequently our sales, persistency and renewals. We are working to address this competition by expanding our digital capabilities. Our transition to digital, such as providing electronic statements or using online application processes, may be disruptive to our operations. If such disruption negatively impacts policyholder experience, it could have a material adverse effect on our reputation, business, results of operations and financial condition.

Because of the highly competitive nature of the insurance industry, there can be no assurance that we will maintain or grow our market share, continue to identify attractive opportunities in either our individual or institutional channels, or that competitive pressure will not have a material adverse effect on our business, results of operations and financial condition.

Should the need arise, we may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given that not all assets are liquid.

A portion of our investment portfolio is considered less liquid, as there may be a limited market for these investments. These include certain structured securities, mortgage loans, and securities backed by real estate, and other assets, including renewable energy and transportation assets and limited partnership investments. The relative portion of our investment portfolio considered less liquid may be higher when compared to the investment portfolios of certain of our competitors. In the past, even some of our highly rated investments that tend to be more liquid experienced reduced liquidity during periods of market volatility or disruption. If we were forced to sell investments during periods of market volatility or disruption, the sales prices we are able to obtain may be lower than our carrying value in such investments. If we must sell investments below their carrying value, it could have a material adverse effect on our business, results of operations and financial condition. If this were to occur, it could cause us to become non-compliant with financial ratio requirements, rating agency capital adequacy measures or other compliance covenants contained in certain of our outstanding agreements.

Litigation, regulatory actions or claims disputes could have a material adverse impact on us.

We are involved in litigation and regulatory actions in the ordinary course of business. In some class actions and other lawsuits, financial services companies have made material settlement payments. Litigation, including class actions, or regulatory actions could negatively affect us by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring us to change certain aspects of our business operations, diverting our attention from other business issues, causing significant harm to our reputation with customers, agents and regulators and making it more difficult to retain current customers and recruit and retain employees and agents. Any of the foregoing could have a material adverse impact on our business, financial position, results of operations and liquidity.

Differences between our policyholder behavior estimates, reserve assumptions and actual claims experience, in particular with respect to the timing and magnitude of claims and surrenders, may adversely affect our results of operations or financial condition.

We hold reserves to pay future policy benefits and claims. Our reserves are estimated based on data and models that include many assumptions and projections, which are inherently uncertain and involve significant judgment, including assumptions as to the levels or timing of receipt or payment of premiums, benefits, claims, expenses, interest credits, investment results (including equity and other market returns), mortality, morbidity, longevity and persistency. We are exposed to mortality risk, persistency risk, disintermediation risk and benefit utilization risk. We periodically review the adequacy of our reserves and the assumptions underlying those reserves.

If actual experience differs significantly from assumptions or estimates, certain balances included in our balance sheet, and which are reflected in our book value, may not be adequate, particularly policy reserves and other actuarial balances. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could have a material adverse effect on our business, financial condition and results of operations.

Our valuation of our investment portfolio may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations and financial condition.

We hold securities, derivative instruments and other assets and liabilities that must be, or at our election are, measured at fair value. Fair value represents the anticipated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments. Estimates of fair value are not necessarily indicative of the amounts that could be realized in a current or future market exchange. As such, changes in, or deviations from, the assumptions used in such valuations can significantly affect our condition and results of operations.

During periods of market disruption, including periods of rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent or market data becomes less observable. Further, rapidly changing or disruptive credit and equity market conditions could materially affect the valuation of securities as reported within our financial statements and the period-to-period changes in value could be significant. Decreases in value could have a material adverse effect on our business, results of operations and financial condition.

We account for our investments in joint ventures, limited partnerships and limited liability companies as equity method investments. For our equity method investments, we generally use financial information provided by the investee, typically on a one- to three-month lag due to the timing of the receipt of the related financial statements, to adjust our recorded share of the earnings and losses on such investments. As a result, our quarterly financial results may be delayed in reporting earnings or losses with respect to such investments. Valuations of these investments may be infrequent and more volatile. Moreover, these assets may also result in volatility in earnings as a result of uneven distributions on the underlying investments.

The determination of the amount of impairments taken on our investments is based upon our periodic evaluations and assessments of known and inherent risks associated with the respective asset class and the specific security being reviewed. Impairments result in a non-cash charge to earnings during the period in which the impairment charge is taken. The assessment of whether impairments have occurred is based on management's case-by-case evaluation of the underlying reasons for the decline in fair value. There can be no assurance that management has accurately assessed the level of impairments taken in FLIC's our financial statements and their potential impact on regulatory capital. Furthermore, additional impairments may be taken in the future.

The loss of key personnel or Global Atlantic's inability to hire the necessary personnel for us could negatively affect our business and may impact our ability to implement our business strategy.

Our success, in part, depends on our ability to attract and retain key people with specific expertise across a variety of business functions. As such, the loss of members of our management team or any difficulty in attracting and retaining other talented personnel could impede the further implementation of our business strategy. Additionally, we rely upon the knowledge and experience of certain Global Atlantic employees involved in functions that require technical expertise, including risk management and investment management and actuarial, to provide for sound operational processes and controls for us. A loss of such employees could materially adversely impact our ability to execute key operational functions and could adversely affect our operational controls, including internal controls over financial reporting.

Gaps in Global Atlantic's risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

Global Atlantic has devoted significant resources to develop its Enterprise Risk Management ("ERM") framework, from which we benefit, to identify, monitor and manage financial and nonfinancial risks effectively, but we cannot guarantee that this framework will allow us to efficiently price, identify and predict future risks. No framework or strategy can completely insulate us from all risks, and we may be unable to identify all risks and limit our exposures based on Global Atlantic's assessments.

Furthermore, there can be no assurance that we can effectively review and monitor all risks or that all employees will follow Global Atlantic's applicable risk management policies and procedures.

We are exposed to risks related to natural or man-made disasters or catastrophes, diseases, epidemics, pandemics, malicious acts, war, cyber-attacks, terrorist acts and climate change, which could adversely affect our operations and results.

While we have obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no assurance can be given that there are not scenarios that could have an adverse effect on our operations and results. A natural or man-made disaster or catastrophe, including a severe weather or geological event such as a storm, tornado, fire, flood or earthquake, disease, epidemic, pandemic (such as COVID-19), malicious act, cyber-attack, terrorist act, or the occurrence of climate change, could cause our workforce, or that of our third-party administrators, to be unable to engage in operations at one or more of our facilities or result in short- or long-term interruptions in our business operations, any of which could be material to our operating results for a particular period.

Certain of these events could also adversely affect our mortality, morbidity or other experience, or our investment portfolio and have a significant negative impact on its operations and results. In addition, claims arising from the occurrence of such events or conditions could have a material adverse effect on our business, results of operations and financial condition. Such events or conditions could also have an adverse effect on lapses and surrenders of existing policies, as well as sales of new policies. In addition, such events or conditions could result in significant physical damage and destruction to, and a decrease or halt in economic activity in, large geographic areas, adversely affecting our business within such geographic areas and/or the general economic climate. Such events or conditions could also have a significant impact on our investments, for example by damaging or destroying physical assets in which we invest or impacting the financial performance of loans or securities collateralized by loans. Such events or conditions could also result in additional regulation or restrictions on the conduct of our business. The possible macroeconomic effects of such events or conditions could also adversely affect our investments, as well as many other aspects of our business, financial condition and results of operations. Our risk management efforts, insurance and other precautionary plans and activities may not adequately predict or offset the impact of such events on our business, results of operations and financial condition.

A breach of information security or other unauthorized data access or failure to protect the confidentiality of client information could have an adverse impact on our business and reputation, legal compliance and legal liability.

In the ordinary course of business, we collect, process, transmit and store large quantities of personal financial and health information and other confidential and sensitive data about our customers, as well as proprietary business information, collectively referred to herein as "Sensitive Information." The secure processing, storage, maintenance and transmission of Sensitive Information are vital to our operations and business strategy. Our business depends on our customers' willingness to entrust us with their personal information and any failure, interruption or breach in security could result in disruptions to our critical systems and adversely affect our customer relationships as well as its legal compliance and liability. Cyber-incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, data exfiltration, ransomware, gaining unauthorized access to digital systems for purposes of misappropriating assets or Sensitive Information, corrupting data or causing operational disruption.

Although we take reasonable efforts (including as may be required by applicable law) to protect Sensitive Information, including the implementation of internal processes and technological defenses that are preventative or detective and other controls we believe to be commercially reasonable and legally compliant in order to provide multiple layers of security, Sensitive Information that we maintain may be vulnerable to attacks by computer hackers, to physical theft by other criminals, or to other compromise due to employee error or insider malfeasance. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, "hacktivists" or state-sponsored groups as well as nontechnical attacks ranging from sophisticated social engineering to simple extortion, ransomware or threats and other means to affect service reliability and threaten the confidentiality, integrity, and availability of the information systems on which FLIC relies or its Sensitive Information, which can lead to unauthorized access, disclosure, disruption or further attacks. The risk of cyberattacks may be higher during periods of geopolitical turmoil (such as the Russian invasion of Ukraine and the responses by the United States and other governments). We have incurred costs and may incur significant additional costs in order to implement the security measures we feel are appropriate to protect our information security systems. Administrative and technical controls and other preventive actions taken to reduce the risk of cyber-incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyberattacks; other security breaches to such computer systems. Such events may expose us to civil and criminal liability, regulatory action; theft of our or customer funds; harm our reputation among customers; deter people from purchasing our products; cause system interruptions; require significant technical, legal and other remediation expenses; or otherwise have a material adverse impact on our business, results of operations and financial condition.

Third parties to whom we outsource certain functions and vendors with whom we partner are also subject to the risks outlined above. For example, certain third parties have suffered material cybersecurity breaches, such as the MOVEit data breach. The maintenance and implementation of information security systems at such third parties is not within our control, and if such a third party suffers a breach of information security involving our Sensitive Information, such breach may result in us incurring substantial costs and other negative consequences, and could have a material adverse effect on our business, results of operations and financial condition. We may also have insufficient recourse against such parties and may be required to expend substantial resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring.

LIBOR has been discontinued as a floating rate benchmark; Uncertainty relating to the discontinuation of LIBOR may adversely affect the value of our investment portfolio and our ability to achieve our hedging objectives.

Most LIBOR settings have permanently ceased publication. Four LIBOR settings continue to be published on a synthetic basis only (i.e., not on the basis of panel bank submissions): (a) 3-month GBP LIBOR will continue to be published on a synthetic basis until the end of March 2024; and (b) 1-, 3- and 6-month U.S. dollar LIBOR will continue to be published on a synthetic basis until the end of September 2024, at which time all LIBOR settings will have been discontinued. Synthetic LIBOR settings are likely to have limited relevance to the financial markets generally and to the Company in particular. With highly limited exceptions, no new LIBOR obligations will be entered into. Existing LIBOR obligations have transitioned or will transition to another benchmark or another rate. For some existing LIBOR-based obligations, the contractual consequences of the LIBOR discontinuation may not be clear. LIBOR. LIBOR has been the principal floating rate benchmark in the financial markets, and its discontinuation has affected and will continue to affect the financial markets generally and may also affect our operations, finances and investments. Uncertainty as to the implications of the discontinuance of LIBOR, the adoption of alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based obligations, including those held in our investment portfolio. The discontinuation of LIBOR, particularly if any replacement for LIBOR is not well received, may have an adverse impact on annuity products offering a floating interest rate, and sales may be adversely affected. In addition, we may encounter operational, systems and other difficulties transitioning our existing book of business to a replacement rate. The establishment of alternative reference rates or other implications of the LIBOR discontinuation may adversely affect our reserves, net investment income and cost of capital.

If we do not manage our growth effectively, our financial performance could be adversely affected.

As an insurance company, our ability to grow is dependent on the sufficiency of our capital base to support that growth. Our future growth also depends on our ability to continue to offer and sell products that our customers find attractive. Our historical growth has been largely concentrated in fixed-rate annuities and fixed-indexed annuities. However, these products may not continue to grow at historical levels, and there can be no assurance that consumers will continue to prefer these products. While we anticipate that we will continue to grow by deepening existing and adding new distribution relationships, taking advantage of investment opportunities to support our growth, developing new products and entering new markets and maintaining our positive in-force earnings dynamic, we may not be able to identify opportunities to do so.

We do not have captive or proprietary distribution or engage in direct sales, and we do not have direct control or supervision of the sales practices of our distribution partners, which raises compliance and operational risks.

Because our products are distributed through unaffiliated distribution partners, we do not have direct supervision or control over the manner in which our products are distributed, resulting in compliance and operational risks. If we are unable to place our products or retain our products on the platforms of distribution partners, our business, results of operations and liquidity may be negatively affected. Moreover, we rely on these intermediaries to describe and explain our products to potential policyholders. If such intermediaries are deemed to have acted on our behalf, the intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation. If our products are distributed by third parties in an inappropriate manner or to policyholders for whom our products are not suitable, we may suffer material adverse reputational and financial harm.

We face risks associated with business we cede to reinsurers, which could cause a material adverse effect on our business, results of operations and financial condition.

As part of our overall risk management strategy, we cede business to affiliated and third-party insurance companies through reinsurance. A substantial portion of our reinsurance arrangements are with affiliates of Global Atlantic. Our inability to collect from our reinsurers on our reinsurance claims could have a material adverse effect on our business, results of operations and financial condition. Although reinsurers are liable to us to the extent of the reinsurance coverage we acquire, we remain primarily liable as the direct insurer on all risks that we write; therefore, our reinsurance agreements do not eliminate our obligation to pay claims. As a result, we are subject to the risk that we may not recover amounts due from reinsurers. The risk could arise primarily in two situations: (1) our reinsurers may dispute some of our reinsurance claims based on contract terms, and, as a result, we may receive partial or no payment; or (2) our reinsurers may default on their obligations. While we may manage these risks through transaction-related diligence, contract terms, collateral requirements, hedging and other oversight mechanisms, our efforts may not be successful. A reinsurer's insolvency, or its inability or unwillingness to make payments due to us under the terms of its reinsurance agreements with us, could have a material adverse effect on our business, results of operations and financial condition.

Conflicts of interest may arise from our relationship with KKR.

Following the closing of the KKR Acquisition, KKR owns all of the voting and economic interests of TGAFG and thereby is deemed to control Global Atlantic and us. KKR may have an interest in pursuing transactions that, in its judgment, enhance the value of its investment in, or relationship with, Global Atlantic and us, even though such transactions may involve increased risks to us.

On February 1, 2021, we entered into an investment management agreement with a KKR subsidiary, Kohlberg Kravis Roberts & Co. L.P. ("KKR IM"), pursuant to which KKR IM manages our assets (other than certain funds withheld, modified coinsurance and certain separate accounts). This relationship, however, may give rise to conflicts of interest between KKR and us, as KKR's interests may differ from our interests. Further, a portion of our assets are invested in funds or other investment products advised by KKR IM or its subsidiaries and affiliates (collectively, as applicable, the "KKR Group"). The KKR Group receives management fees, incentive compensation and other remuneration in connection with such arrangements. Certain investment professionals formerly employed by Global Atlantic are now employees of the KKR Group and provide investment management services to us pursuant to the investment management agreement. These professionals may have conflicts of interest with Global Atlantic (and us) as employees of the KKR Group.

Affiliates of KKR continue to manage other client and investment accounts, some of which have objectives similar to ours. We compete with other clients of the KKR Group not only in terms of time spent on management of our investment portfolio, but also for allocation of assets that do not have significant supply. In addition, there may be different investment teams of the KKR Group investing in the same strategies for other clients. As a result, we may compete with other clients of the KKR Group for the same investment opportunities, and we may potentially be disadvantaged given the fiduciary obligations of the KKR Group to its other clients, including under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The KKR Group may be unable to manage investments for us in the same manner as would have been possible without the conflict of interest. Further, under its contractual agreements with

Goldman Sachs Asset Management LP ("GSAM"), KKR may choose not to retain GSAM as a submanager of certain of Global Atlantic's asset classes, which may have a material adverse effect on our business.

The limited liability company agreement of TGAFG (the "TGAFG LLC Agreement"), the holding company of the Global Atlantic business, including us, following the closing of the KKR Acquisition, provides that shareholders of TGAFG, their affiliates, subsidiaries, officers, directors, agents, and stockholders, and directors of TGAFG, have no duty to present to TGAFG or its subsidiaries any business opportunity, even if it is in the same or a similar business or line of business in which TGAFG or its subsidiaries operate. Moreover, KKR and its affiliates are not liable to TGAFG or its subsidiaries for breach of any duty by reason of any such activities. The KKR Group also may pursue, for their own account, acquisition or other opportunities that may be complementary to the business of Global Atlantic, and as a result, these opportunities would not be available to Global Atlantic. These potential conflicts of interest could have a material adverse effect on the business of Global Atlantic, including us, if attractive corporate opportunities are pursued by the KKR Group instead of by Global Atlantic or us.

There can be no guarantee that any transactions between the Global Atlantic Group and the KKR Group will be fair to the Global Atlantic Group, including FLIC, or on an arms-length terms.

Our business is heavily regulated and changes in regulation could reduce our profitability.

We are licensed in 49 states (all except New York) and the District of Columbia. The insurance and reinsurance industry is generally heavily regulated and our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. The laws and regulations of Indiana, the jurisdiction in which we are domiciled may require us to, among other things, maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of our financial condition and restrict payments of dividends and distributions of capital. We are also subject to laws and regulations that may restrict our ability to write insurance and reinsurance policies, make certain types of investments and distribute funds. With respect to investments, we must comply with applicable regulations regarding the type and concentration of investments we may make. These restrictions are set forth in investment guidelines with which KKR IM must comply when providing investment management services to us. In addition, we are subject to laws and regulations governing related party/affiliate transactions. These are particularly important to us given (1) our relationship with KKR and (2) the fact that our business strategy involves ceding business among our affiliates.

From time to time, regulators raise issues during examinations of us that could, if determined adversely, have a material adverse impact on us. We cannot predict whether or when regulatory actions may be taken that could adversely affect our operations.

In connection with the conduct of our business, we believe it is crucial to establish and maintain good working relationships with the various regulatory authorities having jurisdiction over us. If those relationships and that reputation were to deteriorate, our business could be materially adversely affected.

In addition to the Indiana's laws and regulations, the jurisdiction in which we are domiciled, we also must obtain licenses to sell insurance in other states and U.S. jurisdictions. Most state regulatory authorities are granted broad discretion in connection with their decisions to grant, renew or revoke licenses and approvals that are subject to state statutes. If we are unable to renew the requisite licenses and obtain the necessary approvals or otherwise do not comply with applicable regulatory requirements, the insurance regulatory authorities could stop or temporarily suspend us from conducting some or all of our operations as well as impose fines.

Regulations applicable to us and interpretations and enforcement of such regulations may change. Insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States, and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies and insurance and reinsurance companies. Changes to comply with new laws and potential laws and regulations which impose fiduciary or best interest standards in connection with the sale of our products could materially increase our costs, decrease our sales and result in a material adverse impact on our business. We are unable to predict whether, when or in what form the Indiana Department or other governmental agencies with regulatory authority over us will enact legislative and regulatory changes and what impact such legislative and regulatory changes will have on its business, and cannot provide assurances that more stringent restrictions will not be adopted from time to time.

Changes in tax laws or interpretations of such laws could materially reduce our earnings, affect our operations, increase our tax liability and adversely affect our cash flows.

Changes in tax laws could have a material adverse effect on our profitability and financial condition, and could result in us incurring materially higher taxes.

The U.S. federal income tax laws and interpretations, including those regarding the BEAT and whether a company is engaged in trade or business within the United States (or has a U.S. permanent establishment), are subject to change, which may have retroactive effect and could materially affect us.

Many of the products we sell benefit from one or more forms of tax-favored status under current U.S. federal and state income tax regimes. Changes in U.S. tax laws that alter the tax benefits or treatment of certain products could result in a material reduction in demand for our products and could affect policyholder behavior with respect to existing annuity products in ways that are difficult to predict.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows.

Name	Age	Position(s) with the Company	Served in Position(s) Since
Robert Arena	55	Director, Chairman of the Board and President	12/5/2017 6/17/2016
David Jacoby	60	Chief Financial Officer	3/26/2019
Hanben Kim Lee	44	Director and Executive Vice President	1/02/2014
Emily LeMay	36	Chief Operations Officer	04/05/2023
Paula Nelson	60	Director, Managing Director and Head of Strategic Growth	5/25/2021 12/15/2020 3/21/2022
Peggy Poon	37	Treasurer	5/26/2022
Manu Sareen	47	Director	5/25/2021
Eric Todd	55	Director and Managing Director	1/02/2014 3/20/2018

Robert Arena is the Co-President of The Global Atlantic Financial Group LLC ("The GAFG"), a director of each of Commonwealth Annuity and Life Insurance Company ("CwA"), First Allmerica Financial Life Insurance Company ("FAFLIC"), Accordia Life and Annuity Company ("Accordia") and Forethought Life Insurance Company ("Forethought"), the President of Accordia and Forethought and the Co-President, Individual Markets of CwA and FAFLIC. Mr. Arena is a member of the Management Committee, the Operating Committee, the New Activities Committee, the Enterprise Project Management Office Subcommittee, the Executive Capital Committee, the Management-level Risk Committee and the Executive Product Committee. He was named President of Global Atlantic Financial Group Limited ("GAFGL") in February 2020, Co-President of GAFGL in November 2017, and led the life and retirement individual channel at GAFGL since December 2015. Prior to that, and since the acquisition of Forethought in January 2014, he led retirement retail distribution at Global Atlantic. Mr. Arena joined Forethought in 2013 when it acquired the new business capabilities of The Hartford's annuity division. He has more than 25 years of experience in the financial services industry, including leadership positions in The Hartford's annuity business line and as President of Hartford Mutual Funds. Mr. Arena holds a BA from The College of the Holy Cross and an MBA from the University of Connecticut. We believe that Mr. Arena is qualified to sit on the Forethought board of directors because of his more than 25 years of experience in the financial services industry.

David Jacoby is the Chief Accounting Officer of The GAFG and GAFGL and the Chief Financial Officer of each of CwA, FAFLIC, Accordia and Forethought. Mr. Jacoby is a member of the Finance Committee, the Valuation Committee and the Disclosure Committee. He is responsible for accounting operations, financial systems, internal controls, investment accounting, reinsurance, accounting policy and reporting (GAAP, SEC, and statutory). Prior to joining Global Atlantic, which acquired Forethought in 2014, Mr. Jacoby held the position of Senior Vice President, Finance, at Ohio National Financial Services, as well as Chief Financial Officer, Individual Markets, at Guardian Life Insurance Company and Chief Financial Officer, Individual Life, at Nationwide Financial. Mr. Jacoby has a Bachelor of Science in Accounting and Computer Science from The Ohio State University.

Hanben Kim Lee is the Chief Financial Officer of The GAFG and GAFGL, a director and Executive Vice President of each of CwA, FAFLIC, Accordia and Forethought, and a director of Global Atlantic Re Limited. Mr. Lee is a co-founder of the business and has been the Chief Financial Officer of GAFGL since its separation from Goldman Sachs in 2013. Mr. Lee is a member of the Management Committee, the Operating Committee, the New Activities Committee, PE Steering Committee, the Valuation Committee, the Executive Capital Committee, the Disclosure Committee, the Management-level Risk Committee, and the Investment Management Committee. He manages all aspects of the Company's financial operations including controllers, tax, actuarial, and treasury. Prior to GAFGL's separation from Goldman Sachs in 2013, Mr. Lee held numerous roles within the Goldman Sachs Reinsurance Group, including serving as Chief Financial Officer from 2012. Mr. Lee joined Goldman Sachs in 2001 and was named a managing director in 2011. Mr. Lee holds a BS in Applied

Mathematics — Economics from Brown University. We believe that Mr. Lee is qualified to sit on the Forethought board of directors because of his more than 20 years of experience in financial operations.

Emily LeMay is the Chief Operations Officer of each of The GAFG, CwA, FAFLIC, Accordia and Forethought. Ms. LeMay is also a member of the Management Committee, the Operating Committee, the Enterprise Project Management Office Subcommittee, the Platform Oversight Council and the Management-level Risk Committee. Ms. LeMay is responsible for the individual markets operations, customer experience and analytics, enterprise project management office, underwriting and strategic sourcing. Ms. LeMay has more than 20 years of experience in the financial services industry, including holding various leadership roles at MetLife. Ms. LeMay joined Global Atlantic in 2017, and most recently has been leading strategy execution and analytics for individual markets. Ms. LeMay earned her Bachelor's in Business Management from Simpson College in Indiana, Iowa.

Paula Nelson is a director, Managing Director and the Head of Strategic Growth of each of CwA, FAFLIC, Accordia and Forethought. She is also a member of the boards of managers of Global Atlantic Distributors, LLC and Global Atlantic Investment Advisors, LLC. Ms. Nelson is a member of the Management Committee, the Regulatory & Government Affairs Committee and the Individual Markets Pricing Subcommittee. Ms. Nelson is responsible for the organization's life and annuity business. She joined GAFGL in 2010 to lead the organization's annuity distribution organization. Ms. Nelson has over 35 years of experience in the financial services industry. She is on the Executive Board for the Insured Retirement Institute and the CEO Steering Committee on Consumer Issues for the ACLI, two of the industry's leading trade organizations. Prior to working at Global Atlantic, Ms. Nelson served as Chief Executive Officer and President of Transamerica Capital, Inc., a leading wholesale broker/dealer. Ms. Nelson is a graduate of the University of Minnesota. She is Series 6, 26 and 63 FINRA registered and holds a life and health insurance license in Minnesota. We believe that Ms. Nelson is qualified to sit on the Forethought board of directors because of her more than 35 years of experience in the financial services industry.

Peggy Poon is the Treasurer each of The GAFG, CwA, FAFLIC, Accordia and Forethought. Ms. Poon is also a member of the PE Steering Committee, the Finance Committee, the Regulatory & Government Affairs Committee, the Regulatory Capital Subcommittee, the Disclosure Committee and the Management-Level Risk Committee. Ms. Poon is responsible for the firm's funding strategy, including bank financing and debt capital markets activities, as well as oversight of rating agency relationships. Ms. Poon joined Global Atlantic in 2020 after 12 years at S&P Global Ratings, where she was a Director in the North American Financial Services Ratings Group. Ms. Poon is a CFA charterholder and graduated magna cum laude from Boston University with a double major in Economics and International Relations.

Manu Sareen is the Co-President of The GAFG and GAFGL, a director of each of CwA, FAFLIC, Accordia and Forethought and the President of CwA and FAFLIC. Mr. Sareen is also the Chief Executive Officer of Global Atlantic Assurance Limited and a director and the Chief Executive Officer of Global Atlantic Re Limited. Mr. Sareen is a member of the Management Committee, the Operating Committee, the Enterprise Project Management Office Subcommittee, the New Activities Committee, the Executive Capital Committee and the Management-level Risk Committee. He is responsible for driving growth of the Company's business through reinsurance and block acquisitions. Mr. Sareen has been in this role since he was a managing director of the Goldman Sachs Reinsurance Group ("GSRG"), helping to originate and execute its life and annuity reinsurance transactions. During his time leading the reinsurance effort for GAFGL/GSRG, the Company has completed over $50 billion in reinsurance and M&A deals. Prior to joining GSRG, he worked in the investment banking group at Wasserstein Perella and helped start CashEdge.com, a leading provider of internet based payment services. Mr. Sareen graduated from Cornell University with a bachelor's degree in engineering and earned an MBA from the MIT Sloan School of Management. We believe that Mr. Sareen is qualified to sit on the Forethought board of directors because of his over 20 years of experience with reinsurance and block acquisitions.

Eric Todd is a director and a Managing Director of each of CwA, FAFLIC, Accordia, and Forethought. Mr. Todd has over 30 years of insurance and investment management experience in the financial services industry. He joined GAFGL following GAFGL's acquisition of Forethought in January 2014. He is a member of the board of managers for each of Global Atlantic Distributors, LLC and Global Atlantic Investment Advisors, LLC and the President and Chief Investment Officer of Global Atlantic Investment Advisors, LLC, which is the Registered Investment Advisor for Forethought Variable Insurance Trust. Further, Mr. Todd is a member and the Chair of the Executive Product Committee and a member of the Management-level Risk Committee and the Individual Markets Pricing Subcommittee. He attended Indiana State University, where he graduated magna cum laude with Bachelor of Science degrees in Finance and Business Administration, and a minor in Insurance and Risk Management. He is a Chartered Financial Analyst (CFA) and member of the CFA Society of Indianapolis, as well as the CFA Institute. We believe that Mr. Todd is qualified to sit on the Forethought board of directors because of his over 30 years of insurance and investment management experience in the financial services industry.

EXECUTIVE COMPENSATION

Executive Compensation

The Company does not have any employees. Its affiliate company, Global Atlantic Financial Company ("GAFC"), provides personnel to the Company pursuant to a Services Agreement between the Company and GAFC. The Company does not determine or pay any compensation to the personnel who provide services to the Company, including the executive officers. Accordingly, the Company is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. GAFC determines and pays the salaries, bonuses, and awards earned by the Company's executive officers. GAFC also determines whether and to what extent the Company's executive officers may participate in any employee benefit plans. The Company does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits, perquisites, or other personal benefits to its executive officers. The Company does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the Company.

See "Transactions with Related Persons" for more information about the Services Agreement between the Company and GAFC.

Director Compensation

The directors are not separately compensated for their service on the Company's board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company is a wholly-owned subsidiary of The Global Atlantic Financial Group LLC and an indirect subsidiary of KKR & Co. Inc. None of the Company's directors or executive officers owns shares of the Company's common stock.

TRANSACTIONS WITH RELATED PERSONS

Our transactions with related parties are governed by the written Related Party Transaction Policy adopted by the Global Atlantic Financial Group LLC ("TGAFG"). Related party transactions include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the amount involved exceeds $120,000, (2) TGAFG or any affiliate is a participant and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A related party is any (a) person who is or was in the prior year a director, or nominee for election as a director, or executive officer of TGAFG or any of its affiliates, (b) greater than 5% beneficial owner of TGAFG or any of its affiliates, or (c) immediate family member of any of the foregoing. In the ordinary course of our business, we enter into various transactions with related parties and expect to continue doing so in the future. We believe that one of our strengths is the ability to benefit from relationships and transactions with related parties. Related party transactions to which we are a party are briefly described below under "Current Related Party Transactions". Additional information can be found in our financial statements elsewhere in this Prospectus.

Related Party Transactions – Policies

TGAFG's Related Party Transaction Policy sets forth policies and procedures for the review and approval or ratification of related party transactions, which incorporates the policies of KKR & Co. Inc. ("KKR"). Following the closing of the KKR Acquisition, KKR indirectly owns all of the voting interests of TGAFG and thereby is deemed to control TGAFG and us and is an indirect related party and affiliate of FLIC. As a subsidiary of TGAFG, our related party transaction procedures comply with TGAFG's and KKR's policies. On an annual basis, each of our directors and executive officers is required to complete a certification that all related party transactions have been disclosed. TGAFG's legal department is primarily responsible for the development and implementation of procedures and controls to obtain information from related parties of TGAFG, including information pertaining to related party transactions involving us. Certain transactions in which a related party had or will have a direct or indirect material interest must be reported to the legal department of TGAFG and reviewed with and/or approved by the disinterested directors of the board of TGAFG, or a committee thereof.

The board of TGAFG has established a special transaction review committee (the "Special Transaction Review Committee"), consisting only of independent directors of the board of TGAFG, that is responsible for reviewing and approving transactions between KKR or any of its affiliates or subsidiaries (collectively, the "KKR Group"), on the one hand, and any of TGAFG or its subsidiaries (the "Global Atlantic Group"), on the other hand, subject to certain exceptions. In addition, any amendment or waiver to any transaction between the KKR Group, on the one hand, and the Global Atlantic Group (including our investment management agreement with the KKR IM described below), on the other hand, or a deviation from the policies or procedures, in either case which is material and adverse to the Global Atlantic Group, requires the approval of the Special Transaction Review Committee. However, the following types of transactions are pre-approved and do not require further approval of the Special Transaction Review Committee, including, among others: (1) the entry into certain investment management agreements between the KKR Group and the Global Atlantic Group on terms not less favorable to the Global Atlantic Group than those entered into at the closing of the KKR Acquisition, (2) any transaction pursuant to or permitted by an investment management agreement that was entered into by (or is comparable in nature to transactions entered into by) TGAFG or any of its subsidiaries, with any person prior to the closing of the KKR Acquisition or contemplated in (or comparable in nature to transactions contemplated in) the business plan submitted as part of KKR's Form A insurance regulatory filings made prior to the closing of the KKR Acquisition, (3) any transaction with KKR Capital Markets Holdings L.P. and its related capital markets companies on arm's- length terms for capital markets and investment banking transactions, (4) transactions with KKR portfolio companies in the ordinary course of business on arm's-length terms, (5) a certain inter-company agreement and any pro rata allocation of allocable KKR Group costs and obligations on a pass-through basis without mark-up in accordance with the inter-company agreement and (6) any agreement with the KKR Group for the provision of indemnification in effect as of the closing of the KKR Acquisition.

Current Related Party Transactions

In the ordinary course of its business, we enter into various transactions with related parties and expect to continue doing so in the future. We believe that one of our strengths is the ability to benefit from relationships and transactions with related parties. See Note 12 to the Statutory Basis Financial Statements included in this Prospectus for additional detail regarding our related party transactions.

We are a party to a services agreement whereby GAFC provides personnel, management services, administrative support, the use of facilities and such other services as we agree to from time to time. We are also a party to an amended and restated service and cost allocation agreement with GAFC and GAD (our affiliate broker-dealer) (the "Amended Cost Allocation Agreement") pursuant to which we and GAFC provide to GAD, or obtain from others, certain services required by GAD in the ordinary course of business. Such services include, but are not limited to, compensation and employee benefits (for SEC registered representatives engaged in marketing, selling and distributing our SEC registered products), commissions to other broker-dealers, state/regulatory/licensing fees and travel expenses (associated with work performed by GAD's registered representatives). In exchange for such services, GAD agrees to pay on a periodic basis (but not less frequently than monthly) all costs and expenses incurred by GAFC and us on GAD's behalf in accordance with the allocation methodologies agreed upon from time to time by GAFC and us, as set forth in the Amended Cost Allocation Agreement, evidencing each party's respective fair and reasonable share of the costs and expenses.

We are a party to certain reinsurance agreements with CALIC and GA Re. Effective December 31, 2015, we entered into a reinsurance agreement with CALIC, whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases. Effective April 1, 2017, we entered into a reinsurance agreement with GA Re, whereby we ceded a portion of our annuity and preneed business on a funds withheld basis. As a result of the transaction, we ceded $8,539 million in reserves to GA Re and continue to cede annuity business to GA Re on an ongoing basis. Effective April 2, 2018, in accordance with the reinsurance agreement, we moved 50% of the funds withheld assets to a coinsurance arrangement, resulting in an ongoing quota share arrangement that is equally split between funds withheld and coinsurance.

Effective as of January 2, 2014, we entered into a tax allocation agreement with certain of our affiliates which sets forth the manner in which the total combined federal income tax is allocated to each entity within the consolidated group and provides cross-indemnification related to tax liabilities.

In addition to the agreements described above, from time to time in the ordinary course of business, FLIC and certain of Global Atlantic's other affiliated insurance subsidiaries enter into investment transactions. In addition, from time to time, FLIC may enter into intercompany arrangements with certain of its affiliates to move capital among such Global Atlantic entities, such as intercompany loans. Each of these transactions is entered into on an arm's length basis and are approved by the Indiana Department as required by applicable law.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "shall," "should," "would," "could," "seeks," "aims," "projects," "is optimistic," "intends," "plans," "estimates," "anticipates," or other comparable terms. Forward- looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions, or current expectations concerning, among other things, financial position, results of operations, cash flows, prospects, growth strategies or expectations, customer retention, the outcome (by judgment or settlement) and costs of legal, administrative, or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative, or class action litigation, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•  Our actual or perceived financial strength and any negative changes in our financial strength, credit ratings, or other measures of our financial position;

•  Actual or perceived changes in general economic, market, and political conditions;

•  The performance of the securities markets;

•  Changes or fluctuations in interest rates, credit spreads , equity market prices, and currency exchange rates;

•  Availability of reinsurance and the ability of reinsurers to pay their obligations;

•  Our ability to comply with contractual requirements contained in our contractual agreements;

•  Changes in regulatory capital requirements;

•  Customer behavior that differs from our assumptions, in particular with respect to persistency, mortality, and the timing and magnitude of lapses, surrenders, and claims;

•  Competitive pressures and changes in consumer preferences;

•  The effectiveness of our risk management and our internal controls;

•  Changes in the legal environment affecting us or our customers;

•  Changes with regard to the regulation or taxation of retirement and life insurance products;

•  Adverse changes in tax laws or the interpretations of such laws;

•  Uncertainty with respect to U.S. federal tax reform;

•  Changes in accounting standards, policies, or practices applicable to us;

•  Possible future legal proceedings and regulatory investigations and adverse outcomes therefrom;

•  Terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•  Our dependence on our management team and key personnel, including our ability to recruit, train, motivate, and retain such individuals;

•  Our dependence on data from our reinsurance partners and third-party administrators;

•  Our use of third-party administrators and our reliance on such third-party administrators to service our customers;

•  Failure by us or our service providers and vendors to protect the confidentiality of our data and our customer data, including as a result of cyber-attacks; and

•  Possible disruption in our operations, including servicing our products and our ability to maintain, improve, and continue to develop necessary operational processes and information technology systems and work with our business partners to meet industry and customer demands, including cybersecurity protection.

•  The impact of the ongoing worldwide pandemic sparked by the novel coronavirus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE COMPANY

The financial information included in the following discussion and analysis is based on FLIC's Financial Statements, which have been prepared on the basis of Statutory Accounting Practices ("SAP") prescribed or permitted by the Indiana Department of Insurance ("Indiana Department") and should be read in conjunction with such Financial Statements and related notes included elsewhere in this Registration Statement and "Summary of Financial Information". The information included in the following discussion and analysis may contain forward-looking statements that reflect the company's plans, estimates and beliefs. FLIC's actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below and elsewhere in this Registration Statement, particularly under the captions "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements".

General

This Management's Discussion and Analysis for the three months ended March 31, 2024 and March 31, 2023 and the years ended December 31, 2023, 2022 and 2021 was derived from, and should be read in conjunction with the 2023 Audited Financial Statements of FLIC as of December 31, 2023 and 2022, and the First Quarter 2024 Statutory Financial Information of FLIC as of and for the three months ended March 31, 2024, and 2023 in each case, which are included elsewhere in this Registration Statement.

Overview

As of March 31, 2024, FLIC had $59,794 million in total admitted assets, $38,750 million in statutory reserves, and statutory capital and surplus of $2,833 million. As of December 31, 2023, FLIC had $57,338 million in total admitted assets, $36,687 million in statutory reserves and $2,851 million of statutory capital and surplus.

The following table presents the calculation of FLIC's Total Adjusted Capital ("TAC"):

	March 31,	December 31,
	2024	2023	2022	2021
	($ in millions)
Capital and surplus	$2,833	$2,851	$2,676	$2,372
Asset valuation reserve	368	439	391	381
TAC	$3,201	$3,290	$3,067	$2,753

As of March 31, 2024, there were no significant statutory or regulatory issues which would impair FLIC's financial position or liquidity, but there can be no assurance that such issues will not arise in the future.

Critical Accounting Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimates. Significant estimates included in the financial statements are assumptions and judgments utilized in determining if declines in fair values are other-than-temporary ("OTTI"), valuation methods for infrequently traded securities and private placements, policy liabilities and estimates to establish the reserve for future policy benefits.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Analysis of Results of Operations and Changes in Capital and Surplus

FLIC earns revenue primarily through deposits (annuity considerations) on fixed annuities and premiums on the preneed life insurance it sells, and from net investment income it earns on assets in its general account. FLIC's primary expenses are current and future policyholder benefits, commissions and other expenses.

The following table presents the components of FLIC's statutory net income, capital and surplus as of and for the periods presented:

	As of and for the Three Months Ended March 31,			As of and for the Year Ended December 31,
	2024	2023	2023	2022	2021
	($ in millions)
Revenue
Premiums and annuity considerations	$2,444	$1,852	$6,499	$5,496	$4,547
Net investment income	667	568	2,516	1,856	1,492
Amortization of interest maintenance reserve ("IMR")	1	1	5	9	16
Commissions, expense allowances and reserve adjustments	113	97	354	333	307
Other income	4	(23)	(17)	(3)	9
Total Revenue	3,229	2,495	9,357	7,691	6,371
Benefits and expenses
Current and future policy benefits	2,787	2,061	7,778	6,005	5,305
Commissions	153	107	449	458	397
Other expenses	270	213	939	520	582
Total benefits and expenses	3,210	2,381	9,166	6,983	6,284
Net gain from operations before federal income taxes and net realized capital gains (losses)	19	114	191	708	87
Federal income tax expense (benefit)	(51)	55	100	220	(77)
Net gain from operations before net realized capital gains (losses)	70	59	91	488	164
Net realized capital gains (losses), net of tax and transfers to IMR	(53)	130	(93)	(20)	(80)
Net income (loss)	$17	$189	$(2)	$468	$84

The following lists notable transactions which impacted the results of operations:

•  Effective April 1, 2017, the Company entered into a reinsurance agreement with its affiliate, GA Re, whereby FLIC ceded a portion (approximately 45%) of its annuity and preneed business on a funds withheld basis. As a result of the transaction, FLIC ceded $8,539 million in reserves to GA Re and continues to cede annuity and preneed business to GA Re on an ongoing quota share basis.

•  Effective August 1, 2018 FLIC purchased partnership/membership units of Hopmeadow Holdings II LP, reflecting ownership in Talcott Resolution, The Hartford's life and annuity business, from its parent CALIC for $150 million. Effective June 30, 2021, FLIC, in concert with a consortium of other equity interest holders, sold its minority interest in Talcott Resolution, to Sixth Street partners. Over its roughly 3 year life, this investment generated a $136 million gain.

•  FLIC issues funding agreements in connection with the funding agreement-backed notes issued by the Issuer. For each tranche of notes sold by the Issuer, the notes are backed by funding agreements issued by FLIC with like terms.

•  The following summarizes all funding agreements issued in connection with the Program since its inception in January 2021 through March 31, 2024.

o  Effective January 15, 2021, FLIC issued a $650 million funding agreement with an interest rate of 1.625% and a 5-year term to the Issuer.

o  Effective April 8, 2021, FLIC issued a $600 million funding agreement with an interest rate of 1.0% and a 3-year term to the Issuer. On April 16, 2021, FLIC issued a $100 million funding agreement with the same rate and tenor to the Issuer. Both funding agreements matured on April 8, 2024 and were repaid in full.

o  Effective September 14, 2021, FLIC issued three funding agreements to the Issuer. The funding agreements consisted of (i) a $500 million 3-year floating rate funding agreement at Compounded SOFR plus 0.50%, (ii) a $500 million 3-year fixed rate funding agreement at 0.80%, and (iii) a $500 million 7-year fixed rate funding agreement at 1.95%.

o  Effective December 9, 2021, FLIC issued a $600 million funding agreement with an interest rate of 1.25% and 2-year term to the Issuer. This funding agreement matured on December 8, 2023 and was repaid in full.

o  Effective January 6, 2022, FLIC issued two funding agreements to the Issuer. The funding agreements consisted of (i) a $550 million 5-year fixed rate funding agreement at 2.25% and (ii) a $550 million 10-year fixed rate funding agreement at 2.90%.

o  Effective April 11, 2022, FLIC issued two funding agreements to the Issuer. The terms of the funding agreements were a $300 million 3-year floating rate funding agreement at Compounded SOFR plus 1.36% and a $600 million 3-year fixed rate funding agreement at 3.85%.

o  Effective January 8, 2024, FLIC issued a $700 million funding agreement with an interest rate of 5.500% and a 5-year term to the Issuer.

Results of Operations — For the Three Months Ended March 31, 2024 compared to the Three Months Ended March 31, 2023

Net income decreased $172 million to a gain of $17 million for the three months ended March 31, 2024 from a net gain of $189 million for the three months ended March 31, 2023. The decrease in net income is primarily due to decrease in realized gains compared to 2023.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations increased $592 million to $2,444 million for the three months ended March 31, 2024 from $1,852 million for the three months ended March 31, 2023. The increase is primarily driven by a higher volume of annuity sales in 2024.

Net Investment Income

Net investment income increased $99 million to $667 million for the three months ended March 31, 2024 from $568 million for the three months ended March 31, 2023. The increase is primarily due to an overall increase in bonds and other invested asset investments driven by an increase in individual sales.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $16 million to $113 million for the three months ended March 31, 2024 from $97 million for the three months ended March 31, 2023. The increase is primarily due to sales-driven increase of ceded business on which FLIC earns an expense allowance.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the change in policy reserves. Current and future policy benefits increased $726 million to $2,787 million for the three months ended March 31, 2024 from $2,061 million for the three months ended March 31, 2023. The increase is primarily driven by the increase in sales of fixed annuities.

Commissions

Commissions increased $46 million to $153 million for the three months ended March 31, 2024 from $107 million for the three months ended March 31, 2023. The increase is primarily due to sales-driven increase of business.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld net investment income, general operating expenses and net transfers to separate accounts, increased $57 million to $270 million for the three months ended March 31, 2024 from $213 million for the three months ended March 31, 2023. The increase is primarily due to separate account activity transferred due to registered index- linked annuity products (RILA).

Federal Income Tax (Benefit) Expense

Federal income taxes was a benefit of $51 million for the three months ended March 31, 2024 and an expense of $55 million for the three months ended March 31, 2023. The decrease in federal income taxes is primarily due to a purchase of tax credits.

Net Realized Capital (Losses) Gains, Net of Tax and Transfers to IMR

Net realized capital gains (losses), net of tax and transfers to IMR, decreased $183 million to a $53 million net loss for the three months ended March 31, 2024 as compared to $130 million net gain for the three months ended March 31, 2023. The decrease is primarily driven by lower realized gains on other invested assets along with increased derivative losses during 2024.

Capital and Surplus

Capital and surplus decreased $18 million to $2,833 million as of March 31, 2024 from $2,851 million as of December 31, 2023. The decrease is primarily due to net unrealized capital losses and deferred tax assets, which were offset by an increase in the change in asset valuations reserve.

Results of Operations — For the Year Ended December 31, 2023 compared to the Year Ended December 31, 2022

Net income decreased $470 million to a loss of $2 million for the year ended December 31, 2023 from a net gain of $468 million for the year ended December 31, 2022. The decrease in net income is primarily due to continued growth in new business strain as well as an increase in realized losses compared to 2022.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations increased $1,003 million to $6,499 million for the year ended December 31, 2023 from $5,496 million for the year ended December 31, 2022. The increase is primarily driven by annuity sales in 2023, compared to 2022.

Net Investment Income

Net investment income increased $660 million to $2,516 million for the year ended December 31, 2023 from $1,856 million for the year ended December 31, 2022. The increase is primarily due to increased invested assets generating net investment income, as well as increased investment yield from portfolio reinvestment into higher yielding assets, and floating rate interest income which benefits from rising interest rates.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $21 million to $354 million for the year ended December 31, 2023 from $333 million for the year ended December 31, 2022. The increase is primarily due to sales-driven increase of ceded business on which FLIC earns an expense allowance.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the change in policy reserves. Current and future policy benefits increased $1,773 million to $7,778 million for the year ended December 31, 2023 from $6,005 million for the year ended December 31, 2022. The increase is primarily driven by the increase in sales of fixed annuities as well as higher crediting rates on new business and the routine run off of older business with lower crediting rates.

Commissions

Commissions decreased $9 million to $449 million for the year ended December 31, 2023 from $458 million for the year ended December 31, 2022. The decrease is primarily due to a change in mix of products sold, with a higher proportion of lower commission products sold in 2023 compared to 2022.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld net investment income and general operating expenses, increased $419 million to $939 million for the year ended December 31, 2023 from $520 million for the year ended December 31, 2022. The increase is primarily due to ceded derivative gains in 2023 compared to ceded derivative losses in 2022 which are part of the funds withheld reinsurance settlement, in addition to an increase in net investment income ceded due to an increase in net investment income.

Federal Income Tax (Benefit) Expense

Federal income taxes were an expense of $100 million for the year ended December 31, 2023 and an expense of $220 million for the year ended December 31, 2022. The decrease in federal income taxes is primarily due to a decrease in pre-tax ordinary earnings.

Net Realized Capital (Losses) Gains, Net of Tax and Transfers to IMR

Net realized capital gains (losses), net of tax and transfers to IMR, increased $73 million to a $93 million net loss for the year ended December 31, 2023 as compared to $20 million net loss for the year ended December 31, 2022. The increase is primarily driven by a realized losses on derivatives in 2023 compared to realized gains in 2022 and an increase in impairments on bonds.

Capital and Surplus

Capital and surplus increased $175 million to $2,851 million as of December 31, 2023 from $2,676 million as of December 31, 2022. The increase is primarily due to deferred income tax and capital contributions.

Results of Operations — For the Year Ended December 31, 2022 compared to the Year Ended December 31, 2021

Net income increased $384 million to $468 million for the year ended December 31, 2022 from $84 million for the year ended December 31, 2021. The increase in net income is primarily driven by an increase in net investment income due to rising interest rates and higher yielding investments as well as the impact of equity market decreases on fixed indexed annuities reserves. Note, these income items are both partially offset by increases in unrealized losses on derivatives within other changes in surplus.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations increased $949 million to $5,496 million for the year ended December 31, 2022 from $4,547 million for the year ended December 31, 2021. The increase is primarily driven by higher annuity sales in 2022, compared to 2021. Total fixed annuity sales increased 62% across the industry for the year ended December 31, 2022 compared to the year ended December 31, 2021, according to LIMRA.

Net Investment Income

Net investment income increased $364 million to $1,856 million for the year ended December 31, 2022 from $1,492 million for the year ended December 31, 2021. The increase is primarily due to increased invested assets generating net investment income, as well as increased investment yield from portfolio reinvestment into higher yielding assets, and floating rate interest income which benefits from rising interest rates.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $26 million to $333 million for the year ended December 31, 2022 from $307 million for the year ended December 31, 2021. The increase is primarily due to sales-driven increase of ceded business on which FLIC earns an expense allowance.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the change in policy reserves. Current and future policy benefits increased $700 million to $6,005 million for the year ended December 31, 2022 from $5,305 million for the year ended December 31, 2021. The increase is primarily driven by increased premiums which result in increased policy reserves.

Commissions

Commissions increased $61 million to $458 million for the year ended December 31, 2022 from $397 million for the year ended December 31, 2021. The increase is primarily due to the increase in sales of fixed index annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld net investment income and general operating expenses, decreased $62 million to $520 million for the year ended December 31, 2022 from $582 million for the year ended December 31, 2021. The decrease is primarily due to higher ceded derivative losses related to fixed indexed annuity hedges which are part of a funds withheld reinsurance settlement.

Federal Income Tax (Benefit) Expense

Federal income taxes changed to an expense of $220 million for the year ended December 31, 2022 from a benefit of $77 million for the year ended December 31, 2021. The tax expense is due to ordinary pretax income of $708 million which has resulted in taxable income in 2022. The tax benefit in 2021 was primarily driven by bonus depreciation on invested assets in 2021.

Net Realized Capital (Losses) Gains, Net of Tax and Transfers to IMR

Net realized capital gains (losses), net of tax and transfers to IMR, improved $60 million to a $20 million net loss for the year ended December 31, 2022 as compared to $80 million net loss for the year ended December 31, 2021. The improvement is primarily driven by derivative gains from lower equity markets in the year ended December 31, 2022, as compared to derivative losses from increased equity markets in the year ended December 31, 2021.

Capital and Surplus

Capital and surplus increased $304 million to $2,676 million as of December 31, 2022 from $2,372 million as of December 31, 2021. The increase is primarily due to higher net income.

Statement of Financial Position — Assets, Liabilities, Capital and Surplus

The following table presents FLIC's admitted assets, liabilities, capital and surplus for the dates presented:

	March 31,	December 31,
	2024	2023	2022
	($ in millions)
Statements of Admitted Assets, Liabilities and Capital and Surplus
Admitted assets
Bonds	$30,969	$29,089	$28,956
Preferred stocks	53	53	28
Common stock	89	89	349
Mortgage loans on real estate	18,583	18,261	16,165
Policy loans	3	4	4
Cash and short-term investments	1,789	2,959	1,945
Derivatives	795	684	462
Other investments	2,792	1,910	2,058
Accrued Investment Income	364	341	351
Premiums and considerations	11	11	11
Reinsurance recoverable	1,500	1,256	681
Current federal income taxes recoverable	74	26	—
Net deferred tax asset	362	310	161
Other admitted asset	1	3	1
Separate account assets	2,409	2,342	2,336
Total admitted assets	$59,794	$57,338	$53,508
Liabilities and Capital and Surplus Liabilities:
Aggregate reserve for life policy and contracts	$38,750	$36,687	$34,639
Policy and contract claims	8	8	9
Reinsurance payable	1,592	1,260	697
IMR	20	18	6
Transfers to separate accounts	(4)	(1)	(1)
Federal income tax payable	—	—	158
Net deferred tax liability	—	—	—
Asset valuation reserve	368	439	391
Funds held under reinsurance treaties	11,840	11,341	10,387
Other liabilities	1,978	2,393	2,210
Separate account liabilities	2,409	2,342	2,336
Total liabilities	56,961	54,487	50,832
Capital and Surplus:
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding	3	3	3
Paid-in surplus	1,877	1,877	1,778
Unassigned surplus	953	971	895
Total capital and surplus	2,833	2,851	2,676
Total liabilities and capital and surplus	$59,794	$57,338	$53,508

Admitted Assets — March 31, 2024 compared to December 31, 2023

Total admitted assets increased $2,456 million to $59,794 million as of March 31, 2024 from $57,338 million as of December 31, 2023. The increase is primarily due to investment in bonds and other investments as resulted of increased sales of fixed annuities.

Liabilities — March 31, 2024 compared to December 31, 2023

Total liabilities increased $2,474 million to $56,961 million as of March 31, 2024 from $54,487 million as of December 31, 2023. The increase is primarily due to an increase in reserves for life policies and contracts and reinsurance payables due to the sales of fixed annuities.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $2,063 million to $38,750 million as of March 31, 2024 from $36,687 million as of December 31, 2023. The increase in reserves is primarily due to sales of individual annuities and a new issuance of FABN.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $499 million to $11,840 million as of March 31, 2024 from $11,341 million as of December 31, 2023. The increase is primarily due to ceded current year annuity and preneed reserves to GA Re, net of runoff of existing business.

Admitted Assets — December 31, 2023 compared to December 31, 2022

Total admitted assets increased $3,830 million to $57,338 million as of December 31, 2023 from $53,508 million as of December 31, 2022. The increase is primarily due to an increase in invested assets as a result of sales of fixed annuities.

Liabilities — December 31, 2023 compared to December 31, 2022

Total liabilities increased $3,657 million to $54,487 million as of December 31, 2023 from $50,832 million as of December 31, 2022. The increase is primarily due to sales of fixed annuities.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $2,048 million to $36,687 million as of December 31, 2023 from $34,639 million as of December 31, 2022. The increase in reserves is due to sales of fixed annuities.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $954 million to $11,341 million as of December 31, 2023 from $10,387 million as of December 31, 2022. The increase is primarily due to ceding annuity and preneed reserves to GA Re.

Other Liabilities

Other liabilities increased $183 million to $2,393 million as of December 31, 2023 from $2,210 million as of December 31, 2022. The increase is primarily due to a $499 million increase in bond repurchase agreements.

Liquidity and Capital Resources

Liquidity

FLIC's liquidity requirements primarily relate to its insurance liabilities, operating expenses, derivative collateral and income taxes. Insurance liabilities include the payment of policyholder benefits when due, cash payments in connection with policy surrenders and withdrawals, and policy loans. FLIC has historically used cash flows from operations, interest income on invested assets and the proceeds of maturing investments as the primary sources from which to meet its liquidity requirements. FLIC's primary cash inflows from operating activities are derived from premiums and insurance fees, including separate account fees, administration fees, surrender charges and mortality fees.

FLIC employs an asset-liability management program which seeks to match its investment cash inflows to its liability outflows. The intent of this matching is to reduce the need to rely on other sources of liquidity, including borrowings and the liquidation of investments prior to maturity, which may result in unplanned costs.

FLIC's asset-liability management program is central to its management of liquidity. FLIC determines its short-term liquidity needs based on a rolling forecast of inflows and outflows, which it monitors closely. FLIC adjusts its asset profile based on this rolling forecast. In addition, FLIC assesses the potential impact of both future economic stress and the deviation in policyholder behavior from its expectations on FLIC's liquidity position. FLIC seeks to estimate what its liquidity needs would be in these adverse scenarios. These scenarios include the estimates of collateral that FLIC would be expected to post or return in respect to its derivative contracts and lending facilities under these scenarios, and also incorporate all unfunded commitments within the investment portfolio.

Dividends

The maximum amount of ordinary dividends that can be paid during a 12-month period by FLIC, without prior approval of the Commissioner, is the greater of (i) 10% of FLIC's statutory policyholders surplus as of the preceding December 31 and (ii) FLIC's statutory net gain from operations for the twelve-month period ending the preceding December 31. Likewise, a dividend from any source of money other than earned surplus / unassigned funds must be approved before the dividend is paid. The maximum ordinary dividend FLIC can pay in 2024 is $285 million. No dividends were paid by FLIC in either 2023, 2022 or 2021.

Federal Home Loan Bank

FLIC is a member of the FHLB of Indianapolis. Through its membership, FLIC has issued funding agreements to the FHLB of Indianapolis in exchange for cash advances in the amount of $1.6 billion, $1.6 billion and $1.6 billion as of March 31, 2024, December 31, 2023, and December 31, 2022, respectively. FLIC uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, FLIC applies SSAP No. 52, Deposit-Type Contracts (SSAP No. 52), accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of FLIC's strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money.

As a part of this arrangement, FLIC holds $5 million in FHLB of Indianapolis Class B Membership Stock at March 31, 2024. The Class B Membership Stock is not eligible for redemption.

Funding Agreements

FLIC issues funding agreements to the Issuer in connection with the Program. As of March 31, 2024 and December 31, 2023, FLIC had $5,550 million and $4,850 million, respectively, of such funding agreements outstanding.

Other Sources of Funding

From time to time, FLIC participates in repurchase and reverse repurchase agreements. In repurchase agreements, FLIC sells fixed income securities to third-party counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. FLIC uses the cash received for purposes of bridging liquidity gaps or for general corporate purposes. FLIC utilizes a 364-day (with automatic extension unless terminated by the parties) repurchase facility with a financial institution, pursuant to which it may enter into repurchase transactions in an aggregate amount of up to $250 million in respect of certain eligible securities. Other repurchase agreements FLIC may enter into from time to time are typically non-committed and secured by collateral. The counterparties generally decide whether to enter into repurchase agreements with FLIC depending on its credit risk, types and quality of collateral that it has available to post to them and general macroeconomic conditions. FLIC may face liquidity shortfalls if uncommitted repurchase agreements are not available to it, if the value of the securities FLIC posted to its counterparties as collateral declines or if FLIC invests the cash received from such repurchase agreements in securities that decline in value. FLIC had $793 million and $1,318 million outstanding under repurchase agreements as of March 31, 2024, and December 31, 2023, respectively.

Capital Resources

FLIC manages its capital position in accordance with Global Atlantic's risk appetite principles, which are: (i) protect policyholders — maintain adequate capital and liquidity resources to honor obligations to policyholders under situations reflecting stress scenarios calibrated to the worst modern economic cycles; (ii) deliver value — remain in a position of strength during periods of adverse market conditions; and (iii) protect the franchise — identify and cost-effectively manage risks that could adversely and materially impact franchise value. These principles support FLIC's insurance financial strength ratings, and FLIC believes that they are important to its ability to withstand severe market and economic scenarios, and to its ability to capture opportunity in times of stress.

FLIC is subject to RBC standards that have been promulgated by the NAIC and adopted by the Indiana Department. These RBC requirements provide a basis for determining the appropriate amount of statutory capital for an insurance company based on its assets and liabilities. In the United States, the adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level ("CAL") required capital. TAC for life insurance companies is defined as statutory capital and surplus, plus AVR, plus 50% of dividends apportioned for payment. CAL is the minimum amount of capital that an insurance company is required to maintain to avoid regulatory action. An RBC ratio of 75% of CAL or less may result in regulators imposing mandatory corrective actions.

FLIC's TAC, as defined by the NAIC, increased to $3,201 million as of March 31, 2024 compared to $3,290 million as of December 31, 2023. TAC as defined by the NAIC and Section 27-1-36-24 of the Indiana Insurance Code, is the sum of (i) an insurer's statutory capital and surplus determined in accordance with statutory accounting principles and practices that are applicable to the annual financial statements required to be filed under Section 27-1-3.5 of the Indiana Insurance Code and (ii) other items, if any, that the RBC Instructions (as defined in Section 27-1-1.5-27 of the Indiana Insurance Code) may provide. TAC is calculated by applying factors to various assets, premium, and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. As of March 31, 2024, and December 31, 2023, FLIC's RBC ratio was 327% and 376% respectively.

Investments

General

As of March 31, 2024, FLIC had $55,073 million of cash and invested assets, an increase of $2,024 million from $53,049 million as of December 31, 2023. As of December 31, 2023, FLIC had $53,049 million of cash and invested assets, an increase of $3,082 million from $49,967 million as of December 31, 2022.

The following table presents FLIC's cash and invested assets:

	March 31, 2024		December 31, 2023		December 31, 2022
	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
	($ in millions)
Cash and invested assets:
Bonds	$30,969	57%	$29,089	55%	$28,956	58%
Preferred stocks	53	—%	53	—%	28	—%
Common stocks	89	—%	89	—%	349	1%
Mortgage loans	18,583	34%	18,261	34%	16,165	32%
Policy loans	3	—%	4	—%	4	—%
Cash, cash equivalents and short-term investments	1,789	3%	2,959	6%	1,945	4%
Derivatives	795	1%	684	1%	462	1%
Other investments	2,792	5%	1,910	4%	2,058	4%
Total cash and invested assets	$55,073	100%	$53,049	100%	$49,967	100%

Bonds and Short-Term Investments

FLIC invests with the intent to hold investments until their maturities. In selecting investments, FLIC attempts to source assets with cash flows which match its future cash flow needs. However, the Company may sell any of its investments in advance of maturity in order to satisfy its liabilities as they become due or in order to respond to a change in the credit profile or other characteristics of the particular investment, and to meet changes in cash flow needs. Bonds consist primarily of highly rated structured securities and marketable corporate debt securities. FLIC invests a significant portion of its portfolio in high quality bonds to maintain and manage liquidity.

The Securities Valuation Office of the NAIC evaluates fixed maturity security investments of insurers for regulatory reporting and capital assessment purposes and assigns securities to one of six credit quality categories called "NAIC designations." Using an internally developed rating is permitted by the NAIC if no rating is available. These designations are generally similar to the credit quality designations of nationally recognized statistical ratings organizations ("NRSROs") for marketable fixed maturity securities, except for certain structured securities as described below. NAIC designations of "1," highest quality, and "2," high quality, include fixed maturity securities generally considered investment grade by NRSROs. NAIC designations "3" through "6" include fixed maturity securities generally considered below investment grade by NRSROs. Typically, if a security has been rated by an NRSRO, the Securities Valuation Office utilizes that rating and assigns an NAIC designation based upon the following system.

NAIC designation	NRSRO equivalent rating
1	AAA/AA/A
2	BBB
3	BB
4	B
5	CCC
6	CC and lower

In 2009, the NAIC adopted revised methodologies for certain structured securities that are modeled by the NAIC Investment Analysis Office, comprised of non-agency RMBS, CMBS and ABS. The NAIC's objective with the revised methodologies for these structured securities was to increase the accuracy in assessing expected losses, and to use the improved assessment to determine a more appropriate capital requirement for such structured securities. The revised methodologies reduce regulatory reliance on NRSROs and allow for greater regulatory input into the assumptions used to estimate expected losses from structured securities. In particular, the revised methodology is focused on determining the risk associated with the recovery of the amortized cost of each security. In contrast, the NRSROs' ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price. As the NAIC ratings methodology considers FLIC's investment and amortized cost, and the likelihood of recovery of that amortized cost as opposed to the likelihood of default of the security, FLIC views the NAIC ratings methodology as the most appropriate way to view its available for sale fixed maturity securities portfolio from a ratings perspective since a large portion of FLIC's holdings were purchased at a significant discount to the par value. The NAIC's present methodology is to evaluate structured securities held by insurers using the revised NAIC methodologies on an annual basis. If FLIC acquires structured securities that have not been previously evaluated by the NAIC, but are expected to be evaluated by the NAIC in the upcoming annual review, an internally developed designation is used until a final designation becomes available. These revised NAIC designations may not correspond to NRSRO ratings.

The NAIC has contracted with Blackrock, for non-agency RMBS and CMBS, to provide expected loss information, which FLIC must use to determine the appropriate NAIC designations for accounting, and RBC calculations.

The following tables present the NAIC designations by investment category for FLIC's bond portfolio, as of March 31, 2024, December 31, 2023, and December 31, 2022, respectively:

As of March 31, 2024
($ in millions)
Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$340	$—	$—	$—	$—	$—	$—	$340
U.S. state, municipal and political subdivisions	—	1,376	95	—	—	1	—	1,472
Corporate debt(1)	—	7,032	6,303	223	146	42	—	13,746
RMBS	—	3,124	238	60	43	13	3	3,481
CMBS	—	3,283	195	201	119	36	2	3,836
CBO	—	1,282	—	—	—	—	—	1,282
CLO	—	1,465	84	20	—	—	—	1,569
Other structured securities(2)	—	4,344	437	277	114	71	—	5,243
Total	$340	$21,906	$7,352	$781	$422	$163	$5	$30,969
As of December 31, 2023
($ in millions)
Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$24	$—	$—	$—	$—	$—	$—	$24
U.S. state, municipal and political subdivisions	—	1,274	121	—	—	1	—	1,396
Corporate debt(1)	—	6,268	6,196	225	182	20	—	12,891
RMBS	—	2,659	207	62	51	11	3	2,993
CMBS	—	3,101	196	206	123	30	19	3,675
CBO	—	1,321	—	—	—	—	—	1,321
CLO	—	1,572	84	20	—	—	—	1,676
Other structured securities(2)	—	4,248	413	267	117	68	—	5,113
Total	$24	$20,443	$7,217	$780	$473	$130	$22	$29,089

As of December 31, 2022
($ in millions)
Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$6	$—	$—	$—	$—	$—	$—	$6
U.S. state, municipal and political subdivisions	—	1,150	168	—	—	1	—	1,319
Corporate debt(1)	—	5,763	5,601	296	140	71	—	11,871
RMBS	—	2,713	158	44	49	4	—	2,968
CMBS	—	3,287	153	267	8	—	—	3,715
CBO	—	1,112	—	—	—	—	—	1,112
CLO	—	1,300	82	21		—	—	1,403
Other structured securities(2)	—	5,816	324	263	100	59	—	6,562
Total	$6	$21,141	$6,486	$891	$297	$135	$—	$28,956

(1)  Includes $2.8 billion, $2.9 billion, and $2.9 billion of structured securities backed by loans to corporate entities for the periods ended March 31, 2024, December 31, 2023, and December 31, 2022, respectively.

(2)  Consists of primarily highly-rated asset-backed financings.

The following table presents the total bond portfolio, including short-term investments and cash equivalents, by industry category, as of March 31, 2024, December 31, 2023 and December 31, 2022:

	March 31, 2024		December 31, 2023		December 31, 2022
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
	($ in millions)
U.S. government security obligations	$440	1%	$126	—%	$7	—%
All other governments	76	—%	76	—%	70	—%
Political subdivisions	50	—%	41	—%	33	—%
Special revenue and special assessment obligations	1,789	6%	1,304	4%	1,212	4%
Hybrid	53	—%	56	—%	55	—%
Industrial and miscellaneous	18,674	60%	18,542	64%	17,595	62%
Parent, Subsidiaries and Affiliates	9,780	31%	8,844	31%	9,891	34%
U.S. States, Territories and Possessions	107	—%	100	—%	93	—%
ETF Bonds		—%	—	—%	—	—%
Short-term bonds	546	2%	332	1%	33	—%
Total	$31,515	100%	$29,421	100%	$28,989	100%

Except for industrial and miscellaneous and parent, subsidiaries and affiliates classes, no other asset class exceeded 10% of the total bond portfolio as of March 31, 2024, December 31, 2023, and December 31, 2022. In 2022, investments in parents, subsidiaries and affiliates increased $8,542 to $9,891 from $1,349 in 2021, due to clarified guidance from the NAIC related to affiliated investments which was applied to 2022, the year the guidance was adopted, but not to earlier years. The increase represents third party assets which have been structured through affiliated vehicles into asset backed securities which provide reliable investment income to the insurance company.

Portfolio Surveillance

Bonds are generally valued at amortized cost using the modified scientific method with the exception of NAIC Category 6 bonds, which are obligations that are in or near default and are carried at the lower of amortized cost or fair value. NAIC designations are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bond transactions are recorded on a trade date basis, except for bonds with non-standard settlement dates (e.g. private placement bonds), which are recorded on the settlement date.

For fixed income securities that do not have a fixed schedule of payments, such as structured products, amortization or accretion is revalued quarterly based on the current estimated cash flows, using either the prospective or retrospective adjustment methodologies for each type of security. Certain fixed income securities with the highest ratings from a rating agency (at the time of purchase) follow the retrospective method of accounting. Under the retrospective method, the recalculated effective yield equates the present value of the actual and anticipated cash flows, including new prepayment and default assumptions, to the original cost of the investment. Prepayment assumptions are based on borrower constraints and economic incentives such as the original term, age and coupon of the loan. The current carrying value is then increased or decreased to the amount that would have resulted had the revised yield been applied since inception, and investment income is correspondingly recognized. All other fixed income securities, including those not highly rated at the time of purchase and those that have been impaired (i.e. expected cash flows are less than contractual cash flows), follow the prospective method of accounting. Under the prospective method, the recalculated future effective yield equates the carrying value of the investment to the present value of the anticipated future cash flows and all changes in the recognition of income occurs prospectively.

The fair value of bonds is based on quoted market prices when available. If quoted market prices are not available, values provided by independent pricing services are used. If values provided by independent pricing services are unavailable, fair value is estimated using non-executable broker marks or internal models. Internally-developed models include discounting expected future cash flows using current market rates applicable to yield, credit quality and maturity of the investment, or using quoted market values for comparable investments. Fair values resulting from internal models are those expected to be received in an orderly transaction between willing market participants at the financial statement date.

FLIC regularly reviews its bonds for declines in fair value that it determines to be other-than-temporary. For these bonds, FLIC first considers the ability and intent to sell a security, or whether it is more-likely-than-not that it will be required to sell the security, before the recovery of its amortized cost. If FLIC intends to sell a bond with an unrealized loss or it is more-likely-than-not that it will be required to sell a bond with an unrealized loss before recovery of its amortized cost basis, OTTI is recognized and the amortized cost is written down to fair value, with a corresponding charge to net investment gains (losses) in the statement of income.

The review of each bond in an unrealized loss position for OTTI includes an analysis of gross unrealized losses by severity or the amount of time the security has been in an unrealized loss position. An extended and severe unrealized loss position on a bond may not be reflective of the ability of the issuer to service all scheduled principal and interest payments. Accordingly, such an unrealized loss position may not impact the recoverability of all contractual cash flows or the ability to recover an amount at least equal to the investment's amortized cost based on the present value of the expected future cash flows to be collected. As a result, all the facts and circumstances available relevant to the duration and severity of the loss position are analyzed, including changes in market interest rates, credit issues, changes in business climate, management changes, litigation, government actions, and other similar factors that may impact the issuer's ability to meet current and future principal and interest obligations. Indicators of credit impairment may include changes in the issuers' credit ratings, the frequency of late payments, pricing levels, and deterioration in any, or a combination of, key financial ratios, financial statements, revenue forecasts, and cash flow projections.

Expected future cash flows for structured securities include assumptions about key systemic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. For corporate and government bonds the recoverable value is determined using cash flow estimates that consider facts and circumstances relevant to the security and the issuer, including overall financial strength and secondary sources of repayment as well as pending restructuring or disposition of assets. Where information for such cash flow estimates is limited or deemed not reliable, fair value is considered the best estimate of the recoverable value.

Credit impairments are measured as the difference between the bond's amortized cost and its estimated recoverable value, which is the present value of its expected future cash flows discounted at the current effective interest rate. The remaining difference between the security's fair value and the recoverable value is the non-credit impairment. Credit impairments are charged to net investment gains (losses) in the statement of income.

In periods subsequent to the recognition of the credit related impairment components of OTTI on a bond, FLIC accounts for the impaired bond as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted into net investment income in the statement of income over the remaining term of the bond in a prospective manner based on the amount and timing of estimated future cash flows.

For the three months ended March 31, 2024, FLIC recorded $6.9 million of OTTI on bonds, comprised of $5.7 million related to corporate debt securities, and $1.2 million related to structured securities. For the year ended December 31, 2023, FLIC recorded $72.1 million of OTTI on bonds, comprised of $6.3 million related to corporate debt securities, and $65.8 million related to structured securities. For the year ended December 31, 2022, FLIC recorded $29.9 million of OTTI on bonds, related to structured securities.

Whether OTTI will be incurred in future periods will depend on economic fundamentals, issuer performance, changes in credit ratings, collateral valuation, interest rates, and credit spreads.

The following tables present gross unrealized losses and fair value for investments for which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position as of the dates presented:

As of March 31, 2024
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$311	$(5)	$5	$—	$316	$(5)
U.S. state, municipal and political subdivisions	140	(2)	913	(175)	1,053	(177)
Corporate debt(1)	1,867	(65)	8,459	(876)	10,326	(941)
RMBS	1,107	(27)	818	(87)	1,925	(114)
CMBS	277	(7)	2,821	(237)	3,098	(244)
CBO	165	(2)	940	(34)	1,105	(36)
CLO	211	(1)	309	(13)	520	(14)
Other structured securities(2)	1,145	(166)	2,857	(329)	4,002	(495)
Total	$5,223	$(275)	$17,122	$(1,751)	$22,345	$(2,026)
As of December 31, 2023
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$—	$—	$5	$—	$5	$—
U.S. state, municipal and political subdivisions	86	(1)	947	(171)	1,033	(172)
Corporate debt(1)	1,931	(78)	8,305	(888)	10,236	(966)
RMBS	564	(25)	833	(87)	1,397	(112)
CMBS	357	(12)	2,808	(319)	3,165	(331)
CBO	182	(4)	946	(31)	1,128	(35)
CLO	57	—	918	(21)	975	(21)
Other structured securities(2)	1,372	(207)	2,499	(329)	3,871	(536)
Total	$4,549	$(327)	$17,261	$(1,846)	$21,810	$(2,173)

As of December 31, 2022
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$5	$—	$—	$—	$5	$—
U.S. state, municipal and political subdivisions	895	(196)	109	(41)	1,004	(237)
Corporate debt(1)	7,992	(830)	1,979	(438)	9,971	(1,268)
RMBS	1,511	(136)	148	(22)	1,659	(158)
CMBS	2,937	(285)	365	(52)	3,302	(337)
CBO	923	(48)	27	(3)	950	(51)
CLO	889	(60)	397	(36)	1,286	(96)
Other structured securities(2)	3,248	(470)	610	(93)	3,858	(563)
Total	$18,400	$(2,025)	$3,635	$(685)	$22,035	$(2,710)

(1)  Includes structured securities backed by loans to corporate entities.

(2)  Consists of primarily highly-rated asset-backed financings.

The following table presents a summary of the gross unrealized losses aggregated by bond category, length of time that the securities were in a continuous unrealized loss position and investment grade as of the dates presented:

As of March 31, 2024
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$(5)	$—	$—	$—	$(5)	$—
U.S. state, municipal and political subdivisions	(2)	—	(175)	—	(177)	—
Corporate debt(1)	(59)	(6)	(862)	(14)	(921)	(20)
RMBS	(25)	(2)	(78)	(9)	(103)	(11)
CMBS	(2)	(5)	(189)	(48)	(191)	(53)
CBO	(2)	—	(34)	—	(36)	—
CLO	(1)	—	(13)	—	(14)	—
Other structured securities(2)	(155)	(11)	(288)	(41)	(443)	(52)
Total	$(251)	$(24)	$(1,639)	$(112)	$(1,890)	$(136)

As of December 31, 2023
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$—	$—	$—	$—	$—	$—
U.S. state, municipal and political subdivisions	(1)	—	(171)	—	(172)	—
Corporate debt(1)	(69)	(9)	(868)	(20)	(937)	(29)
RMBS	(22)	(3)	(78)	(9)	(100)	(12)
CMBS	(4)	(8)	(250)	(69)	(254)	(77)
CBO	(4)	—	(31)	—	(35)	—
CLO	—	—	(21)	—	(21)	—
Other structured securities(2)	(177)	(30)	(295)	(34)	(472)	(64)
Total	$(277)	$(50)	$(1,714)	$(132)	$(1,991)	$(182)
As of December 31, 2022
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$—	$—	$—	$—	$—	$—
U.S. state, municipal and political subdivisions	(196)	—	(41)	—	(237)	—
Corporate debt(1)	(788)	(42)	(436)	(2)	(1,224)	(44)
RMBS	(131)	(5)	(18)	(4)	(149)	(9)
CMBS	(259)	(26)	(46)	(6)	(305)	(32)
CBO	(48)	—	(3)	—	(51)	—
CLO	(60)	—	(33)	(3)	(93)	(3)
Other structured securities(2)	(428)	(42)	(89)	(4)	(517)	(46)
Total	$(1,910)	$(115)	$(666)	$(19)	$(2,576)	$(134)

(1)  Includes structured securities backed by loans to corporate entities.

(2)  Consists of primarily highly-rated asset-backed financings.

Included in the above tables are 2,368, 2,243, and 2,367 securities in an unrealized loss position at March 31, 2024, December 31, 2023 and December 31, 2022, respectively. Unrealized losses were not recognized in income as the Company intends to hold these securities and it is not more likely than not that the Company will be required to sell a security before the recovery of its amortized cost.

Mortgage Loans

Mortgage loans represented 34% of total invested assets as of March 31, 2024. FLIC's investments in mortgage loans on real estate consist primarily of commercial and residential mortgages.

FLIC's residential mortgage loan portfolio is comprised mainly of re-performing loans that were purchased at a discount after they were modified and returned to performing status, as well as prime jumbo loans and mortgage loans backed by single family rental properties.

FLIC's commercial mortgage loan ("CML") portfolio is comprised of mainly originated first lien mortgage loans that are well diversified both in terms of geography and property type.

The following table presents the mortgage loan portfolio by U.S. geographic region and a reconciliation to total mortgage loans as of the dates presented:

	March 31, 2024		As of Year ended December 31,
	2024	% of Total	2023	% of Total	2022	% of Total
	($ in millions)
Atlantic	$6,741	36%	$6,597	36%	5,704	35%
Mountain	1,806	10%	1,799	10%	1,565	10%
New England	798	4%	815	4%	822	5%
North Central	716	4%	688	4%	685	4%
Pacific	4,555	24%	4,479	25%	4,292	27%
South Central	2,528	14%	2,451	13%	2,141	13%
Other	1,439	8%	1,432	8%	956	6%
Total	$18,583	100%	$18,261	100%	$16,165	100%

The following table presents the mortgage loan portfolio by property type as of the dates presented:

	March 31, 2024		As of Year ended December 31,
	2024	% of Total	2023	% of Total	2022	% of Total
	($ in millions)
Retail	$162	1%	$445	2%	327	2%
Office	3,719	20%	3,423	19%	3,625	22%
Industrial	2,506	13%	2,480	13%	1,752	11%
Residential	7,202	39%	6,868	38%	6,446	40%
Other	4,994	27%	5,045	28%	4,015	25%
Total	$18,583	100%	$18,261	100%	$16,165	100%

Mortgage Loan Portfolio Surveillance

FLIC actively monitors its mortgage loan portfolio. FLIC and its investment managers perform or review all aspects of loan origination and portfolio management, including lease analysis, property transfer analysis, economic and financial reviews, tenant analysis, and management of default and bankruptcy proceedings.

FLIC evaluates its investments in mortgage and other loan receivables for impairment each quarter. Loans are deemed to be impaired when it is probable that FLIC will be unable to collect all the contractual payments as scheduled in the loan agreement. The impairment assessment considers the borrower's ability to pay and the value of the underlying collateral. When a loan is impaired, its impaired value is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, the impaired value may be based on a loan's observable market price (where available), or the fair value of the collateral if the loan is a collateral-dependent loan. During the three months ended March 31, 2024, the Company recorded $12.7 million impairment on mortgage loans, which was recorded as a reduction to carrying value. There were no impairments recorded for the twelve months ended December 31, 2023 and December 31, 2022, respectively. An allowance is established for the difference between the loan's impaired value and its current carrying value. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance. As of March 31, 2024, December 31, 2023, and December 31, 2022, FLIC recorded $144 million, $83 million, and $56 million, respectively, on specific allowances.

Changing economic conditions affect FLIC's valuation of CMLs. Changing vacancies and rents are incorporated into the discounted cash flow analysis that FLIC performs for monitored loans and may contribute to the establishment of (or increase or decrease in) a CML valuation allowance for losses. In addition, FLIC continuously monitors its CML portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, or have deteriorating credit.

It is FLIC's policy to cease to accrue interest on residential or CMLs that are 90 days or more delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes 90 days or more delinquent, FLIC determines whether a workout can be arranged to bring the loan current, or evaluate alternatives, including initiating foreclosure proceedings. FLIC ceases accrual of interest on loans that are 90 days or more past due, and recognizes income as cash is received. As of March 31, 2024, December 31, 2023 and December 31, 2022, we had $320 million, $253 million and $131 million, respectively, of mortgage loans that were 90 days or more past due or in the process of foreclosure and have been classified as non-income producing.

Other Investments

Other investments, at carrying value, by annual statement category are:

	As of Year Ended December 31,
	2024	2023	2022
	($ in millions)
Term notes and loans	$934	$669	$734
LLC's and partnerships	881	250	300
Receivables for securities	372	384	425
Low income housing tax credits	1	1	2
Residual tranches	604	606	597
Total	$2,792	$1,910	$2,058

FLIC has no investments in other invested assets invested in a single issuer that exceed 10% of its admitted assets. FLIC values these interests based upon the investment method and their proportionate share of underlying GAAP equity of the investment. There were no impairments recorded on other invested assets as of March 31, 2024. For the years ended December 31, 2023 and December 31, 2022, there were $0 million, and $22 million, respectively, of impairments recorded on other invested assets. In 2022, $597 million residual tranches, representing equity tranche positions in asset backed securities, were reclassified from bonds to other invested assets, consistent with updated guidance from the NAIC.

For the three months ended March 31, 2024, there were no impairments recorded on equity securities. For the years ended December 31, 2023 and December 31, 2022, the Company recorded $3.4 million and $43 million of impairments recorded on equity securities, primarily attributable to foreign exchange rate movements.

Derivatives

FLIC utilizes various derivative instruments to hedge risk identified in the normal course of its insurance business. FLIC owns equity index options to limit its net exposure to equity market risk. FLIC also owns the currency and Consumer Price Index swaps to hedge the currency and inflation risk. FLIC mitigates the adverse market and general business risk by entering into equity index futures and total return swaps. FLIC receives collateral from its derivative counterparties to limit credit risk.

FLIC's derivative portfolio consists of equity index call options and spreads to hedge equity exposure associated with fixed-indexed annuities underwritten. FLIC utilizes the CPI swaps to hedge the exposure to inflation risk associated with its prefunded funeral insurance business. FLIC entered into currency swaps to limit its currency exposure to foreign denominated assets. FLIC limits the adverse market and general business risk by entering into equity index futures, swaptions and total return swaps. The total carrying values of derivative assets were $795 million, $684 million and $462 million as of March 31, 2024, December 31, 2023 and December 31, 2022, respectively.

FLIC accounts for its equity index options using fair value accounting under SSAP No. 86, with changes in fair value recorded as unrealized investment gains or losses. Realized gains or losses are recorded upon the derivative contract expiry. CPI swaps are carried at book value consistent with the hedged liabilities. FX unrealized gains or losses on currency swaps are recorded consistent with the FX bonds hedged. Replication (Synthetic Asset) Transactions ("RSAT") follow the accounting of the hedged item, and as such coupon payments are recorded as net investment income.

FLIC's off balance sheet credit risk is the risk of nonperformance by OTC counterparties. FLIC seeks to limit this risk by utilizing and managing collateral according to a CSA Agreement it negotiates and enters into with each highly rated counterparty prior to trading. Collateral is managed to CSA Agreement standards by a derivative custodian.

The current credit exposure of FLIC's over the counter derivative contracts is limited to the fair value of $724 million, $604 million and $355 million as of March 31, 2024, December 31, 2023 and December 31, 2022, respectively. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining net collateral of $512 million, $379 million and $49 million from counterparties as of March 31, 2024, December 31, 2023 and December 31, 2022, respectively. In the event of the nonperformance by the counterparties, FLIC has the right to the collateral pledged by counterparties. The exchange-traded futures are affected through a regulated exchange and positions are marked to market on a daily basis, FLIC has little exposure to credit-related losses in the event of nonperformance by counterparties to such financial instruments.

The following table presents the fair value of the derivative assets and liabilities by instruments:

	As of March 31, 2024			As of December 31, 2023			As of December 31, 2022
($ in millions)	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts
CPI Swaps	$11	$1	$307	$8	$1	$307	$11	$1	$270
Currency Swaps	72	55	2,642	58	93	2,703	88	54	1,881
OTC Options	808	26	16,636	686	20	16,210	297	32	18,891
Swaptions	13	7	3,925	5	—	2,030	117	10	90
Interest Rate Swaps	95	116	13,107	104	96	10,973	39	44	1,624
Listed Options	—	—	—	—	—	—	—	—	—
Futures	2	4	2,658	11	18	2,831	24	2	1,677
Credit Default Swap	—	—	—	—	—	—	—	—	—
Forwards	8	9	1,362	19	3	1,055	—	12	672
Gross fair value of derivative instruments	$1,009	$218	$40,637	$891	$231	$36,109	$576	$155	$25,105
Offset per SSAP No. 64	(214)	(214)		(207)	(207)		(114)	(114)
Net fair value of derivative instruments	$795	$4		$684	$24		$462	$41

Investment Reserves

AVR is a contingency reserve to offset potential losses of stocks, real estate investments, as well as credit-related declines in bonds, mortgage loans and derivatives. As of March 31, 2024, the AVR totaled $368 million, which represents a 16% decrease from December 31, 2023.

The following table presents the change in AVR for March 31, 2024 and December 31, 2023:

	Bonds, Preferred Stocks, Derivatives and Short-term Investments	Mortgage Loans	Common Stock	Real Estate and Other Invested Assets	Total
	($ in millions)
Balance at December 31, 2022	$192	$103	$20	$76	$391
Change in reserve contributions	52	66	1	19	138
Net realized capital gains (losses)	(61)	(16)	—	119	42
Net unrealized capital gains (losses)	31	(10)	(22)	(132)	(133)
Transfer among categories/adjustments	—	—	1	—	1
Net change to AVR	22	40	(20)	6	48
Balance at December 31, 2023	$214	$143	$—	$82	$439
Balance at December 31, 2023	$214	$143	$—	$82	$439
Change in reserve contributions	15	20	—	9	44
Net realized capital gains (losses)	(9)	(10)	—	—	(19)
Net unrealized capital gains (losses)	(37)	(57)	—	(2)	(96)
Transfer among categories/adjustments	—	—	—	—	—
Net change to AVR	(31)	(47)	—	7	(71)
Balance at March 31, 2024	$183	$96	$—	$89	$368

Annex I

2024 Unaudited Financial Statements

Statutory Statements of Operations and Changes in Capital and Surplus (unaudited)

	As of and for the Three Months Ended March 31,
	2024	2023
Revenue
Premiums and annuity considerations	$2,444	$1,852
Net investment income	667	568
Amortization of IMR	1	1
Commissions, expense allowances and reserve adjustments	113	97
Other income	4	(23)
Total revenue	3,229	2,495
Benefits and expenses
Current and future policy benefits	2,787	2,061
Commissions	153	107
Other expenses	270	213
Total benefits and expenses	3,210	2,381
Net gain from operations before federal income taxes and net realized capital gains	19	114
Federal income tax expense (benefit)	(51)	55
Net gain from operations before net realized capital gains (losses)	70	59
Net realized capital gains (losses), net of tax and transfers to IMR	(53)	130
Net income (loss)	$17	$189
Changes in capital and surplus:
Beginning capital and surplus	$2,851	$2,676
Net Income (loss)	17	189
Change in net unrealized capital gains (losses), net of tax	(66)	(220)
Change in net unrealized foreign exchange capital gain	(8)	8
Change in net deferred income tax	(25)	24
Change in non-admitted assets	(1)	3
Change in asset valuation reserve	71	39
Ceded unrealized gains	(6)	33
Net increase (decrease)	(18)	76
Ending capital and surplus	$2,833	$2,752
F-1

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

	March 31, 2024 Unaudited	December 31, 2023 Audited
	($ in millions)
Admitted assets
Bonds	$30,969	$29,089
Preferred stocks	53	53
Common stock	89	89
Mortgage loans on real estate	18,583	18,261
Policy loans	3	4
Cash and short-term investments	1,789	2,959
Derivatives	795	684
Other investments	2,792	1,910
Accrued Investment Income	364	341
Premiums and considerations	11	11
Reinsurance recoverable	1,500	1,256
Current federal income taxes recoverable	74	26
Net deferred tax asset	362	310
Other admitted asset	1	3
Separate account assets	2,409	2,342
Total admitted assets	$59,794	$57,338
Liabilities and capital and surplus liabilities:
Aggregate reserve for life policy and contracts	38,750	36,687
Policy and contract claims	8	8
Reinsurance payable	1,592	1,260
IMR	20	18
Transfers to separate accounts	(4)	(1)
Federal income tax payable	—	—
Asset valuation reserve	368	439
Funds held under reinsurance treaties	11,840	11,341
Other liabilities	1,978	2,393
Separate account liabilities	2,409	2,342
Total liabilities	$56,961	$54,487
Capital and surplus:
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding	3	3
Paid-in surplus	1,877	1,877
Unassigned surplus	953	971
Total capital and surplus	2,833	2,851
Total liabilities and capital and surplus	$59,794	$57,338

F-2

Statutory Statements of Cash Flow (unaudited)

	Three Months Ended March 31,
	2024	2023
Cash from operations
Premiums collected net of reinsurance
Net investment income	$2,760,777,194	$2,074,099,720
Miscellaneous income	620,054,392	585,576,205
Total	114,302,036	72,207,725
Benefit and loss related payments	3,495,133,622	2,731,883,650
Net transfers to Separate Accounts, Segregated Accounts and Protected Cell Accounts	1,673,185,808	1,378,164,796
Commissions, expenses paid and aggregate write-ins for deductions	70,595,375	14,954,812
Dividends paid to policyholders	354,885,076	320,349,416
Federal and foreign income taxes paid (recovered) net of $ tax on capital gains (losses)
Total	73,572,389	(5,257,784)
Net cash from operations	2,172,238,648	1,708,211,240
	1,322,894,974	1,023,672,410
Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds
Stocks	1,061,130,525	1,775,608,055
Mortgage loans		25,275,885
Real estate	171,842,215	150,722,029
Other invested assets	653,770	440,729
Net gains or (losses) on cash, cash equivalents and short-term investments	696,442,477	306,378,978
Miscellaneous proceeds
Total investment proceeds	36,456,933	58,013,051
Cost of investments acquired (long-term only):	1,966,525,920	2,316,438,727
Bonds
Stocks	2,975,281,338	2,954,173,064
Mortgage loans	300,911	14,856,471
Real estate	576,908,860	993,840,483
Other invested assets	2,264,884	1,847,178
Miscellaneous applications	1,642,553,060	190,963,701
Total investments acquired	140,860,616	23,981,477
Net increase (or decrease) in contract loans and premium notes	5,338,169,669	4,179,662,374
Net cash from investments	(523,307)	17,909
	(3,371,120,442)	(1,863,241,556)
Cash from financing and miscellaneous sources
Cash provided (applied):
Surplus notes, capital notes
Capital and paid in surplus, less treasury stock	717,587,687
Borrowed funds		(125,765,057)
Net deposits on deposit-type contracts and other insurance liabilities	161,144,376
Dividends to stockholders		(959,707,848)
Other cash provided (applied)
Net cash from financing and miscellaneous sources	878,732,063	(1,085,472,905)

F-3

Statutory Statements of Cash Flow (unaudited)

	Three Months Ended March 31,
	2024	2023
RECONCILIATION OF CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
Net change in cash, cash equivalents and short-term investments	$(1,169,493,405)	$(1,925,042,051)
Cash, cash equivalents and short-term investments:
Beginning of year	2,958,586,013	1,944,928,855
End of period	1,789,092,608	19,886,804
Note: Supplemental disclosures of cash flow information for non-cash transactions:
Paid in Kind Interest-bonds	(5,577,549)	(57,360)
Paid in Kind Interest-mortgages	(2,711,356)	(3,542)
Paid in Kind Interest-other invested assets	(3,709,641)	(591,927)
Reclass of residual tranches		(363,932,088)
Non cash investment transactions — common stock
Non cash investment transactions — bonds
Non cash investment transactions — mortgages	(37,702,790)
Non cash investment transactions — OIA
Non cash investment transactions — stock		(29,032,757)

F-4

1.  ORGANIZATION AND NATURE OF OPERATIONS

Forethought Life Insurance Company, an Indiana domiciled life insurance company ("FLIC") is a wholly owned subsidiary of Commonwealth Annuity and Life Insurance Company, a Massachusetts domiciled life insurance company ("Commonwealth Annuity"), which in turn is a wholly owned indirect subsidiary of Global Atlantic Financial Group Limited, a Bermuda company ("Global Atlantic", which shall mean Global Atlantic Financial Group Limited and, unless otherwise indicated or the context otherwise requires, its applicable subsidiaries).

On February 1, 2021, KKR & Co. Inc. ("KKR") indirectly acquired a majority interest in FLIC following the merger of Global Atlantic and Magnolia Merger Sub Limited, with Global Atlantic as the surviving entity of the merger transaction. Prior to the merger transaction, Magnolia Merger Sub Limited was a Bermuda exempted company, a direct wholly owned subsidiary of Magnolia Parent LLC (now known as The Global Atlantic Financial Group LLC or "TGAFGL") and an indirect subsidiary of KKR. Accordingly, TGAFGL is now the holding company of Global Atlantic and KKR is deemed the ultimate controlling person of FLIC.

On February 1, 2021, FLIC entered into an investment management agreement with Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and KKR subsidiary.

On January 2, 2024, KKR acquired all the remaining equity interests in Global Atlantic that KKR did not already own. As of January 2024, KKR owns 100.0% of Global Atlantic.

2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

In the opinion of the Company, the accompanying unaudited interim statutory financial information contains all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its unaudited statutory statement of admitted assets, liabilities and capital and surplus as of March 31, 2024, and its unaudited statements of operations and changes in capital and surplus for the three months ended March 31, 2024 and 2023. The financial information does not represent complete financial statements in accordance with the Indiana SAP and should be read in conjunction with the Company's statutory financial statements and additional information for the year ended December 31, 2023.

The accompanying financial information has been prepared in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Indiana ("Indiana SAP"), which differ in some respects from accounting principles generally accepted in the United Stated of America ("GAAP"). Prescribed statutory accounting practices ("SAP") include publications of the National Association of Insurance Commissioners "Accounting Practices and Procedures Manual" ("NAIC SAP"), state laws, regulations and general administrative rules.

3.  RELATED PARTY TRANSACTIONS

Service Agreement

FLIC is a party to the Amended and Restated Services and Expense Agreement, dated as of June 21, 2018, by and among Global Atlantic Financial Company ("GAFC"), a wholly-owned subsidiary of Global Atlantic, FLIC and certain other subsidiaries of Global Atlantic (the "Services Agreement"). Under the Services Agreement, GAFC provides personnel, management services, administrative support, the use of facilities and such other services as the parties may agree to from time to time. The Services Agreement has been approved by the Indiana Department of Insurance ("Indiana Department"). FLIC recognized $74 million and $82 million in intercompany charges for the three months ended March 31, 2024 and 2023, respectively.

Investment Management Agreement

FLIC entered into an investment management agreement with Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and KKR affiliate on February 1, 2021. FLIC incurred fee expenses under this agreement of $38 million and $35 million for the three months ended March 31, 2024, and 2023 , respectively.

Payable/Receivable from Affiliates

The Company reported a net receivable from parent, subsidiaries and affiliates of $.3 million and $2 million as of March 31, 2024 and December 31, 2023, respectively. Such intercompany balances are settled within 30 days of their incurrence under the terms of the intercompany expense sharing agreements.

Affiliated Investments

The Company reported affiliated investments of $14,128 million and $11,962 million as of March 31, 2024, and December 31, 2023, respectively. The 2024 and 2023 affiliated investments represent investments under common control with the Company's ultimate parent, KKR.

On January 5, 2024, the Company entered into a Credit Agreement with 2023 Bear Financing L.P., an affiliated entity, in which the Company committed to issue a $755 million senior loan to 2023 Bear Financing L.P. The Company and 2023 Bear Financing L.P. are both indirect subsidiaries of KKR, the Company's ultimate controlling parent.

F-5

On January 4, 2024, the Company purchased $385 million of limited partnership units in KKR Property Partners Americas L.P. ("KPPA") from KKR HY Holdings, LLC, an affiliated entity of the Company, in exchange for cash.

Reinsurance Agreements

Effective December 31, 2015, FLIC entered into a reinsurance agreement with Commonwealth Annuity, approved by the Indiana Department, whereby FLIC ceded 100% of its variable annuity business on funds withheld and modified coinsurance bases.

Effective April 1, 2017 with approval from the Indiana Department, FLIC entered into a reinsurance agreement with GA Re, whereby FLIC ceded a portion of its annuity and preneed business on a funds withheld basis.

The Company has funds withheld agreements with related parties. Amounts due (to) from the affiliate Global Atlantic Re Limited ("GA Re"), related to funds withheld agreements were $7.1 million and ($56.6) million as of March 31, 2024 and December 31, 2023 , respectively. Amounts due (to) from the affiliate Commonwealth Annuity, related to funds withheld agreements were $38.5 million and $49.1 million as of March 31, 2024 and December 31, 2023, respectively. All intercompany balances related to funds withheld agreements are settled in the subsequent quarter.

The Company has a Funds held under reinsurance balance payable to GA Re of $11,691 million and $11,170 million as of March 31, 2024 and December 31, 2023, respectively.

4.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2024 through May 24, 2024 and determined that there are no Type — I Recognized.

The Company has evaluated subsequent events from March 31, 2024 through May 24, 2024 and determined that there are no Type II — Unrecognized Subsequent Events.

F-6

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Statutory Financial Statements

As of December 31, 2023 and 2022 and for the Years Ended
December 31, 2023, 2022, and 2021 and Supplemental Information
As of and for the Year Ended December 31, 2023

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Index to Statutory Financial Statements

Independent Auditor's Report	F-3 – F-4
Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus	F-5
Statutory Statements of Operations	F-6
Statutory Statements of Changes in Capital and Surplus	F-7
Statutory Statements of Cash Flows	F-8
Notes to Statutory Financial Statements — Statutory Basis	F-9 – F-49
Supplemental Information	F-50
Supplemental Schedule of Selected Statutory Basis Financial Data	F-51 – F-52
Supplemental Schedule of Investment Risk Interrogatories	F-53 – F-56
Summary Investment Schedule	F-57
Supplemental Schedule of Reinsurance Disclosures	F-58 – F-59

Deloitte & Touche LLP
200 Berkeley Street
10th Floor
Boston, MA 02116
USA
Tel: +1 617 437 2000
Fax: +1 617 437 2111
www.deloitte.com

Independent Auditor's Report

Audit Committee of
The Global Atlantic Financial Group LLC:

Opinions

We have audited the statutory-basis financial statements of Forethought Life Insurance Company (the "Company"), which comprise the statutory-basis statements of admitted assets, liabilities, capital and surplus as of December 31, 2023 and December 31, 2022, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for the years ended December 31, 2023, 2022, and 2021, and the related notes to the statutory-basis financial statements (collectively referred to as the "statutory-basis financial statements").

Unmodified Opinion on Statutory-Basis of Accounting

In our opinion, the accompanying statutory-basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for the years ended December 31, 2023, 2022, and 2021, in accordance with the accounting practices prescribed or permitted by the Insurance Department of the State of Indiana described in Note 2.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and December 31, 2022, or the results of its operations or its cash flows for the years ended December 31, 2023, 2022, and 2021.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Insurance Department of the State of Indiana, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Insurance Department of the State of Indiana. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Responsibilities of Management for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Insurance Department of the State of Indiana. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the statutory-basis financial statements are issued.

Auditor's Responsibilities for the Audit of the Statutory-Basis Financial Statements

Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.

In performing an audit in accordance with GAAS, we:

•  Exercise professional judgment and maintain professional skepticism throughout the audit.

•  Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.

•  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.

•  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Report on Supplemental Schedules

Our 2023 audit was conducted for the purpose of forming an opinion on the 2023 statutory-basis financial statements as a whole. The supplemental schedule of selected statutory-basis financial data, the supplemental schedule of investment risk interrogatories, the supplemental summary investment schedule, and the supplemental schedule of reinsurance disclosures as of and for the year ended December 31, 2023, are presented for purposes of additional analysis and are not a required part of the 2023 statutory-basis financial statements. These schedules are the responsibility of the Company's management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory-basis financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the 2023 statutory-basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory-basis financial statements or to the statutory-basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2023 statutory-basis financial statements as a whole.

March 26, 2024

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Admitted Assets,
Liabilities, Capital and Surplus
As of December 31, 2023 and 2022

(Dollars in thousands, except share amounts)

Assets	Notes	2023	2022
Bonds	4, 5	$29,089,001	$28,956,498
Unaffiliated common stock	4	88,749	349,474
Preferred stocks	4	53,270	27,622
Mortgage loans	4	18,261,500	16,164,738
Cash, cash equivalents, and short-term investments	4	2,958,586	1,944,929
Derivatives	4	684,290	462,199
Policy Loans		3,605	3,523
Other invested assets	4	1,910,157	2,058,629
Subtotal, cash and invested assets		53,049,158	49,967,612
Deferred and uncollected premiums	9	11,143	10,588
Investment income due and accrued		340,686	350,538
Current federal and foreign income tax recoverable	7	26,375	—
Net deferred tax asset	7	310,477	161,235
Reinsurance recoverable	8	1,255,754	681,341
Other assets	15	2,507	525
Separate account assets	16	2,342,328	2,336,103
Total admitted assets		$57,338,428	$53,507,942
Liabilities
Aggregate reserve for life policy and contracts	10	29,937,491	27,269,711
Deposit funds and other contract liabilities	6	6,749,847	7,369,128
Policy and contract claims		7,855	9,257
Funds held under reinsurance treaties	8	11,340,994	10,387,225
Transfers to separate accounts due or accrued		(1,100)	(751)
Asset valuation reserve		438,687	390,902
Interest maintenance reserve		18,376	6,209
Current federal income taxes payable		—	157,953
Reinsurance payable	8	1,259,867	696,317
Other liabilities	15	2,393,186	2,209,928
Separate account liabilities	16	2,342,328	2,336,103
Total liabilities		$54,487,531	$50,831,982
Capital and surplus
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding at 2023 and 2022		2,500	2,500
Paid in surplus		1,877,873	1,777,873
Unassigned surplus		970,524	895,587
Total capital and surplus		2,850,897	2,675,960
Total liabilities, capital and surplus		$57,338,428	$53,507,942

The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Operations
For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

	Notes	2023	2022	2021
Revenue
Premiums and annuity considerations	9	$6,499,001	$5,495,782	$4,547,362
Net investment income	4	2,516,127	1,856,253	1,492,428
Amortization of interest maintenance reserve		5,040	8,893	16,068
Commissions, expense allowances and reserve adjustments		354,232	332,795	307,368
Other income	15	(16,808)	(2,617)	7,855
Total revenues		9,357,592	7,691,106	6,371,081
Benefits and expenses
Benefits paid or provided for:
Death benefits		154,451	166,119	165,485
Annuity payments		556,672	462,365	401,097
Accident and health claims		5,664	5,627	6,015
Interest and other payments on policy funds		395,949	145,905	50,422
Surrender benefits		4,022,035	2,655,597	2,149,497
Change in policy reserves		2,642,780	2,569,384	2,532,929
Total benefits		7,777,551	6,004,997	5,305,445
Net transfers to separate accounts	16	106,123	27,795	—
Commissions		449,166	458,170	396,731
General insurance expenses		413,303	366,183	360,278
Taxes, licenses and fees		18,021	13,896	12,620
Change in loading expenses		442	598	352
Other expenses	15	401,863	111,404	208,912
Total benefits and expenses		9,166,469	6,983,043	6,284,338
Net gain from operations before federal income taxes and realized capital losses		191,123	708,063	86,743
Federal and foreign income taxes	7	100,448	220,005	(77,448)
Net gain from operations before realized capital gains		90,675	488,058	164,191
Net Realized capital gains (losses), net of tax and transfers to interest maintenance reserve	4	(92,651)	(19,670)	(80,023)
Net income (loss)		$(1,976)	$468,388	$84,168

The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Changes in Capital and Surplus
For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

	Capital Stock	Paid in Surplus	Unassigned Surplus	Total Capital and Surplus
Balance at December 31, 2020	$2,500	$1,302,873	$651,373	$1,956,746
Net income	—	—	84,168	84,168
Change in net unrealized capital gains	—	—	34,078	34,078
Change in unrealized foreign exchange capital loss	—	—	9,976	9,976
Change in net deferred income tax	—	—	(46,224)	(46,224)
Change in non-admitted assets	—	—	(11,525)	(11,525)
Change in asset valuation reserve	—	—	(16,042)	(16,042)
Capital contribution	—	375,000	—	375,000
Change in surplus as a result of reinsurance	—	—	(1,635)	(1,635)
Change in surplus due to ceded unrealized gains	—	—	(12,154)	(12,154)
Balance at December 31, 2021	$2,500	$1,677,873	$692,015	$2,372,388
Net income	—	—	468,388	468,388
Change in net unrealized capital gains	—	—	(420,107)	(420,107)
Change in unrealized foreign exchange capital loss	—	—	16,642	16,642
Change in net deferred income tax	—	—	133,700	133,700
Change in non-admitted assets	—	—	6,890	6,890
Change in asset valuation reserve	—	—	(10,379)	(10,379)
Capital contribution	—	100,000	—	100,000
Change in surplus as a result of reinsurance	—	—	(1,635)	(1,635)
Change in surplus due to ceded unrealized gains	—	—	10,073	10,073
Balance as of December 31, 2022	2,500	1,777,873	895,587	2,675,960
Net loss	—	—	(1,976)	(1,976)
Change in net unrealized capital gains	—	—	26,954	26,954
Change in unrealized foreign exchange capital loss	—	—	1,627	1,627
Change in net deferred income tax	—	—	133,067	133,067
Change in non-admitted assets	—	—	(47,288)	(47,288)
Change in asset valuation reserve	—	—	(47,785)	(47,785)
Capital contribution	—	100,000	—	100,000
Change in surplus as a result of reinsurance	—	—	(1,635)	(1,635)
Change in surplus due to ceded unrealized gains	—	—	32,037	32,037
Prior year correction	—	—	(20,064)	(20,064)
Balance as of December 31, 2023	$2,500	$1,877,873	$970,524	$2,850,897

The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Cash Flows
For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

	2023	2022	2021
Cash from operations
Premiums and annuity considerations	$7,017,428	$5,466,379	$4,722,367
Net investment income	2,420,593	1,574,290	1,201,661
Other income	331,877	364,118	298,306
Total receipts from operations	9,769,898	7,404,787	6,222,334
Benefit and loss related payments	5,666,656	3,363,303	2,937,559
Net transfers to separate accounts	106,470	26,591	1,269
Commissions and expenses paid	1,318,423	945,159	946,068
Federal income taxes paid	363,778	676	(40,299)
Total payments from operations	7,455,327	4,335,729	3,844,597
Net cash from operations	2,314,571	3,069,058	2,377,737
Cash from investments
Proceeds from investments sold, matured or called
Bonds	6,731,511	10,863,291	9,617,131
Stocks	33,937	145,724	48,366
Other invested assets	2,454,286	2,502,875	1,105,995
Mortgage loans	1,318,479	2,101,064	2,468,753
Miscellaneous Proceeds	123,319	242,321	—
Total cash proceeds from investments	10,661,532	15,855,275	13,240,245
Cost of investments acquired
Bonds	6,784,441	10,425,625	13,994,862
Stocks	25,106	181,864	100,772
Other invested assets	2,176,344	2,971,061	474,371
Mortgage loans	3,415,986	7,437,449	5,694,961
Miscellaneous Applications	329,016	362,593	449,867
Total cost of investments acquired	12,730,893	21,378,592	20,714,833
Net increase in policy loans and premium notes	83	39	(216)
Net cash used for investments	(2,069,444)	(5,523,356)	(7,474,372)
Cash from financing and other sources
Capital and paid in surplus	100,000	100,000	375,000
Net deposits on deposit-type contracts	(619,281)	2,028,108	3,521,645
Net change in funds held for reinsurers	953,768	922,645	936,084
Net change in derivative collateral and repurchase agreements	824,174	226,678	225,354
Other cash (applied) provided	(490,131)	506,190	83,595
Net cash from financing and other sources	768,530	3,783,621	5,141,678
Net change in cash, cash equivalents, and short-term investments	1,013,657	1,329,323	45,043
Beginning of the year	1,944,929	615,605	570,562
End of the year	$2,958,586	$1,944,929	$615,605
Supplemental schedule of non-cash investing activities
Paid-in-kind Interest Bonds	952	9,309	11,256
Paid-in-kind Interest Mortgages	136	5,210	90
Paid-in-kind Interest Other Invested Assets	1,331	186	53,478
Reclass of residual tranches	363,901	532,296	—
Non cash investment transactions — common stock	29,033	37,555	—
Non cash investment transactions — bonds	495,639	3,067,671	—
Non cash investment transactions — mortgages	170,193	283,931	—
Non cash investment transactions — other invested assets	14,030	283,545	—

The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

1.  ORGANIZATION AND NATURE OF OPERATIONS

Forethought Life Insurance Company, an Indiana domiciled life insurance company, (FLIC or the Company) is a wholly owned subsidiary of Commonwealth Annuity and Life insurance company, a Massachusetts domiciled life insurance Company (Commonwealth Annuity), which in turn is a wholly owned indirect subsidiary of The Global Atlantic Financial Group LLC, a Bermuda company (Global Atlantic, which shall mean The Global Atlantic Financial Group LLC and, unless otherwise indicated or the context otherwise requires, its applicable subsidiaries). Global Atlantic is majority owned by KKR & Co. Inc (KKR).

On February 1, 2021, KKR indirectly acquired a majority interest in the Company following the merger of Global Atlantic Financial Group Limited (GAFGL) and Magnolia Merger Sub Limited, with GAFGL as the surviving entity of the merger transaction. Prior to the merger transaction, Magnolia Merger Sub Limited was a Bermuda exempted company, a direct wholly owned subsidiary of Magnolia Parent LLC (now known as The Global Atlantic Financial Group LLC or Global Atlantic) and an indirect subsidiary of KKR. Accordingly, Global Atlantic is now the holding company of GAFGL and KKR is deemed the ultimate controlling person of the Company.

KKR Magnolia Holdings LLC owns a total of approximately 65.2% of the outstanding ordinary shares of Global Atlantic; the remaining investors, none of whom own more than 9.0%, own the remaining approximately 34.8% of the outstanding ordinary shares.

The Company's principal products are fixed-rate and fixed-indexed annuities, referred to together as "fixed annuities", and FLIC is Global Atlantic's flagship seller of these policies. FLIC's retirement products are distributed primarily through a network of industry-leading distribution partners. FLIC's preneed life insurance products are distributed through funeral homes. Commencing in 2021, the Company issues funding agreement backed notes for the purpose of reinvesting deposited funds. FLIC is licensed in 49 states (all except New York) and the District of Columbia.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Indiana ("Indiana SAP"), which differ in some respects from accounting principles generally accepted in the United States of America (GAAP). Prescribed statutory accounting practices (SAP) include publications of the National Association of Insurance Commissioners "Accounting Practices and Procedures Manual" (NAIC SAP), state laws, regulations and general administrative rules. The more significant of these differences are as follows:

•  Bonds which are "available-for-sale" or "trading" are carried at fair value under GAAP, and are carried at amortized cost under NAIC SAP, except for bonds in or near default which are carried at the lower of fair value or amortized cost under NAIC SAP;

•  Derivatives for which the Company employs fair value accounting are carried at fair value. However, changes in unrealized capital gains and losses are not recognized in net income, but as changes to surplus;

•  The Asset Valuation Reserve (AVR) is required under NAIC SAP to offset potential credit-related investment losses on bonds, mortgage loans, stocks, real estate, and other invested assets. The AVR is recorded as a liability with changes in the reserve accounted for as direct increases or decreases in surplus. Under GAAP, no such reserve is required;

•  The Interest Maintenance Reserve (IMR) is required under NAIC SAP to defer recognition of realized gains and losses (net of applicable federal income taxes) on short and long term fixed income investments resulting from interest rate changes. The deferred gain and loss is amortized over the expected remaining life (maturity) of the investment sold. In the event that realized capital losses exceed gains on a cumulative basis, negative IMR is reclassified to a non-admitted asset. Under GAAP, no such reserve is required;

•  Policy acquisition costs, such as commissions, and other costs that are directly related to the successful efforts of acquiring new business are deferred under GAAP. Under NAIC SAP, such items are recorded as expenses when incurred;

•  Benefit reserves are determined using statutorily prescribed interest, morbidity and mortality assumptions under NAIC SAP, except under certain principles-based reserve methodologies. With respect to variable annuities, VM-21 prescribes various approaches for setting assumptions related to policyholder and economic behavior that can vary by reserve component (Stochastic Reserve and Standard Projection Amount). With respect to life insurance products, valuation assumptions are prudent estimates used in determining Stochastic and Deterministic reserve components as prescribed

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

by VM-20. In all cases the Company follows these prescribed practices. Under US GAAP, reserves and related balances are generally calculated using assumptions that are based on best estimates, which in some cases require appropriate adjustments that are required under certain FASB Accounting Standards. Effective January 1, 2023, public company reporting for long duration insurance contracts changed under the new long duration targeted improvements (LDTI) insurance accounting standard. LDTI requires the unlocking of assumptions for traditional life and limited pay contracts, requiring more frequent update to best estimates.

•  Under NAIC SAP, amounts recoverable from reinsurers for unpaid losses are not recorded as assets, but as offsets against the respective policyholder liabilities. Under GAAP, amounts recoverable from reinsurers for unpaid losses are recorded as assets and not offset against the respective policyholder liabilities. Reinsurance balance amounts deemed to be uncollectible are written off through a charge to operations. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings;

•  Deferred income taxes, which provide for book/tax temporary differences, are charged directly to unassigned surplus under NAIC SAP, whereas under GAAP, they are included as a component of net income. Deferred tax assets are also subject to an admissibility test under NAIC SAP;

•  Under NAIC SAP, certain items are designated as "non-admitted" assets (such as furniture and equipment, prepaid expenses, bills receivable, computer system software, and agents' balance, etc.) and are excluded from assets by a direct charge to surplus. Under GAAP, such assets are carried on the balance sheet with appropriate valuation allowances;

•  Under GAAP acquisition accounting, an intangible asset can be assigned a value representing the cost to duplicate, create or replace the asset, assigned a finite life, and amortized accordingly. NAIC SAP does not recognize this type of transaction but recognizes any amount paid in excess of the subsidiary's underlying statutory capital and surplus as unamortized goodwill on the parent company's books. Goodwill is then amortized into unrealized capital gains and losses, on a straight line basis for a period which the acquiring entity benefits economically, not to exceed 10 years;

•  Under GAAP accounting, the Company's assets and liabilities were remeasured at fair value upon the close of the KKR acquisition. This resulted in the recognition of Value of Business Acquired (VOBA), which is generally amortized on a constant level basis using policy count over the estimated lives of the contracts, and goodwill, which is not amortized but assessed for impairment annually or more frequently if circumstances indicate impairment may have occurred, for GAAP. There was no such remeasurement of assets and liabilities for Statutory reporting. Under NAIC SAP, consideration in excess of the net book value of business acquired is recognized as a ceding commission. Ceding commission expenses are recognized in income on the date of the transaction. Ceding commission revenues are recognized as a separate surplus item on a net of tax basis and are subsequently amortized into income as earnings from the business emerge.

•  Under NAIC SAP, revenues for annuity contracts and universal life policies consist of the entire premium received, and benefits incurred represent the total of death benefits paid, surrenders (net of surrender charges), and the change in policy reserves. Under GAAP, premiums received for annuity contracts and universal life that do not include significant mortality risk would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values. Charges for mortality expenses and surrenders for both types of policies would be recognized as revenue under GAAP;

•  Policyowner dividends are recognized when declared under NAIC SAP rather than over the term of the related policies as required by GAAP;

•  Under GAAP the Company has elected to carry the funds withheld assets at fair value while for statutory treatment the Company carries the funds withheld assets at amortized cost;

•  Under NAIC SAP, cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with initial maturities of three months or less;

•  Investments in subsidiaries where the Company has the ability to exercise control are consolidated for GAAP reporting. Under NAIC SAP, the equity value of subsidiaries is recorded as other invested assets and investments in common stocks of affiliated entities;

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The effects on the financial statements of the variances between statutory and GAAP, although not readily determinable, are presumed to be material.

Use of Estimates

The preparation of financial statements in accordance with statutory accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimates. Significant estimates included in the accompanying statutory basis financial statements are assumptions and judgments utilized in determining if declines in fair values of investments are other-than-temporary, valuation methods for infrequently traded securities and private placements, policy liabilities, accruals relating to legal and administrative proceedings and estimates to establish the reserves for future policy benefits.

Investments

Bonds

The NAIC classifies bonds into six quality categories and 20 subcategories. These categories range from 1A (the highest) to 5C (the lowest) for non-defaulted bonds, and category 6 for bonds in and near default. In 2021 and prior, residual tranches in securitizations were captured as bonds, whereas commencing in 2022, those investments will be captured in other invested assets. Bonds in default are required to be carried at the lower of amortized cost or NAIC fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Bonds and preferred stocks, excluding loan-backed and structured securities (LBASS), are stated at amortized cost using the modified scientific method, or fair value in accordance with the "Purposes and Procedures Manual (P & P Manual) of the NAIC Capital Markets and Investment Analysis Office" (CMIAO). Fair values are measured in accordance with the Statements of Statutory Accounting Principles (SSAP) No. 100 Fair Value Measurements (SSAP No.100). Short-term investments are highly liquid investments readily convertible to cash, with maturities of greater than 90 days and less than one year at time of purchase and are reported at amortized cost.

LBASS are stated at amortized cost or fair value in accordance with the P & P Manual of the CMIAO. Prepayment assumptions are primarily obtained from external sources or internal estimates, and are consistent with the current interest rate and economic environment. The prospective adjustment method is used on most non-agency LBASS. Fair values are based on quoted market prices. If a quoted market price is not available, fair values are estimated using independent pricing sources or internally developed pricing models, based on discounted cash flow analysis. The Company reviews securities at least quarterly for other-than-temporary impairments (OTTI) using current cash flow assumptions.

The NAIC has contracted with Blackrock for non-agency Residential Mortgage Backed Securities (RMBS) and Commercial Mortgage Backed Securities (CMBS), to provide expected loss information, which the Company must use to determine the appropriate NAIC designations for accounting, and risk-based capital (RBC) calculations.

Preferred Stock

Preferred stocks are carried at cost or amortized costs except those rated NAIC class 4 or lower quality, which are carried at the lower of cost or fair value. Changes to preferred stock values are reported as an adjustment to surplus.

Common Stock

Unaffiliated common stocks are reported at fair value based on quoted market prices or determined internally utilizing available market data and financial information pertaining to the underlying company except for Federal Home Loan Bank (FHLB) common stock which is valued at cost. The related net unrealized gains or losses are reported in unassigned surplus. The related adjustment for federal income taxes is included in deferred income taxes in unassigned surplus.

Mortgage Loans

Mortgage loans on real estate are carried at unpaid principal balances, net of discounts/premiums and valuation allowances, and are secured. Specific valuation allowances are established for the excess carrying value of the mortgage loan over its estimated fair value, when it is probable that based on current information and events, the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. Specific valuation allowances are based on the

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

fair value of the collateral. Fair value is determined by discounting the projected cash flows for each property to determine the current net present value.

Commercial mortgage loans (CMLs) acquired at a premium or discount are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the United States. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses.

Financial Instruments and Derivatives

In the normal course of business, the Company enters into transactions involving various types of financial instruments including derivatives. Derivatives are instruments that derive their value from underlying asset prices, indices, reference rates and other inputs or a combination of these factors. Derivatives may be privately negotiated contracts, which are usually referred to as over-the-counter (OTC) derivatives, or they may be listed and traded on an exchange (exchange-traded). Exchange-traded equity futures are transacted through a regulated exchange. From time to time, futures contracts are terminated. The clearinghouse guarantees the performance of both counterparties, which mitigates credit risk.

The Company primarily uses OTC derivatives to hedge its exposure to fixed annuity and preneed products. Some annuity products provide policy holders the potential return that is linked to the market while some preneed products provide death benefits with growth rates determined by various consumer price indexes (CPI). Fixed index annuity contracts credit interest based on certain indices, primarily the Standard & Poor's 500 Composite Stock Price Index. OTC call options and call spreads are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. Upon exercise, the Company will receive the fair value of the call options and call spreads. For life products whose death benefit growth rate is determined by various consumer price indexes CPI, the Company has hedged this risk by entering into CPI swaps. The Company values the OTC options utilizing the Black-Scholes and Heston models. The Company also compares the derivative valuations to the daily counterparty marks to validate the model outputs. The parties with whom the Company enters into derivative contracts are highly rated financial institutions. Contracts are also fully supported by collateral, which minimizes the counterparty credit risk associated with such contracts. Prior to 2021, the Company considered these derivatives to be effective hedges in accordance with SSAP No. 86, Derivatives (SSAP No. 86). Under such treatment, the equity index options are marked to market, with changes in unrealized gains or losses reported as a component of net investment income as well as the difference between the expiry cash proceeds and cost also recognized as a component of net investment income. In 2021 and prospectively, the Company accounts for these options using fair value accounting. CPI swaps are accounted for using fair value accounting.

The Company also owns foreign currency denominated assets that generate exposure to FX risk. The Company has hedged this risk through the use of currency swaps and forwards. Under the terms of the contracts, the Company pays fixed and floating rate terms denominated in foreign currency and receives fixed USD. The Company considers these derivatives to be cash flow hedges. Under such treatment, the unrealized gains and losses are recorded consistent with the bonds hedged.

Low Income Housing Credits

The Company holds investments in Low Income Housing Tax Credits with 10 years remaining of unexpired tax credits and with a required holding period of 15 years.

Other Invested Assets

Other invested assets consist of investment in partnerships, joint ventures and LLC's. Commencing in 2022, other invested assets include investments in residual tranches of securitizations. The Company values these interests based upon the investment method and their proportionate share of the underlying GAAP equity of the investment.

Cash and Short-Term Investments

Cash and short-term investments include cash on hand, amounts due from banks, and highly liquid short-term investments. The Company considers all investments with an original maturity of 90 days or less as cash equivalents. Cash equivalent investments are stated at amortized cost. The Company considers all investments with an original maturity of greater than 90 days and less than one year as short-term investments. Short-term investments are stated at amortized cost.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Investment Income

Investment income is recognized on an accrual basis. Any investment income which is over 90 days past due is excluded from surplus. Investments in bonds that are delinquent are placed on non-accrual status, and thereafter interest income is recognized only when cash payments are received.

Capital Gains and Losses

Realized capital gains and losses are determined on the basis of specific identification and are recorded net of related federal income taxes. The AVR is established by the Company to provide for potential losses in the event of default by issuers of certain invested assets. These amounts are determined using a formula prescribed by the NAIC and are reported as a liability. The formula for the AVR provides for a corresponding adjustment for realized gains and losses. Under a formula prescribed by the NAIC, the Company defers, to the IMR, the portion of realized gains and losses on sales of fixed income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the security.

The Company acquires IMR associated with certain assumed blocks of business through reinsurance transactions. Should realized capital losses exceed gains on a cumulative basis, the resulting negative IMR is reclassified to assets and is non-admitted.

Impairments

The Company evaluates mortgages for impairment based on the credit quality of the borrowers ability to pay, common stocks, which are primarily affiliated companies, based on the underlying financial condition of those companies, and joint ventures, partnerships and Limited Liability Companies (LLCs) when it is probable that it will be unable to recover the carrying amount of the investment or there is evidence indicating inability of the investee to sustain earnings that would justify the carrying value of the investment.

At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is other-than-temporarily impaired, including but not limited to the following: its intent and ability to hold the impaired security until an anticipated recovery in value; the issuer's ability to meet current and future principal and interest obligations for bonds; the length and severity of the impairment; and, the financial condition and near term and long-term prospects for the issuer. The review process involves monitoring market events that could impact issuers' credit ratings, business climate, management changes, litigation and government actions and other similar factors. The process also involves monitoring late payments, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues. Additional factors are considered when evaluating the unique features that apply to certain structured securities, including but not limited to the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying loans or assets backing a particular security, and the payment priority with the tranche structure of the security.

Recognition of Premium Income and Acquisition Costs

Life premiums are recognized as income over the premium-paying period of the related polices. Annuity considerations are recognized as income when received. Deposits on deposit-type contracts, such as funding agreements, supplemental contracts, dividend accumulations, and premium and other deposit funds, are recorded as a liability when received. Considerations for inforce block liabilities assumed are recognized as premium income when received. Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Reinsurance premiums and benefits paid or provided are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

Modified Coinsurance and Funds Withheld Reserve Adjustment

In accordance with SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance (SSAP No. 61R), the cedant retains invested assets supporting ceded reserves for modified coinsurance or funds withheld coinsurance. The counterparties settle statutory net income on these invested assets periodically on the reinsured business. The other significant contributors to the settlement activity are premiums, benefits, transfers to and from separate accounts, change in statutory reserves, mark-to-market of the derivative portfolio and other investment returns.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Policy and Contract Claims

The liability for policy and contract claims is based on actual claims submitted but not paid on the statement date and an estimate of claims that had been incurred but not been reported on the statement date.

Insurance Reserves and Annuity and Other Funds

Reserving Practices

Reserves for life insurance policies are based on amount of insurance, issue age, duration, and premium paying pattern. Interest rates range from 3.0% to 5.5%, depending on the date of policy issue. The majority of reserves are calculated using the 1980 CSO Mortality Table. Tabular interest on funds not involving life contingencies have been determined by formula as described in the NAIC Annual Statement Instructions.

Reserves for a majority of the annuity contracts are determined in accordance with Commissioners' Annuity Reserve Valuation Method (CARVM). Valuation interest rates range from 3.0% to 6.25% based on the date of issue. The majority of reserves are calculated using the Annuity 2000 mortality table and 2012 Individual Annuity Reserving mortality table.

All policies issued by the Company had gross premiums in excess of net premiums.

Substandard policies are reserved in relation to net amount at risk.

Federal Income Taxes

Deferred federal income taxes are calculated as defined by SSAP No. 101, Income Taxes (SSAP No. 101). SSAP No. 101 establishes deferred tax assets and liabilities based on differences between statutory and tax bases of reporting. The deferred tax assets are then subject to an admissibility test, which can limit the amount of deferred tax assets that are recorded. The deferred federal income taxes result primarily from insurance reserves, policy acquisition expenses, and ceding commissions.

Separate Accounts

Separate account assets and liabilities represent segregated funds administered and invested by the Company for the benefit of certain variable annuity contract holders. Assets consist principally of bonds, common stocks, mutual funds, short-term obligations and are stated at fair value. The investment income gains and losses of these accounts generally accrue to the contract holders and therefore, are not included in the Company's net income. Appreciation and depreciation of the Company's interest in the separate accounts, including undistributed net investment income, is reflected as other income. The fair value of assets and liabilities held in separate accounts is based on quoted market prices. Separate account assets representing contract holder funds are measured at fair value and reported as a summary total in the Statements of Admitted Assets, Liabilities, Capital and Surplus, with an equivalent summary total reported for separate account liabilities.

The Company receives fees for assuming mortality and certain expense risks. Such fees are included in Other Income in the accompanying Statement of Operations. Reserves in the separate accounts for variable annuity contracts are provided in accordance with the Variable Annuity Commissioners' Annuity Reserve Valuation Method (VACARVM) under Actuarial Guideline VM-21. However, the adoption of VM-21 did not have an impact as these contracts are 100% ceded.

Transfers from Separate Accounts Due or Accrued, and Accrued Expense Allowance

The Company records a negative liability due from the separate accounts which primarily represents amounts that are held for policy account values in excess of statutory reserves, and certain other policy charges, including cost of insurance charges, administrative charges and guaranteed minimum death benefit (GMDB) charges, partially offset by associated reinsurance credits. This negative liability due from the separate accounts also includes assumed and ceded business. Amounts held in excess of the statutory reserves cannot be transferred from the separate account unless the policy is terminated or the policy account value is withdrawn.

Guaranty Fund Assessments

Guaranty fund assessments are paid to various states. The assessments are amortized against the premium tax benefit period.

Affiliated Entities and Related Parties

The Company recognizes entities which are under common control as affiliated entities consistent with SSAP No. 25 — Affiliates and Other Related Parties guidance. In addition, entities in which the company or affiliated companies

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

own at least 10% of the voting interests are considered to be related parties even if there is no control or affiliation, and are disclosed consistent with related party disclosure guidelines in SSAP No. 25 guidance.

Recently Adopted Accounting Standards

In January, 2024, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 61R — Life, Deposit-Type and Accident and Health Reinsurance which provides guidance for the specific 2023 liquidation of U.S. based life reinsurer Scottish Re. The Company has adopted accounting and presentation changes to balances from this reinsurer as appropriate.

In December, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 30 — Unaffiliated Common Stock and SSAP No. 32 — Preferred Stock to address residual tranche investments which may be reported as preferred stock and common stock. Also, in September, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 48 — Joint Ventures, Partnerships, and Limited Liability Companies to address residual tranche investments which may be reported as equity method investments. These clarifications state that structures that are in-substance residual interests will be reported residual tranche investments. The Company has adopted these changes for the annual 2023 reporting period.

In October, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 20 — Nonadmitted Assets and SSAP No. 21R — Other Admitted Assets to clarify guidance on collateral loan accounting and reporting. The adopted revisions clarify that all collateral assets must qualify as admitted invested assets if they were owned directly and provides additional details about documentation required for the collateral assets. The Company has adopted these changes for the annual 2023 reporting period, and updated policies and procedures as appropriate.

In August, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 34 — Investment Income Due and Accrued, which requires new discourse around aggregate paid-in-kind (PIK) interest included in asset balances. The Company has included such disclosures in 2023 financial statements as appropriate.

In August, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 7 — Asset Valuation and Interest Maintenance Reserve which allows for the temporary admittance of a net negative interest maintenance reserve (IMR). Outlined in INT 23-01T, this guidance allows the admittance of negative IMR up to 10% of adjusted capital and surplus and provides additional accounting and reporting guidance. Pending any future adoptions, this interpretation will be automatically nullified on January 1, 2026. The Company has adopted these changes for the annual 2023 reporting period.

In August, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP 43R — Loan-Backed and Structured Securities which add collateralized loan obligations (CLOs) to financial modeling guidance and provide clarification that CLOs are not captured as legacy securities. This guidance aligns with changes adopted by the NAIC's Valuation of Securities Task Force in February, 2023. The Company has adopted these changes for the annual 2023 reporting period and there is no significant impact on the financial statements.

In August, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 26R — Bonds, SSAP No. 43R — Loan-Backed and Structured Securities and SSAP No. 21R — Other Admitted Assets which establishes a new principles-based definition of a band for statutory reporting. The Company will continue to monitor principles based bond definition topics and guidance in preparation for the January 1, 2025 implementation date.

In December, 2022, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 36 — Troubled Debt Restructuring, which requires an entity to evaluate the modification represents a new loan or a continuation of an existing loan. This update eliminates prior U.S. GAAP guidance for troubled debt restructuring by creditors. The Company has adopted these changes for the annual 2022 reporting period and there is no significant impact on the financial statements.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

In December, 2022, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 9 — Subsequent Events, and SSAP No. 101 — Income Taxes, which include outlines to the new corporate alternative minimum tax (CAMT) for tax years beginning after third quarter 2022 through first quarter 2023. This guidance also provides subsequent event exceptions. The Company has adopted these changes for the annual 2022 reporting period and there is no significant impact on the financial statements.

In May, 2022, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 25 — Affiliates and Other Related Parties and SSAP No. 43R — Loan-Backed and Structured Securities which clarify application of the existing affiliate definition and incorporate new disclosure requirements for all investments that involve related parties, regardless if they meet the affiliate definition. The new guidance provides an expanded list of examples of related parties and further clarifies that investments from any arrangement which results in direct or indirect control, including control through a servicer or other controlling arrangement, shall be reported as affiliated. The Company has adopted these changes in the annual 2022 reporting period and there is no significant impact on the financial statements.

In May, 2022, the Blanks Working Group adopted updates to the Life/Fraternal Blank Asset Valuation Reserve (AVR) factors to correspond with the 2021 Life Risk-Based Capital Working Group adopted changes to Risk-Based Capital (RBC) factors for the expanded bond designation categories. The Company has adopted these changes in the annual 2022 reporting period.The result of adopting this change is that the 2022 AVR liability under the new calculation is marginally higher than it would have been prior to the change.

Correction of Errors

The Company discovered reporting errors for the prior year balances resulting in a $20,064 increase in interest and adjustments on contract or deposit-type contract funds and an increase in the remittances and items not allocated. The impact of these errors has been reported as an adjustment to opening surplus per SSAP No. 3, Accounting Changes and Corrections of Errors, paragraph 10, which states: "Correction of errors in previously issued financial statements shall be reported as adjustments to unassigned funds (surplus) in the period an error is detected." The Company does not believe these errors are significant to capital and surplus at December 31, 2023, or in prior years.

3.  PRESCRIBED AND PERMITTED ACCOUNTING PRACTICES

The Indiana Department of Insurance recognizes only statutory accounting practices prescribed or permitted by the State of Indiana for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Indiana Insurance Law. The NAIC's Accounting Practices & Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Indiana. The commissioner of the Indiana Department (the Commissioner) has the right to permit other specific practices that deviate from prescribed practices.

The Company, with the permission of the Commissioner, uses the Plan Type A discount rate with a guaranteed duration of less than five years under Actuarial Guideline 33 (AG33) on the entire in-force block of annuities with Guaranteed Minimum Withdrawal Benefits issued prior to October 1, 2013. By definition, AG33 would require the defined payments of the Guaranteed Lifetime Income Benefit (GLIB) benefit stream to be discounted using the Type B or Type C rate until the policy's contract value is exhausted and the additional payments to be discounted using the Type A rate. Type A, Type B, and Type C rates vary based on the withdrawal characteristics available to the policyholder for a specific contract.

The differences between NAIC SAP and Indiana SAP relate to reserve valuation prescribed by AG33. The differences are reflected in "increase in reserves for future policy benefits" for net income, and in "reserves for future policy benefits" for surplus.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

A reconciliation of the Company's net income and capital and surplus between the practices prescribed and permitted by the State of Indiana and NAIC SAP is shown below:

	December 31,
	2023	2022	2021
Net income (loss), Indiana basis	$(1,976)	$468,388	$84,168
Indiana permitted practice:
State permitted practices that (increase) / decrease NAIC SAP	(3,192)	3,334	3,718
Net income (loss), NAIC statutory accounting practices	$(5,168)	$471,722	$87,886
Statutory surplus, Indiana basis	$2,850,897	$2,675,960	$2,372,388
Indiana permitted practice:
State permitted practices that (increase) / decrease NAIC SAP	(22,811)	(20,327)	(22,999)
Statutory surplus, NAIC statutory accounting practices	$2,828,086	$2,655,633	$2,349,389

4.  INVESTMENTS

Bonds Book Adjusted/Carrying Values and Fair Values

The book adjusted/carrying value and fair value of investment in long term, short-term (excludes non-bond investments of $2,134 and $257,777) and cash equivalent bonds (excludes non-bond cash and cash equivalent investments of $2,221,056 and $898,907) are as follows:

	December 31, 2023
	Book/ Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Long Term, Short-Term and Cash Equivalent Bonds:
U.S. government security obligations	$125,817	$1,953	$(593)	$127,177
All other governments	76,411	761	(10,345)	66,827
Political subdivisions	41,438	356	(2,608)	39,186
Special revenue and special assessment obligations	1,304,074	7,481	(164,253)	1,147,302
Hybrid	55,969	310	(12,096)	44,183
Industrial and miscellaneous	18,542,197	126,647	(1,235,713)	17,433,131
Parent, Subsidiaries and Affiliates	8,843,184	7,519	(741,655)	8,109,048
U.S. States, Territories and Possessions	99,911	1,250	(5,624)	95,537
Total long term bonds	29,089,001	146,277	(2,172,887)	27,062,391
Short-term bonds	331,977	3	(4)	331,976
Total long term, short-term and cash equivalent bonds	$29,420,978	$146,280	$(2,172,891)	$27,394,367

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

	December 31, 2022
	Book/ Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Long Term, Short-Term and Cash Equivalent Bonds:
U.S. government security obligations	$7,426	$125	$(560)	$6,991
All other governments	70,412	—	(16,593)	53,819
Political subdivisions	33,156	2	(3,419)	29,739
Special revenue and special assessment obligations	1,211,525	2,030	(225,433)	988,122
Hybrid	55,477	511	(14,554)	41,434
Industrial and miscellaneous	17,595,249	97,953	(1,622,557)	16,070,646
Parent, Subsidiaries and Affiliates	9,890,731	25,120	(817,391)	9,098,460
U.S. States, Territories and Possessions	92,522	370	(9,159)	83,733
ETF Bonds	—	—	—	—
Total long term bonds	28,956,498	126,111	(2,709,666)	26,372,944
Short-term bonds	32,661	19	—	32,679
Cash equivalent bonds	—	—	—	—
Total long term, short-term and cash equivalent bonds	$28,989,159	$126,130	$(2,709,666)	$26,405,623

At December 31, 2023 and 2022, respectively, 95.2% and 95.4% of debt securities were rated by the NAIC as investment grade (1 or 2).

The book adjusted/carrying value and fair value of bonds by contractual maturity at December 31, 2023 are shown below. Actual maturities may differ from contractual maturities since borrowers may have the right to call or prepay obligations with or without call or prepayment penalties or the Company may have the right to put or sell the obligations back to the issuers. Mortgage-backed securities are included in there own distinct category.

	Book/ Adjusted Carrying Value	Fair Value
Due in one year or less	$816,147	$811,215
Due after one year through five years	2,936,421	2,845,634
Due after five years through ten years	2,250,617	2,140,613
Due after ten years	4,857,846	4,201,404
Mortgage backed and asset backed securities	18,559,946	17,395,500
Total	$29,420,977	$27,394,366

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The following tables provide information about the Company's bonds that have been continuously in an unrealized loss position:

	December 31, 2023
	Less than or equal to Twelve Months		Greater than Twelve Months		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Long Term, Short Term and Cash Equivalent Bonds:
United States government	$48,049	$(152)	$5,405	$(441)	$53,453	$(593)
All other governments	—	—	57,642	(10,345)	57,642	(10,345)
Political subdivisions	—	—	27,605	(2,608)	27,605	(2,608)
Special revenue and special assessment obligations	25,293	(305)	923,525	(163,948)	948,818	(164,253)
Hybrid	—	—	40,265	(12,096)	40,265	(12,096)
Parent, Subsidiaries and Affiliates	4,316,469	(427,160)	3,062,222	(314,495)	7,378,691	(741,655)
U.S. States, Territories and Possessions	627	(2)	64,851	(5,622)	65,477	(5,624)
Industrial and miscellaneous	1,594,653	(30,398)	11,643,477	(1,205,315)	13,238,130	(1,235,713)
Total long term bonds	5,985,091	(458,017)	15,824,992	(1,714,870)	21,810,082	(2,172,888)
Short-term bonds	—	—	20,859	(4)	20,859	(4)
Cash equivalent bonds	—	—	—	—	—	—
Total long term, short-term and cash equivalent bonds	$5,985,091	$(458,017)	$15,845,851	$(1,714,874)	$21,830,941	$(2,172,892)
	December 31, 2022
	Less than or equal to Twelve Months		Greater than Twelve Months		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Long Term, Short Term and Cash Equivalent Bonds:
United States government	$4,549	$(403)	$838	$(157)	$5,387	$(560)
All other governments	41,773	(9,561)	12,045	(7,032)	53,819	(16,593)
Political subdivisions	29,276	(3,419)	—	—	29,276	(3,419)
Special revenue and special assessment obligations	849,640	(202,015)	71,590	(23,418)	921,230	(225,433)
Hybrid	14,847	(6,019)	22,995	(8,535)	37,841	(14,554)
Parent, Subsidiaries and Affiliates	6,455,495	(742,575)	642,183	(74,815)	7,097,678	(817,391)
U.S. States, Territories and Possessions	66,645	(9,159)	—	—	66,645	(9,159)
Industrial and miscellaneous	11,116,682	(1,102,966)	2,705,976	(519,591)	13,822,659	(1,622,557)
Total long term bonds	18,578,907	(2,076,117)	3,455,627	(633,548)	22,034,535	(2,709,666)
Short-term bonds	496	—	—	—	496	—
Total long term, short-term and cash equivalent bonds	$18,579,403	$(2,076,117)	$3,455,627	$(633,548)	$22,035,031	$(2,709,666)

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The Company has the intent and ability to hold all bonds in an unrealized loss position until amortized cost basis is recovered.

As of December 31, 2023 and 2022, the number of securities in an unrealized loss position for over 12 months consisted of 1,808 and 469, respectively.

In the course of the Company's asset management, no securities have been sold and reacquired within 30 days of the sale date to enhance the Company's yield on its investment portfolio.

Insurer Self-Certified Securities

The following represents securities for which the Company does not have all information required for the NAIC to provide a NAIC designation, but for which the Company is receiving timely payments of principal and interest. These securities are referred to as "5GI Securities".

The Company's 5GI securities as of December 31, 2023 and December 31, 2022, respectively, were as follows:

	Number of 5GI Securities		Aggregate BACV		Aggregate Fair Value
Investment	Current Year	Prior Year	Current Year	Prior Year	Current Year	Prior Year
Bonds — AC	$—	$8	$—	$71,731	$—	$71,283
LB&SS — AC	9	15	73,311	63,244	59,733	55,175
Total	$9	$23	$73,311	$134,975	$59,733	$126,458

AC — Amortized cost

BACV — Book adjusted carrying value

Subprime Mortgage Related Risk Exposure

While the Company holds no direct investments in subprime mortgage loans, the Company has limited exposure to subprime borrowers, through direct investments in primarily investment grade securities with underlying subprime exposure. The Company's definition of subprime is predominantly based on borrower statistics from a residential pool of mortgages. Included in the statistics evaluated is the average credit score of the borrower, the loan-to-value ratio, the debt-to-income statistics, and the diversity of all these statistics across the borrower profile. As is true for all securities in the Company's portfolio, the Company reviews the entire portfolio for impairments at least quarterly. Included in that analysis are current delinquency and default statistics, as well as the current and original levels of subordination on the security.

The Company has indirect subprime exposure through the following investments:

	December 31, 2023
	Actual Cost	Book/ Adjusted Carrying Value (excluding interest)	Fair Value	Other Than Temporary Impairment Losses Recognized
Loan backed and structured securities	$501,286	$440,083	$442,811	$—
Total	$501,286	$440,083	$442,811	$—
	December 31, 2022
	Actual Cost	Book/ Adjusted Carrying Value (excluding interest)	Fair Value	Other Than Temporary Impairment Losses Recognized
Loan backed and structured securities	$285,271	$237,895	$255,430	$—
Total	$285,271	$237,895	$255,430	$—

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Mortgage Loans

Maturities

The maturity distribution for mortgages is as follows:

	Year Ended December 31,
	2023	Percentage
2024	$1,687,037	9.24%
2025	1,886,112	10.33%
2026	2,695,930	14.76%
2027	2,102,695	11.51%
2028 and thereafter	9,889,726	54.16%
Total	$18,261,500	100.00%

Impairments

The Company evaluates all of its mortgage loans for impairment. This evaluation considers the borrower's ability to pay and the value of the underlying collateral. When a loan is impaired, its impaired value is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, the impaired value may be based on a loan's observable market price (where available), or the fair value of the collateral if the loan is a collateral-dependent loan. An allowance is established for the difference between the loan's impaired value and its current carrying value. Additional allowance amounts established for incurred but not specifically identified impairments in the mortgage portfolio, based on analysis of market loss rate data, adjusted for specific characteristics of the Company's portfolio and changes in economic conditions. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance.

During 2023, the Company established a specific allowance of $81,883 on 11 high-risk commercial mortgage loans as a result of re-underwriting process by the KKR Real Estate Credit team. During 2022, the Company established a specific allowance of $55,819 on 7 high-risk commercial mortgage loans as a result of re-underwriting process by the KKR Real Estate Credit team

During 2023, the Company recognized total impairments of $0 on mortgage loans all of which was recorded as a reduction to the carrying value of loans. During 2022, the Company recognized total impairments of $0 on mortgage loans all of which was recorded as a reduction to the carrying value of loans. During 2021, the Company recognized total impairments of $640 on mortgage loans all of which was recorded as a reduction to the carrying value of loans.

Regions and Type

Mortgage loans are collateralized by the underlying properties. Collateral for commercial mortgage loans and residential loans must meet or exceed 125% of the loan at the time the loan is made. The Company primarily grants commercial and residential loans to customers throughout the United States. The Company has a diversified loan portfolio with no exposure greater than 19.36% of our total exposure in any state at December 31, 2023.

The following table presents the Company's CMLs by geographic region and property type:

	Year Ended December 31,
	2023	Percentage	2022	Percentage
Atlantic	$6,596,267	36.12%	$5,704,028	35.29%
Mountain	1,798,754	9.85%	1,564,581	9.68%
New England	815,832	4.47%	822,406	5.09%
North Central	688,389	3.77%	684,589	4.24%
Pacific	4,479,117	24.53%	4,291,742	26.55%
South Central	2,451,186	13.42%	2,141,686	13.25%
Various	1,431,956	7.84%	955,707	5.91%
Total	$18,261,501	100.00%	$16,164,738	100.00%

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The mortgage loans by type are as follows:

	Year Ended December 31,
	2023	Percentage	2022	Percentage
Retail	$444,575	2.43%	$326,754	2.02%
Office	3,422,910	18.74%	3,624,844	22.42%
Industrial	2,479,666	13.58%	1,751,574	10.84%
Residential	6,868,472	37.61%	6,446,163	39.88%
Other	5,045,877	27.63%	4,015,403	24.84%
Total	$18,261,500	100.00%	$16,164,738	100.00%

In 2023 the minimum and maximum rates of interest received for commercial and residential loans were 1.00% and 11.88%. The maximum percentage of any one loan to the value of the security at the time of the loan was 100.00%. In 2022, the minimum and maximum rates of interest received for commercial loans were 1.71% and 18.00%. The maximum percentage of any one loan to the value of the security at the time of the loan was 100.00%.

Derivatives and Hedging Activities

The Company utilizes various derivative instruments to hedge risk identified in the normal course of its insurance business. The Company owns equity index options to limit its net exposure to equity market risk. The Company also owns the currency and CPI derivatives to hedge the currency and inflation risk. The Company mitigates interest rate risk through the use of interest rate futures, swaps, and options. The Company receives collateral from its derivative counterparties to limit credit risk on the mark to market of open derivative trades.

The Company's derivative portfolio consists of equity index call options and spreads to hedge equity exposure associated with Equity Indexed Annuities underwritten. The Company utilizes CPI swaps to hedge the exposure to inflation risk associated with its prefunded funeral insurance business. The Company entered into currency swaps and forwards to limit its currency exposure from FX denominated assets. The Company mitigates interest rate risk through the use of interest rate futures, swaps, and options. The total carrying values of derivative assets were $684,290 and $462,199 as of December 31, 2023 and 2022, respectively.

The Company accounts for its equity index options using the fair value method of accounting under SSAP No. 86, with changes in fair value recorded as unrealized investment gains or losses. The realized gains or losses are recorded upon the derivative contract expiry. The CPI swaps are carried at book value consistent with the hedged liabilities. The FX unrealized gains or losses on currency swaps are recorded consistent with the FX bonds hedged. RSATs originated in 2023 follow the accounting of the hedged item, and as such coupon payments are recorded as net investment income.. The total net investment income (loss) recognized from these derivative instruments were $(5,032), $0 and $0 as of 2023, 2022 and 2021.

The Company's credit risk is the risk of nonperformance by OTC counterparties. The Company limits this risk by utilizing and managing collateral according to a Credit Support Annex agreement (CSA). The company negotiates the CSA agreement with each highly rated counterparty prior to trading. Collateral is managed to CSA standards by derivative custodian BNY.

The current credit exposure of the Company's over the counter derivative contracts is limited to the fair value of $604,400 and $355,417 as of December 31, 2023 and 2022. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining net collateral of $378,557 and $48,863 from counterparties as of December 31, 2023 and 2022. In the event of the nonperformance by the counterparties, the Company has the right to the collateral pledged by counterparties. The exchange-traded futures are affected through a regulated exchange and positions are marked to market on a daily basis, the Company has little exposure to credit-related losses in the event of nonperformance by counterparties to such financial instruments.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The fair value of the derivative assets and liabilities by risk hedged, prior to derivative netting through same counterparties were as follows:

	As of December 31, 2023
Risk Hedged	Derivative Assets	Derivative Liabilities	Notional Amounts
Equity/Index	$687,543	$26,017	$17,201,433
Inflation	8,424	1,307	307,000
Currency	57,844	93,072	2,703,131
Interest Rates	137,457	110,610	15,897,302
Gross fair value of derivative instruments	$891,268	$231,006	$36,108,866
Offset per SSAP No. 64	(206,979)	(206,979)
Net fair value of derivative instruments	$684,290	$24,027
	As of December 31, 2022
Risk Hedged	Derivative Assets	Derivative Liabilities	Notional Amounts
Equity/Index	$319,616	$32,798	$49,074,868
Inflation	11,225	613	270,000
Currency	87,839	54,422	3,058,081
Interest Rates	157,724	67,368	7,235,548
Adverse Market	—	—	—
Gross fair value of derivative instruments	$576,404	$155,201	$59,638,497
Offset per SSAP No. 64	(114,204)	(114,204)
Net fair value of derivative instruments	$462,199	$40,997

The fair value of the derivative assets and liabilities by instruments were as follows:

	As of December 31, 2023
Derivative Instruments	Derivative Assets	Derivative Liabilities	Notional Amounts
CPI Swaps	$8,424	$1,307	$307,000
Currency Swaps	57,844	93,072	2,703,131
OTC Options	686,270	20,087	16,209,538
Swaptions	4,802	—	2,030,000
Interest Rate Swaps	103,830	95,223	10,972,950
Listed Options	—	—	—
Futures	11,070	18,149	2,830,794
Credit Default Swap	—	—	—
Forward	19,028	3,168	1,055,453
Gross fair value of derivative instruments	$891,268	$231,006	$36,108,866
Offset per SSAP No. 64	(206,979)	(206,979)
Net fair value of derivative instruments	$684,289	$24,027

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

	As of December 31, 2022
Derivative Instruments	Derivative Assets	Derivative Liabilities	Notional Amounts
CPI Swaps	$11,225	$613	$270,000
Currency Swaps	87,839	54,422	3,058,081
OTC Options	297,616	32,453	49,547,157
Swaptions	116,890	10,024	41,016
Interest Rate Swaps	39,107	43,753	6,931,250
Listed Options	—	—	—
Futures	23,726	2,389	(867,155)
Credit Default Swap	—	—	—
Forward	—	11,547	658,148
Gross fair value of derivative instruments	$576,404	$155,201	$59,638,497
Offset per SSAP No. 64	(114,204)	(114,204)
Net fair value of derivative instruments	$462,199	$40,997

Other Investments

Other Invested Assets

Other invested assets on the Company's Statements of Admitted Assets, Liabilities, Capital and Surplus consist of term notes and loans, interests in LLCs and partnerships, low income housing tax credits and derivatives. The carrying value of these investments for the years ended December 31, were as follows:

	Year Ended December 31,
	2023	2022
Term notes and loans	$668,608	$734,269
LLCs and partnerships	249,586	299,772
Other	384,463	424,953
Low income housing tax credits	1,417	2,178
Residual tranches	606,083	597,458
Total	$1,910,157	$2,058,630

Cash and short-term investments

Cash and short-term investments held at December 31, were as follows:

	Year Ended December 31,
	2023	2022
Cash and cash Equivalents	$2,624,475	$1,654,491
Short-term Investments	334,111	290,438
Total	$2,958,586	$1,944,929

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Restricted Assets

Restricted assets at December 31, were as follows:

	Year Ended December 31,
	2023				2022
	Gross	Net	Total Restricted to Total Admitted Assets	Gross	Net	Total Restricted to Total Admitted Assets	Increase / (Decrease)
FHLB capital stock	$79,425	$79,425	0.1%	$79,073	$79,073	0.1%	$352
Pledged collateral to FHLB	2,555,673	2,555,673	4.5%	2,440,727	2,440,727	4.6%	114,946
Assets subject to repurchase agreements	1,355,541	1,355,541	2.4%	798,932	798,932	1.5%	556,609
Pledged collateral, other	47,953	47,953	0.1%	49,142	49,142	0.1%	(1,189)
On deposit with states	6,433	6,433	—%	6,441	6,441	—%	(8)
Total	$4,045,025	$4,045,025	7.1%	$3,374,315	$3,374,315	6.3%	$670,710

Proceeds, Net Investment Income and Capital Gains and Losses

Proceeds from the sale of bonds and related capital gains and losses were as follows:

	Year Ended December 31,
	2023	2022	2021
Proceeds	$1,489,339	$4,357,404	$5,100,792
Gross realized gains	26,960	26,129	111,285
Gross realized losses	(26,733)	(71,943)	(25,768)
Total realized gains (losses)	$227	$(45,814)	$85,517

Major categories of net investment income are summarized below:

	Year Ended December 31,
	2023	2022	2021
Mortgage loans	$954,393	$651,349	$415,702
Bonds and stock	1,506,899	1,264,011	1,113,707
Short-term investments	52,092	41,173	16,813
Derivative instruments	(4,595)	(332)	—
Other income	269,715	110,605	84,191
Gross investment income	2,778,504	2,066,806	1,630,413
Less: investment expenses	(262,377)	(210,552)	(137,985)
Net investment income before IMR amortization	2,516,127	1,856,254	1,492,428
IMR amortization	5,040	8,893	16,068
Net investment income including IMR amortization	$2,521,167	$1,865,147	$1,508,496

There were no amounts excluded from investment income for bonds where collection of interest was uncertain at December 31, 2023, 2022 and 2021.

The Company did not have any due and accrued amounts over 90 days past due to exclude from capital and surplus at December 31, 2023, 2022 and 2021.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Realized gains and losses, net of amounts transferred to the IMR and federal income tax, are as follows:

	Year Ended December 31,
	2023	2022	2021
Realized gains (losses)
Bonds and stock	$(52,741)	$(268,920)	$94,954
Derivatives	(106,925)	50,762	(158,509)
Mortgage loans	(25,367)	(10,274)	2,027
Other invested assets	159,252	63,929	48,740
Total realized (losses) gains on investments	(25,781)	(164,503)	(12,788)
Less amount transferred to IMR (net of related taxes of of $5,946 in 2023, ($41,009) in 2022 and $19,741 in 2021)	22,368	(154,270)	74,265
Total realized gains (losses) on investments	(48,149)	(10,233)	(87,053)
Federal income tax expense	44,501	9,437	(7,030)
Net realized gains (losses), less amount transferred to IMR	$(92,650)	$(19,670)	$(80,023)

The change in unrealized gains and losses on investments recorded in unassigned surplus is as follows:

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Unrealized Capital Gain (Loss)	Foreign Exchange Unrealized Capital Gain (Loss)	Unrealized Capital Gain (Loss)	Foreign Exchange Unrealized Capital Gain (Loss)
Bonds	$—	$48,753	$8,320	$(4,954)
Common stocks	(27,785)	—	32,856	—
Preferred stocks	(10,131)	—	(10,071)	—
Derivative instruments	232,666	(60,663)	(382,118)	17,408
Other invested assets	(123,426)	—	(112,890)	—
Mortgage loans	(26,044)	13,536	(55,974)	4,188
Total change in unrealized gains and losses	45,280	1,626	(519,877)	16,642
Capital gains tax expense (benefit)	(18,326)	—	99,770	—
Change in unrealized gains and losses, net of taxes	$26,954	$1,626	$(420,107)	$16,642

The Company employs a systematic methodology to evaluate declines in fair values below amortized cost for all investments. The Company evaluates: the ability and intent to hold the investment to maturity, the issuer's overall financial condition, the issuer's credit and financial strength ratings, the issuer's financial performance including earnings trends, dividend payments, and asset quality. A weakening of the general market conditions in the industry or geographic region in which the issuer operates, the length of time in which the fair value of an issuer's securities remains below cost, and with respect to fixed maturity investments, any factors that might raise doubt about the issuer's ability to pay all amounts due according to the contractual terms. The Company applies these factors to all securities, as necessary.

The Company recognized OTTI charges on invested assets of $76,631 and $94,873 during 2023 and 2022, respectively.

As of December 31, 2023, 2022 and 2021, the Company had no loan-backed and structured securities where the present value of cash flows expected to be less than amortized cost.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The following is the aggregate amount of unrealized losses and related fair value of impaired loan-backed and structured securities (the fair value is less than cost or amortized cost) for which an other-than-temporary impairment has not been recognized in earnings as a realized loss as of December 31, 2023 and 2022:

	December 31, 2023
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Loan-backed and structured securities	$3,282,840	$(282,416)	$10,190,076	$(900,515)	$13,472,916	$(1,182,931)
	December 31, 2022
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Loan-Backed and Structured Securities	$12,742,033	$(1,184,835)	$1,791,852	$(227,651)	$14,533,885	$(1,412,486)

The Company receives certain amounts of prepayment and acceleration fees as shown below:

General Account
1. Number of CUSIPS	1
2. Aggregate Amount of Investment Income	$73

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). The fair value hierarchy under SSAP No. 100 prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are described below:

Basis of Fair Value Measurement

Level 1  Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2  Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3  Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Summary of Fair Value Methodologies

The following methods and assumptions were used by the Company in estimating fair value for financial instruments:

Bonds, preferred stock and common stock — Fair values are based on quoted market prices. If quoted market prices are not available, fair values are estimated using independent pricing sources or internally developed pricing models using discounted cash flow analyses, which utilize current interest rates for similar financial instruments having comparable terms and credit. Bonds rated a 6 in accordance with the P&P Manual of the NAIC CMIAO are carried at the lower of amortized cost or fair value.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Cash and short-term investments — For these investments, the carrying amounts reported in the Statements of Admitted Assets, Liabilities, Capital and Surplus approximate fair value.

Mortgage loans — The fair value of mortgage loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Derivatives — The Company values the OTC options utilizing the Black-Scholes models implemented in the SunGard derivative system with index marks updated daily. The Company's OTC equity options trade in liquid markets, resulting in calculations that do not involve significant management judgment and valuations that generally can be verified. The Company also compares the derivative valuations to the daily counterparty marks to validate the model outputs. Such instruments are typically classified within Level 2 of the fair value hierarchy maturities.

Policy and contract liabilities — Fair values of the Company's liabilities under contracts not involving significant mortality or morbidity risks (principally, annuities and supplementary contracts) are stated at the cost the Company would incur to extinguish the liability (i.e., the cash surrender value).

Separate accounts — The estimated fair value of assets held in separate accounts is based on quoted market prices. Separate account assets representing contract holder funds are measured at fair value and reported as a summary total in the Statements of Admitted Assets, Liabilities, Capital and Surplus, with an equivalent summary total reported for related liabilities. Based on the level of observable activity, these assets will be measured at level 1.

Financial Instruments Held at Fair Value

As of December 31, 2023 and 2022, the assets carried at fair value were unaffiliated common stock and derivative instruments on a recurring basis. The following table presents, by level within the fair value hierarchy, financial assets and liabilities held at fair value.

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Financial Assets
Common stock	$—	$—	$9,324	$9,324
Options	—	669,703	—	669,703
Swaps	—	19,243	—	19,243
Futures	(4,657)	—	—	(4,657)
Preferred stock	—	—	53,270	53,270
Total assets at fair value	$(4,657)	$688,946	$62,594	$746,883
Financial Liabilities
Derivative liabilities	2,423	21,604		24,027
Total liabilities at fair value	$2,423	$21,604	$—	$24,027
	December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial Assets
Common stock	$635	$—	$269,765	$270,400
Options	—	372,030	—	372,030
Swaps	—	39,383	—	39,383
Futures	21,654	—	—	21,654
Total assets at fair value	$22,289	$411,413	$269,765	$703,467
Financial Liabilities
Derivative liabilities	317	40,680	—	40,997
Total liabilities at fair value	$317	$40,680	$—	$40,997

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Transfers into or out of Level 3

Overall, transfers into and/or out of Level 3 are attributable to a change in the observability of inputs. Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable. Transfers into and/or out of any level are assumed to occur at the beginning of the period.

The Company had $62,594 and $269,765 of Level 3 financial assets or liabilities carried at fair value for the year ended December 31, 2023 and 2022.

	Beginning Balance at 01/01/2023	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2023
Assets
Common Stock	$269,765	$—		$(2)	$(50,973)	$914	$—	$—	$(210,381)	$9,323
Preferred Stock	—	10,558	$—	3	13,741	29,039	—	(71)		53,270
Total Assets	$269,765	$10,558	$—	$1	$(37,232)	$29,953	$—	$(71)	$(210,381)	$62,593
	Beginning Balance at 01/01/2022	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2022
Assets
Common Stock	$265,275	$—	$—	$(50,728)	$31,256	$201,738	$—	$—	$(177,776)	$269,765
Total Assets	$265,275	$—	$—	$(50,728)	$31,256	$201,738	$—	$—	$(177,776)	$269,765

Fair Value of All Financial Instruments

The aggregate fair value of the Company's financial instruments and the level within the fair value hierarchy in which the fair value measurements fall, together with the related admitted values, are presented in the following tables. Pursuant to SSAP No. 100R, insurance contracts have been excluded.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

December 31, 2023	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (carrying value)
Financial Assets
Bonds	$27,062,390	$29,089,001	$24,423	$17,818,154	$9,219,813	—
Common stock	88,749	88,749	—	—	88,749	—
Preferred stock	53,270	53,270	—	—	53,270	—
Other invested assets (excluding derivatives)	1,994,678	1,670,678	381,581	2,153	1,610,944	—
Short-term investments	337,773	334,111	—	21,976	315,797	—
Cash and cash equivalents	2,624,475	2,624,475	2,624,475	—	—	—
Derivative assets	684,290	684,290	(4,863)	689,153	—	—
Mortgage loans	16,864,077	18,261,500	—	—	16,864,077	—
Policy loans	3,605	3,605	—	—	3,605	—
Financial Liabilities
Derivative liabilities	24,027	24,027	2,423	21,604	—	—
December 31, 2022	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (carrying value)
Financial Assets
Bonds	$26,372,944	$28,956,498	$6,145	$16,281,194	$10,085,605	—
Common stock	349,474	349,474	635	—	348,838	—
Preferred stock	27,622	27,559	—	17,065	10,558	—
Other invested assets (excluding derivatives)	2,044,659	1,768,263	422,873	—	1,621,785	—
Short-term investments	290,320	290,438	—	15,804	274,516	—
Cash and cash equivalents	1,654,491	1,654,491	1,654,491	—	—	—
Derivative assets	433,066	462,199	21,654	411,412	—	—
Mortgage loans	14,927,337	16,164,738	—	—	14,927,337	—
Policy loans	3,523	3,523	—	—	3,523	—
Financial Liabilities
Derivative liabilities	40,997	40,997	317	40,680		—

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Financial Instruments Held at Carrying Value

The following is the estimated fair values of financial instruments held at carrying values:

	December 31,
	2023		2022
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Bonds	$29,089,001	$27,062,390	$28,956,498	$26,372,944
Common stock-unaffiliated	88,749	88,749	349,474	349,474
Preferred stocks	53,270	53,270	27,559	27,622
Mortgage loans	18,261,500	16,864,077	16,164,738	14,927,337
Cash, cash equivalents and short-term investments	2,958,586	2,962,248	1,944,929	1,944,811
Other invested assets, excluding derivatives	1,670,678	1,994,678	1,768,263	2,044,659
Policy loans	3,605	3,605	3,523	3,523
Total	$52,125,389	$49,029,017	$49,214,984	$45,670,370

6.  FEDERAL HOME LOAN BANK

The Company is a member of the Federal Home Loan Bank (FHLB) of Indianapolis. Through its membership, the Company has issued funding agreements to the FHLB Indianapolis in exchange for cash advances in the amount of $1,569,051 and $1,594,872 as of December 31, 2023 and 2022, respectively. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts (SSAP No. 52), accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company's strategy to utilize these funds for operations, and any funds obtained from the FHLB Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money.

The table below indicates the amount of FHLB Indianapolis stock purchased, collateral pledged, assets and liabilities related to the agreement with FHLB Indianapolis.

	December 31, 2023	December 31, 2022
FHLB stock purchased/owned as part of the agreement:
Membership stock — class B	$5,000	$5,000
Activity stock	65,425	66,640
Excess stock	9,000	7,433
Aggregate total	79,425	79,073
Collateral pledged to the FHLB:
As of the reporting date and maximum during the reporting period	2,555,673	2,440,727
Funding capacity currently available	1,628,000	1,619,000
Total reserves related to the funding agreement	1,569,051	1,594,872
Agreement assets and liabilities
General account assets	79,425	79,073
General account liabilities	1,569,051	1,594,872

The Company invested in Class B of membership stock which is not eligible for redemption. The maximum amount of aggregate borrowings from FHLB at any time during 2023 and 2022, the actual or estimated borrowing capacity as determined by the Company in accordance with current and potential acquisitions of FHLB stock, amounts to $1,628,000 and $1,619,000, respectively.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

7.  FEDERAL INCOME TAXES

Components of Net Deferred Tax Asset/ (Liability)

The net deferred tax asset/liability at December 31, 2023 and 2022 and the change is comprised of the following components:

	December 31, 2023
	Ordinary	Capital	Total
Gross deferred tax assets	$453,245	$48,041	$501,286
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	453,245	48,041	501,286
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax asset	453,245	48,041	501,286
Gross deferred tax liabilities	173,677	17,132	190,809
Net admitted deferred tax asset / (liability)	$279,568	$30,909	$310,477
	December 31, 2022
	Ordinary	Capital	Total
Gross deferred tax assets	$333,951	$59,416	$393,367
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	333,951	59,416	393,367
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax asset	333,951	59,416	393,367
Gross deferred tax liabilities	182,860	49,272	232,132
Net admitted deferred tax asset / (liability)	$151,091	$10,144	$161,235
	Change
	Ordinary	Capital	Total
Gross deferred tax assets	$119,294	$(11,375)	$107,919
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	119,294	(11,375)	107,919
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax asset	119,294	(11,375)	107,919
Gross deferred tax liabilities	(9,183)	(32,140)	(41,323)
Net admitted deferred tax asset / (liability)	$128,476	$20,765	$149,242

The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which the temporary differences are deductible and prior to the expiration of capital loss, net operating loss, and tax credit carryforwards. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not that all deferred tax assets will be realized based on projected taxable income and available tax planning strategies.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Components of Admission Calculation

The admission calculation components under SSAP No. 101 are as follows:

	December 31, 2023
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (excluding threshold limitation)	281,538	32,558	314,096
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	281,538	32,558	314,096
Adjusted gross deferred tax assets allowed per limitation	—	—	381,063
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from above) offset by gross deferred tax liabilities	171,708	15,483	187,191
Deferred tax assets admitted as the result of application of SSAP No. 101	$453,246	$48,041	$501,287
	December 31, 2022
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (excluding threshold limitation)	152,158	26,790	178,948
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	152,158	26,790	178,948
Adjusted gross deferred tax assets allowed per limitation	—	—	377,209
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from above) offset by gross deferred tax liabilities	181,793	32,627	214,420
Deferred tax assets admitted as the result of application of SSAP No. 101	$333,951	$59,416	$393,367
	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (excluding threshold limitation)	129,380	5,768	135,148
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	129,380	5,768	135,148
Adjusted gross deferred tax assets allowed per limitation	—	—	3,854
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from above) offset by gross deferred tax liabilities	(10,085)	(17,144)	(27,229)
Deferred tax assets admitted as the result of application of SSAP No. 101	$119,295	$(11,375)	$107,920

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Other Admissibility Criteria

	December 31,
	2023	2022
Ratio Percentage Used To Determine Recovery Period	752.19%	734%
Ratio percentage used to determine recovery period and threshold limitation amount	$3,289,585	$2,905,627

Impact of Tax Planning Strategies

	December 31, 2023
	Ordinary	Capital	Total
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
Adjusted gross DTAs	$453,245	$48,041	$501,286
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies.	30%	68%	33%
Net admitted adjusted gross DTAs	453,245	48,041	501,286
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	30%	68%	33%
	December 31, 2022
	Ordinary	Capital	Total
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
Adjusted gross DTAs	$333,951	$59,416	$393,367
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies.	28%	100%	39%
Net admitted adjusted gross DTAs	333,951	59,416	393,367
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	13%	45%	18%
	Change
	Ordinary	Capital	Total
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
Adjusted gross DTAs	$119,294	$(11,375)	$107,919
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies.	1%	–32%	–6%
Net admitted adjusted gross DTAs	119,294	(11,375)	107,919
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	17%	23%	15%

There are no temporary differences for which deferred tax liabilities are not recognized.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Current Tax Expense and Change in Deferred Tax

Current income taxes incurred consist of the following categories:

	2023	2022	Change
Federal income tax expense (benefit) on operations	$100,448	$220,005	$(119,557)
Federal income tax on net capital gains	44,501	9,437	35,064
Current year income tax expense	$144,949	$229,442	$(84,493)

The main components of the deferred tax amounts from book/tax differences are as follows:

	December 31
	2023	2022	Change
Deferred tax assets
Policyholder reserves	$287,280	$185,542	$101,738
Investments	17,190	36,180	(18,990)
Deferred acquisition costs	128,688	108,970	19,718
Tax credit carryforward	—	—	—
Receivables — nonadmitted	11,540	—	11,540
Other	8,547	3,260	5,287
	453,245	333,951	119,294
Nonadmitted	—	—	—
Admitted ordinary deferred tax asset	453,245	333,951	119,295
Capital	48,041	59,416	(11,375)
Nonadmitted	—	—	—
Admitted capital deferred tax asset	48,041	59,416	(11,375)
Admitted deferred tax asset	$501,286	$393,367	$107,919
Deferred tax liabilities
Investments	$143,957	$139,907	$4,050
Deferred and uncollected premiums	2,340	3,521	(1,181)
Policyholder reserves	27,380	39,431	(12,051)
	173,677	182,860	(9,183)
Capital	17,132	49,272	(32,140)
Deferred tax liabilities	190,809	232,132	(41,323)
Net deferred tax assets	$310,477	$161,235	$149,242

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The change in deferred income taxes reported in surplus before consideration of non-admitted assets is comprised of the following components:

	December 31, 2023			December 31, 2022
	Ordinary	Capital	Total	Ordinary	Capital	Total	Change
Total deferred tax assets (admitted and nonadmitted)	$453,245	$48,041	$501,286	$333,951	$59,416	$393,367	$107,919
Total deferred tax liabilities	(173,677)	(17,132)	(190,809)	(182,860)	(49,272)	(232,132)	41,323
Net deferred tax assets/ (liabilities)	$279,568	$30,909	$310,477	$151,091	$10,144	$161,235	$149,242
Tax effect of unrealized (gain) / losses							18,326
Tax effect of balance sheet only adjustments							(34,501)
Change in net deferred income tax							$133,067

Reconciliation of Federal Income Tax Rate to Actual Rate

The significant items causing a difference between the statutory federal income tax rate and the Company's effective income tax rate are as follows:

	December 31, 2023
	Amount	Tax Effect	Effective Rate
Provision computed at statutory rate	$142,975	$30,025	21.0%
Amortization of interest maintenance reserve	12,167	2,555	1.8%
Prior Period Adjustment	(20,067)	(4,214)	(2.9)%
Other permanent adjustments	(19,819)	(4,162)	(2.9)%
Tax on non-admitted assets	(47,290)	(9,931)	(6.9)%
Prior year true-up	(452)	(95)	(0.1)%
Prior year tax returns adjustments	(7,519)	(1,579)	(1.1)%
Tax credits	9,319	1,957	1.4%
DREs	(371)	(78)	(0.1)%
Ceding commissions	(1,633)	(343)	(0.2)%
Nontaxable income	(10,733)	(2,254)	(1.6)%
Total income taxes	$56,577	$11,881	8.3%
Federal income tax expense		100,448	70.3%
Realized capital gains (losses) tax		44,501	31.1%
Change in net deferred income taxes		(133,067)	(93.1)%
Total federal income taxes		$11,882	8.3%

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

	December 31, 2022
	Amount	Tax Effect	Effective Rate
Provision computed at statutory rate	$697,832	$146,545	21.0%
Amortization of interest maintenance reserve	(129,734)	(27,244)	(3.9)%
FTC	300	63	—%
Nondeductible expenses	898	188	—%
Other permanent adjustments	(13,769)	(2,891)	(0.4)%
Tax on non-admitted assets	6,890	1,447	0.2%
Prior year true-up	102	21	—%
Prior year tax returns adjustments	9,830	2,064	0.3%
Tax credits	(8,766)	(1,841)	(0.3)%
Partnership investments	(89,785)	(18,855)	(2.7)%
Ceding commissions	(1,635)	(343)	—%
Dividends received deduction	(5,500)	(1,155)	(0.2)%
Nontaxable income	(10,747)	(2,257)	(0.3)%
Total income taxes	$455,916	$95,742	13.7%
Federal income tax expense		220,005	31.5%
Realized capital gains (losses) tax		9,437	1.4%
Change in net deferred income taxes		(133,700)	(19.2)%
Total federal income taxes		$95,742	13.7%

As a result of tax reform ("Tax Cuts and Jobs Act, effective in 2018") the Company can no longer carry back future net operating losses (capital losses are still eligible for carry back), therefore there are no available taxes for recoupment.

At December 31, 2023, the Company had no operating loss, capital loss, foreign tax credit or any business credit carry-forwards. At December 31, 2023, the Company had no deposits admitted under IRC Section 6603.

The Company will file in a consolidated life/non-life federal income tax return with its parent, Global Atlantic (Fin) Company, and its affiliates. The Company is a party to a written agreement, approved by the Company's Board of Directors, which sets forth the manner in which the total combined federal income tax is allocated to each entity within the consolidated group.

The IRS routinely audits the Company's federal income tax returns, and when appropriate, provisions are made in the financial statements in anticipation of the results of these audits. The Company believes that its income tax filing positions and deductions will be sustained on audit, and does not anticipate any adjustments that will result in a material, adverse effect on the Company's financial condition, results of operations, or cash flow. Therefore, no reasonable estimate can be made for tax loss contingencies and none has been recorded.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits as a component of its income tax provision. As of December 31, 2023 and 2022, the Company has no amounts accrued for the payment of interest and penalties, which does not include the federal tax benefit of interest deductions, where applicable. The Company had no unrecognized tax benefits as of December 31, 2023 and 2022.

The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2018. The Company has no tax positions for which it believes it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next twelve months.

In June 2007, the Financial Accounting Standard Board (FASB) issued FASB interpretation (FIN) No. 48, According for Uncertainty in Income Taxes (FIN No. 48). The NAIC is still evaluating the applicability of FIN No. 48 to Statutory Financial Reporting. The Company continues to recognize tax benefits and related reserves in accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets (SSAP No. 5R). The Company believes that its income tax filing positions and deductions will be sustained in audit, and does not anticipate any adjustments that will results in a material, adverse effect

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

on the Company's financial condition, results of operations, or cash flow. Therefore, no contingent tax liabilities have been recorded pursuant to SSAP No. 5R as modified by SSAP No. 101.

In December, 2022, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 9 — Subsequent Events and SSAP No. 101 — Income Taxes which include outlines to the new corporate alternative minimum tax (CAMT) for tax years beginning after third quarter 2022 through first quarter 2023. This guidance also provides subsequent event exceptions. The Company has determined that they do not expect to be subject to the CAMT in 2023.

8.  REINSURANCE

The Company seeks to diversify risk and limit its overall financial exposure by reinsuring certain levels of risk in various areas of exposure through acquisition and cessions with other insurance companies or reinsurers. In addition, consistent with the overall business strategy, the Company assumes certain policy risks written by other insurance companies on a coinsurance basis and modified coinsurance basis. Under a coinsurance arrangement, depending upon the terms of the contract, the reinsurer may share in the risk of loss due to mortality or morbidity, lapses, and the investment risk, if any, inherent in the underlying policy. Modified coinsurance and funds withheld coinsurance differ from coinsurance in that the ceding company retains the assets supporting the reserves while the risk is transferred to the reinsurer.

The Company assumes certain preneed life insurance policies from one non-affiliated company. This block of assumed business is in run-off. As of December 31, 2023 and 2022, FLIC assumed $19,400 and $20,761 of reserves. The Company accounts for its assumed reinsurance business on a basis consistent with those used in accounting for the original policies issued.

The Company assumes on a modified coinsurance (Modco) basis certain preneed life insurance policies from one non-affiliated company. This block of assumed business is in run-off. As of December 31, 2023 and 2022, FLIC assumed $230,646 and $243,028 of Modco reserves. The Company accounts for its assumed reinsurance business on a basis consistent with those used in accounting for the original policies issued.

Effective April 1, 2017, the Company entered into a reinsurance agreement with its affiliate, Global Atlantic Re Limited (GA Re), whereby the Company ceded a portion (approximately 45%) of its annuity and preneed business on a funds withheld basis. As a result of the transaction, the Company ceded $8,535,000 in reserves to GA Re and continues to cede annuity and preneed business to GA Re on an ongoing quota share basis. Effective April 2, 2018, the Company moved 50% of the funds withheld assets to a coinsurance arrangement. Total reserves and funds withheld ceded to GA Re under this reinsurance agreement were $22,228,016 and $11,169,537, respectively, at December 31, 2023 and $20,282,692 and $10,231,204, respectively, at December 31, 2022.

Reinsurance assumed for the years ended December 31, is as follows:

	December 31,
	2023	2022	2021
Reinsurance premiums assumed — non-affiliated	$382	$739	$912
Reserves assumed — non-affiliated	19,400	20,761	22,437
Modco reserves assumed — non-affiliated	230,646	243,028	285,071

Reinsurance ceded for years ended December 31, is as follows:

	December 31,
	2023	2022	2021
Reinsurance premiums ceded — affiliated	$4,910,069	$4,199,022	$3,435,786
Reinsurance premiums ceded — non-affiliated	19,198	21,722	24,657
Reserves ceded — affiliated	22,459,709	20,469,475	18,647,214
Modco reserves ceded — affiliated	2,419,343	2,532,871	3,335,143
Contract claims unpaid ceded — affiliated	6,123	7,212	3,498
Contract claims unpaid ceded — non-affiliated	1,413	1,686	1,889

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

The effects of reinsurance premiums for the years ended December 31, were as follows:

	December 31,
	2023	2022	2021
Direct	$11,427,886	$9,715,787	$8,006,893
Reinsurance assumed — non-affiliated	382	739	912
Less: Reinsurance ceded — affiliated	4,910,069	4,199,022	3,435,786
Less: Reinsurance ceded — non-affiliated	19,198	21,722	24,657
Net premiums	$6,499,001	$5,495,782	$4,547,362

In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by ceding certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers

Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company determines the appropriate amount of reinsurance based on evaluation of the risks accepted and analyses prepared by consultants and reinsurers and on market conditions (including the availability and pricing of reinsurance). The Company also believes that the terms of its reinsurance contracts are consistent with industry practice in that they contain standard terms with respect to lines of business covered, limit and retention, arbitration and occurrence. Based on the Company's review of its reinsurers' financial statements and reputations in the reinsurance marketplace, the Company believes that its reinsurers are financially sound and there was no allowance for uncollectible amounts as of December 31, 2023 and 2022.

9.  PREMIUMS AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums represent annual or fractional premiums, either due and uncollected or not yet due, where policy reserves have been provided on the assumption that the full life insurance premium for the current policy year has been collected. Gross premiums as represented below are net of reinsurance. Loading is the amount added to premiums to cover operating expenses. Net deferred and uncollected premiums represent only the portion of gross premiums related to mortality charges and interest.

As of December 31, 2023 and 2022, the Company had deferred and uncollected life insurance premiums (excluding accident and health) as follows:

	Year ended December 31,
	2023					2022
	Gross	Loading	Net	Non- Admitted	Net Admitted	Gross	Loading	Net	Non- Admitted	Net Admitted
Ordinary new business	$2,395	$1,220	$1,175	$—	$1,175	$2,230	$1,141	$1,089	$—	$1,089
Ordinary renewal business	3,865	1,341	2,524	—	2,524	3,280	1,020	2,260	—	2,260
Group life	14,761	7,316	7,445	—	7,445	14,514	7,275	7,239	—	7,239
Total	$21,021	$9,877	$11,144	$—	$11,144	$20,024	$9,436	$10,588	$—	$10,588

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

10.  ANNUITY RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS

As of December 31, 2023, the Company's annuity reserves, supplementary contract reserves and deposit liabilities that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

Individual Annuities:

	Year Ended December 31, 2023
	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$21,171,756	$143,639	$21,315,395	42.4%
At book value less current surrender charge of 5% or more	20,707,803	27,775	20,735,578	41.3%
Total with adjustment or at fair value	41,879,559	171,414	42,050,973	83.7%
At book value without adjustment (minimal or no charge adjustment)	5,854,328	2,160,921	8,015,250	16.0%
Not subject to discretionary withdrawal:	179,399	—	179,399	0.4%
Total (gross)	47,913,286	2,332,335	50,245,621	100.0%
Less: reinsurance ceded	(20,578,846)	—	(20,578,846)
Total (net)	$27,334,440	$2,332,335	$29,666,775

Group Annuities:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$345,619	$—	$345,619	19.6%
At book value less current surrender charge of 5% or more	1,169,820	—	1,169,820	66.3%
Total with adjustment or at fair value	1,515,439	—	1,515,439	85.9%
At book value without adjustment (minimal or no charge adjustment)	248,104	—	248,104	14.1%
Not subject to discretionary withdrawal:	—	—	—	—%
Total (gross)	1,763,543	—	1,763,543	100.0%
Less: reinsurance ceded	(687,607)	—	(687,607)
Total (net)	$1,075,936	$—	$1,075,936

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Total Deposit-type Contracts:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$—	$—	—%
At book value less current surrender charge of 5% or more	—	—	—	—%
Total with adjustment or at fair value	—	—	—	—%
At book value without adjustment (minimal or no charge adjustment)	—	—	—	—%
Not subject to discretionary withdrawal:	6,754,617	—	6,754,617	100.0%
Total (gross)	6,754,617	—	6,754,617	100.0%
Less: reinsurance ceded	(4,770)	—	(4,770)
Total (net)	$6,749,847	$—	$6,749,847

	Year Ended December 31, 2023
	General Account	Separate Account without Guarantees	Total
Reconciliaton of total annuity actuarial reserves and deposit fund liabilities amounts:
Life, accident & health, and supplemental contracts with life contingencies	$35,160,225	$—	$35,160,225
Separate Accounts	—	2,332,335	2,332,335
Total annuity actuarial reserves and deposit liabilites	35,160,225	2,332,335	37,492,560

As of December 31, 2023, the Company's life reserves, that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

	Year Ended December 31, 2023
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Other permanent cash value life insurance	$—	$2,515,067	$2,622,902
Miscellaneous reserves	—	—	18,182
Total (gross)	—	2,515,067	2,641,084
Less: reinsurance ceded	—	(1,131,780)	(1,188,488)
Total (net)	$—	$1,383,287	$1,452,596
	Year Ended December 31, 2023
	General Account	Separate Account without Guarantees	Total
Reconciliation of total life & accident & health reserves:
Life insurance reserves	$1,442,593	$—	$1,442,593
Accidental death benefit reserves	1	—	1
Disabled lives reserves	2	—	2
Miscellaneous reserves	10,000	—	10,000
Total life and accident & health reserves	1,452,596	—	1,452,596

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

As of December 31, 2022, the Company's annuity reserves, supplementary contract reserves and deposit liabilities that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

Individual Annuities:

	Year Ended December 31, 2022
	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$18,774,394	$28,251	$18,802,645	41.5%
At book value less current surrender charge of 5% or more	18,129,056	56,575	18,185,631	40.1%
Total with adjustment or at fair value	36,903,450	84,826	36,988,276	81.6%
At book value without adjustment (minimal or no charge adjustment)	5,970,933	2,233,268	8,204,201	18.1%
Not subject to discretionary withdrawal:	150,711	—	150,711	0.3%
Total (gross)	43,025,094	2,318,094	45,343,188	100.0%
Less: reinsurance ceded	(18,464,334)	—	(18,464,334)
Total (net)	$24,560,760	$2,318,094	$26,878,854

Group Annuities:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$323,275	$—	$323,275	16.0%
At book value less current surrender charge of 5% or more	1,430,211	—	1,430,211	70.6%
Total with adjustment or at fair value	1,753,486	—	1,753,486	86.6%
At book value without adjustment (minimal or no charge adjustment)	270,887	—	270,887	13.4%
Not subject to discretionary withdrawal:	—	—	—	—%
Total (gross)	2,024,373	—	2,024,373	100.0%
Less: reinsurance ceded	(821,668)	—	(821,668)
Total (net)	$1,202,705	$—	$1,202,705

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Total Deposit-type Contracts:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$—	$—	—%
At book value less current surrender charge of 5% or more	—	—	—	—%
Total with adjustment or at fair value	—	—	—	—%
At book value without adjustment (minimal or no charge adjustment)	—	—	—	—%
Not subject to discretionary withdrawal:	7,372,256	—	7,372,256	100.0%
Total (gross)	7,372,256	—	7,372,256	100.0%
Less: reinsurance ceded	(3,127)	—	(3,127)
Total (net)	$7,369,129	$—	$7,369,129

	Year Ended December 31, 2022
	General Account	Separate Account without Guarantees	Total
Reconciliation of total annuity actuarial reserves and deposit fund liabilities amounts:
Life, accident & health, and supplemental contracts with life contingencies	$33,132,594	$—	$33,132,594
Separate Accounts	—	2,289,843	2,289,843
Total annuity actuarial reserves and deposit liabilities	33,132,594	2,289,843	35,422,436

As of December 31, 2022, the Company's life reserves, that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

	Year Ended December 31, 2022
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Other permanent cash value life insurance	$—	$2,488,771	$2,598,991
Miscellaneous reserves	—	—	24,000
Total (gross)	—	2,488,771	2,622,991
Less: reinsurance ceded	—	(1,119,947)	(1,180,346)
Total (net)	$—	$1,368,824	$1,442,645
	Year Ended December 31, 2022
	General Account	Separate Account without Guarantees	Total
Reconciliation of total life & accident & health reserves:
Life insurance reserves	$1,429,442	$—	$1,429,442
Accidental death benefit reserves	1	—	1
Disabled lives reserves	2	—	2
Miscellaneous reserves	13,200	—	13,200
Total life and accident & health reserves	1,442,645	—	1,442,645

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

11.  CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS

The maximum amount of ordinary dividends that can be paid during a 12-month period by life insurance companies domiciled in Indiana, without prior approval of the Insurance Commissioner, is the greater of 10% of capital and surplus (excluding special unassigned funds) on the most recent preceding annual statement or the net gain from operations on the most recent preceding annual statement. Likewise, a dividend from any source of money other than earned surplus / unassigned funds must be approved before the dividend is paid. The maximum ordinary dividend the Company can pay in 2024 is $285,090.

On December 26, 2023, the Company received a $100,000 cash contribution from Commonwealth Annuity

On December 27, 2022, the Company received a $100,000 cash contribution from Commonwealth Annuity.

On December 10, 2021, the Company received a $375,000 cash contribution from Commonwealth Annuity.

The Company's unassigned surplus was impacted by each item below as follows:

	December 31,
	2023	2022	2021
Unrealized gains (losses)	$102,903	$75,949	$496,056
Nonadmitted asset values	(47,289)	6,889	(11,525)
Asset valuation reserves	(438,686)	(390,901)	(380,522)

The Company must meet minimum capital and surplus requirements under a risk-based capital (RBC formula). RBC is the standard measurement of an insurance company's required capital on a statutory basis. It is based on a formula calculated by applying factors to various assets, premium, and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. Regulatory action is tied to the amount of a company's surplus deficit under the RBC formula. Total adjusted capital for life insurance companies is defined as statutory capital and surplus, plus asset valuation reserve plus subsidiary asset valuation reserves, plus 50% of dividends apportioned for payment, plus 50% of subsidiary dividends apportioned for payment, and was $3,289,585 at December 31, 2023.

12.  RELATED PARTY TRANSACTIONS

Service Agreements

The Company and its subsidiaries entered into a Service and Expense Agreement with Global Atlantic Financial Group Limited (GAFG) under which GAFG and affiliates agreed to provide personnel, management services, administrative support, the use of facilities and such other services as the parties may agree to from time to time. The agreement was filed with the Insurance department of the State of Indiana. The Company recognized $314,386, $270,433, and $262,719 in intercompany charges for 2023, 2022, and 2021 respectively.

On February 1 2021, the Company entered into an investment management agreement with Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and KKR subsidiary. The Company recorded expenses for these agreements of $141,023 and 121,435 as of December 31, 2023 and 2022, respectively.

Affiliated Investments

In 2022, the NAIC clarified that certain investments which are originated, sponsored or managed by affiliated entities shall be reported as affiliated investments even if the underlying assets are unrelated third party investments with no credit exposure to affiliates. The Company holds investments of this type, which are included in total affiliated invested assets listed below:

	December 31,
	2023	2022
Bonds	$8,843,184	$9,890,731
Mortgages	2,103,568	1,908,424
Common Stocks	—	208,615
Other Invested Assets	1,015,844	631,124
	$11,962,596	$12,638,893

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

On March 3, 2022, the Company Committed to purchase $1,130,600 of notes from Lightning 2022-1 Financing L.P. ("Lightning"), and Thunderbird 2022-1 Financing L.P. ("Thunderbird"), entities which are indirectly under the control of KKR. $13,195 of the commitment was syndicated to a non-affiliate, reducing the Company's commitment to $1,117. As of December 31, 2023, the Company had funded $724,166 of its commitment.

On July 12, 2021, the Company entered into a Credit Agreement with Bobcat Funded 2021-A Financing L.P., an affiliated entity, in which the Company committed to make investments in an aggregate total of $225,000 to Bobcat Funded 2021-A Financing L.P. The Company and Bobcat Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR & Co. Inc., the Company's ultimate controlling person. As of December 31, 2023, there was $166,582 of outstanding investments.

On July 12, 2021, the Company entered into a Credit Agreement with Husky Funded 2021-A Financing L.P., an affiliated entity, in which the Company committed to make investments in an aggregate total of $321,000 to Husky Funded 2021-A Financing L.P. The Company and Husky Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR & Co. Inc., the Company's ultimate controlling person. As of December 31, 2023, there was $335,669 of outstanding investments.

On April 6, 2021, the Company entered into a Master Loan and Security Agreement (the "Master Loan Agreement") with KKR Corporate Lending (DE) LLC ("KKR Corporate Lending") and KKR Loan Administration Services LLC. The Master Loan Agreement allows for the Company to make term loans to KKR Corporate Lending with an aggregate principal amount limited to $750,000 outstanding at any one time. On April 6, 2021, the Company issued an initial note to KKR Corporate Lending pursuant to the Agreement in the amount of $450,450. As of December 31, 2023, there was $310,000 of outstanding investments.

Payable/Receivable from Affiliates

The Company reported a net receivable to parent, subsidiaries and affiliates of $2,075 as of December 31, 2023. The Company reported a net payable to parent, subsidiaries and affiliates of $17,576 as of December 31, 2022. All intercompany balances shown as payable to or from parent, subsidiaries and affiliates are settled within 30 days of their incurrence under the terms of the intercompany expense sharing agreements.

The Company has funds withheld agreements with related parties, described in footnote 8 — Reinsurance. Amounts due to affiliates related to funds withheld agreements were $56,672 and $37,296 for the year ended December 31, 2023 and December 31, 2022, respectively. Amounts due from affiliates related to funds withheld agreements were $49,067 and $18,004 for the year ended December 31, 2023 and December 31, 2022, respectively. All intercompany balances related to funds withheld agreements are settled in the subsequent quarter.

13.  COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business.

Given the inherent difficulty of predicting the outcome of the Company's litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses, or ranges of losses, for cases or proceedings where there is only a reasonable possibility that a loss may be incurred.

In connection with a cybersecurity incident on May 29, 2023, related to services provided to several companies by Pension Benefits Information LLC, and its use of MOVEit software ("PBI/MOVEit Incident"), The Global Atlantic Financial Group LLC or some of its affiliates have received a total of five putative class action complaints alleging failure to properly secure and safeguard customers' sensitive information. Four cases originated in United States District Court for the Southern District of New York: Clancy, Michael v. The Global Atlantic Financial Group LLC (1:23-cv-07975) filed September 8, 2023, Guzman, Marcelina v. The Global Atlantic Financial Group LLC (1:23-cv-08150) filed September 14, 2023, and Hendrix, Eudoice v. Global Atlantic Financial Company, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company and Forethought Life Insurance Company (1:23-cv-08058) filed September 12, 2023, and Bernstein, Michael v. The Global Atlantic Financial Group LLC (1:23-cv-9868) filed in New York state court September 15, 2023. A fifth case was filed in the United States District Court for the Southern District of Indiana, but subsequently was voluntarily dismissed: Hansa v. Forethought Life Insurance Company, Global Atlantic Insurance Network LLC, and The Global Atlantic Financial Group LLC (1:23-cv-01549) filed August 28, 2023. The Company

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

itself is currently a party only in the Hendrix case. A judicial panel consolidated certain PBI/MOVEit Incident-related litigation in an MDL and transferred the cases to the District of Massachusetts, before Judge Allison Burroughs. This order applies to all matters against The Global Atlantic Financial Group LLC and its affiliates.

However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on its financial position or results of operations.

Assessments

Unfavorable economic conditions may contribute to an increase in the number of insurance companies that are under regulatory supervision. This may result in an increase in mandatory assessments by state guaranty funds, or voluntary payments by solvent insurance companies to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments, which are subject to statutory limits, can be partially recovered through a reduction in future premium taxes in some states. The Company is not able to reasonably estimate the potential impact of any such future assessments or voluntary payments.

Commitments

The Company has an operational servicing agreement with a third party administrator for contract / policy administration. As of December 31, 2023, the purchase commitments relating to the agreement with the third party administrator were as follows:

2024	$15,075
2025	11,696
2026	5,828
2027	—
2028	—
2029 and thereafter	—
Total	$32,599

The Company has funding commitments subsequent to December 31, 2023 for the following:

Commercial mortgage loans and other lending facilities	$1,161,479
Private equities	470
LIHTC partnerships	268
Limited partnerships	310

14.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2023 through March 25, 2024, the date that these financial statements were available to be issued, and determined that there are no Type — I Recognized or Type — II, Non Recognized subsequent events.

On November 28, 2023, the Company's ultimate parent company, TGAFG, entered into an agreement pursuant to which KKR agreed to acquire the remaining equity interest in Global Atlantic that KKR did not already own. Following the closing of this transaction on January 2, 2024, TGAFG and its subsidiaries are wholly-owned subsidiaries of KKR. KKR is the ultimate controlling person of the Company.

15.  COMPOSITION OF OTHER ASSETS, LIABILITIES, INCOME AND EXPENSES

Other assets consist of the following:

	December 31,
	2023	2022
Guaranty funds	$432	$588
Intercompany receivable	2,075	—
Other miscellaneous assets	—	(63)
Total other assets	$2,507	$525

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Other liabilities consist of the following:

	December 31,
	2023	2022
Payable for securities	$142,803	$8,002
Derivative collateral	537,830	264,410
Remittances and items not allocated	314,410	1,003,836
Commission payables	11,148	37,401
Derivatives	24,028	40,997
Bond repurchase agreement	1,318,432	798,932
Other miscellaneous liabilities	44,535	56,350
Total other liabilities	$2,393,186	$2,209,928

Other income consists of the following:

	December 31,
	2023	2022	2021
IMR adjustment on ceded gains (losses)	$5,160	$(33,432)	$16,918
Other income on reinsurance ceded	(21,891)	30,835	(8,976)
Other miscellaneous income	(77)	(20)	(87)
Total other income	$(16,808)	$(2,617)	$7,855

Other expenses consist of the following:

	December 31,
	2023	2022	2021
Funds withheld net investment income ceded	$457,632	$338,961	$338,695
Funds withheld policy loan interest	136	143	160
FwH futures realized/unrealized (gains)/losses	(57,113)	(228,855)	(131,203)
Miscellaneous expense	1,208	1,155	1,260
Total other expenses	$401,863	$111,404	$208,912

16.  SEPARATE ACCOUNTS

The Company utilizes separate accounts to record and account for assets and liabilities for variable annuity transactions. In accordance with the products/transactions recorded within the separate account, assets are considered legally insulated. The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2023 and 2022, the Company's separate account statement included legally insulated assets of $2,197,646 and $2,307,852 respectively.

The assets legally insulated from the general account as of December 31, 2023 are attributed to the following products/transactions:

Product/Transaction	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
ForeRetirement Variable Annuity	$2,191,636	$—
Huntington ForeRetirement Variable Annuity	6,010	—
Forethought Variable Interest Trust	—	144,682
Total	$2,197,646	$144,682

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

Separate account assets held by the Company relate to individual variable annuities of a nonguaranteed nature. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. Some variable annuities provide an incidental death benefit equal to the greater of the highest contract value on a certain date or premium paid and/or a lifetime withdrawal benefit as a portion of highest contract value on a certain date.

The maximum amount associated with death benefit guarantees for 2023 was $328,511 with associated risk charges paid by the separate account to compensate for these risks of $13,802. The maximum amount associated with withdrawal benefit guarantees for 2023 was $999,962 with associated risk charges paid by the separate account of $42,885.

The maximum amount associated with death benefit guarantees for 2022 was $313,436 with associated risk charges paid by the separate account to compensate for these risks of $14,637. The maximum amount associated with withdrawal benefit guarantees for 2022 was $1,089,023 with associated risk charges paid by the separate account of $40,632.

The maximum amount associated with death benefit guarantees for 2021 was $94,704 with associated risk charges paid by the separate account to compensate for these risks of $15,492. The maximum amount associated with withdrawal benefit guarantees for 2021 was $519,263 with associated risk charges paid by the separate account of $42,494.

The maximum amount associated with death benefit guarantees for 2020 was $104,543 with associated risk charges paid by the separate account to compensate for these risks of $16,157. The maximum amount associated with withdrawal benefit guarantees for 2020 was $582,285 with associated risk charges paid by the separate account of $43,245.

Information regarding the Separate Accounts of the Company as of December 31, 2023 and 2022 is as follows:

	Non-Guaranteed Separate Accounts
	2023	2022
Premiums, considerations or deposits	$111,962	$36,663
Reserves for accounts with assets at:
Fair value	2,332,335	2,318,093
By withdrawal characteristics
With market value adjustment	143,639	28,251
At book value without market value adjustment and with current surrender charge of 5% or more	27,775	56,574
At book value without market value adjustment and with current surrender charge of less than 5%	2,160,921	2,233,268
Total	$2,332,335	$2,318,093

Reconciliation of net transfers to / (from) separate accounts as reported in the Statements of Operations for the year ended December 31, 2023, December 31, 2022, and December 31, 2021 is as follows:

	2023	2022	2021
Transfers to separate accounts	$140,544	$68,677	$133,744
Transfers from separate accounts	304,425	264,527	397,253
Net transfers from separate accounts	$(163,881)	$(195,850)	$(263,509)
Reconciling adjustments:
Reinsurance	270,003	223,645	263,509
Transfers as reported in the Statements of Operations	$106,122	$27,795	$—

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2023, 2022 and 2021

(Dollars in thousands)

17.  RECONCILIATION TO ANNUAL STATEMENT

Subsequent to the filing of the Company's Annual Statement in February 2023 and prior to the issuance of the Company's audited financial statements as of and for the year ended December 31, 2022, the Company identified and reclassified balances related to the cash flows which effectively increased mortgage loans foreign exchange in book value and policies in good order reclassifications. A summary reconciliation of the Annual Statement balances to the audited financial statements is as follows:

	Net cash from operations	Net cash from investments	Net cash from financing	Net change in cash
As reported in the 2022 annual statement	$3,041,180	$(5,523,356)	$3,811,500	$1,329,324
2022 Adjustments:
Mortgage loans foreign exchange change in book value reclassification	$2,878	$—	$(2,878)	$—
Policies in good order reclassification	$25,000	$—	$(25,000)	$—
Total	$3,069,058	$(5,523,356)	$3,783,622	$1,329,324

Supplementary Information

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Selected Statutory Basis Financial Data
December 31, 2023

(Dollars in thousands)

Investment income earned
Bonds, term notes and loans	$1,499,699
Preferred stocks (unaffiliated)	539
Preferred stocks (affiliated)	873
Common stocks (unaffiliated)	5,396
Common stocks (affiliated)	392
Mortgage loans	954,393
Premium notes, policy loans and liens	302
Short-term investments	52,092
Other invested assets	269,413
Derivative instruments	(4,595)
Gross investment income	$2,778,504
Other long term assets — statement value	$1,670,678
Bonds and Short-Term Investments by Maturity and Class by Maturity (weighted based on future cashflows) — Statement Value
Due within one year or less	$2,275,610
Over 1 year through 5 years	8,856,744
Over 5 years through 10 years	5,169,786
Over 10 years through 20 years	7,848,200
Over 20 years	5,270,638
Total by maturity	$29,420,978
by Class — Statement Value
Class 1	$20,777,822
Class 2	7,237,986
Class 3	780,359
Class 4	473,127
Class 5	129,390
Class 6	22,294
Total by class	$29,420,978
Total bonds publicly traded	$9,663,845
Total bonds privately placed	19,757,133
Total	$29,420,978
Mortgage loans on real estate by standing (book value including nonadmitted portion):
Commercial mortgages	$11,393,028
Residental mortgages	6,868,472
Total	$18,261,500
Mortgage loans on real estate by by standing (book value):
Good standing	$18,008,392
Interest overdue more than 90 days, not in foreclosure	77,503
Mortgage loans in the process of foreclosure	175,605
Total	$18,261,500
Collateral loans	$132,632
Stock of parents, subsidiaries, and affiliates (book value including nonadmitted portion) — bonds	$—
Preferred stocks — statement value	$53,270
Common stocks — market value	$88,749
Options, Caps & Floors Owned — Statement Value	$666,183

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Selected Statutory Basis Financial Data
December 31, 2023

(Dollars in thousands)

Short-term investments — book value:	$334,111
Cash equivalents — book value	$2,221,056
Cash on deposit	$403,419
$2,958,586
Life insurance in force
Ordinary life	$420,293
Group life	1,631,470
$2,051,763
Annuities
Ordinary
Deferred — fully paid account balance	$26,876,261
Deferred — not fully paid account balance	29
$26,876,290
Group
Fully paid account balance	$1,081,849
Not fully paid account balance	528
$1,082,377
Accident and health insurance — premiums in force:
Ordinary	$67,438
Group	4,530
$71,968
Claim payments:
Other accident and health —
2023	$19,428
2022	$21,310
Claims reserves:
2023	$22,117
2022	$19,925
Deposit funds and dividend accumulations:
Deposit funds — account balance	$6,452,374
Dividend accumulations — account balance	$—

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories
December 31, 2023

(Dollars in thousands)

Investment Risk Interrogatories

1.  The Company's admitted assets as reported in the statutory basis statements of admitted assets, liabilities and capital and surplus is $54,996,100 at December 31, 2023.

2.  The 10 largest exposures to a single issuer/borrower/investment, by investment category, excluding: (i) U.S. government, US Government agency securities and those U.S government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the Company and (iii) policy loans

Investment Category	Issuer	Amount	Percentage of Total Admitted Assets
Long Term Bonds/Other Invested Assets	2.01 MOST Trust 2020- 1	$553,061	1.0%
Long Term Bonds	2.02 VECTOR FUNDED 2021	$502,252	0.9%
Long Term Bonds/Other Invested Assets	2.03 WALR 2019-1, Ltd.	$369,009	0.7%
Long Term Bonds	2.04 FDF 2018-4A	$367,278	0.7%
Long Term Bonds	2.05 THUNDERBIRD 2021-1 FINANCING LP	$365,017	0.7%
Long Term Bonds	2.06 LIGHTNING 2021-1 FINANCING LP	$359,149	0.7%
Long Term Bonds/Mortgages	2.07 ACX Prop II, LLC	$346,712	0.6%
Long Term Bonds/Mortgages	2.08 ACX Prop IV-A, LLC	$343,369	0.6%
Long Term Bonds/Other Invested Assets	2.09 MACT Trust 2019-1	$314,777	0.6%
Long Term Bonds	2.10 KCM HOLDINGS CORP	$310,000	0.6%

3.  The amount and percentage of the Company's total admitted assets held in bonds, short-term investments and cash equivalents, and by NAIC rating is as follows:

NAIC Rating	Amount	Percentage of Total Admitted Assets
Bonds
3.01 NAIC-1	$20,777,822	37.8%
3.02 NAIC-2	$7,237,986	13.2%
3.03 NAIC-3	$780,359	1.4%
3.04 NAIC-4	$473,127	0.9%
3.05 NAIC-5	$129,390	0.2%
3.06 NAIC-6	$22,294	0.0%
	$29,420,978	53.5%
NAIC Rating	Amount	Percentage of Total Admitted Assets
Preferred Stocks
3.07 P/RP-1	$—	0.0%
3.08 P/RP-2	$—	0.0%
3.09 P/RP-3	$—	0.0%
3.10 P/RP-4	$—	0.0%
3.11 P/RP-5	$—	0.0%
3.12 P/RP-6	$53,270	0.1%
	$53,270	0.1%

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories, continued
December 31, 2023

(Dollars in thousands)

4.  Assets held in foreign investments are as follows

	Amount	Percentage of Total Admitted Assets
4.02 Total admitted assets held in foreign investments	$6,087,104	11.1%
4.03 Foreign-currency-denominated investments	$993,205	1.8%
4.04 Insurance liabilities denominated in that same foreign currency		0.0%

5.  Aggregate foreign investment exposure categorized by NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
5.01 Countries rated NAIC-1	$5,817,010	10.6%
5.02 Countries rated NAIC-2	$15,357	0.0%
5.03 Countries rated NAIC-3 or below	$254,738	0.5%

6.  Largest foreign investment exposure to a single country, categorized by the country's NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
Countries rated NAIC-1
6.01 Cayman Islands	$3,399,902	6.2%
6.02 United Kingdom	$878,111	1.6%
Countries rated NAIC-2
6.03 Italy	$15,357	0.0%
Countries rated NAIC-3 or below
6.05 Swaziland	$132,298	0.2%
6.06 Ivory Coast	$111,047	0.2%

a.  Assets held in unhedged foreign currency exposure are less than 2.5% of the Company's total admitted assets.

10.  Ten largest non-sovereign (i.e. non-governmental) foreign issues:

Issuer	NAIC Rating	Amount	Percentage of Total Admitted Assets
10.01 FDF 2018-4A	1	$367,278	0.7%
10.02 WALR 2019-1, Ltd.	1, 2, 3 and NR	$311,379	0.6%
10.03 Blue Eagle 2020-2A, Ltd.	1, 2, 3 and NR	$237,116	0.4%
10.04 OELF 2019-3A	1	$140,250	0.3%
10.05 ORBEA LOGISTICS PORTFOLIO	CM2	$135,092	0.2%
10.06 BNP PARIBAS	1 & 2	$123,660	0.2%
10.07 UBS GROUP AG	1	$111,113	0.2%
10.08 ANCHF 2015-1A	1	$106,779	0.2%
10.09 CGMS 2018-3A	1, 2 & 3	$104,899	0.2%
10.10 BARCLAYS PLC	2	$101,516	0.2%

11.  Assets held in Canadian investments and unhedged Canadian currency exposure are less than 2.5% of the Company's total admitted assets.

12.  Assets held in investments with contractual sales restrictions are less than 2.5% of the Company's total admitted assets.

13.  Assets held in equity interests are less than 2.5% of the Company's total admitted assets.

14.  Assets held in nonaffiliated, privately placed equities are less than 2.5% of the Company's total admitted assets.

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories, continued
December 31, 2023

(Dollars in thousands)

15.  Assets held in general partnership interests are less than 2.5% of the Company's total admitted assets.

16.  With respect to mortgage loans reported in Schedule B, the Company's ten largest aggregate mortgage interests are as follows: The aggregate mortgage interest represents the combined value of all mortgages secured by the same group of properties:

Type	Amount	Percentage of Total Admitted Assets
16.01 Residential	$308,550	0.6%
16.02 Commercial	$195,704	0.4%
16.03 Commercial	$192,168	0.3%
16.04 Commercial	$191,735	0.3%
16.05 Residential	$179,867	0.3%
16.06 Commercial	$178,813	0.3%
16.07 Commercial	$174,299	0.3%
16.08 Commercial	$173,979	0.3%
16.09 Commercial	$170,393	0.3%
16.10 Commercial	$164,880	0.3%

  Amounts and percentages of the Company's total admitted assets held in the following categories of mortgage loans:

	Amount	Percentage of Total Admitted Assets
16.11 Construction loans	$—	0.0%
16.12 Mortgage loans over 90 days past due	$77,503	0.1%
16.13 Mortgage loans in the process of foreclosure	$175,605	0.3%
16.14 Mortgage loans foreclosed	$—	0.0%
16.15 Restructured mortgage loans	$—	0.0%

17.  Aggregate mortgage loans have the following loan-to-value ratios as determined for the most current appraisal as of the statement date:

	Residential		Commercial		Agricultural
Loan to Value	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
17.01 above 95%	$867,459	1.6%	$1,495,839	2.7%	$—	0.0%
17.02 91 to 95%	$30,125	0.1%	$37,134	0.1%	$—	0.0%
17.03 81 to 90%	$436,196	0.8%	$18,177	0.0%	$—	0.0%
17.04 71 to 80%	$1,318,135	2.4%	$867,666	1.6%	$—	0.0%
17.05 below 70%	$4,216,557	7.7%	$8,974,212	16.3%	$—	0.0%
	$6,868,472	12.5%	$11,393,028	20.7%	$—	0.0%

18.  Assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate reported in Schedule A are less than 2.5% of the Company's total admitted assets.

19.  Assets held in mezzanine real estate loans are less than 2.5% of the Company's total admitted assets.

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories, continued
December 31, 2023

(Dollars in thousands)

20.  Amounts and percentages if the reporting entity's total admitted assets subject to the following agreements:

	At Year-End		At End of Each Quarter
	Amount	Percentage	1st Qtr Amount	2nd Qtr Amount	3rd Qtr Amount
20.01 Securities lending (do not include assets held as collateral for such transactions)	$—	0.0%	$—	$—	$—
20.02 Repurchase agreements	$1,355,541	2.5%	$312,232	$814,068	$319,734
20.03 Reverse repurchase agreements	$—	0.0%	$—	$—	$—
20.04 Dollar repurchase agreements	$—	0.0%	$—	$—	$—
20.05 Dollar reverse repurchase agreements	$—	0.0%	$—	$—	$—

21.  Amounts and percentages of the reporting entity's total admitted assets for warrants attached to other financial instruments, options, caps and floors:

	Owned		Written
	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
21.01 Hedging	$691,072	1.3%	$(20,087)	0.0%
21.01 Income generation	$—	0.0%	$—	0.0%
21.01 Other	$—	0.0%	$—	0.0%
	$691,072	1.3%	$(20,087)	0.0%

22.  Amounts and percentages of the reporting entity's total admitted assets of potential exposure for collars, swaps and forwards:

	At Year-End		At End of Each Quarter
	Amount	Percentage	1st Qtr Amount	2nd Qtr Amount	3rd Qtr Amount
22.01 Hedging	$131,670	0.2%	$89,961	$129,527	$129,429
22.02 Income generation	$—	0.0%	$—	$—	$—
22.03 Replications	$—	0.0%	$—	$—	$—
22.04 Other	$—	0.0%	$—	$—	$—

23.  Amounts and percentages of the reporting entity's total admitted assets of potential exposure for future contracts:

	At Year-End		At End of Each Quarter
	Amount	Percentage	1st Qtr Amount	2nd Qtr Amount	3rd Qtr Amount
23.01 Hedging	$22,595	0.0%	$18,202	$21,052	$19,719
23.02 Income generation	$—	0.0%	$—	$—	$—
23.03 Replications	$—	0.0%	$—	$—	$—
23.04 Other	$—	0.0%	$—	$—	$—

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Summary Investment Schedule
For the Year Ended December 31, 2023

(Dollars in thousands)

	Gross Investment Holdings*		Admitted Assets as Reported in the Annual Statement
	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
Investment Categories
Long term bonds:
U.S. governments	$125,817	0.24%	$125,817	0.24%
All other governments	76,411	0.14%	76,411	0.14%
U.S. states, territories and possessions, etc. guaranteed	99,911	0.19%	99,911	0.19%
U.S. political subdivisions of states, territories, and possessions, guaranteed	41,438	0.08%	41,438	0.08%
U.S. special revenue and special assessment obligations, etc. non-guaranteed	1,304,074	2.46%	1,304,074	2.46%
Industrial and miscellaneous	18,059,753	34.01%	18,059,753	34.04%
Hybrid securities	55,969	0.11%	55,969	0.11%
Parent, subsidiaries and affiliates	8,843,184	16.65%	8,843,184	16.67%
SVO identified funds	—	—%	—	—%
Unaffiliated bank loans	482,443	0.91%	482,443	0.91%
Total long-term bonds	29,089,001	54.78%	29,089,001	54.83%
Preferred stocks:
Industrial and miscellaneous (unaffiliated)	53,270	0.10%	53,270	0.10%
Parent, subsidiaries and affiliates	—	—%	—	—%
Total preferred stocks	53,270	0.10%	53,270	0.10%
Common stocks:
Industrial and miscellaneous publicly traded (unaffiliated)	79,425	0.15%	79,425	0.15%
Industrial and miscellaneous other (unaffiliated)	9,324	0.02%	9,324	0.02%
Parent, subsidiaries and affiliates Other	—	—%	—	—%
Total common stocks	88,749	0.17%	88,749	0.17%
Mortgage loans:
Farm mortgages	—	—%	—	—%
Residential mortgages	6,868,472	12.93%	6,868,472	12.95%
Commercial mortgages	10,945,772	20.61%	10,945,772	20.63%
Mezzanine real estate loans	447,256	0.84%	447,256	0.84%
Total mortgage loans	18,261,500	34.39%	18,261,500	34.42%
Real estate:
Properties held for sale	2,882	0.01%	2,882	0.01%
Total real estate	2,882	0.01%	2,882	0.01%
Cash	403,419	0.76%	403,419	0.76%
Cash equivalents	2,221,056	4.18%	2,221,056	4.19%
Short-term investments	334,111	0.63%	334,111	0.63%
Contract loans	3,605	0.01%	3,605	0.01%
Derivatives	684,290	1.29%	684,290	1.29%
Other invested assets	1,525,694	2.87%	1,525,694	2.88%
Receivables for securities	434,355	0.82%	381,581	0.72%
Total invested assets	$53,101,932	100.00%	$53,049,158	100.00%

*  Gross investment holdings as valued in compliance with the NAIC Accounting Practices and Procedures Manual

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Reinsurance Disclosures
For the Year Ended December 31, 2023

(Dollars in thousands)

The following information regarding reinsurance contracts is presented to satisfy the disclosure requirements in SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance, which apply to reinsurance contracts entered into, renewed or amended on or after January 1, 1996.

1.  Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is subject to Appendix A-791, Life and Health Reinsurance Agreements, and includes a provision that limits the reinsurer's assumption of significant risks identified in Appendix A-791?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or similar effect.		Yes ☐	No ☒
If yes, indicate the number of reinsurance contracts to which such provisions apply: __________
If yes, indicate if deposit accounting was applied for all contracts subject to Appendix A-791 that limit significant risks.	Yes ☐	No ☐	N/A ☐

2.  Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is not subject to Appendix A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer's assumption of risk?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.		Yes ☐	No ☒
If yes, indicate the number of reinsurance contracts to which such provisions apply: __________
If yes, indicate whether the reinsurance credit was reduced for the risk-limiting features.	Yes ☐	No ☐	N/A ☐

3.  Does the Company have any reinsurance contracts (other than reinsurance contracts with a federal or state facility) that contain one or more of the following features which result in delays in payment in form or in fact:

a.  Provisions that permit the reporting of losses to be made less frequently than quarterly;

b.  Provisions that permit settlements to be made less frequently than quarterly;

c.  Provisions that permit payments due from the reinsurer to not be made in cash within ninety (90) days of the settlement date (unless there is no activity during the period); or

d.  The existence of payment schedules, accumulating retentions from multiple years, or any features inherently designed to delay timing of the reimbursement to the ceding entity.

e.	Yes ☐	No ☒

4.  Has the Company reflected reinsurance accounting credit for any contracts that are not subject to Appendix A-791 and not yearly renewable term reinsurance, which meet the risk transfer requirements of SSAP No. 61R?

Type of contract:	Response:	Identify reinsurance contract(s):	Has the insured event(s) triggering contract coverage been recognized?
Assumption reinsurance — new for the reporting period	Yes ☐ No ☒		N/A
Non-proportional reinsurance, which does not result in significant surplus relief	Yes ☐ No ☒		Yes ☐ No ☐ N/A ☐

Forethought Life Insurance Company

(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Reinsurance Disclosures, continued
For the Year Ended December 31, 2023

(Dollars in thousands)

5.  Has the Company ceded any risk in a reinsurance agreement that is not subject to Appendix A-791 and not yearly renewable term reinsurance, under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statements, and either:

a. Accounted for that contract as reinsurance under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or	Yes ☐	No ☐	N/A ☒
b. Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?	Yes ☐	No ☐	N/A ☒
If the answer to item (a) or item (b) is yes, include relevant information regarding GAAP to SAP differences to explain why the contract(s) is treated differently for GAAP and SAP below:
________________________________________________________________________________

APPENDIX A: STATE VARIATIONS

The following information is a summary of the states where the ForeStructured Growth II and the ForeStructured Growth II Advisory Contract or certain features and/or benefits vary from the Contract's features and benefits as previously described in this prospectus. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. The state in which your Contract is issued also governs whether or not certain options are available or will vary under your Contract. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract. Currently, the Contract is not available in California, District of Columbia, Iowa, Louisiana, Maryland, Missouri, Montana, New Jersey, Oregon, and Virginia.

State	Feature/Benefit	Variation
Connecticut	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Florida	Annuity Payments	The full Contract Value applied to an Annuity Option is not reduced for Withdrawal Charges or a Market Value Adjustment.
Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 21 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

Georgia	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Hawaii	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Idaho	Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

Illinois	Market Value Adjustment

The minimum non-forfeiture amount is the minimum amount under the Contract, as required by the state in which the Contract is delivered, available for a full withdrawal of Contract Value, payable as a Death Benefit, or applied to an Annuity Option.

Massachusetts	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Minnesota	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Nevada	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

State	Feature/Benefit	Variation
New Hampshire	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

North Carolina	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Oklahoma	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Rhode Island	Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Texas	Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

Suspension of Payments, Performance Lock Requests, or Reallocations	We may suspend or delay the payment of Death Benefits and withdrawals, the calculation of Annuity Payments, Performance Lock requests, and reallocations when We cannot calculate a Strategy Contract Value due to the New York Stock Exchange being closed (other than customary weekend and holiday closings).
If a value for a Strategy Interim Value cannot be obtained on any day due to any of these circumstances, We will use the Strategy Interim Value on the first succeeding Valuation Day the value is available, unless the Strategy Interim Value cannot be obtained each of the eight scheduled Valuation Days immediately following the scheduled Valuation Day. In that case, the eighth scheduled Valuation Day shall be deemed to be the Valuation Day, notwithstanding the fact that such day the Strategy Interim Value cannot be obtained, and We shall determine the level of the Index as of the Valuation Time on that eighth scheduled Valuation Day in accordance with the formula for and method of calculating the Index last in effect prior to the occurrence of the first Valuation Day the Strategy Interim Value could not be obtained, notwithstanding the fact that the value for the Index was available on such date. page return here so there is a space between paragraphs.

State	Feature/Benefit	Variation
Utah	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Market Value Adjustment

The MVA amount is the MVA Percentage multiplied by the portion of the Withdrawal Amount that exceeds the Free Withdrawal Amount that is deducted from each Strategy Contract Value. The MVA is not applicable to amounts withdrawn from the One Year Fixed Strategy Value. The Withdrawal Amount that exceeds the Free Withdrawal Amount deducted from each Strategy Contract Value and the One Year Fixed Strategy Value is in the proportion that each Strategy Contract Value and the One Year Fixed Strategy Contract Value bears to the total Contract Value immediately before that withdrawal.

Washington	Market Value Adjustment

The MVA amount is the MVA Percentage multiplied by the portion of the Withdrawal Amount that exceeds the Free Withdrawal Amount that is deducted from each Strategy Contract Value. The MVA is not applicable to amounts withdrawn from the One Year Fixed Strategy Value. The Withdrawal Amount that exceeds the Free Withdrawal Amount deducted from each Strategy Contract Value and the One Year Fixed Strategy Value is in the proportion that each Strategy Contract Value and the One Year Fixed Strategy Contract Value bears to the total Contract Value immediately before that withdrawal.

West Virginia	Right to Examine

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Wyoming	Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 30 after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

APPENDIX B: STRATEGY INTERIM VALUE

We calculate the Strategy Interim Value on each Valuation Day other than the first and last day of the Strategy Term. We will apply the Strategy Interim Value if amounts are withdrawn or otherwise removed from an Indexed Strategy before the end of a Strategy Term, which may result in significant loss. The types of transactions to which We may apply Strategy Interim Value include partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, cancellation, annuitization, Death Benefit payments, Performance Lock, and deductions for Rider Charges. We also use the Strategy Interim Value to determine how much the Indexed Strategy Base is reduced following a Strategy Interim Value transaction.

The Strategy Interim Value reflects the current value of each Indexed Strategy, taking into account market data for referenced Index and the time elapsed in the Strategy Term. It estimates the value of option contracts We may purchase that replicate Our obligation to calculate the Index Credit at the end of a Strategy Term and to assure We can meet Our payment obligations under the Indexed Strategy.

The Strategy Interim Value may be less than the beginning Strategy Contract Value even when the term-to-date Index performance is positive. This is due to, among other factors, external market inputs for volatilities, interest rates and dividends used in the valuation. The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day, reflecting the possibility, among other factors, that if the Contract Value remained invested in the Indexed Strategy, the Index Return may be lower or negative at the end of the Strategy Term. The Strategy Interim Value reflects the amortization of the beginning Strategy Interim Value which represents the estimated cost of entering into the hypothetical derivatives at the beginning of the Strategy Term for each strategy. As a result, the estimated cost of entering and exiting the hypothetical derivatives results in a lower Strategy Interim Value.

•  The Derivative Asset Proxy reflects Our valuation of a hypothetical portfolio of derivative instruments that replicates the derivative assets We hold to support an Indexed Strategy. For each Indexed Strategy, it is calculated each Valuation Day based on the Indexed Strategy Base and the Market Value of Options which, as described further below, is Our valuation of derivative instruments that We hold to support of Our payment obligations.

•  The Fixed Income Asset Proxy is a component of the Strategy Interim Value formula and is also used in the calculation of MVAs. It reflects Our valuation of a hypothetical portfolio of fixed income instruments that replicates the fixed income assets We hold to support an Indexed Strategy. For each Indexed Strategy, it is calculated each Valuation Day based on the Indexed Strategy Base, the Market Value of Options on the Starting Index Date, the number of days elapsed in the Strategy Term, and the Daily Fixed Income Asset Proxy Interest Rate, as described further below.

For example, assume you are halfway through the Contract Year and all of your premium is allocated to an Indexed Strategy. Furthermore, assume that you elect to take a full surrender before the end of the Strategy Term, at which time the Derivative Asset Proxy is $7,500 and the Fixed Income Asset Proxy is $97,500. The Strategy Interim Value is calculated as the sum of the Derivative Asset Proxy and Fixed Income Asset Proxy, so your Strategy Interim Value is $105,000. Upon the full surrender in this example, you may also be subject to Withdrawal Charges and an MVA.

We calculate the Derivative Asset Proxy and the Fixed Income Asset Proxy on each Valuation Day during the Strategy Term, not only the Valuation Days on which We calculate Strategy Interim Value, as the Derivative Asset Proxy and Fixed Income Asset Proxy values on any given Valuation Day are used for calculating potential MVAs and/or future Strategy Interim Values.

On the first day of the Strategy Term, the Strategy Contract Value is equal to Indexed Strategy Base. The Indexed Strategy Base on that day will be used to determine the initial Derivative Asset Proxy and Fixed Income Asset Proxy values for the Strategy Term, as follows:

The Derivative Asset Proxy on the first day of the Strategy Term is determined as [A x B], where

A = Indexed Strategy Base
B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations

The Fixed Income Asset Proxy on the first day of the Strategy Term is determined as [A x (1 – B)], where

A = Indexed Strategy Base
B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations

On each Valuation Day on which We calculate Strategy Interim Value, the Strategy Interim Value is equal to [(3) + (4)], where

(3) = Derivative Asset Proxy is determined as [A x D], where

A = Indexed Strategy Base
D = Market Value of Options as of the end of the preceding Valuation Day

(4) = Fixed Income Asset Proxy on any Valuation Day prior to the end of the Strategy Term. It is determined as [A * (1 – B) x (1 + FE)], where

A = Indexed Strategy Base
B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations
E = Number of calendar days elapsed in the Strategy Term

F = A rate of interest referred to as the Daily Fixed Income Asset Proxy Interest Rate. It is determined as , where
B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations
G= Number of calendar days in the Strategy Term

On the last Valuation Day of the Strategy Term, We calculate the Derivative Asset Proxy and Fixed Income Asset Proxy in the same manner as a Valuation Day on which We calculate Strategy Interim Value, as described above.

The Market Value of Options is Our valuation of derivative instruments that We hold to support Our payment obligations and is intended to reflect Our risk that the Index will suffer a loss at the end of the Strategy Term based on the current volatility of the Index, Index performance, the time remaining in the Strategy Term and changes in prevailing interest rates. The calculation may result in values that are higher or lower than the values obtained from using other methodologies and models. It may also be higher or lower than actual market prices of similar or identical derivatives. As a result, the Strategy Interim Value you receive may be higher or lower than what other methodologies and models would produce.

We determine the methodology used to value the options contracts, which methodology may result in values that may vary higher or lower from other valuation estimates or from the actual selling price of identical options contract. Such variances may differ from Indexed Strategy to Indexed Strategy and from day to day.

The Derivative Asset Proxy uses a market value methodology to value replicating the portfolio of options that support this product. For each strategy, methods for valuing derivatives are based on market consistent inputs, such as from third party vendors.

The Fixed Income Asset Proxy accrues at Daily Fixed Income Asset Proxy Interest Rate and represents Indexed Strategy Base adjusted by amortization of the value of Derivative Asset Proxy as of the Issue Date that We purchase to support Our payment obligations on the first day of the Strategy Term.

Example of Strategy Interim Value for any Indexed Strategies Other than Dual Directional Yield

Date	Index Value	Market Value of Options	Derivative Asset Proxy(1)	Fixed Income Asset Proxy(2)	Daily Fixed Income Asset Proxy Interest Rate	Indexed Strategy Base	Strategy Interim Value(3)
1/3/2025	1,000	5.00%
1/4/2025	1,005	5.20%	$5,000.00	$95,000.00	0.01405%	$100,000.00	$100,000.00
1/5/2025	1,010	5.50%	$5,200.00	$95,013.35		$100,000.00	$100,213.35
1/6/2025	1,015	5.75%	$5,500.00	$95,026.70		$100,000.00	$100,526.70
6/29/2025	1,020	4.55%		$97,378.95
6/30/2025	980	-1.00%	$4,550.00	$97,392.64		$100,000.00	$101,942.64
7/1/2025	1,080	8.40%	($1,000.00)	$97,406.33		$100,000.00	$96,406.33
7/2/2025	1,070	7.90%	$8,400.00	$97,420.02		$100,000.00	$105,820.02

(1)  The Derivative Asset Proxy is calculated as Market Value of Options multiplied by Indexed Strategy Base. The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options at the end of the preceding Valuation Day. The Market Value of Options after Issue Date represents bid-side price if We would unwind the options in market.

At 6/30/2025, the Derivative Asset Proxy is calculated as 4.55% * $100,000 = $4,550

At 7/1/2025, the Derivative Asset Proxy is calculated as (1.00%) * $100,000 = ($1,000)

At 7/2/2025, the Derivative Asset Proxy is calculated as 8.40% * $100,000 = $8,400

(2)  The Fixed Income Asset Proxy is calculated as the Indexed Strategy Base multiplied one minus the Market Value of Options as of the Starting Index Date multiplied by sum of one and Daily Fixed Income Asset Proxy Interest Rate to the power of the number of calendar days elapsed in the Strategy Term. For this example, the Strategy Term begins on 1/4/2025, and is one year. The number of days in the Strategy Term is 365.

At 6/30/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1 – 5%) * (1 + 0.01405%) ^ 177 = $97,392.64

At 7/1/2025, the Fixed Income Asset Proxy is calculated as $100,000 *(1 – 5%)* (1 + 0.01405%) ^ 178 = $97,406.33

At 7/2/2025, the Fixed Income Asset Proxy is calculated as $100,000 *(1 – 5%)* (1 + 0.01405%) ^ 179 = $97,420.02

(3)  The Strategy Interim Value is calculated as the Derivative Asset Proxy plus the Fixed Income Asset Proxy. The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options at the end of the preceding Valuation Day. The Fixed Income Asset Proxy used in the calculation of the Strategy Interim Value is based on the number of calendar days elapsed in the Strategy Term.

At 6/30/2025, the Strategy Interim Value is calculated as $4,550 + $97,392.64 = $101,942.64

At 7/1/2025, the Strategy Interim Value is calculated as ($1,000) + $97,406.33 = $96,406.33

At 7/2/2025, the Strategy Interim Value is calculated as $8,400 + $97,420.02 = $105,820.02

The Strategy Interim Value on a particular Valuation Day is not the Strategy Interim Value that the Contract would transact at. You will not know the Strategy Interim Value the Contract will transact at when you notify Us to transact on the Contract. For example, if you submit a withdrawal request on 6/29/2025, the withdrawal will be processed on 7/1/2025 at a Strategy Interim Value of $96,406.33.

The Strategy Interim Value on 7/1/2025 will not be known at the time the withdrawal request was submitted.

Example of Strategy Interim Value for Dual Directional Yield

Date	Index Value	Market Value of Options	Derivative Asset Proxy(1)	Fixed Income Asset Proxy(2)	Daily Fixed Income Asset Proxy Interest Rate	Indexed Strategy Base	Strategy Interim Value(3)	Performance Credit(4)
1/3/2025	1,000	26.00%
1/4/2025	1,005	25.00%	$26,000.00	$74,000.00	0.01374%	$100,000.00	$100,000.00
1/5/2025	1,010	25.50%	$25,000.00	$74,010.17		$100,000.00	$99,010.17
1/6/2025	1,015	26.25%	$25,500.00	$74,020.34		$100,000.00	$99,520.34
4/2/2025	1,065	28.00%		$74,900.37
4/3/2025	1,065	26.00%	$28,000.00	$74,910.66		$100,000.00	$102,910.66
4/4/2025	1,075	26.50%	$26,000.00	$74,920.96		$100,000.00	$100,920.96	$2,000
4/5/2025	1,070	25.75%	$26,500.00	$74,931.25		$100,000.00	$101,431.25
4/2/2026	730	1.00%		$78,753.29
4/3/2026	700	-3.00%	$1,000.00	$78,764.11		$100,000.00	$79,764.11
4/4/2026	680	-5.50%	$(3,000.00)	$78,774.94		$100,000.00	$75,774.94	$0
4/5/2026	720	-0.50%	$(5,500.00)	$78,785.76		$100,000.00	$73,285.76

(1)  The Derivative Asset Proxy is calculated as Market Value of Options multiplied by Indexed Strategy Base. The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options as the end of the preceding Valuation Day. The Market Value of Options after Issue Date (1/4/2025 in this Example) represents bid-side price if We would unwind the options in market.

At 1/5/2025, the Derivative Asset Proxy is calculated as 25.00% * $100,000 = $25,000

At 1/6/2025, the Derivative Asset Proxy is calculated as 25.50% * $100,000 = $25,500

At 4/3/2025, the Derivative Asset Proxy is calculated as 28.00% * $100,000 = $28,000

At 4/4/2025, the Derivative Asset Proxy is calculated as 26.00% * $100,000 = $26,000

At 4/5/2025, the Derivative Asset Proxy is calculated as 26.50% * $100,000 = $26,500

At 4/3/2026, the Derivative Asset Proxy is calculated as 1.00% * $100,000 = $1,000

At 4/4/2026, the Derivative Asset Proxy is calculated as (3.00%) * $100,000 = ($3,000)

At 4/5/2026, the Derivative Asset Proxy is calculated as (5.50%) * $100,000 = ($5,500)

(2)  The Fixed Income Asset Proxy is calculated as the Indexed Strategy Base multiplied one minus the Market Value of Options as of the Starting Index Date multiplied by sum of one and Daily Fixed Income Asset Proxy Interest Rate to the power of the number of calendar days elapsed in the Strategy Term. For this example, the Strategy Term begins on 1/4/2025, and is six years. The number of days in the Strategy Term is 2,191.

At 1/5/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1 – 26%) * (1 + 0.01374%) ^ 1 = $74,010.17

At 1/6/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1 – 26%) * (1 + 0.01374%) ^ 2 = $74,020.34

At 4/3/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1 – 26%) * (1 + 0.01374%) ^ 89 = $74,910.66

At 4/4/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1 – 26%) * (1 + 0.01374%) ^ 90 = $74,920.96

At 4/5/2025, the Fixed Income Asset Proxy is calculated as $$100,000*(1 – 26%) * (1 + 0.01374%) ^ 91 = $74,931.25

At 4/3/2026, the Fixed Income Asset Proxy is calculated as $$100,000*(1 – 26%) * (1 + 0.01374%) ^ 454 = $78,764.11

At 4/4/2026, the Fixed Income Asset Proxy is calculated as $$100,000*(1 – 26%) * (1 + 0.01374%) ^ 455 = $78,774.94

At 4/5/2026, the Fixed Income Asset Proxy is calculated as $$100,000*(1 – 26%) * (1 + 0.01374%) ^ 456 = $78,785.76

(3)  The Strategy Interim Value is calculated as the Derivative Asset Proxy plus the Fixed Income Asset Proxy. The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options as the end of the preceding Valuation Day. The Fixed Income Asset Proxy used in the calculation of the Strategy Interim Value is based on the number of calendar days elapsed in the Strategy Term.

At 1/5/2025, the Strategy Interim Value is calculated as $25,000 + $74,010.17 = $99,010.17

At 1/6/2025, the Strategy Interim Value is calculated as $25,500 + $74,020.34 = $99,520.34

At 4/3/2025, the Strategy Interim Value is calculated as $28,000 + $74,910.66 = $102,910.66

At 4/4/2025, the Strategy Interim Value is calculated as $26,000 + $74,920.96 = $100,920.96

At 4/5/2025, the Strategy Interim Value is calculated as $26,500 + $74,931.25 = $101,431.25

At 4/3/2026, the Strategy Interim Value is calculated as $1,000 + $78,764.11 = $79,764.11

At 4/4/2026, the Strategy Interim Value is calculated as ($3,000) + $78,774.94 = $75,774.94

At 4/5/2026, the Strategy Interim Value is calculated as ($5,500) + $78,785.76 = $73,285.76

(4)  A Performance Credit is calculated as the Performance Credit Rate multiplied by Indexed Strategy Base

At the 4/4/2025 Quarterly Anniversary, the Index Value on the Index Observation Date for that Quarterly Anniversary is 1,065. The Index Percentage Base is calculated as Index Value as of the Index Observation Date (1065) divided by the Index Value as of the Starting Index Date (1000):1065/1000=106.5% which is higher than Performance Trigger (80%). The Performance Credit Rates are calculated as 2%, equal to the Performance Yield (8%) divided by 4. The Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base, 2%* $100,000 = $2,000.

At the 4/4/2026 Quarterly Anniversary, the Index Value on the Index Observation Date for that Quarterly Anniversary is 700. The Index Percentage Base is 700/1000=70% which is less than Performance Trigger (80%). The Performance Credit Rates are calculated as 0%. The Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base, 0%* $100,000 = $0.

Example of Strategy Interim Value with Partial Withdrawal

Date	Market Value of Options	Derivative Asset Proxy prior to Withdrawal(4)	Fixed Income Asset Proxy prior to Withdrawal(5)	Indexed Strategy Base prior to Withdrawal	Strategy Interim Value prior to Withdrawal(1)(6)	Gross Withdrawal from Strategy Interim Value	Indexed Strategy Base after Withdrawal(3)	Strategy Interim Value after Withdrawal(2)
1/3/2025	5.00%
1/4/2025	5.20%	$5,000.00	$95,000.00	$100,000.00	$100,000.00		$100,000.00	$100,000.00
1/5/2025	5.50%	$5,200.00	$95,013.35	$100,000.00	$100,213.35		$100,000.00	$100,213.35
1/6/2025	5.75%	$5,500.00	$95,026.70	$100,000.00	$100,526.70		$100,000.00	$100,526.70
6/29/2025	4.55%		$97,378.95
6/30/2025	-1.00%	$4,550.00	$97,392.64	$100,000.00	$101,942.64		$100,000.00	$101,942.64
7/1/2025	8.40%	$(1,000.00)	$97,406.33	$100,000.00	$96,406.33	$25,000.00	$74,068.09	$71,406.33
7/2/2025	7.90%	$6,221.72	$72,157.15	$74,068.09	$78,378.87		$74,068.09	$78,378.87

For this example, assume a $25,000 partial withdrawal was requested on 6/29/2025 prior to the end of the Valuation Day. The withdrawal would be processed 7/1/2025.

(1)  The Strategy Interim Value prior to withdrawal is calculated as the Derivative Asset Proxy prior to withdrawal plus the Fixed Income Asset Proxy prior to withdrawal.

At 7/1/2025, the Strategy Interim Value prior to withdrawal is calculated as ($1,000) + $97,406.33 = $96,406.33

(2)  The $25,000 partial withdrawal is reduced from the Strategy Interim Value.

At 7/1/2025, the Strategy Interim Value after the withdrawal is calculated as $96,406.33 – $25,000 = $71,406.33

(3)  The Indexed Strategy Base after withdrawal is reduced by the withdrawal in the same proportion that the Strategy Interim Value is reduced by the withdrawal.

At 7/1/2025, the residual factor after withdrawal is derived as [1 – (partial withdrawal) / (Strategy Interim Value prior to the withdrawal)] = (1 – ($25,000 / $96,406.33)] = 0.7406809.

At 7/1/2025, the Indexed Strategy Base after the withdrawal is calculated as the Indexed Strategy Base prior to the withdrawal multiplied by this residual factor after withdrawal, $100,000 * 0.7406809 = $74,068.09

(4)  The Derivative Asset Proxy prior to withdrawal is calculated as the Market Value of Options as of the prior Valuation Day prior to withdrawal multiplied by the Indexed Strategy Base prior to withdrawal.

At 7/2/2025, the Derivative Asset Proxy prior to withdrawal is calculated as 8.4% * $74,068.09 = $6,221.72

(5)  On 7/2/2025, The Fixed Income Asset Proxy is calculated as Indexed Strategy Base multiplied one minus the Market Value of Options as of the Starting Index Date multiplied by sum of one plus Daily Fixed Income Asset Proxy Interest Rate raised to the power of the number of calendar days elapsed in the Strategy Term.

On 7/2/2025, the Fixed Income Asset Proxy is calculated as $74,068.09 * (1 – 5%) * (1 + 0.01405%)^179 = $72,157.15

(6)  The Strategy Interim Value calculated as the Derivative Asset Proxy plus the Fixed Income Asset Proxy.

At 7/2/2025, the Strategy Interim Value is calculated as $6,221.72 + $72,157.15 = $78,378.87

APPENDIX C: PERFORMANCE CREDIT ACCOUNT VALUE

Any positive Performance Credits under any Dual Directional Yield Indexed Strategy will be allocated to the Performance Credit Account.

The Performance Credit Account Value accrues at Performance Credit Account interest rate. A fixed Performance Credit Account interest rate with 1-year term will be declared at the beginning of the Contract Year.

Example of Performance Credits and Performance Credit Account Value

Date	Index Value	Performance Trigger for Dual Directional Yield Strategy	Index Percentage Base for Dual Directional Yield Strategy(1)	Performance Yield for Dual Directional Yield Strategy(2)	Indexed Strategy Base for Dual Directional Yield Strategy	Performance Credit Allocated to Performance Credit Account(3)	Performance Credit Account Interest Rate	Performance Credit Account Value(4)
1/3/2025	1,000	80%
1/4/2025	1,005		100%		$100,000.00		1.00%	$0.00
4/2/2025	1,065						1.00%	$0.00
4/3/2025	1,065				$100,000.00		1.00%	$0.00
4/4/2025	1,075		106.5%	8.00%	$100,000.00	$2,000.00	1.00%	$2,000.00
7/2/2025	950						1.00%	$2,004.86
7/3/2025	930				$100,000.00		1.00%	$2,004.91
7/4/2025	975		93%	8.00%	$100,000.00	$2,000.00	1.00%	$4,004.97
10/2/2025	1,005						1.00%	$4,014.81
10/3/2025	1,025				$100,000.00		1.00%	$4,014.92
10/4/2025	1,045		102.5%	8.00%	$100,000.00	$2,000.00	1.00%	$6,015.02
1/2/2026	1,005						1.00%	$6,029.80
1/3/2026	1,025				$100,000.00		1.00%	$6,029.97
1/4/2026	1,045		102.5%	8.00%	$100,000.00	$2,000.00	1.50%	$8,030.13
4/2/2026	730						1.50%	$8,059.01
4/3/2026	700				$100,000.00		1.50%	$8,059.34
4/4/2026	680		70%	8.00%	$100,000.00	$0.00	1.50%	$8,059.66

(1)  The Index Percentage Base is calculated only on quarterly Index Observation Dates. The Index Percentage Base is calculated as A divided by B, where A is the Index Value as of the Index Observation Date and B is the Index Value as of the Starting Index Date = 1,065 / 1,000 = 106.5%.

(2)  The Performance Yield is the annual rate that is declared in advance of each Strategy Term and is guaranteed not to change for the Strategy Term.

(3)  The Performance Credit is the quarterly credit calculated for the Dual Directional Yield strategy. On an Index Observation Date, the Performance Credit Rate is calculated. If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Rate will be positive, calculated as the Performance Yield divided by 4. Otherwise, the Performance Credit Rate is equal to zero. The Performance Credit Rate is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base. At 4/4/2025, the Performance Credit will be positive since 106.5% >= 80%. The Performance Credit Rate is equal to 8.0% /4 = 2.00. The Performance Credit is equal to the Performance Credit Rate multiplied by the Indexed Strategy Base = 2.00% x 100,000 = $2,000.

(4)  The Performance Credit Account Value is calculated as the Performance Credit plus the (Performance Credit Account Value of preceding Valuation Day multiplied by sum of one and Performance Credit Account interest rate to the power of the number of calendar days between the current Valuation Day and preceding Valuation Day over the number of calendar days during the current Strategy Term). For this example, the Performance Credit Account interest rate is 1.00% during the first year of the Strategy Term and 1.50% during the second year of the Strategy Term.

At 4/4/2025, the Performance Credit Account Value is calculated as $2,000.00 + $0.00 * (1 + 1.00%) ^ (1 / 365) = $2,000.00

At 7/4/2025, the Performance Credit Account Value is calculated as $2,000.00 + $2,004.91 * (1 + 1.00%) ^ (1 / 365) = $4,004.97

At 10/4/2025, the Performance Credit Account Value is calculated as $2,000.00 + $4,014.92 * (1 + 1.00%) ^ (1 / 365) = $6,015.02

At 1/4/2026, the Performance Credit Account Value is calculated as $2,000.00 + $6,029.97 * (1 + 1.00%) ^ (1 / 365) = $8,030.13

At 4/4/2026, the Performance Credit Account Value is calculated as $0.00 + $8,059.34 * (1 + 1.50%) ^ (1 / 365) = $8,059.66

Performance Credit Account Value with Partial Withdrawal

Date	Performance Credit	Performance Credit Account Interest Rate	Performance Credit Account Value prior to Withdrawal(1)	Strategy Interim Value prior to Withdrawal	Gross Withdrawal	Gross Withdrawal from Performance Credit Account Value(2)	Gross Withdrawal from Strategy Interim Value(3)	Performance Credit Account Value after Withdrawal(4)	Strategy Interim Value after Withdrawal(5)
1/3/2025
1/4/2025		1.00%	$0.00	$100,027.03				$0.00	$100,027.03
4/2/2025		1.00%	$0.00	$100,036.18				$0.00	$100,036.18
4/3/2025		1.00%	$0.00	$100,052.63				$0.00	$100,052.63
4/4/2025	$2,000.00	1.00%	$2,000.00	$100,021.98				$2,000.00	$100,021.98
7/2/2025		1.00%	$2,004.86	$99,965.86				$2,004.86	$99,965.86
7/3/2025		1.00%	$2,004.91	$100,078.70				$2,004.91	$100,078.70
7/4/2025	$2,000.00	1.00%	$4,004.97	$99,907.33				$4,004.97	$99,907.33
10/2/2025		1.00%	$4,014.81	$100,017.08				$4,014.81	$100,017.08
10/3/2025		1.00%	$4,014.92	$100,081.26				$4,014.92	$100,081.26
10/4/2025	$2,000.00	1.00%	$6,015.02	$100,051.99				$6,015.02	$100,051.99
1/2/2026		1.00%	$6,029.80	$99,987.52				$6,029.80	$99,987.52
1/3/2026		1.00%	$6,029.97	$100,005.40				$6,029.97	$100,005.40
1/4/2026	$2,000.00	1.50%	$8,030.13	$99,918.82				$8,030.13	$99,918.82
4/2/2026		1.50%	$8,059.01	$100,049.58				$8,059.01	$100,049.58
4/3/2026		1.50%	$8,059.34	$100,049.91	$5,000.00	$5,000.00	$0.00	$3,059.34	$100,049.91
4/4/2026	$0.00	1.50%	$3,059.46	$99,997.40	$28,059.46	$3,059.46	$25,000.00	$0.00	$74,997.40

For this example, assume $5,000 and $28,059.46 partial withdrawals were requested on 4/1/2026 and 4/2/2026 prior to the end of the Valuation Day. The withdrawal would be processed on 4/3/2026 and 4/4/2026, respectively.

(1)  The Performance Credit Account Value is calculated as the Performance Credit plus the (Performance Credit Account Value of preceding Valuation Day multiplied by sum of one and Performance Credit Account interest rate to the power of the number of calendar days between the current day and preceding Valuation Day over the number of calendar days during the current Strategy Term). For this example, the Performance Credit Account interest rate is 1.00% during the first year of the Strategy Term and 1.50% during the second year of the Strategy Term.

At 4/3/2026, the Performance Credit Account Value prior to withdrawal is calculated as $8,059.01 * (1 + 1.50%) ^ (1/365) = $8,059.34

At 4/4/2026, the Performance Credit Account Value prior to withdrawal is calculated as $3,059.34 * (1 + 1.50%) ^ (1/365) = $3,059.46

(2)  The Gross Withdrawal from Performance Credit Account Value is calculated as the minimum between withdrawal and Performance Credit Account Value prior to withdrawal.

At 4/3/2026, the Gross Withdrawal from Performance Credit Account Value is calculated as Min ($5,000.00, $8,059.34) = $5,000.00

At 4/4/2026, the Gross Withdrawal from Performance Credit Account Value is calculated as Min ($28,59.46, $3,059.46) = $3,059.46

(3)  The Gross Withdrawal from Strategy Interim Value is calculated as Gross Withdrawal minus withdrawal from Performance Credit Account Value

At 4/3/2026, the Gross Withdrawal from Strategy Interim Value is calculated as $5,000.00 – $5,000.00 = $0

At 4/4/2026, the Gross Withdrawal from Strategy Interim Value is calculated as $28,059.46 – $3,059.46 = $25,000.00

(4)  The Performance Credit Account Value after withdrawal is calculated as the Performance Credit Account Value prior to withdrawal minus withdrawal from Performance Credit Account Value

At 4/3/2026, the Performance Credit Account Value after withdrawal is calculated as $8,059.34 – $5,000.00 = $3,059.34

At 4/4/2026, the Performance Credit Account Value after withdrawal is calculated as $3,059.46 – $3,059.46 = $0

(5)  The Strategy Interim Value after withdrawal is calculated as the Strategy Interim Value prior to withdrawal minus the withdrawal from Strategy Interim Value

At 4/3/2026, the Strategy Interim Value after withdrawal is calculated as $100,049.91 – $0= $100,049.91

At 4/4/2026, the Strategy Interim Value after withdrawal is calculated as $99,997.40 – $25,000 = $74,997.40

APPENDIX D: EXAMPLES ILLLUSTRATING CALCULATION OF INDEX CREDIT FOR AGGREGATE FLOOR INDEXED STRATEGIES WITH AGGREGATE FLOOR PERCENTAGES

The Contract offers Aggregate Floor Indexed Strategies that use an Aggregate Floor Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

Aggregate Floor Up Market Example with Optional Aggregate Floor Percentage Reset

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Indexed Strategy Base	Index Credit	Strategy Contract Value	Aggregate Floor Percentage Reset	End Aggregate Floor	End Aggregate Floor %	Index Caps
1/3/2025	1,000			0				90,000	-10.0%	10.0%
1/4/2025	1,005	90,000	-10.0%	100,000		100,000	No	90,000	-10.0%	10.0%
1/3/2026	1,100	90,000	-10.0%	100,000		100,000		90,000	-10.0%	10.0%
1/4/2026	1,090	90,000	-10.0%	110,000	10.0%	110,000	No	90,000	-18.2%	16.5%
1/3/2027	1,250	90,000	-18.2%	110,000		110,000		90,000	-18.2%	16.5%
1/4/2027	1,275	90,000	-18.2%	125,000	13.6%	125,000	No	100,000	-20.0%	22.0%
1/3/2028	1,400	100,000	-20.0%	125,000		125,000		100,000	-20.0%	22.0%
1/4/2028	1,405	100,000	-20.0%	140,000	12.0%	140,000	Yes	126,000	-10.0%	10.0	%(9)

Hypothetical Renewal Index Caps for Example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1)  Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor Percentage = 100,000 * (1 + -0.10) = 90,000.

(2)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,100 / 1,000 – 1 = 10%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(10%, 10%) = 10%.

(3)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 110,000 * (1 + -0.20)) = 90,000.

(4)  Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 110,000 – 1 = -18.2%.

(5)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -18.2%, the Index Cap is 16.5%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,250 / 1,100 – 1 = 13.6%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(13.6%, 16.5%) = 13.6%.

(6)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 125,000 * (1 + -0.20)) = 100,000.

(7)  Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 100,000 / 125,000 = -20.0%.

(8)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -20%, the Index Cap is 22%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,400 / 1,250 – 1 = 12.0%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(12.0%, 22.0%) = 12.0%.

(9)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(100,000, 140,000 * (1+ -0.20)) = 112,000. However, at this Anniversary, assume the client elected to exercise the optional Aggregate Floor Percentage Reset. When this option is elected, the Aggregate Floor Percentage is set to the initial Aggregate Floor Percentage, -10.0%, and the Aggregate Floor is calculated as the Strategy Contract Value multiplied by one plus the initial Aggregate Floor Percentage = 140,000 * (1+-0.10) = 126,000. Electing this option allows the client to decrease the potential loss by reducing the Aggregate Floor Percentage. In exchange, the Index Caps may be lower than if the option was not exercised. If the optional reset was not elected, the Index Caps for the following Strategy Term would have been 22.0%. By electing the optional reset, the Index Caps for the following Strategy Term will be 10.0%.

Aggregate Floor Down Market Example with Optional Aggregate Floor Percentage Reset

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Indexed Strategy Base	Index Credit	Strategy Contract Value	Aggregate Floor Percentage Reset	End Aggregate Floor	End Aggregate Floor %	Index Cap
1/3/2025	1,000			0				90,000	-10.0%	10.0%
1/4/2025	1,005	90,000	-10.0%	100,000		100,000	No	90,000	-10.0%	10.0%
1/3/2026	950	90,000	-10.0%	100,000		100,000		90,000	-10.0%	10.0%
1/4/2026	1,090	90,000	-10.0%	95,000	-5.0%	95,000	No	90,000	-5.3%	4.5%
1/3/2027	855	90,000	-5.3%	95,000		95,000		90,000	-5.3%	4.5%
1/4/2027	800	90,000	-5.3%	90,000	-5.3%	90,000	Yes	81,000	-10.0%	10.0	%(6)

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1)  Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor % = 100,000 * (1 + -0.10) = 90,000.

(2)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 950/ 1,000 – 1 = -5.0%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-5.0%, -10.0%) = -5.0%

(3)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 95,000 * (1 + -0.20)) = 90,000.

(4)  Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 95,000 – 1 = -5.3%.

(5)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -5.3%, the Index Cap is 4.50%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 855 / 950 – 1 = -10.0%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-10.0%, -5.3%) = -5.3%

(6)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 90,000 * (1 + -0.20)) = 90,000. However, at this Anniversary, assume the client elected to exercise the optional Aggregate Floor Percentage Reset. When this option is elected, the Aggregate Floor Percentage is set to the initial Aggregate Floor Percentage, -10.0%, and the Aggregate Floor is calculated as the Strategy Contract Value multiplied by one plus the initial Aggregate Floor Percentage = 90,000 * (1+-0.10) = 81,000. Electing this option allows the client to increase the potential gains by increasing the Index Caps for the next Strategy Term; if the optional reset was not elected, the Index Caps for the following Strategy Term would have been 2.50%. By electing the optional reset, the Index Caps for the following Strategy Term will be 10.0%. In exchange, the potential for loss has also increased.

The Example below illustrates the calculation of the Index Credit for Indexed Strategies that use Aggregate Floor Percentages:

Date	Index Value	Beg Aggregate Floor		Beg Aggregate Floor %	Indexed Strategy Base		Index Credit		Strategy Contract Value	Withdrawals	Transfers In/(Out)	End Aggregate Floor		End Aggregate Floor %
1/3/2025	1,000				0					0	100,000	90,000		-10.0%
1/4/2025	1,005	90,000	(1)	-10.0%	100,000				100,000	0	0	90,000		-10.0%
1/3/2026	1,070	90,000		-10.0%	100,000				105,000	0	0	90,000		-10.0%
1/4/2026	1,090	90,000		-10.0%	107,000		7.0	%(2)	107,000	0	0	90,000	(3)	-15.9	%(4)
6/29/2026	1,200	90,000		-15.9%	107,000				110,000	6,000	0	85,091	(5)	-15.9%
6/30/2026	1,205	85,091		-15.9%	101,164	(6)			104,000	0	0	85,091		-15.9%
1/3/2027	1,300	85,091		-15.9%	101,164				108,000	0	0	85,091		-15.9%
1/4/2027	1,275	85,091		-15.9%	113,809		12.5	%(7)	113,809	0	0	91,047	(8)	-20%
1/3/2028	800	91,047		-20.0%	113,809				113,809	0	0	91,047		-20.0%
1/4/2028	810	91,047		-20.0%	91,047		-20	%(9)	91,047	0	0	91,047	(10)	0.0%
1/3/2029	750	91,047		0.0%	91,047				91,047	0	0	91,047		0.0%
1/4/2029	775	91,047		0.0%	91,047		0.0%		91,047	0	-40,000	51,047	(11)	0.0%
1/3/2030	825	51,047		0.0%	51,047				51,047	0	0	51,047		0.0%
1/4/2030	875	51,047		0.0%	52,323		2.5%		52,323	0	26,160	74,591	(12)	-5.0%
1/3/2031	950	74,591		-5.0%	78,483				78,483	0	0	74,591		-5.0%
1/4/2031	960	74,591		-5.0%	82,015		4.5%		82,015	0	0	74,591		-9.1%

The Aggregate Floor Percentage and the corresponding Index Caps may change annually according to prior year performance, as Index Caps will be determined by a renewal table, which aligns the Index Caps to the Aggregate Floor Percentage at the beginning of the Indexed Strategy Term. The Index Caps are guaranteed to never be less than minimum guaranteed Index Caps in your Contract. At least ten days prior to the start of each Strategy Term, We will make available the applicable Index Caps, which varies by Aggregate Floor Percentage, however, the Aggregate Floor Percentage for the next Strategy Term will not be set until the end of the current Strategy Term.

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1)  Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor % = 100,000 * (1 + -0.10) = 90,000.

(2)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,070 / 1,000 – 1 = 7%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(7%, 10%) = 7%.

(3)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 107,000 * (1 + -0.20)) = 90,000.

(4)  Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 107,000 – 1 = -15.9%.

(5)  Ending Aggregate Floor. Following a withdrawal, the Aggregate Floor is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 – 6,000 / 110,000 = 0.94545. The Aggregate Floor following the withdrawal = 90,000 * 0.94545 = 85,091.

(6)  Indexed Strategy Base. Following a withdrawal, the Indexed Strategy Base is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 – 6,000 / 110,000 = 0.94545. The Indexed Strategy Base following the withdrawal = 107,000 * 0.94545 = 101,164.

(7)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -15.9%, the Index Cap is 12.5%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,300 / 1,070 – 1 = 21.5%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(21.5%, 12.5%) = 12.5%.

(8)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(85,091, 113,809 * (1 + -0.20)) = 91,047.

(9)  Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -20%, the Index Cap is 22%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 800 / 1,300 – 1 = -38.5%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-38.5%, -20%) = -20%.

(10)  Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(91,047, 91,047 * (1 + -0.20)) = 91,047.

(11)  Ending Aggregate Floor. Following a transfer out of the Indexed Strategy, the Aggregate Floor is reduced by the transfer amount multiplied by one plus the maximum of the minimum Aggregate Floor Percentage and the prior period Aggregate Floor divided by the Strategy Contract Value minus 1 = 91,047 – 40,000 * (1 + maximum(-20%, 91,047 / 91,047 -1)) = 51,047.

(12)  Ending Aggregate Floor. Following a transfer into the Indexed Strategy, the Aggregate Floor is increased by the transfer amount multiplied by one plus the initial Aggregate Floor Percentage = 51,047 + 26,160 * (1 + -0.10) = 74,591.

APPENDIX E: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE CREDIT FOR DUAL DIRECTIONAL YIELD STRATEGY

The Contract offers the Dual Directional Yield strategy that uses a Buffer strategy to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. Performance Credits are applied quarterly based on the Index performance since the beginning of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

Example of Performance Credits Up Market

Date	Index Value	Dual Directional Yield Indexed Strategy Base		Beg Performance Credit Account Value	Performance Yield	Perform. Trigger	Performance Credit Account Interest Rate	Index Percentage Base		Performance Credit Rate		Perform. Credits		Performance Credit Account Value Interest		End Performance Credit Account Value
5/15/25	1,000	0		—	8.00%	90.00%	1.75%	n/a		—		—		—		—
5/16/25	1,005	100,000	(1)	—	8.00%	90.00%	1.75%	100%		—		—		0.00		—
8/15/25	1,050	100,000		—	8.00%	90.00%	1.75%	n/a		—		—		0.00		—
8/16/25	1,050	100,000		—	8.00%	90.00%	1.75%	105	%(2)	2.0	%(3)	2,000	(4)	0.00		2,000.00
11/14/25	1,075	100,000		2,000.00	8.00%	90.00%	1.75%	n/a		—		—		8.57	(5)	2,008.57	(6)
11/16/25	1,075	100,000		2,008.57	8.00%	90.00%	1.75%	107.5%		2.0%		2,000		0.19		4,008.76
2/13/26	1,050	100,000		4,008.76	8.00%	90.00%	1.75%	n/a		—		—		16.99		4,025.76
2/16/26	1,045	100,000		4,025.76	8.00%	90.00%	1.75%	105%		2.0%		2,000		0.57		6,026.33
5/15/26	950	100,000		6,026.33	8.00%	90.00%	1.75%	n/a		—		—		25.26		6,051.59
5/16/26	950	100,000		6,051.59	8.00%	90.00%	1.75%	95%		2.0%		2,000		0.29		8,051.88

(1)  Dual Directional Yield Indexed Strategy Base. The Dual Directional Yield Indexed Strategy Base is equal to the amount allocated to the strategy on the Strategy Term start date.

(2)  Index Percentage Base. On a Quarterly Anniversary, the Index Percentage Base is calculated as A divided by B, where A is the Index Value as of the Index Observation Date for that Quarterly Anniversary and B is the Index Value as of the Starting Index Date = 1,050 / 1,000 = 105%.

(3)  Performance Credit Rate. On a Quarterly Anniversary, the Performance Credit Rate is calculated. If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive, equal to the Performance Yield divided by 4. Otherwise, the Performance Credit Rate is equal to zero. Since 105% >= 90%, the Performance Credit Rate is positive. The Performance Credit Rate is calculated as 8.00% / 4 = 2.00%

(4)  Performance Credit. On a Quarterly Anniversary, the Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base, 2.0% * $100,000 = $2,000.

(5)  Performance Credit Account Value Interest. The Performance Credit Account Value Interest is equal to the daily interest earned on the Performance Credit Account Value since the prior period calculated using the Performance Credit Account Value interest rate = 2000 x (1 + 1.75%)^(90 / 365) – 2,000 = 8.57

(6)  Ending Performance Credit Account Value. The ending Performance Credit Account Value is equal to the beginning Performance Credit Account Value plus Performance Credits plus interest earned on the prior Performance Credit Account Value = $2,000 + 0 + $8.57 = $2,008.57

Example of Index Credit Up Market

Date	Index Value	Beg Dual Directional Yield Indexed Strategy Base		Beg Dual Directional Yield Strategy Value		Buffer Percentage	Index Return		Index Credit		End Dual Directional Yield Strategy Value
5/15/25	1,000	—		—		10%	n/a		n/a		—
5/16/25	1,005	100,000.00	(1)	100,000.00	(1)	10%	n/a		n/a		100,000.00
5/15/26	950	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/26	950	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/14/27	1,050	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/27	1,045	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/28	1,300	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/28	1,295	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/29	950	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/29	955	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/30	1,050	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/30	1,055	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/31	1,325	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/31	1,330	100,000.00		100,000.00		10%	33	%(2)	0	%(3)	100,000.00	(4)

(1)  Beginning Dual Directional Yield strategy value and beginning Dual Directional Indexed Strategy Base. The beginning Dual Directional Yield Strategy Value and Dual Directional Indexed Strategy Base are equal to the amount allocated to the strategy on the Strategy Term start date.

(2)  Index Return. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,330 / 1,000 – 1 = 33.0%.

(3)  Index Credit. Since the Index Return is positive, the Index Credit is 0%.

(4)  End Dual Directional Yield strategy value. The ending Dual Directional Yield value is equal to the Dual Directional Yield Indexed Strategy Base multiplied by one plus any Index Credit = 100,000 *( 1 +0) = 100,000

Example of Performance Credits Down Market

Date	Index Value	Dual Directional Yield Indexed Strategy Base		Beg Performance Credit Account Value	Performance Yield	Perform. Trigger	Performance Credit Account Value Interest Rate	Index Percentage Base		Performance Credit Rate		Perform. Credits		Performance Credit Account Value Interest		End Performance Credit Account Value
5/15/25	1,000	0		0.00	8.00%	90%	1.75%	n/a		—		—		—		—
5/16/25	1,005	100,000	(1)	0.00	8.00%	90%	1.75%	100%		—		—		0.00		—
8/15/25	890	100,000		0.00	8.00%	90%	1.75%	n/a		—		—		0.00		—
8/16/25	890	100,000		0.00	8.00%	90%	1.75%	89	%(2)	0.0	%(3)	0	(4)	0.00		0.00
11/14/25	1,000	100,000		0.00	8.00%	90%	1.75%	n/a		—		—		0.00		0.00
11/16/25	1,000	100,000		0.00	8.00%	90%	1.75%	100%		2.0%		2,000		0.00		2,000.00
2/13/26	975	100,000		2,000.00	8.00%	90%	1.75%	n/a		—		0		8.48	(5)	2,008.48	(6)
2/16/26	975	100,000		2,008.48	8.00%	90%	1.75%	97.5%		2.0%		2,000		0.29		4,008.76
5/15/26	1,000	100,000		4,008.76	8.00%	90%	1.75%	n/a		—		0		16.80		4,025.57
5/16/26	1,000	100,000		4,025.57	8.00%	90%	1.75%	100%		2.0%		2,000		0.19		6,025.76

(1)  Dual Directional Yield Indexed Strategy Base. The Dual Directional Yield Indexed Strategy Base is equal to the amount allocated to the strategy on the Strategy Term start date.

(2)  Index Percentage Base. On a Quarterly Anniversary, the Index Percentage Base is calculated as A divided by B, where A is the Index Value as of the Index Observation Date for that Quarterly Anniversary and B is the Index Value as of the Starting Index Date = 890 / 1,000 = 89%.

(3)  Performance Credit Rate. On a Quarterly Anniversary, the Performance Credit Rate is calculated. If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive, equal to the Performance Yield divided by 4. Otherwise, the Performance Credit Rate is equal to zero. Since 89% < 90%, the Performance Credit Rate 0%.

(4)  Performance Credit. On a Quarterly Anniversary, the Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base, 0% * $100,000 = $0

(5)  Performance Credit Account Value Interest. The Performance Credit Account Value Interest is equal to the daily interest earned on the Performance Credit Account Value since the prior period calculated using the Performance Credit Account Value interest rate = 2000 x (1 + 1.75%)^(89 / 365) – 2,000 = 8.48

(6)  Ending Performance Credit Account Value. The ending Performance Credit Account Value is equal to the beginning Performance Credit Account Value plus Performance Credits plus interest earned on the prior Performance Credit Account Value = $2,000 + 0 + $8.48 = $2,008.48

Example of Index Credit Down Market

Date	Index Value	Beg Dual Directional Yield Indexed Strategy Base		Beg Dual Directional Yield Strategy Value		Buffer Percentage	Index Return		Index Credit		End Dual Directional Yield Strategy Value
5/15/25	1,000	—		—		10%	n/a		n/a		—
5/16/25	1,005	100,000.00	(1)	100,000.00	(1)	10%	n/a		n/a		100,000.00
5/15/26	1,000	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/26	1,005	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/14/27	900	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/27	905	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/28	775	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/28	780	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/29	885	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/29	880	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/30	850	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/30	845	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/15/31	850	100,000.00		100,000.00		10%	n/a		n/a		100,000.00
5/16/31	855	100,000.00		100,000.00		10%	-15	%(2)	-5	%(3)	95,000.00	(4)

(1)  Beginning Dual Directional Yield strategy Value and Dual Directional Yield Indexed Strategy Base. The beginning Dual Directional Yield strategy value and Dual Directional Yield Indexed Strategy Base are equal to amount allocated to the strategy on the Strategy Term start date.

(2)  Index Return. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 850 / 1,000 – 1 = -15.0%.

(3)  Index Credit. Since the Index Return is negative, the Index Credit is equal to minimum of 0% and the Index Return plus the Buffer Percentage = Minimum (0%, -15% + 10%) = -5%

(4)  End Dual Directional Yield strategy value. The ending Dual Directional Yield value is equal to the beginning Dual Directional Yield Indexed Strategy Base multiplied by one plus the Index Credit = 100,000 x (1 -5%) = 95,000

APPENDIX F: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR ALL INDEXED STRATEGIES WITH BUFFER PERCENTAGES (OTHER THAN DUAL DIRECTIONAL YIELD) AND FOR THE CAP WITH 0% FLOOR INDEXED STRATEGY

The Contract offers Indexed Strategies that use either a Floor Percentage or a Buffer Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

The Examples below illustrate the calculation of the Index Credit for Indexed Strategies that use Floor Percentages and for Indexed Strategies that use Buffer Percentages (other than Dual Directional Yield):

Examples Illustrating Calculation of Indexed Strategy with a One Year Strategy Term

Example: 1 — Positive Index Return, Positive Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	1,020	0
1/4/2026	1,050	0	2.0%	1.6%	2.0%	8.0%	2.0%	6.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,020 / 1,000 – 1 = 2.0%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap rate and the Index Return = minimum(8%, 2%) = 2.0%.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 2.0% * 80% = 1.6%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(12%, 2%) = 2.0%.

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 8.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point Dual Directional Cap with 10% Buffer. The Index Cap is 10%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(10%, 2%) = 2.0%

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 6.0%.

Example 2 — Negative Index Return, Positive or Zero Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	925	0
1/4/2026	895	0	0%	0.0%	0.0%	0.0%	7.5%	6.0%

F-1

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 925 / 1,000 – 1 = -7.5%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the Indexed Strategy.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point with Dual Directional Cap with 10% Buffer. The Index Cap is 10%. The Trigger Level is 90%. Since the Index Return less than zero but greater than Trigger Level minus one (90% – 1 = -10%), the Index Credit is the inverse of the Index Return = 7.5%.

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point with Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. The Trigger Level is 90%. Since the Index Return is less than zero, but greater than Trigger Level minus one (90% – 1 = -10%), the Index Credit is equal to the Index Trigger Rate = 6.0%.

Example 3 — Positive Index Return, Positive Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	1,225	0
1/4/2026	1,200	0	8.0%	18.0%	12.0%	8.0%	10.0%	6.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,225 / 1,000 – 1 = 22.5%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(8%, 22.5%) = 8.0%.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 22.5% * 80% = 18.0%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum (12%, 22.5%) = 12.0%.

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 8.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point Dual Directional Cap with 10% Buffer. The Index Cap is 10%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(10%, 22.5%) = 10.0%.

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 6.0%

F-2

Example 4 — Negative Index Return, Zero or Negative Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	850	0
1/4/2026	860	0	0.0%	-5.0%	-5.0%	-5.0%	-5.0%	-5.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 850 / 1,000 – 1 = -15%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the Indexed Strategy.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point Dual Directional Cap with 10% Buffer. The Index Cap is 10%. The Trigger Level is 90%. Since the Index Return is less than Trigger Level minus one (90% – 1 = -10%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. The Trigger Level is 90%. Since the Index Return is less than Trigger Level minus one (90% – 1 = -10%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Examples Illustrating Calculation of Indexed Strategy with a Three Year Strategy Term

Example 1 — Positive Index Return, Positive Index Credit:

Date	Index Value	Premium	Index Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2028	1,100	0
1/4/2028	1,105	0	10.0%	9.0%	10.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,100 / 1,000 – 1 = 10%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(25%, 10%) = 10.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 10% * 90% = 9.0%.

F-3

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 10.0%.

Example 2 — Negative Index Return, Zero Index Credit:

Date	Index Value	Premium	Index Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2028	900	0
1/4/2028	895	0	0.0%	0.0%	0.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 900 / 1,000 – 1 = -10%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -10% + 15%) = 0.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -10% + 15%) = 0.0%.

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -10% + 15%) = 0.0%.

Example 3 — Positive Index Return, Positive Index Credit:

Date	Index Value	Premium	Index Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2053	1,000	0
1/4/2025	1,005	100,000
1/3/2028	1,400	0
1/4/2028	1,415	0	25.0%	36.0%	10.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,400 / 1,000 – 1 = 40%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(25%, 40%) = 25.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 40% * 90% = 36.0%.

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 10.0%.

F-4

Example 4 — Negative Index Return, Negative Index Credit:

Date	Index Value	Premium	Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2028	820	0
1/4/2028	825	0	-3.0%	-3.0%	-3.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 820 / 1,000 – 1 = -18%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -18% + 15%) = -3.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -18% + 15%) = -3.0%.

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -18% + 15%) = -3.0%.

Examples Illustrating Calculation of Indexed Strategy with a Six Year Strategy Term

Example 1 — Positive Index Return, Positive Index Credit:

Index Credit (6 Year Strategies)

Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	1,175	0
1/4/2031	1,205	0	17.5%	17.5%	17.5%	17.5%	20.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,175 / 1,000 – 1 = 17.5%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and less than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level = 100% * minimum(17.5%, 20%) = 17.5%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 17.5% * 100% = 17.5%.

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(100%, 17.5%) = 17.5%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. The Trigger Level is 80%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(90%, 17.5%) = 17.5%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger Rate is 20%. The Trigger Level is 80%. Since the Index Return is positive, and less than or equal to 1 minus the Trigger Level (1 — 80% = 20%), the Index Credit is equal to the Index Trigger Rate = 20.0%.

F-5

Example 2 — Negative Index Return, Positive or Zero Index Credit:

Index Credit (6 Year Strategies)

Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	925	0
1/4/2031	895	0	0.0%	0.0%	0.0%	7.5%	20.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 925 / 1,000 – 1 = -7.5%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. The Trigger Level is 80%. Since the Index Return is negative, but greater than Trigger Level minus one (80% – 1 = -20%), the Index Credit is the inverse of the Index Return = 7.5%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger Rate is 20%. The Trigger Level is 80%. Since the Index Return is negative, but greater than Trigger Level minus one (80% – 1 = -20%), the Index Credit is equal to the Index Trigger Rate = 20.0%.

Example 3 — Positive Index Return, Positive Index Credit:

Index Credit (6 Year Strategies)

Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	2,100	0
1/4/2031	2,050	0	128.0%	110.0%	100.0%	90.0%	80.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 2,100 / 1,000 – 1 = 110%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and greater than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level plus the Tier 2 Participation Rate multiplied by the Index Return less the Tier Level = 100% * minimum(110%, 20%) + 120% * (110% – 20%) = 128%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 110% * 100% = 110%.

F-6

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = minimum(100%, 110%) = 100%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = minimum(90%, 110%) = 90.0%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger Rate is 20%. The Trigger Level is 80%. Since the Index Return is positive, and greater than 1 minus the Trigger Level (1 – 80% = 20%), the Index Credit is equal to the Index Return up to the Index Cap = minimum(110, 80%) = 80.0%.

Example 4 — Negative Index Return, Negative Index Credit

Index Credit (6 Year Strategies)

Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	700	0
1/4/2031	720	0	-20.0%	-10.0%	-10.0%	-10.0%	-10.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 700 / 1,000 – 1 = -30%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 10%) = -20%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30 + 20%) = -10%.

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. The Trigger Level is 80%. Since the Index Return is negative, and less than Trigger Level minus one (80% – 1 = -20%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10.0%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger Rate is 20%. The Trigger Level is 80%. Since the Index Return is negative, and less than Trigger Level minus one (80% – 1 = -20%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10.0%.

F-7

APPENDIX G: EXAMPLES ILLUSTRATING CALCULATION OF THE WITHDRAWAL CHARGE AND FREE WITHDRAWAL AMOUNT (FWA)

Gross Partial Withdrawal in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy immediately prior to the Partial Withdrawal	$5,000.00
Fixed Income Asset Proxy immediately prior to the Partial Withdrawal	$95,000.00
Strategy Interim Value immediately prior to the Partial Withdrawal	$100,000.00
Performance Credit Account Value immediately prior to the Partial Withdrawal	$5,000.00
Remaining FWA from Performance Credit Account Value immediately prior to the Partial Withdrawal (1)	$5,000.00
Remaining FWA from Strategy Interim Value immediately prior to the Partial Withdrawal	$5,000.00
Total Remaining FWA (2)	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	7%
Gross Withdrawal	$25,000.00
Gross Withdrawal from Performance Credit Account (3)	$5,000.00
Gross Withdrawal from Strategy Interim Value	$20,000.00
Amount Subject to Withdrawal Charge (4)	$15,000.00
Amount Subject to MVA (5)	$14,250.00
Withdrawal Charge (6)	$1,050.00
MVA (7)	$570.00
Withdrawal Proceeds (8)	$23,380.00
Performance Credit Account Value after the Partial Withdrawal (9)	$0.00
Indexed Strategy Base after the Partial Withdrawal (10)	$80,000.00
Strategy Interim Value after Partial Withdrawal (11)	$80,000.00

(1)  Remaining FWA from Performance Credit Account Value prior to the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal * 100% = $5,000 * 100% = $5,000

(2)  Total remaining FWA = remaining FWA from Performance Credit Account Value prior to the partial withdrawal + remaining FWA from Strategy Interim Value prior to the partial withdrawal = $5,000 + $5,000 = $10,000

(3)  Gross Withdrawal from Performance Credit Account = remaining FWA from Performance Credit Account Value prior to the partial withdrawal – MAX($0, remaining FWA from Performance Credit Account Value prior to the partial withdrawal – Gross Withdrawal) = $5,000 – MAX($0, $5,000 – $25,000) = $5,000

(4)  Amount subject to Withdrawal Charge = Gross Withdrawal – remaining FWA = $25,000 – $10,000 = $15,000

(5)  Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy immediately prior to the partial withdrawal / Strategy Interim Value immediately prior to the partial withdrawal) = $15,000 * $95,000/100,000 = $14,250

(6)  Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $15,000 * 7% = $1050

(7)  MVA = amount subject to MVA * MVA percentage = $14,250 * 4% = $570

(8)  Withdrawal proceeds = Gross Withdrawal – Withdrawal Charge – MVA = $25,000 – $1050 – $570 = $23,380

(9)  Performance Credit Account Value after the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal – Gross Withdrawal from Performance Credit Account = $5,000 – $5,000 = $0

(10)  Indexed Strategy Base after the partial withdrawal = Indexed Strategy Base – Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to the partial withdrawal) = $100,000 – $100,000 * ($20,000 / $100,000) = $80,000

(11)  Strategy Interim Value after partial withdrawal = Strategy Interim Value prior to the partial withdrawal – Gross Withdrawal from Strategy Interim Value= $100,000 – $20,000 = $80,000

Full Surrender in year 4: 6% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy prior to Surrender	$5,000.00
Fixed Income Asset Proxy prior to Surrender	$95,000.00
Strategy Interim Value prior to Surrender	$100,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	6%
Gross Withdrawal	$105,000.00
Gross Withdrawal from Performance Credit Account (3)	$5,000.00
Gross Withdrawal from Strategy Interim Value	$100,000.00
Amount Subject to Withdrawal Charge (4)	$95,000.00
Amount Subject to MVA Charge (5)	$90,250.00
Withdrawal Charge (6)	$5,700.00
MVA Charge (7)	$3,610.00
Withdrawal Proceeds (8)	$95,690.00
Performance Credit Account Value after Surrender (9)	$0.00
Indexed Strategy Base after Surrender (10)	$0.00
Strategy Interim Value after Surrender (11)	$0.00

(1)  Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)  Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)  Gross Withdrawal from Performance Credit Account = remaining FWA from Performance Credit Account Value prior to surrender – MAX($0, remaining FWA from Performance Credit Account Value prior to surrender – Gross Withdrawal) = $5,000 – MAX($0, $5,000 – $25,000) = $5,000

(4)  Amount subject to Withdrawal Charge = MAX($0, Gross Withdrawal – total remaining FWA) = MAX($0, $105,000 – $10,000) = $95,000

(5)  Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = $95,000 * ($95,000 / $100,000) = $90,250

(6)  Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $95,000 * 6% = $5,700

(7)  MVA = amount subject to MVA * MVA percentage = $90,250 * 4% = $3,610

(8)  Withdrawal proceeds = Gross Withdrawal – Withdrawal Charge – MVA = $105,000 – $5,700 – $3,610 = $95,690

(9)  Performance Credit Account Value after surrender = Performance Credit Account Value prior to surrender – Gross Withdrawal from Performance Credit Account Value = $5,000 – $5,000 = $0

(10)  Indexed Strategy Base after surrender = Indexed Strategy Base – Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to surrender) = $100,000 – $100,000 * ($100,000 / $100,000) = $0

(11)  Strategy Interim Value after surrender = Strategy Interim Value prior to surrender – Gross Withdrawal from Strategy Interim Value= $100,000 – $100,000 = $0

Net Partial Withdrawal in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy prior to the Partial Withdrawal	$5,000.00
Fixed Income Asset Proxy prior to the Partial Withdrawal	$95,000.00
Strategy Interim Value prior to the Partial Withdrawal	$100,000.00
Performance Credit Account Value prior to the Partial Withdrawal	$5,000.00
Remaining FWA from Performance Credit Account Value prior to the Partial Withdrawal (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to the Partial Withdrawal	$5,000.00
Total Remaining FWA (2)	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	7%
Net Withdrawal	$23,380.00
Gross Withdrawal (3)	$25,000.00
Gross Withdrawal from Performance Credit Account (4)	$5,000.00
Gross Withdrawal from Strategy Interim Value	$20,000.00
Amount Subject to Withdrawal Charge (5)	$15,000.00
Amount Subject to MVA Charge (6)	$14,250.00
Withdrawal Charge (7)	$1,050.00
MVA Charge (8)	$570.00
Withdrawal Proceeds (9)	$23,380.00
Performance Credit Account Value after the Partial Withdrawal (10)	$0.00
Indexed Strategy Base after the Partial Withdrawal (11)	$80,000.00
Strategy Interim Value after the Partial Withdrawal (12)	$80,000.00

(1)  Remaining FWA from Performance Credit Account Value prior to the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal * 100% = $5,000 * 100% = $5,000

(2)  Total remaining FWA = remaining FWA from Performance Credit Account Value prior to the partial withdrawal + remaining FWA from Strategy Interim Value prior to the partial withdrawal = $5,000 + $5,000 = $10,000

(3)  Gross Withdrawal = [Net Withdrawal – total remaining FWA * (Withdrawal Charge Percentage + (Fixed Income Asset Proxy / Strategy Interim Value) * MVA percentage)] / (1 – Withdrawal Charge Percentage – (Fixed Income Asset Proxy / Strategy Interim Value) * MVA percentage) = [$23,380 – $10,000 * (7% + ($95,000 / $100,000) * 4%)] / (1 – 7% – ($95,000 / $100,000) * 4%) = $25,000

(4)  Gross Withdrawal from Performance Credit Account = remaining FWA from Performance Credit Account Value prior to the partial withdrawal – MAX($0, remaining FWA from Performance Credit Account Value prior to the partial withdrawal – Gross Withdrawal) = $5,000 – MAX($0, $5,000 – $25,000) = $5,000

(5)  Amount subject to Withdrawal Charge = MAX($0, Gross Withdrawal – remaining FWA) = MAX($0, $25,000 – $10,000) = $15,000

(6)  Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy/ Strategy Interim Valu) = $15,000 * ($95,000 / $100,000) = $14,250

(7)  Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $15,000 * 7% = $1,050

(8)  MVA Charge = amount subject to MVA * MVA percentage = $14,250 * 4% = $570

(9)  Withdrawal proceeds = Gross Withdrawal – Withdrawal Charge – MVA = $25,000 – $1,050 – $570 = $23,380

(10)  Performance Credit Account Value after the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal – Gross Withdrawal from Performance Credit Account Value = $5,000 – $5,000 = $0

(11)  Indexed Strategy Base after the partial withdrawal = Indexed Strategy Base – Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to the partial withdrawal) = $100,000 – $100,000 * ($20,000 / $100,000) = $80,000

(12)  Strategy Interim Value after the partial withdrawal = Strategy Interim Value prior to the partial withdrawal – Gross Withdrawal from Strategy Interim Value= $100,000 – $20,000 = $80,000

Advisory fee (Systematic Withdrawal) in year 3: 2% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy prior to the Withdrawal	$5,000.00
Fixed Income Asset Proxy prior to the Withdrawal	$95,000.00
Strategy Interim Value prior to the Withdrawal	$100,000.00
Performance Credit Account Value prior to the Withdrawal	$5,000.00
Remaining FWA from Performance Credit Account Value prior to the Withdrawal (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to the Withdrawal	$10,000.00
Total Remaining FWA (2)	$15,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	2%
Advisory Fee	$1,500.00
Non-Advisory Fee Gross Withdrawal	$0.00
Gross Withdrawal (3)	$1,500.00
Gross Withdrawal from Performance Credit Account Value (4)	$0.00
Gross Withdrawal from Strategy Interim Value (5)	$1,500.00
Amount Subject to Withdrawal Charge (6)	$0.00
Amount Subject to MVA (7)	$0.00
Withdrawal Charge (8)	$0.00
MVA (9)	$0.00
Withdrawal Proceeds (10)	$1,500.00
Performance Credit Account Value after the Withdrawal (11)	$5,000.00
Indexed Strategy Base after the Withdrawal (12)	$98,500.00
Strategy Interim Value after the Withdrawal (13)	$98,500.00
Remaining FWA from Performance Credit Account Value after the Withdrawal	$5,000.00
Remaining FWA from Strategy Interim Value after the Withdrawal	$10,000.00

(1)  Remaining FWA from Performance Credit Account Value prior to the withdrawal = Performance Credit Account Value prior to the withdrawal * 100% = $5,000 * 100% = $5,000

(2)  Total remaining FWA = remaining FWA from Performance Credit Account Value prior to the withdrawal + remaining FWA from Strategy Interim Value prior to the withdrawal = $5,000 + $10,000 = $15,000

(3)  Gross Withdrawal = advisory fee + non-advisory fee Gross Withdrawal = $1,500 + $0 = $1,500

(4)  Since advisory fee withdrawal does not reduce Performance Credit Account Value, Gross Withdrawal from Performance Credit Account Value = $0

(5)  Since advisory fee is not subject to Withdrawal Charge, Gross Withdrawal from Strategy Interim Value = Gross Withdrawal – Gross Withdrawal from Performance Credit Account Value = $1,500 – $0 = $1,500

(6)  Amount subject to Withdrawal Charge = MAX($0, (Gross Withdrawal – advisory fee) – total remaining FWA) = MAX($0, ($1,500 – $1,500)- $15,000) = $0

(7)  Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy prior to the withdrawal / Strategy Interim Value prior to the withdrawal) = $0 * ($95,000 / $100,000) = $0

(8)  Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $0 * 2% = $0

(9)  MVA = amount subject to MVA * MVA percentage = $0 * 4% = $0

(10)  Withdrawal proceeds = Gross Withdrawal – Withdrawal Charge – MVA Charge = $1,500 – $0 – $0 = $1,500

(11)  Performance Credit Account Value after the withdrawal = Performance Credit Account Value prior to the withdrawal – Gross Withdrawal from Performance Credit Account Value = $5,000 – $0 = $5,000

(12)  Indexed Strategy Base after the withdrawal = Indexed Strategy Base – Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to the withdrawal) = $100,000 – $100,000 * ($1,500 / $100,000) = $98,500

(13)  Strategy Interim Value after the withdrawal = Strategy Interim Value prior to the withdrawal – Gross Withdrawal from Strategy Interim Value = $100,000 – $1,500 = $98,500

APPENDIX H: EXAMPLES ILLUSTRATING CALCULATION OF MARKET VALUE ADJUSTMENT (MVA) FOR AN INDEXED STRATEGY

Issue date: 9/3/2024

Allocation: S&P 500® Six Year Performance Yield 10% Buffer

Surrender date: 6/1/2025

Full Surrender — Positive MVA Percentage
Derivative Asset Proxy prior to Surrender	$4,750.00
Fixed Income Asset Proxy prior to Surrender	$90,250.00
Strategy Interim Value prior to Surrender	$95,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Contract Value prior to Surrender	$100,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
Amount Subject to Withdrawal Charge (3)	$90,000.00
Amount Subject to MVA (4)	$85,500.00
Withdrawal Charge Percentage	8%
Withdrawal Charge (5)	$7,200.00
MVA Percentage (6)	3.9452%
MVA (7)	$3,373.15
Withdrawal Proceeds (8)	$89,426.85

(1)  Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)  Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)  Amount subject to Withdrawal Charge = Contract Value prior to Surrender – remaining FWA = $100,000 – $10,000 = $90,000

(4)  Amount subject to MVA = (Contract Value prior to Surrender – remaining FWA) * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = ($100,000 – $10,000) * ($95,000 / $100,000) = $85,500

(5)  Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 8% = $7,200

(6)  MVA percentage = A*(B – C)*(N/365) where

A = MVA percentage factor = 100%

B = MVA Index number on the MVA Index date associated with date of withdrawal = .0275

C = MVA Index number on the MVA Index date associated with the Issue Date = .02

N = Number of days remaining in Withdrawal Charge Period = 1920

=100%*(0.0275 – 0.02)*(1920/365) = 3.9452%

(7)  MVA = MVA percentage * amount subject to MVA = 3.9452% * $85,500 = $3,373.15

(8)  Withdrawal proceeds = Contract Value prior to Surrender – Withdrawal Charge – MVA charge = $100,000 – $7,200 – $3,373.15 = $89,426.85

Issue date: 9/3/2024

Allocation: S&P 500® Six Year Performance Yield 10% Buffer

Surrender date: 6/1/2025

Full Surrender — Negative MVA Percentage
Derivative Asset Proxy prior to Surrender	$4,750.00
Fixed Income Asset Proxy prior to Surrender	$90,250.00
Strategy Interim Value prior to Surrender	$95,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Contract Value prior to Surrender	$100,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
Amount Subject to Withdrawal Charge (3)	$90,000.00
Amount Subject to MVA (4)	$85,500.00
Withdrawal Charge Percentage	8%
Withdrawal Charge (5)	$7,200.00
MVA Percentage (6)	-2.6301%
MVA (7)	$-2,248.77
Withdrawal Proceeds (8)	$95,048.77

(1)  Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)  Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)  Amount subject to Withdrawal Charge = Contract Value prior to Surrender – remaining FWA = $100,000 – $10,000 = $90,000

(4)  Amount subject to MVA = (Contract Value prior to Surrender – remaining FWA) * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = ($100,000 – $10,000) * ($95,000 / $100,000) = $85,500

(5)  Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 8% = $7,200

(6)  MVA percentage = A*(B – C) * (N/365) where

A = MVA percentage factor = 100%

B = MVA Index number on the MVA Index date associated with date of withdrawal = 0.0275

C = MVA Index number on the MVA Index date associated with the Issue Date = 0.0325

N = Number of days remaining in Withdrawal Charge Period = 1920

=100%*(0.0275 – 0.0325) * (1920/365) = -2.6301%

(7)  MVA = MVA percentage * amount subject to MVA = -2.6301% * $85,500 = -$2,248.77

(8)  Withdrawal proceeds = Contract Value prior to Surrender – Withdrawal Charge – MVA = $100,000 – $7,200 – (-$2,248.77) = $95,048.77

Issue date: 9/3/2024

Allocation: S&P 500® Six Year Performance Yield 10% Buffer

Surrender date: 6/1/2025

Full Surrender — Positive MVA Percentage Capped by MVA Limit
Derivative Asset Proxy prior to Surrender	$4,750.00
Fixed Income Asset Proxy prior to Surrender	$90,250.00
Strategy Interim Value prior to Surrender	$95,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Contract Value prior to Surrender	$100,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
Amount Subject to Withdrawal Charge (3)	$90,000.00
Amount Subject to MVA (4)	$85,500.00
Withdrawal Charge Percentage	8%
Withdrawal Charge (5)	$7,200.00
Preliminary MVA Percentage (6)	9.2055%
MVA Percentage Limit (7)	6.1988%
MVA Percentage (8)	6.1988%
MVA (9)	$5,300.00
Withdrawal Proceeds (10)	$87,500.00

(1)  Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)  Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)  Amount subject to Withdrawal Charge = Contract Value prior to Surrender – remaining FWA = $100,000 – $10,000 = $90,000

(4)  Amount subject to MVA = (Contract Value prior to Surrender – remaining FWA) * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = ($100,000 – $10,000) * ($95,000 / $100,000) = $85,500

(5)  Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 8% = $7,200

(6)  Preliminary MVA percentage = A*(B – C)*(N/365) where

A = MVA percentage factor = 100%

B = MVA Index number on the MVA Index date associated with date of withdrawal = 0.0375

C = MVA Index number on the MVA Index date associated with the Issue Date = 0.02

N = Number of days remaining in Withdrawal Charge Period = 1920

=100%*(0.0375 – 0.02)*(1920/365) = 9.2055%

(7)  MVA Percentage Limit = (Contract Value prior to Surrender – Withdrawal Charge – minimum amount payable) / amount subject to MVA = $5,300 / $85,500 = 6.1988%

(8)  MVA percentage = minimum(preliminary MVA percentage, MVA percentage limit) = minimum(9.2055%, 6.1988%) = 6.1988%

(9)  MVA = MVA percentage * amount subject to MVA charge = 6.1988% * $85,500 = $5,300.00

(10)  Withdrawal proceeds = Contract Value prior to Surrender – Withdrawal Charge – MVA = $100,000 – $7,200 – $5,300.00 = $87,500.00

APPENDIX I: EXAMPLES ILLUSTRATING CALCULATION OF THE OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

Example for calculation of the Rider Charge

Optional Return of Premium Death Benefit — Rider Charge
Indexed Strategy Base prior to Rider Charge	$95,000.00
Strategy Contract Value prior to Rider Charge	$104,500.00
Return of Premium Base	$100,000.00
Rider Charge Percentage	0.15%
Rider Charge (1)	$150.00
Indexed Strategy Base after the Rider Charge (3)	$94,863.64
Strategy Contract Value after the Rider Charge (2)	$104.350.00

(1)  The Rider Charge for the optional Return of Premium Death Benefit rider is assessed annually at the end of the Contract Year. Rider Charge = Return of Premium Base * Rider Charge percentage = $100,000 * 0.15% = $150

(2)  The Strategy Contract Value after the Rider Charge = Strategy Contract Value prior to Rider Charge – Rider Charge = $104,500 – $150 = $104,350

(3)  The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 – (Rider Charge) / (Strategy Contract Value prior to Rider Charge)] = [1 – ($150) / ($104,500)] = 0.9985646. The Indexed Strategy Base after the Rider Charge is calculated as the Indexed Strategy Base prior to the Rider Charge multiplied by this factor, $95,000 * 0.9985646 = $94,863.64

Example for calculation of prorated Rider Charge

Optional Return of Premium Death Benefit — Prorated Rider Charge at Full Surrender
Anniversary Date	1/4/2023
Full Surrender Date	8/1/2023
Indexed Strategy Base prior to Rider Charge	$100,000.00
Strategy Contract Value prior to Rider Charge	$105,000.00
Return of Premium Base	$100,000.00
Rider Charge Percentage	0.15%
Prorated Rider Charge (1)	$85.89
Indexed Strategy Base after the Rider Charge	$99,918.20
Strategy Contract Value after the Rider Charge	$104,914.11
Remaining Free Withdrawal Amount	$0
Withdrawal Charge Percentage	6.0%
Withdrawal Charge (2)	$6,294.85
Withdrawal Proceeds (3)	$98,619.26

(1)  A prorated Rider Charge is assessed if the rider is terminated for any reason other than for death or annuitization. In this example, the rider is terminated at a request for full surrender. The prorated Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base multiplied by number of days since Contract Anniversary divided by the number of days in the Contract Year: 0.15% * $100,000 * (209/365) = $85.89

(2)  The prorated Rider Charge is reduced from the Strategy Contract Value prior to the application of the Withdrawal Charge percentage. The Withdrawal Charge is calculated as the (Strategy Contract Value minus the remaining Free Withdrawal Amount) times the Withdrawal Charge percentage: ($104,914.11 – 0) * 6.0% = $6,294.85

(3)  The withdrawal proceeds are calculated as the Strategy Contract Value minus the Withdrawal Charge: $104,914.11 – $6,294.85 = $98,619.26

Impact of Withdrawals on Return of Premium Base (B – Share/I – Share)

Optional Return of Premium Death Benefit — Withdrawals
Contract Value prior to Withdrawal	$95,000.00
Return of Premium Base prior to Withdrawal	$100,000.00
Partial Withdrawal	$25,000.00
Contract Value after the Withdrawal (1)	$70,000.00
Return of Premium Base after the Withdrawal (2)	$73,684.21

(1)  Contract Value is reduced by the partial withdrawal, $95,000 – $25,000 = $70,000

(2)  The Return of Premium Base is reduced for withdrawals in the same proportion that the Contract Value is reduced by the withdrawal. The factor for the reduction is derived as [1 – (partial withdrawal) / (Contract Value prior to withdrawal)] = [1 – ($25,000) / ($95,000)] = 0.7368421. The Return of Premium Base after the withdrawal is calculated as the Return of Premium Base prior to the withdrawal multiplied by this factor, $100,000 * 0.7368421 = $73,684.21

Impact of advisory fees on Return of Premium Base (I – Share)

Optional Return of Premium Death Benefit — Advisory Fees Withdrawn Through the Systematic Withdrawal Program
Contract Value prior to Advisory Fee	$95,000.00
Return of Premium Base prior to Advisory Fee	$100,000.00
Advisory Fee	$950.00
Contract Value after the deduction of Advisory Fee (1)	$94,050.00
Return of Premium Base after of Advisory Fee (2)	$100,000.00

(1)  Contract Value is reduced by the advisory fee, $95,000 – $950 = $94,050

(2)  The Return of Premium Base is not reduced for advisory fees withdrawn through the systematic withdrawal program. The Return of Premium Base following the withdrawal is $100,000.

Example of Death Benefit in Market Scenario

Date	Premium	Beginning Indexed Strategy Base	Beginning Contract Value	Return of Premium Base	Rider Charge(1)	Index Credit	Ending Indexed Strategy Base(3)	Ending Contract Value(2)(4)	Death Benefit(5)
1/4/2023	100,000.00	100,000.00	100,000.00	100,000.00		0.00%			100,000.00
1/3/2024		100,000.00	105,000.00	100,000.00	150	0.00%	99,857.14	104,850.00	104,850.00
1/4/2024		99,857.14	99,857.14	100,000.00	0	7.00%	106,847.14	106,847.14	106,847.14
1/3/2025		106,847.14	98,299.37	100,000.00	150	0.00%	106,684.10	98,149.37	100,000.00
1/4/2025		106,684.10	98,149.37	100,000.00	0	-10.00%	96,015.69	96,015.69	100,000.00

(1)  The Rider Charge is calculated at the end of the Contract Year. The Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base. For this example, the Rider Charge percentage is 0.15%

On 1/3/2024, the Rider Charge is calculated as 0.15% * $100,000 = $150

On 1/3/2025, the Rider Charge is calculated as 0.15% * $100,000 = $150

The Strategy Contract Value is reduced by the dollar amount of the Rider Charge.

On 1/3/2024, the ending Strategy Contract Value is $105,000 – $150 = $104,850.00

On 1/3/2025, the ending Strategy Contract Value is $98,299.37 – $150 = $98,149.37

(2)  The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 – (Rider Charge) / (Strategy Contract Value prior to Rider Charge)].

On 1/3/2024, the ending Indexed Strategy Base is calculated as $100,000 * [1 – ($150) / ($105,000)] = $99,857.14

On 1/3/2025, the ending Indexed Strategy Base is calculated as $106,847.14 * [1 – ($150) / ($98,299.37)] = $106,684.10

(3)  The Strategy Contract Value on the date the Index Credit is applied is calculated as one plus the Index Credit multiplied by the Indexed Strategy Base.

On 1/4/2024, the ending Strategy Contract Value is $98,857.14 * (1+7%) = $106,847.14

On 1/4/2025, the ending Strategy Contract Value is $106,684.10 *(1+(-10%) = $96,015.69

(4)  The Death Benefit is the greater of the Contract Value and the Return of Premium Base.

On 1/4/2024, the Death Benefit is $106,847.14. The Death Benefit is equal to the greater of the Contract Value, $106,847.14, and the Return of Premium Base, $100,000.00.

On 1/4/2025, the Death Benefit is $100,000.00. The Death Benefit is equal to the greater of the Contract Value, $98,149.37, and the Return of Premium Base, $100,000.00.

APPENDIX J: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE LOCK

Manual Performance Lock for Indexed Strategies with a 3-Year or 6-Year Strategy Term
Date	Contract Transaction	Index Value	Strategy Contract Value	One-Year Fixed Strategy Value
1/5/2023		1000	$100,000	$0
1/6/2023	Issue Date	1005	$100,000	$0
7/1/2025	Request for Performance Lock (1)	1150	$104,000	$0
7/2/2025		980	$105,150	$0
7/3/2025	Performance Lock Date (2)	1050	$98,750	$98,750
1/5/2026		1070	$0	$99,252
1/6/2026	Contract Anniversary	950	$0	$99,255	(3)

When manually electing Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. This means you will not be able to determine in advance your "locked in" Strategy Interim Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

In this example, assume a request for Performance Lock is submitted on 7/1/2025. The Performance Lock will be processed on 7/3/2025. The Strategy Interim Value on 7/3/2025 will not be known at the time the Performance Lock is processed.

(1)  The Performance Lock request was submitted on 7/1/2025. On this day, the Strategy Interim Value was $104,000.

(2)  The Performance Lock Date is 7/3/2025. The Strategy Interim Value on this day is $98,750. This is the Strategy Interim Value that is "locked-in". This Strategy Contract Value will be automatically transferred to the One-Year Fixed Strategy.

(3)  On the Contract Anniversary on 1/6/2026, the One-Year Fixed Strategy Value increased to $99,255, assuming a 1.00% fixed interest rate.

Manual Performance Lock for Indexed Strategies with a 1-Year Strategy Term
Date	Contract Transaction	Index Value	Strategy Contract Value		One-Year Fixed Strategy Value
1/3/2023		1000	$100,000		$0
1/4/2023	Issue Date	1010	$100,000		$0
6/28/2023	Request for Performance Lock (1)	1090	$103,000		$0
6/29/2023		1100	$105,150		$0
6/30/2023	Performance Lock Date (2)	1050	$101,000		$0
1/3/2024		1060	$101,516		$0
1/4/2024	Contract Anniversary	1110	$101,519	(3)	$0

When manually electing Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. This means you will not be able to determine in advance your "locked in" Strategy Interim Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

In this example, assume a request for Performance Lock is submitted on 6/28/2023. The Performance Lock will be processed on 6/30/2023. The Strategy Contract Value on 6/30/2023 will not be known at the time the withdrawal request was submitted.

(1)  The Performance Lock request was submitted on 6/28/2023. On this day, the Strategy Interim Value was $103,000.

(2)  The Performance Lock Date is 6/30/2023. The Strategy Interim Value on this day is $101,000. This is the Strategy Interim Value that is "locked-in". For Indexed Strategies with a 1-year Strategy Term, on the Performance Lock Date, the 'locked-in" amount remains within the Indexed Strategy.

(3)  Following the Performance Lock Date, the Strategy Interim Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. No Index Credit will be credited at the end of the Strategy Term. On the Contract Anniversary on 1/4/2024, the Strategy Contract Value has increased to $101,519, assuming a fixed interest rate of 1.00%. At this Contract Anniversary, the Strategy Contract Value may remain within the strategy or be reallocated among the Indexed Strategies or between the Index Strategies and the One Year Fixed Strategy.

Automatic Performance Lock for Indexed Strategies with a 3-Year or 6-Year Strategy Term
Date	Contract Transaction	Indexed Strategy Base	Strategy Contract Value	Strategy Contract Value Growth	One-Year Fixed Strategy Value
1/5/2023		$100,000	$100,000	0.0%	$0
1/6/2023	Issue Date	$100,000	$100,000	0.0%	$0
6/30/2025		$100,000	$111,500	11.5%	$0
7/1/2025	Performance Lock Target Triggered (1)	$100,000	$112,500	12.5%	$0
7/2/2025		$100,000	$111,000	11.0%	$0
7/3/2025	Performance Lock Date (2)	$100,000	$109,500	9.5%	$109,500
1/5/2026		$100,000	$0	N/A	$110,057
1/6/2026	Contract Anniversary	$100,000	$0	N/A	$110,060	(3)

When electing automatic Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after the Valuation Day upon which your automatic Performance Lock target is reached. This means you will not be able to determine in advance your "locked in" Strategy Interim Value, and it may be higher or lower than your target.

In this example, assume you set a target of 12.0%. The Strategy Contract Value growth, calculated as the Strategy Contract Value / Indexed Strategy Base minus 1, on 7/1/2025 is 12.5% ($112,500 / $100,000 – 1), triggering a Performance Lock. The Performance Lock will be processed on 7/3/2025. The Strategy Interim Value on 7/3/2025 will not be known at the time the Performance Lock is triggered, and the Strategy Contract Value growth on that day may be lower than the target.

(1)  The automatic Performance Lock target was triggered on 7/1/2025. On this day, the Strategy Interim Value was $112,500.

(2)  The Performance Lock Date is 7/3/2025. The Strategy Interim Value on this day is $109,500. This is the Strategy Interim Value that is "locked-in". This Strategy Contract Value will be automatically transferred to the One-Year Fixed Strategy.

(3)  On the Contract Anniversary on 1/6/2026, the One-Year Fixed Strategy Value increased to $110,060, assuming a 1.00% fixed interest rate.

Automatic Performance Lock for Indexed Strategies with a 1-Year Strategy Term
Date	Contract Transaction	Indexed Strategy Base	Strategy Contract Value		Strategy Contract Value Growth	One-Year Fixed Strategy Value
1/3/2023		$100,000	$100,000		0.0%	$0
1/4/2023	Issue Date	$100,000	$100,000		0.0%	$0
6/28/2023	Performance Lock Target Triggered (1)	$100,000	$105,100		5.1%	$0
6/29/2023		$100,000	$104,500		4.5%	$0
6/30/2023	Performance Lock Date (2)	$100,000	$104,200		4.2%	$0
1/3/2024		$100,000	$104,733		N/A	$0
1/4/2024	Contract Anniversary	$100,000	$104,735	(3)	N/A	$0

When electing automatic Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after the Valuation Day upon which your automatic Performance Lock target is reached. This means you will not be able to determine in advance your "locked in" Strategy Interim Value, and it may be higher or lower than your target.

In this example, assume you set a target of 5.0%. The Strategy Contract Value growth, calculated as the Strategy Contract Value / Indexed Strategy Base minus 1, on 6/28/2023 is 5.1% ($105,100 / $100,000 – 1), triggering a Performance Lock. The Performance Lock will be processed on 6/30/2023. The Strategy Interim Value on 6/30/2023 will not be known at the time the Performance Lock is triggered, and the Strategy Contract Value growth on that day may be lower than the target.

(1)  The automatic Performance Lock target was triggered on 6/28/2023. On this day, the Strategy Interim Value was $105,100.

(2)  The Performance Lock Date is 6/30/2023. The Strategy Interim Value on this day is $104,200. This is the Strategy Interim Value that is "locked-in". For Indexed Strategies with a 1-year Strategy Term, on the Performance Lock Date, the 'locked-in" amount remains within the Indexed Strategy.

(3)  Following the Performance Lock Date, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. No Index Credit will be credited at the end of the Strategy Term. On the Contract Anniversary on 1/4/2024, the Strategy Contract Value has increased to $104,735, assuming a fixed interest rate of 1.00%. At this Contract Anniversary, the Strategy Contract Value may remain within the strategy or be reallocated among the Indexed Strategies or between the Index Strategies and the One Year Fixed Strategy.

APPENDIX K: INDEX DISCLOSURES

All indices are price-return indices that do not reflect dividends paid with respect to underlying securities.

NASDAQ-100 INDEX®

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All dealers that effect transactions in these securities are required to deliver a prospectus.